                                                                 Exhibit 4.5a
===============================================================================

                             PARTICIPATION AGREEMENT




                           Dated as of August 24, 2000

                                      among

                  CONEMAUGH LESSOR GENCO LLC, AS OWNER LESSOR,

      RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC, AS FACILITY LESSEE,

              (FORMERLY KNOWN AS SITHE PENNSYLVANIA HOLDINGS, LLC)

                            WILMINGTON TRUST COMPANY,
                     not in its individual capacity, except
                    as expressly provided herein, but solely
                                as Lessor Manager

              PSEGR CONEMAUGH GENERATION, LLC AS OWNER PARTICIPANT,

                             BANKERS TRUST COMPANY,
                     not in its individual capacity, except
                    as expressly provided herein, but solely
                           as Lease Indenture Trustee

                                       and

                              BANKERS TRUST COMPANY
                     not in its individual capacity, except
                    as expressly provided herein, but solely
                             as Pass Through Trustee

                  UNDIVIDED INTEREST IN THE CONEMAUGH FACILITY


================================================================================

                                TABLE OF CONTENTS


                                                                                                        PAGE
                                                                                                        ----
SECTION 1.            DEFINITIONS; INTERPRETATION OF THIS PARTICIPATION AGREEMENT........................2

SECTION 2.            PARTICIPATIONS; CLOSING DATE; TRANSACTION COSTS....................................2

     Section 2.1.     Agreements to Participate..........................................................2
     Section 2.2.     Closing Date; Procedure for Participation..........................................4
     Section 2.3.     Transaction Costs..................................................................4

SECTION 3.            REPRESENTATIONS AND WARRANTIES.....................................................4

     Section 3.1.     Representations and Warranties of the Facility Lessee..............................4
     Section 3.2.     Representations and Warranties of the Owner Lessor................................14
     Section 3.3.     Representations and Warranties of the Lessor Manager and the Trust Company........16
     Section 3.4.     Representations and Warranties of the Owner Participant...........................17
     Section 3.5.     Representations and Warranties of Lease Indenture Trustee and the Lease Indenture
                         Company........................................................................21
     Section 3.6.     Representations and Warranties of the Pass Through Trustee and the Pass Through
                         Company........................................................................21

SECTION 4.            CLOSING CONDITIONS; CONDITIONS TO PURCHASE OF LESSOR NOTES........................23

     Section 4.1.     Conditions to Closing.............................................................23

SECTION 5.            COVENANTS OF FACILITY LESSEE......................................................28

     Section 5.1.     Use of Proceeds...................................................................28
     Section 5.2.     Delivery of Financial Statements; No Default Certificate; Other Notices and
                         Information Concerning the Facility............................................28
     Section 5.3.     Incurrence of Indebtedness........................................................30
     Section 5.4.     Restricted Payments...............................................................30
     Section 5.5.     Merger, Consolidation, Sale of Substantially All Assets...........................32
     Section 5.6.     Sale of Assets....................................................................33
     Section 5.7.     Negative Pledge...................................................................35
     Section 5.8.     Credit Support....................................................................37
     Section 5.9.     Limitation on Activities..........................................................38
     Section 5.10.    Limitation on Transactions with Affiliates........................................38
     Section 5.11.    Designation of Unrestricted Subsidiaries..........................................39
     Section 5.12.    Contingent Obligations............................................................40
     Section 5.13.    Maintenance and Existence of Properties...........................................40
     Section 5.14.    Tax Status........................................................................41
     Section 5.15.    Compliance with Laws, Contractual Obligations.....................................41

                        Conemaugh Participation Agreement

     Section 5.16.    Insurance.........................................................................41
     Section 5.17.    Restrictive Agreements............................................................41
     Section 5.18.    Nondiscrimination Among Leases....................................................42
     Section 5.19.    Notice of Change in Address or Name...............................................42
     Section 5.20.    Further Assurances................................................................42
     Section 5.21.    Certain Contracts and Agreements..................................................43
     Section 5.22.    Regulatory Status.................................................................43
     Section 5.23.    ERISA.............................................................................43
     Section 5.24.    Maintenance of Cash Equivalents...................................................44
     Section 5.25.    Facility Lessee and PCRBs.........................................................44

SECTION 6.            COVENANTS OF THE PASS THROUGH TRUSTEE.............................................44

SECTION 7.            COVENANTS OF THE TRUST COMPANY, THE LESSOR MANAGER AND THE OWNER LESSOR...........44

     Section 7.1.     Compliance with the LLC Agreement.................................................45
     Section 7.2.     Owner Lessors' Liens..............................................................45
     Section 7.3.     Amendments to Operative Documents.................................................45
     Section 7.4.     Transfer of the Owner Lessor's Interest...........................................45
     Section 7.5.     Owner Lessor; Lessor Estate.......................................................45
     Section 7.6.     Limitation on Indebtedness and Actions............................................45
     Section 7.7.     Change of Location................................................................45
     Section 7.8.     Pollution Control Facilities......................................................46

SECTION 8.            COVENANTS OF THE OWNER PARTICIPANT................................................46

     Section 8.1.     Restrictions on Transfer of Member Interest.......................................46
     Section 8.2.     Owner Participant's Liens.........................................................49
     Section 8.3.     Amendments or Revocation of LLC Agreement.........................................49
     Section 8.4.     Bankruptcy Filings................................................................50
     Section 8.5.     Instructions......................................................................50
     Section 8.6.     Appointment of Successor Lessor Manager...........................................50
     Section 8.7.     Right of Owner Participant to Assume Notes........................................50

SECTION 9.            COVENANTS OF THE LEASE INDENTURE TRUSTEE..........................................52

SECTION 10.           FACILITY LESSEE'S INDEMNIFICATIONS................................................55

     Section 10.1.    General Indemnity.................................................................55
     Section 10.2.    General Tax Indemnity.............................................................60

SECTION 11.           RIGHT OF QUIET ENJOYMENT..........................................................70

SECTION 12.           SUPPLEMENTAL FINANCING OF MODIFICATIONS; OPTIONAL REFINANCINGS....................70

     Section 12.1.    Financing Modifications...........................................................70

                        Conemaugh Participation Agreement

     Section 12.2.    Optional Refinancing of Lease Debt................................................72
     Section 12.3.    Cooperation.......................................................................74

SECTION 13.           CERTAIN ADJUSTMENTS TO PERIODIC LEASE RENT AND TERMINATION VALUE..................74

     Section 13.1.    Adjustments.......................................................................74

SECTION 14.           SPECIAL LESSEE TRANSFERS; ASSIGNMENTS OF FACILITY LEASES..........................74

     Section 14.1.    Special Lessee Transfers..........................................................74
     Section 14.2.    Assignment of Facility Lease, Related Facility Leases.............................75
     Section 14.3.    Swap of Leasehold Interest........................................................78

SECTION 15.           RIGHT OF FIRST REFUSAL; RIGHT OF FIRST OFFER......................................79

     Section 15.1.    Right of First Offer..............................................................79
     Section 15.2.    Right of First Refusal............................................................80
     Section 15.3.    Member Interest...................................................................81
     Section 15.4.    Sale to the Facility Lessee.......................................................81

SECTION 16.           PCRB COVENANTS....................................................................82

SECTION 17.           MISCELLANEOUS.....................................................................82

     Section 17.1.    Consents..........................................................................82
     Section 17.2.    Successor Owner Lessor............................................................82
     Section 17.3.    Modification of Equity Structure..................................................82
     Section 17.4.    Bankruptcy of Lessor Estate.......................................................82
     Section 17.5.    Amendments and Waivers............................................................83
     Section 17.6.    Notices...........................................................................83
     Section 17.7.    Survival..........................................................................84
     Section 17.8.    Successors and Assigns............................................................85
     Section 17.9.    Governing Law.....................................................................85
     Section 17.10.   Severability......................................................................85
     Section 17.11.   Counterparts......................................................................85
     Section 17.12.   Headings and Table of Contents....................................................85
     Section 17.13.   Limitation of Liability...........................................................85
     Section 17.14.   Consent to Jurisdiction; Waiver of Trial by Jury; Process Agent...................87
     Section 17.15.   Further Assurances................................................................88
     Section 17.16.   Measuring Life....................................................................88
     Section 17.17.   No Partnership, Etc...............................................................88

                        Conemaugh Participation Agreement
                                      iii



APPENDICES:

         Appendix A        Definitions

SCHEDULES:

         Schedule 1        Recording and Filings
         Schedule 2        Pricing Assumptions
         Schedule 3        Subsidiaries
         Schedule 4        Information respecting the Facility Lessee
         Schedule 5        Affiliate Transactions
         Schedule 6        Existing Liens
         Schedule 7        Existing Investments
         Schedule 8        Initial List of Competitors
         Schedule 9        Minimum Available Amount of Qualifying Credit Support
         Schedule 10       Pollution Control Revenue Bonds

EXHIBITS

         Exhibit A         Form of Assignment and Assumption Agreement
         Exhibit B         Form of OP Guarantee
         Exhibit C-1       Form of Qualifying Letter of Credit
         Exhibit C-2       Form of Qualifying Surety Bond
         Exhibit C-3       Form of Qualifying Affiliate Guarantee
         Exhibit D-1       Form of Opinion of Baker Botts L.L.P. - Corporate Opinion
         Exhibit D-2       Form of Opinion of Baker Botts L.L.P.- Regulatory Opinion
         Exhibit E         Form of Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.
         Exhibit F         Form of Opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois)
         Exhibit G         Form of Opinion of William R. Barbour, Esq.
         Exhibit H         Form of Opinion of Morris, James, Hitchens & Williams, L.L.P.
         Exhibit I         Form of Opinion of White & Case (Counsel to the Lease Indenture Trustee)
         Exhibit J         Form of Opinion of White & Case (Counsel to the Pass Through Trustee)
         Exhibit K         Form of Parent Guarantee
         Exhibit L         Form of Subordination Terms


                        Conemaugh Participation Agreement

                             PARTICIPATION AGREEMENT

         This PARTICIPATION AGREEMENT, dated as of August 24, 2000, among (i) RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC (formerly known as Sithe Pennsylvania Holdings, LLC), a Delaware limited liability company, as Facility Lessee, (ii) CONEMAUGH LESSOR GENCO LLC, a Delaware limited liability company, as Owner Lessor, (iii) WILMINGTON TRUST COMPANY, a banking corporation organized and existing under the laws of the State of Delaware, not in its individual capacity, except as expressly provided herein, but solely as manager under the LLC Agreement, (iv) WILMINGTON TRUST COMPANY, a banking corporation organized and existing under the laws of the State of Delaware in its individual capacity,
(v) PSEGR CONEMAUGH GENERATION, LLC, a Delaware limited liability company, as Owner Participant, (vi) BANKERS TRUST COMPANY, a banking corporation organized and existing under the laws of the State of New York, not in its individual capacity, except as expressly provided herein, but solely as trustee under the Lease Indenture, and (vii) BANKERS TRUST COMPANY, a banking corporation organized and existing under the laws of the State of New York, not in its individual capacity, except as expressly provided herein, but solely as trustee under the Pass Through Trust Agreement.

                                   WITNESSETH:

         WHEREAS, the Facility is a 1711 MW coal fired steam turbine electric generating station located in Indiana County, Pennsylvania;

         WHEREAS, the Facility Lessee has recently acquired the Facility
Interest;

         WHEREAS, the rights and obligations as tenants-in-common of the co-owners of the Conemaugh Facility are governed by the Owners Agreement;

         WHEREAS, the Facility Lessee desires to sell to the Owner Lessor the Facility Interest pursuant to the Deed and Bill of Sale, and lease to the Owner Lessor the Ground Interest pursuant to the Site Lease and Sublease, and to lease the Facility Interest and the Ground Interest from the Owner Lessor pursuant to the Facility Lease and the Site Lease and Sublease, respectively;

         WHEREAS, the Subsidiary Guarantors have agreed to guarantee the payment and performance obligations of the Facility Lessee under the Operative Documents pursuant to the Subsidiary Guarantee;

         WHEREAS, as security, among other security, for the obligations of the Facility Lessee under the Operative Documents, the Facility Lessee and each Subsidiary Guarantor shall pledge all of its equity and Indebtedness interests in each Subsidiary Guarantor as security for the payment and performance obligations of the Facility Lessee under the Operative Documents pursuant to the Lease Pledge Agreement;


                        Conemaugh Participation Agreement

         WHEREAS, as security, among other security, for the obligations of the Facility Lessee under the Operative Documents, the Facility Lessee shall provide the Credit Support;

         WHEREAS, the Owner Lessor shall issue the Lessor Notes, which shall be sold to the Pass Through Trustee, with payment to be made from the Proceeds of the sale of the Certificates;

         WHEREAS, concurrently with the execution and delivery of this Participation Agreement, the Owner Participant has entered into the LLC Agreement, pursuant to which the Owner Participant has authorized the Owner Lessor to, among other things and subject to the terms and conditions thereof and hereof, purchase the Facility Interest from the Facility Lessee pursuant to the Deed and Bill of Sale, and lease the Ground Interest from the Facility Lessee pursuant to the Site Lease and Sublease, and to lease the Facility Interest and sublease the Ground Interest to the Facility Lessee pursuant to the Facility Lease and the Site Lease and Sublease, respectively;

         WHEREAS, concurrently with the execution and delivery of this Participation Agreement, the Facility Lessee and the Pass Through Trustee have entered into the Certificate Purchase Agreements with the Initial Purchasers pursuant to which the Initial Purchasers will purchase the Certificates on the Closing Date;

         WHEREAS, concurrently with the execution and delivery of the Participation Agreement, the Equity Investor has executed and delivered the OP Guarantee pursuant to which the Equity Investor guarantees the payment and performance obligations of the Owner Participant under the Operative Documents; and

         WHEREAS, the parties hereto desire to consummate the transactions contemplated hereby.

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS; INTERPRETATION OF THIS PARTICIPATION AGREEMENT

         The capitalized terms used in this Participation Agreement, including the foregoing recitals, and not otherwise defined herein shall have the respective meanings specified in Appendix A hereto. The general provisions of Appendix A shall apply to terms used in this Participation Agreement and specifically defined herein.

SECTION 2. PARTICIPATIONS; CLOSING DATE; TRANSACTION COSTS

         Section 2.1. Agreements to Participate. Subject to the terms and conditions of this Agreement, and in reliance on the agreements, representations and warranties made herein, the parties agree to participate in the transaction described in this Section 2.1 on the Closing Date (the "Transaction") as follows:

                        Conemaugh Participation Agreement
                                       2

         (a) the Owner Participant agrees to provide funds in an amount sufficient to fund the Equity Investment in the amount set forth on Schedule 2 and to pay the Transaction Costs that the Owner Lessor is responsible to pay pursuant to Section 2.3(a) (collectively, the "Owner Participant's Commitment");

         (b) the Facility Lessee agrees to sell the Facility Interest to the Owner Lessor on the terms and conditions set forth in the Deed and Bill of Sale and lease the Ground Interest to the Owner Lessor on the terms and conditions set forth in the Site Lease and Sublease, the Owner Lessor agrees to buy such Facility Interest and lease such Ground Interest from the Facility Lessee, and each such Person agrees to execute and deliver the Deed and Bill of Sale and the Site Lease and Sublease;

         (c) the Owner Lessor agrees to lease the Facility Interest and sublease the Ground Interest to the Facility Lessee on the terms and conditions set forth in the Facility Lease and the Site Lease and Sublease, the Facility Lessee agrees to lease such Facility Interest and sublease the Ground Interest from the Owner Lessor, and each such Person agrees to execute and deliver the Facility Lease and the Site Lease and Sublease;

         (d) the Lease Indenture Trustee agrees to enter into and act as the trustee under a Lease Indenture pursuant to which the Lessor Notes will be issued;

         (e) the Owner Lessor agrees (a) to issue the Lessor Notes pursuant to the Lease Indenture, which Lessor Notes shall be sold by the Owner Lessor to the Pass Through Trustee, (b) to grant the Lease Indenture Trustee liens and security interests in the Facility Interest and certain of the Operative Documents to secure its obligations thereunder, pursuant to the Lease Indenture;

         (f) the Pass Through Trustee agrees to use a portion of the Proceeds to purchase the Lessor Notes from the Owner Lessor for an amount equal to the amount set forth on Schedule 2;

         (g) the Owner Lessor agrees to use the funds received from the Owner Participant and the Pass Through Trusts pursuant to clauses (a) and (f), respectively, of this Section 2.1 to pay the Purchase Price;

         (h) the Owner Participant and the Facility Lessee each agree to enter into the Tax Indemnity Agreement;

         (i) the Owner Lessor agrees to pay all Transaction Costs payable by it pursuant to Section 2.3(a); and

         (j) the parties agree to enter into the other Operative Documents to which they are a party.


                        Conemaugh Participation Agreement
                                       3

         Section 2.2. Closing Date; Procedure for Participation.

         (a) Closing Date. The closing of the Transaction (the "Closing") shall take place after 10:00 a.m., New York City time, on the Closing Date. The Closing shall take place at the offices of Baker Botts L.L.P. in Houston, Texas.

         (b) Procedures for Funding. Subject to the terms and conditions of this Participation Agreement, the Owner Participant shall make its Owner Participant's Commitment available not later than 10:00 a.m., New York City time, on the Closing Date, by transferring or delivering such amount, in funds immediately available on such Closing Date to the Trust Company; and the Pass Through Trustee shall make its payment for the purchase of Lessor Notes available to the Trust Company not later than 10:30 a.m., New York City time, on the Closing Date, by transferring or delivering such amount, in funds immediately available on such Closing Date.

         Section 2.3. Transaction Costs.

         (a) All Transaction Costs up to an amount equal to the amount set forth in Schedule 2 incurred on or prior to the Closing Date and substantiated or otherwise supported in reasonable detail shall be paid on the Closing Date by the Owner Lessor (with funds provided by the Owner Participant). Any Transaction Costs in excess of the amount set forth on Schedule 2 shall be paid by the Facility Lessee.

         (b) Subject to Section 10, the Facility Lessee will not be responsible for any fees, costs or expenses of the Owner Participant, the Equity Investor or the Equity Subsidiary incurred prior to the Closing Date in respect of the Closing except as described in Section 2.3(a).

         (c) Following the Closing, the Facility Lessee will be responsible for, and will pay as Supplemental Lease Rent on an After-Tax Basis to the Owner Participant, the annual administration fees, if any, and expenses of the Lessor Manager, the Lease Indenture Trustee, the Pass Through Trustee and the independent director of the Owner Participant.

SECTION 3. REPRESENTATIONS AND WARRANTIES

         Section 3.1. Representations and Warranties of the Facility Lessee. The Facility Lessee hereby represents and warrants that, as of the Closing Date:

         (a) Due Incorporation, Etc. (i) The Facility Lessee is a limited liability company duly formed, validly existing, and in good standing under the laws of the State of Delaware, (ii) Reliant Energy Maryland Holdings LLC is a limited liability company duly formed, validly existing, and in good standing under the laws of the State of Delaware, (iii) Reliant Energy New Jersey Holdings LLC is a limited liability company duly formed, validly existing, and in good standing under the laws of the State of Delaware, (iv) Reliant Energy Mid-Atlantic Power Services, Inc. is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and (v) Reliant Energy Northeast Management Company is a corporation duly organized,



                        Conemaugh Participation Agreement
validly existing, and in good standing under the laws of the Commonwealth of Pennsylvania. The Facility Lessee and each Subsidiary Guarantor in existence on the Closing Date is duly licensed or qualified and in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect, and has the limited liability company or corporate, as the case may be, power and authority to enter into and perform its obligations under this Agreement and each of the other Operative Documents to which it is or will be a party. Schedule 3 sets forth a complete list of all Subsidiaries of the Facility Lessee as of the Closing Date. There are no Unrestricted Subsidiaries as of the Closing Date.

         (b) Due Authorization; Enforceability. This Agreement and each of the other Operative Documents to which the Facility Lessee or any Subsidiary Guarantor is or will be a party have been or when executed and delivered will be duly authorized, executed and delivered by all necessary limited liability company or corporate, as the case may be, action by the Facility Lessee or such Subsidiary Guarantor, as applicable, and, assuming the due authorization, execution and delivery by each other party thereto, this Agreement constitutes and when executed and delivered, the other Operative Documents to which the Facility Lessee or any Subsidiary Guarantor is or will be a party, will constitute the legal, valid and binding obligations of the Facility Lessee or such Subsidiary Guarantor, as applicable, enforceable against the Facility Lessee or such Subsidiary Guarantor, as applicable, in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

         (c) Non-Contravention. The execution, delivery and performance by the Facility Lessee of this Agreement and the execution, delivery and performance by the Facility Lessee and each Subsidiary Guarantor of each of the other Operative Documents to which the Facility Lessee or any Subsidiary Guarantor is or will be a party, the consummation by the Facility Lessee and each Subsidiary Guarantor of the transactions contemplated hereby and thereby, and compliance by the Facility Lessee and each Subsidiary Guarantor with the terms and provisions hereof and thereof, do not and will not (i) contravene any Applicable Law binding on the Facility Lessee or any Subsidiary Guarantor or their respective property, or their respective organizational documents, or (ii) constitute a default by the Facility Lessee or any Subsidiary Guarantor, or result in the creation of any Lien upon the property of the Facility Lessee or any Subsidiary Guarantor (other than pursuant to any Operative Document), under any indenture, mortgage or other material contract, agreement or instrument to which the Facility Lessee or any Subsidiary Guarantor is a party or by which the Facility Lessee, any Subsidiary Guarantor, or any of their property is bound.

         (d) Government Actions. No Governmental Approval or other action by, and no notice to or filing or registration with, any Governmental Entity or under any Applicable Law is required (x) for the due execution, delivery or performance by the Facility Lessee of this Agreement and for the due execution, delivery or performance by the Facility Lessee and each Subsidiary Guarantor of each of the other Operative Documents to which the Facility Lessee or any Subsidiary Guarantor is or will be a party, (y) without


                        Conemaugh Participation Agreement
regard to any other transactions of the Equity Investor, the Equity Subsidiary, the Owner Participant, the Owner Lessor or the Lessor Manager or any Affiliate of any of them and assuming that none of the Equity Investor, the Equity Subsidiary, the Owner Participant, the Owner Lessor or the Lessor Manager or any Affiliate of any of them is an "electric utility" or a "public utility" or a "public utility holding company" or any similar entity subject to public utility regulation under any Applicable Law immediately prior to the Closing, with respect to the participation by the Owner Participant, the Owner Lessor or the Lessor Manager in the transactions contemplated by this Agreement and the other Operative Documents, other than (i) (A) the FERC Orders that have been obtained, and (B) the FERC EWG (Owner Lessor) Order that has been obtained (ii) as may be required under Applicable Law providing for the supervision or regulation of the Owner Participant, the Owner Lessor or the Lessor Manager or any Affiliate of any of them as a result of investing, lending or other activity in which the Owner Participant, the Owner Lessor or the Lessor Manager or any Affiliate of any of them is or may be engaged other than the Transaction, (iii) as may be required in connection with any refinancing of the Lessor Notes or the Certificates or the issuance of Additional Lessor Notes or Additional Certificates, (iv) as may be required in consequence of any transfer of the Member Interest or any transfer of ownership of the Facility Interest or the Owner Lessor's Interest, or any part thereof by the Owner Lessor or any relinquishment of the use or operation of the Facility Interest by the Facility Lessee, (v) appropriate filing and recording to perfect the Liens of the Lease Indenture, and the ownership and leasehold interests conveyed pursuant to this Agreement, or (vi) as may be required under any Applicable Law enacted or adopted after the Closing Date. The Facility Lessee has no reason to believe that any Governmental Approvals as may be required under existing Applicable Law to be obtained, given, accomplished or renewed at any time, or from time to time, in each case, after the Closing Date in connection with the maintenance or operation of the Facility (other than those the failure to obtain would not reasonably be expected to have a Material Adverse Effect) will not be timely obtained. Each of the Facility Lessee and each Subsidiary Guarantor holds all material requisite Governmental Approvals necessary (x) to conduct the business of operating the Facility and the sale and marketing of wholesale electric power and other products and services relating thereto or (y) for the ownership of the respective properties of the Facility Lessee and the Subsidiary Guarantors or the conduct of their respective businesses, except, in each case, where the failure to obtain such Governmental Approvals would not, individually or in the aggregate, have a Material Adverse Effect. All Governmental Approvals that have been obtained are final, any period for the filing of notice of rehearing or application for judicial review of the issuance of each such Governmental Approval has expired without any such notice or application having been made (in each case, other than those for which the failure to be final could not reasonably be expected to have a Material Adverse Effect) and no such Governmental Approval is the subject of any pending or, to the Actual Knowledge of the Facility Lessee, threatened judicial or administrative proceeding, which judicial review or proceeding could reasonably be expected to have a Material Adverse Effect.

         (e) Litigation. There is no pending or, to the Actual Knowledge of the Facility Lessee, threatened, action, suit, investigation or proceeding against the Facility Lessee or any Subsidiary Guarantor before any Governmental Entity that (i) questions the validity



                        Conemaugh Participation Agreement
of the Operative Documents or (ii) would, if determined adversely to it, (A) materially and adversely affect the ability of the Facility Lessee and the Subsidiary Guarantors, taken as a whole, to perform their obligations under the Operative Documents to which the Facility Lessee or any Subsidiary Guarantor is or will be a party, (B) have a Material Adverse Effect or (C) otherwise materially adversely affect the Facility.

         (f) No Defaults. Neither the Facility Lessee nor any Subsidiary Guarantor is in default, and no condition exists that with notice or lapse of time or both would constitute a default, under the Credit Facilities or any mortgage, indenture or other contract, agreement or instrument to which the Facility Lessee or any Subsidiary Guarantor is a party or by which any such Person or its property is bound in any such case where any such default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (g) Location of Chief Executive Office and Principal Place of Business, Etc.

                  (i) The chief executive office and principal place of business of the Facility Lessee and the office where the Facility Lessee keeps its corporate records concerning the Facility Interest, the Facility Site and the Operative Documents is located at 1111 Louisiana Street, Houston, Texas 77002;

                  (ii) The Facility is located on and surrounded by the Facility Site.

                  (iii) The condition of the Facility is substantially identical to the condition it was in on July 24, 2000 when inspected by the Appraiser in connection with the Closing Appraisal.

         (h) Title; Liens.

                  (i) The Facility Lessee has (A) good, clear, record and marketable title to the Facility Interest free and clear of all Liens other than Permitted Liens, and (B) good, clear, record fee title in the Ground Interest, free and clear of all Liens other than Permitted Liens. The Facility Lessee and the Subsidiary Guarantors have good and marketable title or have valid rights to lease or otherwise use, all items of real and personal property which are material to their respective businesses, in each case free and clear of all Liens and title defects except Permitted Obligor Liens, and other title defects and rights which defects and invalidity of rights could not reasonably be expected to have a Material Adverse Effect.

                  (ii) Upon execution and delivery of the Operative Documents and recording or filing (as appropriate) of the documents and instruments referred to in Part 1 of Schedule 1 in accordance with
         Section 4.1(s), (A) good, clear, record and marketable title to the Facility Interest will be duly, validly and effectively conveyed and transferred to the Owner Lessor, free and clear of all Liens other than Permitted Liens, and (B) good, clear, record and valid leasehold interest in the Ground Interest will be duly, validly and effectively conveyed to the Owner



                        Conemaugh Participation Agreement

         Lessor upon the terms and conditions in the Site Lease and Sublease, free and clear of all Liens other than Permitted Liens.

                  (iii) When duly authorized, executed and delivered by each of the parties thereto, the Lease Indenture will create a valid Lien in favor of the Lease Indenture Trustee in the Indenture Estate and no filing, recording, registration or notice with any federal or state Governmental Entity will be necessary to establish or, except for such filings and recordings referred to in Part 2 of Schedule 1 hereto as will be made pursuant to Section 4.1(s), to perfect, or give record notice of, the Lien in favor of such Lease Indenture Trustee in the Indenture Estate to the extent such Lien may be perfected by filings, recordings, registrations or notices.

                  (iv) None of the Permitted Encumbrances will, on and after the Closing, materially interfere with the use, operation or possession of the Facility (as contemplated by the Operative Documents and the Owners Agreement) or the use of or the exercise by the Owner Lessor in accordance with the Owners Agreement of its rights under the Deed and Bill of Sale or the Site Lease and Sublease.

         (i) Regulation. Neither the Facility Lessee nor any Subsidiary Guarantor is engaged in the business of extending credit for the purposes of purchasing or carrying margin stock, and no proceeds of the Lessor Notes or the Equity Investment as contemplated by this Agreement and the other Operative Documents will be used for a purpose which violates, or would be inconsistent with, Regulations T, U and X of the Federal Reserve System. Terms for which meanings are provided in Regulations T, U and X of the Federal Reserve System or any regulations substituted therefor, as from time to time in effect, are used in this Section 3.1(i) with such meanings.

         (j) Holding Company Act. As defined in the Holding Company Act, neither the Facility Lessee nor any Subsidiary Guarantor is an "electric utility company," or a "holding company;" however, the Facility Lessee is a "subsidiary company" and an "affiliate" of a "holding company" that is exempt from all provisions, except Section 9(a)(2), of the Holding Company Act. The execution, delivery and performance of the Operative Documents to which the Facility Lessee and each Subsidiary Guarantor is or will be a party do not violate any provision of the Holding Company Act or any rule or regulation thereunder.

         (k) Investment Company Act. Neither the Facility Lessee nor any Subsidiary Guarantor is an "investment company" or an "affiliated person" of an "investment company" within the meaning of the Investment Company Act of 1940.

         (l) Securities Act. Neither the Facility Lessee, any Subsidiary Guarantor nor anyone authorized by any of them has directly or indirectly offered or sold any interest in the Member Interest, the Lessor Notes or the Certificates or any part thereof, or in any similar security or lease, or in any security or lease the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the Member Interest, the Lessor Notes or the Certificates or any part thereof or solicited

                        Conemaugh Participation Agreement
                                        8
any offer to acquire any of the same in violation of the registration requirements of Section 5 of the Securities Act.

         (m) Environmental Matters.

                  (i) Neither the Facility Lessee nor to the Facility Lessee's Actual Knowledge any other Person has received from any Governmental Entity or any other Person, any written notice, letter, citation, order, warning, complaint, inquiry, claim or demand that: (A) there has been a release, or there is a threat of release, of any Hazardous Substance in, on, under or from the Facility or the Facility Site or the other properties of the Facility Lease and the Subsidiary Guarantors; (B) the Facility Lessee or any other Person may be or is liable, in whole or in part, for the costs of cleaning up, remedying or responding to a release of any Hazardous Substance pertaining to the Facility or the Facility Site or the other properties of the Facility Lease and the Subsidiary Guarantors or (C) the Facility or the Facility Site or the other properties of the Facility Lease and the Subsidiary Guarantors is subject to a Lien in favor of any Governmental Entity in response to a release of Hazardous Substances, in each case, which could reasonably be expected to have a Material Adverse Effect.

                  (ii) The Facility Lessee, the Subsidiary Guarantors and the Facility have complied and are in compliance with all Environmental Laws, except to the extent that failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

                  (iii) Except as set forth in the Environmental Report, there is not and has not been any Environmental Condition (A) at, on or under the Facility or the Facility Site or (B) resulting from or arising in connection with the operation of the Facility that could reasonably be expected to result in a Material Adverse Effect or involve any (1) danger of foreclosure, sale, forfeiture or loss of, or imposition of a lien on, the Facility Interest or the Facility Site or the impairment of the use, operation or maintenance of the Facility or the Facility Site in any material respect, or (2) risk of criminal liability being incurred by the Equity Investor, the Equity Subsidiary Holding Company, the Equity Subsidiary, the Owner Participant, the Owner Lessor, the Lessor Manager, the Lease Indenture Trustee or the Pass Through Trustee or any of their Affiliates or (3) material risk of the occurrence of any material adverse effect being incurred by the Equity Investor, the Equity Subsidiary Holding Company, the Equity Subsidiary, the Owner Participant, the Owner Lessor, the Lessor Manager, the Lease Indenture Trustee or the Pass Through Trustee.

                  (iv) All Governmental Approvals required by all applicable Environmental Laws necessary to own, operate, lease or maintain the Facility or any material generating facility owned or operated by the Facility Lessee or the Subsidiary Guarantors in accordance with the Operative Documents have been obtained and they are in proper form, and in full force and effect, and the Facility Lessee and the Facility, as applicable, is in compliance with the provisions of all

                        Conemaugh Participation Agreement
                                       9
         such Governmental Approvals required by all applicable Environmental Laws, except where the failure to obtain, maintain the effectiveness of, or comply with such Governmental Approvals required by all applicable Environmental Laws could not reasonably be expected to result in a Material Adverse Effect or involve any (A) danger of foreclosure, sale, forfeiture or loss of, or imposition of a lien on, the Facility Interest or the Ground Interest or the impairment of the use, operation or maintenance of the Facility or the Facility Site in any material respect, or (B) risk of criminal liability being incurred by the Equity Investor, the Equity Subsidiary Holding Company, the Equity Subsidiary, the Owner Participant, the Owner Lessor, the Lessor Manager, the Lease Indenture Trustee or the Pass Through Trustee or any of their Affiliates or (C) material risk of the occurrence of any material adverse effect being incurred by the Equity Investor, the Equity Subsidiary Holding Company, the Equity Subsidiary, the Owner Participant, the Owner Lessor, the Lessor Manager, the Lease Indenture Trustee or the Pass Through Trustee.

                  (v) Except as set forth in the Environmental Report, to the Facility Lessee's Actual Knowledge, there is not and has not been any Environmental Conditions at any of the material generating facilities of the Facility Lessee and the Subsidiary Guarantor that could reasonably be expected to have a Material Adverse Effect.

         (n) Unit Sales Agreement. There are no contracts or agreements providing for unit sales of the energy produced by the Facility that have a term which extends beyond the scheduled Expiration Date.

         (o) Operation and Use. Based upon the Facility Lessee's reasonable expectations, and subject to the Owner Lessor obtaining any necessary Governmental Approvals (which the Facility Lessee reasonably believes are obtainable by the Owner Lessor in the ordinary course other than those Governmental Approvals the failure to maintain or obtain could not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Owner Lessor's ability, on a commercially practicable basis to have the rights and take the actions set forth in clauses (i) through (v) below), the rights and interests made available to the Owner Lessor pursuant to the Operative Documents and the Owners Agreement, together with the rights of the Owner Lessor as owner of an interest in the wholesale generating facility under the Federal Power Act and the rules and regulations promulgated by the FERC thereunder, as currently in effect, and the rights to be made available under the Operative Documents and the Owners Agreement, permit, or will permit at such time, on a commercially practicable basis during the period commencing on the expiration or termination of the Facility Lease Term and ending on the expiration of the Site Lease Term
(i) the location, occupation, interconnection, maintenance and repair of the Facility, (ii) the use, operation and possession of the Facility, (iii) the construction, use, operation, possession, maintenance, replacement, renewal and repair of all Modifications to the Facility, (iv) appropriate ingress to and egress from the Facility and the Facility Site for any reasonable purpose in connection with the exercise of rights under the Operative Documents and the Owners Agreement and such Person's interest in the Facility Interest, and (v) the procurement of transmission


                        Conemaugh Participation Agreement
services from the Facility Site and other rights and services necessary or appropriate to enable such Person to deliver the portion of the net electrical output of such Facility to the extent of the Facility Interest in a commercially efficient manner and on commercially reasonable terms.

         (p) Tax Returns. The Facility Lessee and each Subsidiary Guarantor have filed all material federal, state and local income tax returns that to the Facility Lessee's knowledge are required to be filed by them and has paid all material Taxes shown to be due and payable on such returns or pursuant to any assessment received by them (other than Taxes and assessments the payment of which is being contested in good faith by the Facility Lessee, any Subsidiary Guarantor or an Affiliate thereof and with respect to which appropriate accounting reserves have to the extent required by GAAP been set aside) and neither the Facility Lessee, any Subsidiary Guarantor or any of their Affiliates have Actual Knowledge of any threatened actual or proposed deficiency or additional assessment in connection therewith that, either in any case or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (q) Qualification To Do Business. The qualification of the Owner Participant, the Lessor Manager, the Lease Indenture Trustee or the Pass Through Trustee to do business under the laws of the Commonwealth of Pennsylvania or any political subdivision thereof is not required solely as a consequence of the execution and delivery of the Operative Documents, the making of the Equity Investment or the Loans or, prior to expiration or termination of the Facility Lease, the performance by the Owner Participant, the Owner Lessor, the Lessor Manager, the Lease Indenture Trustee or the Pass Through Trustee of this Agreement or any other Operative Document to which any of them is or will be a party or, prior to the exercise of dispossessory remedies under the Facility Lease or the Lease Indenture.

         (r) Jurisdiction. In accordance with Section 17.14, the Facility Lessee has validly submitted to the jurisdiction of the Supreme Court of the State of New York, New York County and the United States District Court for the Southern District of New York.

         (s) Applicable Law. The Facility Lessee is in compliance with all Applicable Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect or involve any (i) danger of foreclosure, sale, forfeiture or loss of, or imposition of a Lien on, the Facility Interest or the impairment of the use, operation or maintenance of the Facility or the Facility Site in any material respect, or (ii) risk of criminal liability being incurred by the Equity Investor, the Equity Subsidiary Holding Company, the Equity Subsidiary, the Owner Participant, the Owner Lessor, the Lessor Manager, the Lease Indenture Trustee or the Pass Through Trustee or any of their Affiliates or (iii) material risk of the occurrence of any material adverse effect being incurred by the Equity Investor, the Equity Subsidiary Holding Company, the Equity Subsidiary, the Owner Participant, the Owner Lessor, the Lessor Manager, the Lease Indenture Trustee or the Pass Through Trustee, including subjecting the Owner Participant or the Owner Lessor to public utility regulation under Applicable Law.


                        Conemaugh Participation Agreement
                                       11

         (t) ERISA. Assuming the correctness of the representations of the other parties hereto and the Certificateholders in the Certificates, the transactions contemplated hereunder and by the other Operative Documents will not constitute a "prohibited transaction" under ERISA.

         (u) Disclosure; No Material Omission. (i) The Offering Circular does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is given or made with regard to (A) any forecasts or projections included therein or omitted therefrom, (B) any information, assumptions or conclusion contained in the Market Report, the Engineering Report, the Environmental Report, the Fuel Report or the summaries thereof, or
(C) the tax consequences to beneficial owners of Certificates; and

         (ii) Subject to the third sentence of this Section 3.1(u)(ii), all factual information described on Schedule 4 (other than projections and "forward-looking" information) is true and correct in all material respects on the date as of which such information was provided to the recipient, and to the Actual Knowledge of the Facility Lessee or any Subsidiary Guarantor, such information does not omit to state any material fact necessary in order to make the factual statements contained therein, in light of the circumstances under which they were made, not misleading in any material respect. Subject to the third sentence of this Section 3.1(u)(ii), all projections and other "forward-looking" information described on Schedule 4 were prepared in good faith and, to the Actual Knowledge of the Facility Lessee or any Subsidiary Guarantor, are based on reasonable assumptions. The representations in this
Section 3.1(u)(ii) shall not apply to any information (or omission) described in the preceding two sentences that would otherwise constitute a breach of such representations, if such breach does not materially adversely affect the Owner Participant or the Equity Investor.

         (v) No Default; No Event of Loss; No Burdensome Termination Event. No Lease Event of Default, or event that with the passage of time or giving of notice or both would constitute a Lease Event of Default has occurred or will occur upon execution and delivery of the Operative Documents. No Event of Loss (other than a Regulatory Event of Loss) has occurred or will occur upon the execution and delivery of the Operative Documents, and the Facility Lessee does not have Actual Knowledge of any event that could reasonably be expected to result in a Regulatory Event of Loss. No Burdensome Termination Event has occurred or will occur upon the execution and delivery of the Operative Documents.

         (w) Special Assessments. There is no action pending or, to the Facility Lessee's Actual Knowledge, threatened by a Governmental Entity or other Person to specially assess the Facility Site or the Facility for any public improvements constructed or to be constructed which could reasonably be expected to have a Material Adverse Effect or an adverse effect on the value, utility or useful life of the Facility.

                        Conemaugh Participation Agreement
                                       12

         (x) Utility Services. The Facility has available all services of public utilities necessary for use and operation of the Facility as currently being used and as contemplated by the Operative Documents.

         (y) Eminent Domain. There is no action pending or, to the Facility Lessee's Actual Knowledge, threatened by a Governmental Entity or other Person to initiate a taking or use of the Facility Interest, the Facility or the Facility Site through condemnation, seizure, requisition of title, power of eminent domain or otherwise, which could reasonably be expected to have an adverse effect on the value, utility or useful life of the Facility (or the Facility Interest) or would prevent or materially interfere with the use or operation of the Facility.

         (z) Permitted Liens. There are no violations or proceedings or actions pending or, to the Facility Lessee's Actual Knowledge, threatened, with respect to any easements, reciprocal easement agreements, declarations, development agreements or recorded restrictions or covenants which could materially adversely affect the Facility or enjoin or prevent the use, occupancy or operation of the Facility Site or the Facility for the purposes contemplated by the Operative Documents and the Owners Agreement or the performance by the Facility Lessee of its obligations under this Agreement or under any other Operative Document.

         (aa) Access; Egress. Access to and egress from the Facility and the Facility Site are available and provided by public streets. To the Facility Lessee's Actual Knowledge, there are no plans of any Governmental Entity to change the highway or road system in the vicinity of the Facility or the Facility Site, or to restrict or change access from any such highway or road to the Facility or the Facility Site, in either case, in any manner which could reasonably be expected to materially interfere with or prevent the use, occupancy or operation of the Facility Site or the Facility as contemplated by the Operative Documents.

         (bb) Notices. To the Facility Lessee's Actual Knowledge, (i) there are no outstanding written notices from any Governmental Entity of any violation of, or that the Facility or the Facility Site are not in compliance with, any and all Applicable Laws relating to the Facility and the Facility Site or the ownership, use, occupancy and operation thereof and (ii) there are no outstanding written notices that any repairs or work or capital improvements are required to be done at or with respect to the Facility or the Facility Site by any Governmental Entity or by any insurance company which currently issues any insurance to the Facility Lessee or by any board of fire underwriters or other body exercising similar functions, except, in either case with respect to (i) or
(ii) above, where such violation, noncompliance or repairs could not reasonably be expected to have a Material Adverse Effect.

         (cc) Financial Statements. The unaudited condensed combined balance sheet of the Facility Lessee and the Subsidiary Guarantors as of March 31, 2000, and their unaudited condensed combined income and cash flow statements for the three-month period ended March 31, 2000, their audited condensed combined balance sheet for the fiscal year ended December 31, 1999, and their audited condensed combined income and

                        Conemaugh Participation Agreement
cash flow statements for the period from November 24, 1999 to December 31, 1999, were prepared in accordance with GAAP, and fairly presents in all material respects the financial position and the results of the operations of the Facility Lessee and the Subsidiary Guarantors as of such respective dates and for the respective period then ended in accordance with GAAP.

         (dd) Contracts with Affiliates. Other than as set forth on Schedule 5 hereto or as contemplated by the Operative Documents, there are no material contracts or agreements in effect on the Closing Date between (i) the Facility Lessee and (ii) any Affiliate of the Facility Lessee. The Facility Lessee has delivered, or will deliver, to the Owner Participant copies of each of the contracts and agreements set forth on Schedule 5 hereto as in effect on the Closing Date.

         Section 3.2. Representations and Warranties of the Owner Lessor. The Owner Lessor hereby represents and warrants that as of the Closing Date:

         (a) Due Organization. The Owner Lessor is a duly formed and validly existing limited liability company under the laws of the State of Delaware. The Owner Participant is the sole member of the Owner Lessor. The Owner Lessor has the limited liability company power and authority to enter into and perform its obligations under this Agreement and each of the other Operative Documents to which it is a party.

         (b) Due Authorization; Enforceability; Etc.

                  (i) (A) This Agreement and each of the other Operative Documents (other than the Lessor Notes) to which the Owner Lessor is or will be a party has been or when executed and delivered will be duly authorized, executed and delivered by the Owner Lessor, and (B) assuming the due authorization, execution and delivery of this Agreement by each party hereto other than the Owner Lessor, this Agreement constitutes and when executed and delivered each of the other Operative Documents (other than the Lessor Notes) to which it is or will be a party will constitute the legal, valid and binding obligations of the Owner Lessor, enforceable against the Owner Lessor in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

                  (ii) Upon the execution of the Lessor Notes by the Owner Lessor in accordance with the Lease Indenture and delivery of such Lessor Notes against payment therefor, the Lessor Notes will constitute the legal, valid and binding obligations of the Owner Lessor, enforceable against the Owner Lessor in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

                        Conemaugh Participation Agreement
                                       14

         (c) Non-Contravention. The execution and delivery by the Owner Lessor of this Agreement and the other Operative Documents to which it is or will be a party, the consummation by the Owner Lessor of the transactions contemplated hereby and thereby, and the compliance by the Owner Lessor with the terms and provisions hereof and thereof, do not and will not contravene any Applicable Law binding on the Owner Lessor, contravene the provisions of the LLC Agreement or the Owner Lessor's other organizational documents or contravene the provisions of, or constitute a default by the Owner Lessor under any indenture, mortgage or other material contract, agreement or instrument to which the Owner Lessor is a party or by which the Owner Lessor or its property is bound or, in the creation of any Owner Lessor's Lien; provided, however, that no representation is made with respect to the right, power or authority of the Owner Lessor to act as operator of the Facility following a Lease Event of Default or the expiration or termination of the Facility Lease.

         (d) Governmental Actions. Assuming the representation and warranties of the Facility Lessee contained in paragraphs (d), (i), (j), (k), (l), (m), (q),
(s), (t) and (bb) of Section 3.1 are true, no authorization or approval or other action by, and no notice to or filing or registration with, any Governmental Entity is required for the due execution, delivery or performance by the Owner Lessor, as the case may be, of the LLC Agreement, or any provision of the Lease Indenture, the Lessor Notes, this Agreement or the other Operative Documents to which the Owner Lessor is or will be a party, other than any such authorization or approval or other action or notice or filing as has been duly obtained, taken or given; provided, however, that no representation or warranty is made with respect to the right, power or authority of the Owner Lessor to act as operator of the Facility following a Lease Event of Default or the expiration or termination of the Facility Lease.

         (e) Litigation. There is no pending or, to the Actual Knowledge of the Owner Lessor, threatened, action, suit, investigation or proceeding against the Owner Lessor before any Governmental Entity that (i) questions the validity of the Operative Documents or (ii) would, if determined adversely to it, materially adversely affect the ability of the Owner Lessor to perform its obligations under the Lessor Notes, the Lease Indenture, this Agreement or the other Operative Documents to which it is or will be a party or would materially adversely affect the Facility, the Facility Site or any interest therein or part thereof or the Lien of the Lease Indenture on the Indenture Estate.

         (f) Liens. The Owner Lessor's right, title and interest in and to the Lessor Estate is free of any Owner Lessor's Liens.

         (g) Location of Chief Executive Office. The chief executive office of the Owner Lessor where the Owner Lessor will keep its records concerning the Facility, the Facility Interest, the Facility Site and the Operative Documents is located in Wilmington, Delaware (with a mailing address of Conemaugh Lessor Genco LLC, Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001).



                        Conemaugh Participation Agreement

         Section 3.3. Representations and Warranties of the Lessor Manager and the Trust Company. The Trust Company (only with respect to representations and warranties relating to the Trust Company) and the Lessor Manager hereby represent and warrant that, as of the Closing Date:

         (a) Due Incorporation; Etc. The Trust Company is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority, as Lessor Manager, and/or in its individual capacity to the extent expressly provided herein or in the LLC Agreement, to enter into and perform its obligations under the LLC Agreement, this Agreement and each of the other Operative Documents to which it is or will be a party.

         (b) Due Authorization; Enforceability; Etc.

                  (i) (A) The LLC Agreement has been duly authorized, executed and delivered by the Trust Company, and (B) assuming the due authorization, execution and delivery of the LLC Agreement by the Owner Participant, such LLC Agreement constitutes the legal, valid and binding obligations of the Trust Company, enforceable against it in its individual capacity or as Lessor Manager, in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

                  (ii) (A) This Agreement has been duly authorized, executed and delivered by Lessor Manager and the Trust Company, and (B) assuming the due authorization, execution and delivery of this Agreement by each party hereto other than the Lessor Manager and the Trust Company, this Agreement constitutes a legal, valid and binding obligation of the Lessor Manager and the Trust Company, enforceable against the Trust Company or the Lessor Manager, as the case may be, in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

         (c) Execution. (i) Each of the other Operative Documents to which the Trust Company or Lessor Manager is or will be a party has been or when executed and delivered will be duly authorized, executed and delivered by the Trust Company or Lessor Manager and (ii) assuming the due authorization, execution and delivery of each of the other Operative Documents by each party thereto other than the Trust Company or Lessor Manager, each of the other Operative Documents to which the Trust Company or Lessor Manager is or will be a party constitutes or when executed and delivered will constitute a legal, valid and binding obligation of the Trust Company or Lessor Manager, as the case may be, enforceable against the Trust Company or Lessor Manager in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.


                        Conemaugh Participation Agreement

         (d) Non-Contravention. The execution and delivery by the Trust Company, in its individual capacity or as Lessor Manager of the LLC Agreement, this Agreement and the other Operative Documents to which it is or will be a party, the consummation by the Trust Company, in its individual capacity or as Lessor Manager, of the transactions contemplated hereby and thereby, and the compliance by the Trust Company, in its individual capacity or as Lessor Manager, with the terms and provisions hereof and thereof, do not and will not (i) contravene any Applicable Law of the State of Delaware binding on the Trust Company or any United States federal Applicable Law governing the banking or trust powers of the Trust Company, or contravene the provisions of the LLC Agreement, or its organizational documents or bylaws, or (ii) contravene the provisions of, or constitute a default by the Trust Company under, or result in the creation of any Owner Lessor's Lien attributable to it under any indenture, mortgage or other material contract, agreement or instrument to which the Trust Company is a party or by which the Trust Company or its property is bound; provided, however, that no representation is made with respect to the right, power or authority of the Trust Company or the Lessor Manager to act as operator of the Facility following a Lease Event of Default.

         (e) Governmental Actions. Assuming the representations and warranties of the Facility Lessee contained in paragraphs (d), (i), (j), (k), (l), (m),
(q), (s), and (bb) of Section 3.1 are true, no authorization or approval or other action by, and no notice to or filing or registration with, any Governmental Entity of the State of Delaware or any United States federal Governmental Entity governing the banking or trust powers of the Trust Company is required for the due execution, delivery or performance by the Trust Company or the Lessor Manager of the LLC Agreement, this Agreement or the other Operative Documents to which the Trust Company or the Lessor Manager is or will be a party, other than any such authorization or approval or other action or notice or filing as has been duly obtained, taken or given.

         (f) Litigation. There is no pending or, to the Actual Knowledge of the Trust Company, threatened action, suit, investigation or proceeding against the Trust Company either in its individual capacity or as Lessor Manager before any Governmental Entity that (i) questions the validity of the Operative Documents, or (ii) would, if determined adversely to it, materially adversely affect the ability of the Trust Company, in its individual capacity or as Lessor Manager, to perform its obligations under the LLC Agreement, this Agreement or the other Operative Documents to which it is or will be a party or would materially adversely affect the Facility, the Facility Site or any interest therein or part thereof or the security interest of the Lease Indenture Trustee in the Indenture Estate.

         (g) Liens. The Lessor Estate is free of any Owner Lessor's Liens attributable to the Trust Company or the Lessor Manager.

         Section 3.4. Representations and Warranties of the Owner Participant. The Owner Participant represents and warrants that, as of the Closing Date:


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

         (a) Due Organization. The Owner Participant is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has the limited liability company power and authority to enter into and perform its obligations under this Agreement, the LLC Agreement, and the Tax Indemnity Agreement.

         (b) Due Authorization; Enforceability; Etc. This Agreement, the LLC Agreement, and the Tax Indemnity Agreement have been or when executed and delivered will be duly authorized, executed and delivered by the Owner Participant and assuming the due authorization, execution and delivery by each other party thereto, this Agreement, the LLC Agreement, and the Tax Indemnity Agreement constitute or when executed and delivered will constitute the legal, valid and binding obligations of the Owner Participant, enforceable against the Owner Participant in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

         (c) Non-Contravention. The execution and delivery by the Owner Participant of this Agreement, the LLC Agreement, and the Tax Indemnity Agreement, the consummation by the Owner Participant of the transactions contemplated hereby and thereby, and the compliance by the Owner Participant with the terms and provisions hereof and thereof, do not and will not contravene any Applicable Law binding on the Owner Participant, contravene any provisions of its organizational documents, or contravene the provisions of, or constitute a default under, or result in the creation of any Owner Participant's Lien under any indenture, mortgage or other material contract, agreement or instrument to which the Owner Participant is a party or by which the Owner Participant or its property is bound (it being understood that no representation or warranty is being made as to any Applicable Law relating to (i) the Facility, (ii) the Facility Site, (iii) the Facility Interest or (iv) other than its representations set forth in Section 3.4(g), ERISA or Section 4975 of the Code).

         (d) Governmental Action. Assuming the representations and warranties of the Facility Lessee contained in paragraphs (d), (i), (j), (k), (l), (m), (q),
(s), (t) and (bb) of Section 3.1 are true, no authorization or approval or other action by, and no notice to or filing or registration with, any Governmental Entity is required for the due execution, delivery or performance by the Owner Participant of this Agreement, the LLC Agreement, or the Tax Indemnity Agreement, other than any authorization or approval or other action or notice or filing as has been duly obtained, taken or given (it being understood that no representation or warranty is being made as to any Applicable Law relating to the right, power or authority of the Owner Participant to control the operation of the Facility following a Lease Event of Default).

         (e) Litigation. There is no pending or, to the Actual Knowledge of the Owner Participant, threatened action, suit, investigation or proceeding against the Owner Participant before any Governmental Entity that (i) questions the validity of the Operative Documents, or (ii) would, if determined adversely to it, materially adversely affect the Owner Participant's ability to perform its obligations under this Agreement, the LLC



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

Agreement, or the Tax Indemnity Agreement, or would materially adversely affect the Facility, the Facility Site or any interest therein or part thereof or the Lien of the Lease Indenture.

         (f) Liens. The Lessor Estate is free of any Owner Participant's Liens.

         (g) ERISA. No part of the funds to be used by the Owner Participant to make its investment pursuant to this Agreement, directly or indirectly, constitutes or is deemed to constitute assets (within the meaning of ERISA and any applicable rules, regulations and court decisions thereunder) of any Plan.

         (h) Acquisition for Investment. The Owner Participant is purchasing the Member Interest to be acquired by it for its own account with no present intention of distributing such Member Interest or any part thereof in any manner that would require registration under the Securities Act, but without prejudice, however, to the right of the Owner Participant at all times to sell or otherwise dispose of all or any part of such Member Interest under an exemption from registration available under such Act.

         (i) Regulatory Event of Loss. The Owner Participant is not aware of any fact or circumstance that would cause a Regulatory Event of Loss.

         (j) Securities Act. Neither the Owner Participant nor anyone authorized by it has directly or indirectly offered or sold any interest in the Member Interest, the Lessor Notes or the Certificates or any part thereof, or in any similar security or lease, or in any security or lease the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the Member Interest, the Lessor Notes or the Certificates or any part thereof or solicited any offer to acquire any of the same in violation of the registration requirements of Section 5 of the Securities Act.

         (k) Holding Company Act and Federal Power Act. Immediately prior to executing this Agreement, the Owner Participant is not an "electric utility" or a "public utility" as such terms are used in the Federal Power Act, and is not an "electric utility company," a "public-utility company," "holding company" or a "subsidiary" or "affiliate" of an "electric utility company," a "public utility company" or a "holding company" or a "subsidiary company of a holding company" under the Holding Company Act.

         Section 3.5. Representations and Warranties of Lease Indenture Trustee and the Lease Indenture Company. The Lease Indenture Company and the Lease Indenture Trustee hereby represent and warrant that, as of the Closing Date:

         (a) Due Organization. The Lease Indenture Company is a banking corporation duly organized, validly existing and in good standing under the laws of the State of New York, has the corporate power and authority, as Lease Indenture Trustee and/or in its individual capacity to the extent expressly provided herein or in the Lease Indenture, to enter into and perform its obligations under the Lease Indenture, this Agreement and each of the other Operative Documents to which it is or will be a party.


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

         (b) Due Authorization; Enforceability; Etc.

                  (i) (A) This Agreement has been duly authorized, executed and delivered by the Lease Indenture Trustee and the Lease Indenture Company, and (B) assuming the due authorization, execution and delivery of this Agreement by each party hereto other than the Lease Indenture Trustee and the Lease Indenture Company, this Agreement constitutes a legal, valid and binding obligation of the Lease Indenture Company and the Lease Indenture Trustee, enforceable against the Lease Indenture Company or the Lease Indenture Trustee, as the case may be, in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

                  (ii) (A) Each of the other Operative Documents to which the Lease Indenture Trustee is or will be a party has been or when executed and delivered will be duly authorized, executed and delivered by the Lease Indenture Trustee, and (B) assuming the due authorization, execution and delivery of each of the other Operative Documents by each party thereto other than the Lease Indenture Trustee, each of the other Operative Documents to which the Lease Indenture Trustee is or will be a party constitutes or when executed and delivered will be a legal, valid and binding obligation of the Lease Indenture Trustee, enforceable against the Lease Indenture Trustee in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

         (c) Non-Contravention. The execution and delivery by the Lease Indenture Company, in its individual capacity or as Lease Indenture Trustee, as the case may be, of this Agreement and the other Operative Documents to which it is or will be a party, the consummation by the Lease Indenture Company, in its individual capacity or as Lease Indenture Trustee, as the case may be, of the transactions contemplated hereby and thereby, and the compliance by the Lease Indenture Company, in its individual capacity or as Lease Indenture Trustee, as the case may be, with the terms and provisions hereof and thereof, do not and will not contravene any Applicable Law binding on the Lease Indenture Company or the banking or trust powers of the Lease Indenture Company, or its organizational documents or bylaws, or contravene the provisions of, or constitute a default by the Lease Indenture Company under, or result in the creation of any Lien attributable to the Lease Indenture Company upon the Indenture Estate under, any indenture, mortgage or other material contract, agreement or instrument to which the Lease Indenture Company is a party or by which the Lease Indenture Company or its property is bound which would materially adversely affect the ability of the Lease Indenture Company, in its individual capacity or as Lease Indenture Trustee, as the case may be, to perform its obligations under this Agreement or the other Operative Documents to which it is or will be a party or would materially adversely affect the Facility, the Facility Site or any interest therein or part thereof or the security interest of the Lease Indenture Trustee in the Indenture Estate; provided, however, that no


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

representation is made with respect to the right, power or authority of the Lease Indenture Company or the Lease Indenture Trustee to act as operator of the Facility following a Lease Event of Default.

         (d) Governmental Action. Assuming the representations and warranties of the Facility Lessee contained in paragraphs (d), (i), (j), (k), (l), (m), (q),
(s), (t) and (bb) of Sections 3.1 are true, no authorization or approval or other action by, and no notice to or filing or registration with, any Governmental Entity governing its banking or trust powers is required for the due execution, delivery or performance by the Lease Indenture Company or the Lease Indenture Trustee, as the case may be, of this Agreement or the other Operative Documents to which the Lease Indenture Trustee is or will be a party, other than any such authorization or approval or other action or notice or filing as has been duly obtained, taken or given.

         (e) Litigation. There is no pending or, to the Actual Knowledge of the Lease Indenture Company, threatened action, suit, investigation or proceeding against the Lease Indenture Company either in its individual capacity or as Lease Indenture Trustee, before any Governmental Entity that (i) questions the validity of the Operative Documents, or (ii) would, if determined adversely to it, materially adversely affect the ability of the Lease Indenture Company, in its individual capacity or as Lease Indenture Trustee, as the case may be, to perform its obligations under this Agreement or the other Operative Documents to which it is or will be a party or would materially adversely affect the Facility, the Facility Site or any interest therein or part thereof or the security interest of the Lease Indenture Trustee in the Indenture Estate.

         Section 3.6. Representations and Warranties of the Pass Through Trustee and the Pass Through Company. The Pass Through Company and the Pass Through Trustee hereby represent and warrant that, as of the Closing Date:

         (a) Due Organization. The Pass Through Company is a banking corporation duly organized, validly existing and in good standing under the laws of the State of New York, has the corporate power and authority, as a Pass Through Trustee and/or in its individual capacity to the extent expressly provided herein or in the Pass Through Trust Agreements, to enter into and perform its obligations under the Pass Through Trust Agreements, this Agreement and each of the other Operative Documents to which it is a party.

         (b) Due Authorization; Enforceability; Etc. (A) This Agreement has been duly authorized, executed and delivered by the Pass Through Trustee and the Pass Through Company and (B) assuming the due authorization, execution and delivery of this Agreement by each party hereto other than each Pass Through Trustee and the Pass Through Company, as the case may be, this Agreement constitutes a legal, valid and binding obligation of the Pass Through Company and each Pass Through Trustee, enforceable against the Pass Through Company or each Pass Through Trustee, as the case may be, in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other


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                                       21
laws relating to or affecting the rights of creditors generally and by general principles of equity.

                  (i) (A) Each of the other Operative Documents to which the Pass Through Company or any Pass Through Trustee is or will be a party has been or when executed and delivered will be duly authorized, executed and delivered by the Pass Through Company or such Pass Through Trustee, as the case may be, and (B) assuming the due authorization, execution and delivery of each of the other Operative Documents by each party thereto other than the Pass Through Company or such Pass Through Trustee, as the case may be, each of the other Operative Documents to which the Pass Through Company or any Pass Through Trustee is or will be a party constitutes or when executed and delivered will constitute a legal, valid and binding obligation of the Pass Through Company or such Pass Through Trustee, enforceable against the Pass Through Company or such Pass Through Trustee, as the case may be, in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

         (c) Non-Contravention. The execution and delivery by the Pass Through Company, in its individual capacity or as Pass Through Trustee, as the case may be, of this Agreement and the other Operative Documents to which it is or will be a party, the consummation by the Pass Through Company, in its individual capacity or as Pass Through Trustee, as the case may be, of the transactions contemplated hereby and thereby, and the compliance by the Pass Through Company, in its individual capacity or as Pass Through Trustee, as the case may be, with the terms and provisions hereof and thereof, do not and will not contravene any Applicable Law binding on the Pass Through Company or the banking or trust powers of the Pass Through Company, or its organizational documents or bylaws, or contravene the provisions of, or constitute a default by the Pass Through Company under, or result in the creation of any Lien attributable to the Pass Through Company upon the Certificates under, any indenture, mortgage or other material contract, agreement or instrument to which the Pass Through Company is a party or by which the Pass Through Company or its property is bound which would materially adversely affect the ability of the Pass Through Company or as Pass Through Trustee, as the case may be, to perform its obligations under this Agreement or the other Operative Documents to which it is a party or would materially adversely affect the Facility, the Facility Site or any interest therein or part thereof or the security interest of any Pass Through Trustee in the Indenture Estate; provided, however, that no representation is made with respect to the right, power or authority of the Pass Through Company or any Pass Through Trustee to act as operator of the Facility following a Lease Event of Default.

         (d) Governmental Action. Assuming the representation and warranties of the Facility Lessee contained in paragraphs (d), (i) (j), (k), (l), (m), (q),
(s), (t) and (bb) of Section 3.1 are true, no authorization or approval or other action by, and no notice to or filing or registration with, any Governmental Entity governing its banking or trust powers is required for the due execution, delivery or performance by the Pass Through Company



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                                       22
or any Pass Through Trustee, as the case may be, of this Agreement or the other Operative Documents to which such Pass Through Trustee is or will be a party, other than any such authorization or approval or other action or notice or filing as has been duly obtained, taken or given.

         (e) Litigation. There is no pending or, to the Actual Knowledge of the Pass Through Company, threatened action, suit, investigation or proceeding against the Pass Through Company either in its individual capacity or as Pass Through Trustee, before any Governmental Entity that (i) questions the validity of the Operative Documents, or (ii) would, if determined adversely to it, materially adversely affect the ability of the Pass Through Company, in its individual capacity or as Pass Through Trustee, as the case may be, to perform its obligations under this Agreement or the other Operative Documents to which it is a party or would materially adversely affect the Facility, the Facility Site or any interest therein or part thereof or the security interest of the Pass Through Trustee in the Indenture Estate.

SECTION 4. CLOSING CONDITIONS; CONDITIONS TO PURCHASE OF LESSOR NOTES

         Section 4.1. Conditions to Closing. The obligations of the Owner Lessor, the Owner Participant, the Lessor Manager, the Lease Indenture Trustee, the Pass Through Trustee, and the Facility Lessee to consummate the Transaction on the Closing Date shall be subject to prior or concurrent satisfaction or waiver of the following conditions (except that the obligations of any Person shall not be subject to such Person's own performance or compliance):

         (a) Operative Documents. On or before the Closing Date, each of the Operative Documents to be delivered at the Closing shall have been duly authorized by the parties thereto, and each of the Operative Documents to be delivered at the Closing shall have been duly executed and delivered by the parties thereto shall each be in full force and effect, and executed counterparts of each shall have been delivered to each of the parties hereto.

         (b) Equity Investment. The Owner Participant shall have made its Equity Investment in the amount set forth on Schedule 2 to the Owner Lessor at the place and in the manner contemplated by Section 2.

         (c) Certificates and Lessor Notes. Each of the conditions precedent contained in the Certificate Purchase Agreement shall have been satisfied or waived by the Initial Purchasers, such Initial Purchasers shall have purchased the Certificates pursuant to, and in accordance with the terms of, the Certificate Purchase Agreement, and the Pass Through Trustee shall have purchased the Lessor Notes in the principal amounts set forth on Schedule 2.

         (d) Ratings. The Lease Debt shall have been rated at least investment grade by each of the Rating Agencies.



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

         (e) Corporate Documents. Each of the Transaction Parties shall have received certified copies of the organizational documents of each of the other parties hereto (except for the Lease Indenture Trustee and the Pass Through Trustee who shall not be required to provide such documents) and resolutions of the board of directors or managers (or managing members), as the case may be, of each such other party duly authorizing the transaction and such documents and such evidence as each party may reasonably request in order to establish the authority of each such other party to consummate the Transaction, the taking of all corporate, limited liability company and other proceedings in connection therewith and compliance with the conditions herein or therein set forth and the incumbency of all officers signing any of the Operative Documents. Each of the foregoing documents shall be reasonably satisfactory to the recipient.

         (f) Representations and Warranties. The representations and warranties set forth in Section 3, in the Subsidiary Guarantee and in the OP Guarantee shall be true and correct on and as of the Closing Date with the same effect as though made on and as of the Closing Date and each of the Transaction Parties shall have received an Officer's Certificate of each of the other parties hereto to such effect.

         (g) Events of Loss, Defaults, Events of Default; Burdensome Termination Events. No Event of Loss, Burdensome Termination Event, Lease Event of Default, or Lease Indenture Event of Default or event that with the passage of time or giving of notice or both would constitute an Event of Loss, Burdensome Termination Event, a Lease Event of Default, or Lease Indenture Event of Default shall have occurred and be continuing.

         (h) No Threatened Proceedings. No action, suit, investigation or proceeding shall have been instituted nor shall governmental action be threatened before any Governmental Entity, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Entity at the time of the Closing Date, to set aside, restrain, enjoin or prevent the consummation of the Operative Documents or any of the transactions contemplated by any of the Operative Documents.

         (i) Consents. All Governmental Approvals necessary to consummate the Transaction (other than those the failure to have obtained or to maintain would not reasonably be expected to have a Material Adverse Effect) shall have been duly obtained and shall be in full force and effect, satisfactory to each of the Transaction Parties in form and substance, and each such party shall have received a copy of such Governmental Approval.

         (j) Governmental Actions. The Owner Lessor shall have received the FERC EWG (Owner Lessor) Order. All other actions, if any, required to have been taken by any Governmental Entity on or prior to the Closing Date in connection with the Transaction, including the FERC Orders for the Transaction shall have been taken and all Governmental Approvals and registrations with such Governmental Entities required to be in effect on the Closing Date in connection with the Transaction, including the FERC Orders, shall have been issued; and all such Governmental Approvals shall be in full


                        Conemaugh Participation Agreement
force and effect on the Closing Date; and each of the Transaction Parties shall have received a copy of any such Governmental Approval.

         (k) Insurance. Insurance (including all related endorsements) complying with the requirements of Section 11 of the Facility Lease shall be in full force and effect and all premiums thereon shall be current. The Owner Participant, the Equity Investor, the Lessor Manager, the Owner Lessor, the Lease Indenture Trustee, and the Pass Through Trustee shall have received a certificate or certificates dated the Closing Date of Marsh USA, Inc. or an independent insurance broker or carrier reasonably satisfactory to such Persons stating that such insurance is in full force and effect.

         (l) Engineering Report. The Owner Participant and the Equity Investor shall have received, on or before the Closing Date, copies of the Engineering Report, a bring-down of such report as of the Closing Date and a reliance letter issued by the Engineering Consultant in form and substance reasonably satisfactory to the recipients.

         (m) Environmental Report. The Owner Participant shall have received a copy of the environmental report prepared by the Environmental Consultant that relates to the Facility, Facility Site, Ground Interest, and the related updates thereto described in the Deed and Bill of Sale (the "Environmental Report"), and a bring-down of such report as of the Closing Date in form and substance reasonably satisfactory to the recipients.

         (n) Appraisal; Condition of the Facilities. The Owner Participant shall have received the Closing Appraisal addressed and delivered only to the Owner Participant, which Closing Appraisal shall be reasonably satisfactory in form and substance to the Equity Investor and the Owner Participant. The Owner Participant shall be satisfied that the applicable Facility shall be in the condition described in the Closing Appraisal. The Facility Lessee shall have received a letter from the Appraiser with a summary of the conclusions reached in the Closing Appraisal.

         (o) Market Report. The Owner Participant and the Equity Investor shall have received, on or before the Closing Date, copies of the Market Report, a bring-down of such report as of the Closing Date, such Market Report and bring-down of such report as of the Closing Date in form and substance reasonably satisfactory to the recipients.

         (p) Fuel Report. The Owner Participant and the Equity Investor shall have received, on or before the Closing Date, copies of the Fuel Report, a bring-down of such report as of the Closing Date, such Fuel Report and bring-down report as of the Closing Date in form and substance reasonably satisfactory to the recipients.

         (q) Opinion with Respect to Certain Tax Aspects. The Owner Participant shall have received a satisfactory opinion, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom (Illinois) addressed and delivered only to the Owner Participant as to certain tax matters.

         (r) Opinions of Counsel. Each of the relevant Transaction Parties shall have received an opinion or opinions, dated the Closing Date, of (i) Baker Botts, L.L.P., special counsel to the Facility Lessee, substantially in the form of Exhibits D-1 and D-2,


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                                       25

(ii) LeBoeuf, Lamb, Greene & MacRae, L.L.P., special Pennsylvania counsel to the Facility Lessee, substantially in the form of Exhibit E, (iii) Skadden, Arps, Slate, Meagher & Flom (Illinois), special counsel to the Owner Participant and the Equity Investor, substantially in the form of Exhibit F, (iv) William R. Barbour, counsel to the Equity Investor, substantially in the form of Exhibit G,
(v) Morris, James, Hitchens & Williams, L.L.P., counsel to the Trust Company and the Lessor Manager, substantially in the form of Exhibit H, (vi) White & Case, counsel to the Lease Indenture Company and the Lease Indenture Trustee, substantially in the form of Exhibit I, and (vii) White & Case, counsel to the Pass Through Company and the Pass Through Trustee, substantially in the form of Exhibit J, in each case addressed to such Person. In addition, Skadden, Arps, Slate, Meagher & Flom (Illinois), special counsel to the Owner Participant, shall have delivered its opinion to S&P concerning non-consolidation matters. Each such Person expressly consents to the rendering by its counsel of the opinion referred to in this Section 4.1(r) and acknowledges that such opinion shall be deemed to be rendered at the request and upon the instructions of such Person, each of whom has consulted with and has been advised by its counsel as to the consequences of such request, instructions and consent. Furthermore, each such counsel shall, to the extent requested, permit the Rating Agencies and the Initial Purchasers to rely on its opinion as if such opinion were addressed to such parties.

         (s) Recordings and Filings. All filings and recordings listed on Part 1 of Schedule 1 hereto and all financing statements under the Uniform Commercial Code of Pennsylvania and Delaware listed on Part 2 of Schedule 1 hereto shall have been duly made and all filing, recordation, transfer and other fees payable in connection therewith shall have been paid, and the filing of all precautionary financing statements under the Uniform Commercial Code of Pennsylvania, Delaware, and Texas and any other mortgages, security agreements or other documents as may be reasonably requested by counsel to the Owner Participant or the Lease Indenture Trustee to perfect the right, title and interest of the Owner Lessor in the Owner Lessor's Interest, or any part thereof or interest therein and the Lien of the Lease Indenture Trustee in the Lessor Estate, shall have been made.

         (t) Actions of Governmental Entity. No action or proceeding shall be pending nor shall any action be threatened before any court or Governmental Entity, nor shall any order, judgment or decree have been issued by any court or Governmental Entity at the time of the Closing Date, to set aside, restrain, enjoin or prevent the completion and consummation of the Operative Documents or any of the transactions contemplated by any of the Operative Documents.

         (u) Taxes. All Taxes, if any, due and payable on or before the Closing Date in connection with the execution, delivery, recording and filing of this Agreement or any other Operative Document, or any document or instrument contemplated thereby shall have been duly paid in full.

         (v) No Changes in Applicable Law. No change shall have occurred in Applicable Law or the interpretation thereof by any competent court or other Governmental Entity that would make it illegal for the Owner Participant, the Equity Investor, the Equity


                        Conemaugh Participation Agreement
                                       26

Subsidiary Holding Company, the Equity Subsidiary, the Owner Lessor, the Lessor Manager, the Lease Indenture Trustee, the Pass Through Trustee or the Facility Lessee to participate in the Transaction or would materially adversely affect the Facility, the Facility Interest, the Facility Site or the Ground Interest.

         (w) Registered Agent for the Facility Lessee. CT Corporation System shall have been appointed by the Facility Lessee as registered agent for service of process in the State of New York as provided in the Operative Documents and CT Corporation System shall have accepted such appointment.

         (x) SFAS 13. As to the Facility Lessee, the present value of the aggregate Periodic Lease Rent payable during the Fixed Lease Term (taking into account any rent adjustment through or contemplated on the Closing Date), together with all rent payable under the Site Lease and Sublease and all Transaction Costs not financed through the Facility Lease discounted at the Discount Rate, shall satisfy the 90 percent test for operating lease treatment under SFAS 13.

         (y) Rent Adjustments. As to the Facility Lessee, no rent adjustment made or contemplated on the Closing Date (other than adjustments to reflect a change in Transaction Costs, the Closing Date or the actual interest rate on the Lease Debt) shall cause either (i) the after-tax net present value of Periodic Lease Rent discounted at 6% to increase by more than 100 basis points or (ii) the total Periodic Lease Rent to increase by more than 2%.

         (z) Title Insurance. The Title Policy shall have been delivered to the Owner Participant, the Owner Lessor, and the Lease Indenture Trustee, as the case may be, with copies to the Pass Through Trustee.

         (aa) Subsidiary Guarantee. Each Subsidiary Guarantor shall have executed and delivered to the Owner Lessor the Subsidiary Guarantee guaranteeing the payment and performance obligations of the Facility Lessee.

         (bb) Credit Support. The Facility Lessee shall have caused Credit Support in form and substance acceptable to the Owner Participant and the Initial Purchasers to have been issued for the benefit of the Owner Lessor, which shall be assigned to the Lease Indenture Trustee pursuant to the Lease Indenture.

         (cc) Material Adverse Change. No material adverse change shall have occurred since March 31, 2000 with respect to (i) the Facility Lessee and the Subsidiary Guarantors, taken as a whole, (ii) the Facility, (iii) the Facility Interest or (iv) the Facility Site, and no Material Adverse Tax Law Change shall have occurred.

         (dd) Other Leases. The transactions contemplated in connection with the Related Facility Leases shall be consummated simultaneously herewith.

         (ee) Tax Shelter Registration. A tax shelter registration pursuant to
Section 6111(d) of the Code and in form and substance satisfactory to the parties hereto shall have been filed with the Internal Revenue Service.


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

SECTION 5. COVENANTS OF FACILITY LESSEE

         The Facility Lessee, shall, for the benefit of all parties hereto, comply with the covenants set forth in this Section 5. Once the Certificates and the Lessor Notes shall have been paid in full, the covenants set forth in Sections 5.3, 5.4, 5.6, 5.8, 5.9, 5.10, 5.11, 5.12, 5.14, 5.16 and 5.17 shall, subject to the immediately following sentence, immediately and without any further action terminate and be of no further force or effect. Notwithstanding the foregoing or anything herein or in any of the Operative Documents to the contrary, if the Owner Lessor shall have issued Additional Lessor Notes at the request of the Facility Lessee in accordance with Section 12 prior to, simultaneously with, or after payment in full of the Certificates and the Lessor Notes and such Additional Lessor Notes are outstanding on or after the date the Certificates and the Lessor Notes are paid in full, the covenants in this
Section 5 shall, to the extent required by the terms of such Additional Lessor Notes, remain in effect, or shall thereafter become effective if not then in effect, until such Additional Lessor Notes are repaid. The date the covenants in this Section 5 shall terminate is referred to herein as the "Debt Covenant Termination Date".

         Section 5.1. Use of Proceeds. The Facility Lessee agrees that it will apply the net cash proceeds from the sale of the Facility Interest to the Owner Lessor to refinance a portion of the purchase price of the Facility Interest and related assets pursuant to the Purchase Agreement.

         Section 5.2. Delivery of Financial Statements; No Default Certificate; Other Notices and Information Concerning the Facility.

         (a) The Facility Lessee shall deliver to the Owner Participant, and so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustee: (i) as soon as practicable after the end of each fiscal year but in no event later than 120 days after the end of such year, an audited consolidated balance sheet as of the end of such fiscal year and income and cash flow statements for the fiscal year then ended in each case of the Facility Lessee and its Subsidiaries on a consolidated basis; provided that following the Debt Covenant Termination Date the financial statements delivered pursuant to clause (i) of this subsection (a) shall only be required to be delivered with respect to the Facility Lessee, and,
(ii) prior to the Debt Covenant Termination Date, (A) if the net assets, equity, income or cash flows of the Unrestricted Subsidiaries on an individual or combined basis, exceeds 10% of the net assets or cash flows of the consolidated group comprising the Facility Lessee and the Subsidiary Guarantors, audited consolidated financial statements of the Facility Lessee and the Subsidiary Guarantors (excluding Unrestricted Subsidiaries) for the most recently completed fiscal year or (B) if the net assets or cash flows of the Unrestricted Subsidiaries on an individual or combined basis, equals or is less than 10% (but exceeds 0%) of the net assets or cash flows of the consolidated group comprised of the Facility Lessee and the Subsidiary Guarantors, the audited consolidated financial statements referred to in clause (i) above shall include an audited note thereto presenting consolidated condensed financial statements which depict, in separate

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

columns, the Facility Lessee, the Subsidiary Guarantors (on a combined basis), and the Unrestricted Subsidiaries (on a combined basis).

         (b) The Facility Lessee shall deliver to the Pass Through Trustee, the Owner Participant and to prospective purchasers of Certificates (upon request)
(i) as soon as reasonably practicable after the end of the first three fiscal quarters of each fiscal year but in no event later than 60 days after the end of such quarter an unaudited consolidated balance sheet as of the end of such fiscal quarter and income and cash flow statements for the fiscal quarter then ended in each case of the Facility Lessee and its Subsidiaries on a consolidated basis, provided that following the Debt Covenant Termination Date the financial statements delivered pursuant to clause (i) of this subsection (b) shall only be required to be delivered with respect to the Facility Lessee, and (ii) prior to the Debt Covenant Termination Date, (A) if the net assets or cash flows of the Unrestricted Subsidiaries on an individual or combined basis, exceeds 10% of the net assets or cash flows of the consolidated group comprising the Facility Lessee and the Subsidiary Guarantors, unaudited consolidated financial statements of the Facility Lessee and the Subsidiary Guarantors (excluding Unrestricted Subsidiaries) for the most recently completed fiscal year or (B) if the net assets or cash flows of the Unrestricted Subsidiaries on an individual or combined basis, equals or is less than 10% (but exceeds 0%) of the net assets or cash flows of the consolidated group comprising the Facility Lessee and the Subsidiary Guarantors, the unaudited consolidated financial statements referred to in clause (i) above shall include an audited note thereto presenting consolidated condensed financial statements which depict, in separate columns, the Facility Lessee, the Subsidiary Guarantors (on a combined basis), and the Unrestricted Subsidiaries (on a combined basis).

         (c) The Facility Lessee shall deliver to the Pass Through Trustee and the Owner Participant, together with the financial statements delivered in clause (a), an Officer's Certificate as to the absence or existence of any Lease Default or Lease Event of Default and, if existing, with a description thereof and a statement as to the actions of the Facility Lessee proposes to take with respect thereto.

         (d) Prior to the Debt Covenant Termination Date, the Facility Lessee shall deliver to the Pass Through Trustee all information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act but the Pass Through Trustee shall have no obligation to monitor the Facility Lessee's compliance with this provision.

         (e) Prior to the Debt Covenant Termination Date, the Facility Lessee will provide the Owner Participant, the Pass Through Trustee and the Lease Indenture Trustee with prompt notice of any litigation or claim against or concerning the Facility Lessee, the Subsidiary Guarantors or the Facility which could reasonably be expected to have a Material Adverse Effect.

         (f) Prior to the Debt Covenant Termination Date, the Facility Lessee will advise the Owner Participant, the Pass Through Trustee and the Lease Indenture Trustee promptly in writing of the occurrence of any Significant Lease Default or Lease Event of Default.


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

         (g) The Facility Lessee shall, to the extent reasonably requested, deliver to the Owner Lessor, the Owner Participant and their respective authorized representatives information from time to time with respect to the condition, use, operation and maintenance of the Facility Interest, and such other financial or operating information which is routinely made available to creditors of the Facility Lessee, and other matters with regard to the Facility Interest as may be reasonably requested by such Person; provided, that, except for delivery of quarterly and annual financial statements required pursuant to
Section 5.2(a) and (b) and the related certificate with respect to defaults described in Section 5.2(c), the Facility Lessee reserves the right not to provide any information that is not otherwise publicly available to any transferee Owner Participant, if the Facility Lessee reasonably believes in its good faith judgment that such transferee Owner Participant is a Competitor or is an Affiliate of a Competitor, unless before receiving any such information not otherwise publicly available, such Owner Participant shall have put in place procedures which shall be reasonably satisfactory to the Facility Lessee to prevent such Competitor or Affiliate of a Competitor from acquiring such confidential information.

         (h) The Facility Lessee shall present the Pro Forma Coverage Certificate specified in Section 3(a) of the Subordinated Working Capital Facility as required thereunder.

         Section 5.3. Incurrence of Indebtedness.

         (a) The Facility Lessee shall not (i) create, incur, issue, assume, guarantee, permit to exist or otherwise become directly or indirectly liable, with respect to (collectively, "Incur") any Indebtedness other than the Affiliate Subordinated Notes, Intercompany Loans and Permitted Indebtedness,
(ii) permit any Subsidiary Guarantor to Incur any Indebtedness other than its Subsidiary Guarantee, any guarantee of Permitted Indebtedness (excluding Permitted Indebtedness which is Subordinated Indebtedness), Intercompany Loans, Affiliate Subordinated Indebtedness and IRB Indebtedness and (iii) permit any Unrestricted Subsidiary to Incur any Indebtedness other than Non-Recourse Indebtedness.

         Section 5.4. Restricted Payments. Subject to the last sentence of this
Section 5.4, the Facility Lessee shall not, and shall not permit any of its Subsidiary Guarantors to, make any Restricted Payment unless, at the time such Restricted Payment is to be made:

         (a) no Significant Lease Default or Lease Event of Default shall have occurred and be continuing, or would be caused thereby;

         (b) the Facility Lessee is in compliance with Section 5.8;

         (c) the Fixed Charge Coverage Ratio for the most recently ended four full fiscal quarters, or such shorter period commencing on the Closing Date and ending on the last day of the most recent fiscal quarter for which internal financial statements are available shall equal at least:

                  (i) 1.7 to 1.0;



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

                  (ii) 1.6 to 1.0, if, as of the last day of the most recently completed fiscal quarter, the Facility Lessee and the Subsidiary Guarantors are parties, as sellers, to Permitted Contracts covering, in the aggregate, at least 40% of the projected total consolidated operating revenue of the Facility Lessee and the Subsidiary Guarantors for the 24-month period following such date; or

                  (iii) 1.4 to 1.0 if, as of the last day of the most recently completed fiscal quarter, the Facility Lessee and the Subsidiary Guarantors are parties to Permitted Contracts covering, in the aggregate, at least 50% of the projected total consolidated operating revenue of the Facility Lessee and the Subsidiary Guarantors for the 24-month period following such date;

         (d) the Projected Fixed Charges Ratio (determined on a pro forma basis after giving effect to such Restricted Payment) measured for the next succeeding eight fiscal quarters (taken as two periods of four quarters and determined as of the beginning of the quarter during which the determination is made) is at least:

                  (i) 1.7 to 1.0;

                  (ii) 1.6 to 1.0 if, as of the last day of the most recently completed fiscal quarter, the Facility Lessee and the Subsidiary Guarantors are parties to Permitted Contracts covering, in the aggregate, at least 40% of the projected total consolidated operating revenue of the Facility Lessee and the Subsidiary Guarantors for the 24-month period following such date; or

                  (iii) 1.4 to 1.0 if, as of the last day of the most recently completed fiscal quarter, the Facility Lessee and the Subsidiary Guarantors are parties to Permitted Contracts covering, in the aggregate, at least 50% of the projected total consolidated operating revenue of the Facility Lessee and the Subsidiary Guarantors for the 24-month period following such date; and

         (e) an Officer's Certificate is delivered to the Pass Through Trustee certifying as to clauses (a), (b), (c) and (d) above.

         If a Parent Guarantor shall execute and deliver to the Owner Lessor the Parent Guarantee (which guarantee is collaterally assigned to the Lease Indenture Trustee to secure the Secured Indebtedness as part of the Lease Indenture Estate), accompanied by an opinion of counsel as to the validity and enforceability of the Parent Guarantee (and as to the perfection of such collateral assignment), subject to customary exceptions, and at the time the Parent Guarantee is executed and delivered:

                  (x) the long-term unsecured debt of the Parent Guarantor is rated at least BBB by S&P and Baa2 by Moody's;

                  (y) the sum of the Parent Guarantor's common shareholders' equity and the amount of subordinated indebtedness owed by it to Affiliates (other than its Subsidiaries or the Facility Lessee and its Subsidiaries) is at least $2 billion; and


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

                  (z) after giving effect to the delivery of the Parent Guarantee and the termination of the Facility Lessee's obligations under Section 5.4(a)-(e), each of Moody's and S&P confirms its then current rating on the Certificates, the foregoing limitation on Restricted Payments shall be suspended as long as no Restricted Payment Reinstatement Event has occurred and is continuing.

         Section 5.5. Merger, Consolidation, Sale of Substantially All Assets. The Facility Lessee covenants and agrees as follows:

         (a) The Facility Lessee will not, and will not permit any Subsidiary Guarantor to, consolidate or merge with or into, any other Person, or sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of its properties or assets to any Person or Persons in one or a series of transactions, except that, if immediately after giving effect to such transaction no Significant Lease Default or Lease Event of Default shall have occurred and be continuing:

                  (i) any Subsidiary Guarantor may merge into the Facility Lessee in a transaction in which the Facility Lessee is the surviving entity;

                  (ii) any Subsidiary Guarantor may merge with another Subsidiary Guarantor;

                  (iii) any Subsidiary Guarantor may sell, assign, convey, transfer, lease or otherwise dispose of its assets (including any equity or Indebtedness interest in any Subsidiary Guarantor) to the Facility Lessee or another Subsidiary Guarantor; and

                  (iv) The Facility Lessee may consolidate or merge with any other Person, or sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of its properties or assets to any Person, provided that in either case (A) the surviving entity, or transferee, as the case may be, shall be a corporation, limited liability company or partnership organized under the laws of the United States, any state thereof or the District of Columbia and shall, if such Person is not the Facility Lessee, expressly assume pursuant to an agreement reasonably acceptable to the Owner Participant, all of the Facility Lessee's obligations under the Operative Documents, (B) Facility Lessee shall provide to the Pass Through Trustee, the Lease Indenture Trustee, the Owner Lessor and the Owner Participant a customary Officers' Certificate and a customary legal opinion (including with respect to the enforceability of the agreement referred to in clause (A)) addressing certain matters in connection therewith,
         (C) if the entity with whom the Facility Lessee has consolidated or merged or to whom the Facility Lessee has sold such properties or assets has any Indebtedness (after giving effect to such consolidation, merger or sale), the Facility Lessee would have been permitted to incur such Indebtedness pursuant to Section 5.3 at the time of such consolidation or merger after giving effect to such consolidation, merger or sale, and (D) the Owner Participant shall have received either (x) a favorable


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

         legal opinion of its tax counsel satisfactory to the Owner Participant to the effect that such transaction creates no unindemnified tax risk (determined based on the indemnification provisions contained in the Operative Documents) to the Owner Participant, (y) an indemnity against such risks in form and substance reasonably satisfactory to such Owner Participant from or guaranteed by an entity that meets the Minimum Credit Rating or (z) any other indemnity arrangement against such risks satisfactory to such Owner Participant. Notwithstanding the foregoing, unless the Facility Lessee is the surviving Person in such merger or consolidation, the Facility Lessee shall not consummate any such consolidation, merger or sale of all or substantially all of its assets, unless after giving effect to such consolidation, merger or sale of all or substantially all of its assets, (i) such consolidation, merger or sale shall not cause a downgrade in the ratings of the Certificates and Moody's and S&P confirms the then current rating of the Certificates; and (ii) unless the Owner Participant otherwise consents, the Facility Lessee or any such successor or surviving entity shall be rated at least BBB- by S&P and Baa3 by Moody's.

         (b) Upon the consummation of such transaction described in Section 5.5(a)(iv), the surviving entity or transferee, as the case may be, if other than the Facility Lessee shall succeed to, and be substituted for, and may exercise every right and power and shall perform every obligation of, the Facility Lessee under this Participation Agreement and each other Operative Document to which the Facility Lessee was a party immediately prior to such transaction, with the same effect as if such entity had been named as the Facility Lessee herein and therein and the predecessor Facility Lessee in the case of a sale, conveyance, transfer or other disposition, shall be released from all obligations under this Agreement and the other Operative Documents.

         Section 5.6. Sale of Assets. Except as provided in Section 5.5, the Facility Lessee will not, and will not permit any of the Subsidiary Guarantors to, sell, transfer, lease or otherwise dispose of any assets (including by way of the issuance or sale by the Facility Lessee or any of the Subsidiary Guarantors of equity interests in any of their respective Subsidiary Guarantors or the designation of any Subsidiary Guarantor as an Unrestricted Subsidiary), other than the following (and in each case, subject to the last sentence of this Section 5.6):

         (a) transfers of assets (including equity or Indebtedness interests) among the Facility Lessee and any of the Subsidiary Guarantors;

         (b) sales of inventory (including, but not limited to, fuel), products or obsolete items and other similar dispositions and sales of power, energy, capacity, and ancillary services in the ordinary course of business;

         (c) sales of assets required to be made pursuant to any change in law, regulation or any imposition by the FERC or any other governmental entity having or claiming jurisdiction over the Facility Lessee, its Subsidiaries or Affiliates or such assets;


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

         (d) sales or other dispositions of equity or debt interests in Unrestricted Subsidiaries;

         (e) Restricted Payments or Restricted Investments (in each case made in cash or Cash Equivalents) permitted under Section 5.4;

         (f) sales or other dispositions of assets not in excess of 3% of the Consolidated Net Tangible Assets of the Facility Lessee and the Subsidiary Guarantors in any fiscal year; provided, that the aggregate net book value of all such asset sales consummated since the Closing Date would not exceed 10% of Consolidated Tangible Net Assets as of the beginning of the Facility Lessee's most recently ended full fiscal quarter; provided further, that any such asset sales will be disregarded for purposes of the 10% limitation if

                  (x) the proceeds thereof are invested in the business of the Facility Lessee and the Subsidiary Guarantors in PJM or are used by the Facility Lessee or the Subsidiary Guarantors to repay existing Indebtedness (other than Subordinated Indebtedness) of the Facility Lessee or Subsidiary Guarantors;

                  (y) if the consideration received is retained by the Facility Lessee or the Subsidiary Guarantors; or

                  (z) the sale or disposition is otherwise permitted under this
         Section 5.6.

         (g) any transaction permitted under Section 5.5 and Sections 14.2 and 14.3;

         (h) sales or dispositions of property (other than (A) equity in or Intercompany Loans of Subsidiary Guarantors and (B) any leasehold interest in the assets subject to the Facility Lease or the Site Lease and Sublease) certified as no longer used or useful in the business of the Facility Lessee or any Subsidiary Guarantor, the disposal of which will not have a Material Adverse Effect,

         (i) sales or other dispositions of the Hunterstown development site to Reliant Energy Hunterstown LLC and the Portland development site to Reliant Energy Portland LLC; and

         (j) any other sale or disposition of assets so long as after giving effect to such events, the rating agencies shall have confirmed their respective ratings of the Certificates in effect immediately prior to such sale or other disposition.

Notwithstanding the foregoing exceptions, the Facility Lessee will not, and will not permit any of the Subsidiary Guarantors to sell, transfer or otherwise dispose of (A) any equity interest in any Subsidiary Guarantor unless (1) such sale or other disposition is of all, but not less than all, of the equity interest in and debt interest of such Subsidiary Guarantor (and any other Investments therein) held by the Facility Lessee and the other Subsidiary Guarantors and (2) any Investment in the Facility Lessee and the other Subsidiary Guarantors to be held by such Subsidiary Guarantor after such sale or other disposition is permitted to be held by an entity other than a Subsidiary Guarantor or (B)



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


any of its interest in the Facility Lease, the Site Lease and Sublease, the Facility Site or the Facility Interest except as expressly permitted by the Operative Documents.

         Section 5.7. Negative Pledge. Prior to the Equity Covenant Termination Date, the Facility Lessee shall not, nor shall it permit any Subsidiary Guarantor to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind on its or its Subsidiary Guarantors' property or assets, except for:

         (a) Liens existing on the Closing Date as set forth in Schedule 6 hereto;

         (b) Liens by the Facility Lessee to any Subsidiary Guarantor or by a Subsidiary Guarantor to the Facility Lessee or any other Subsidiary Guarantor (in each case, so long as such lienholder remains the Facility Lessee or a Subsidiary Guarantor);

         (c) any Lien arising by reason of any judgment, decree or order of any court, so long as such Lien is being contested in good faith and is appropriately bonded or reserved against, and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order have not been finally terminated or the period within which such proceedings may be initiated has not expired so not to cause a Lease Event of Default;

         (d) Liens arising by reason of taxes, duties, assessments, imposts or other governmental charges that are not yet delinquent or are being contested in good faith or which would not reasonably be expected to have a Material Adverse Effect;

         (e) Liens arising by reason of security for payment of worker's compensation or other insurance;

         (f) Liens arising by operation of law in favor of carriers, warehousemen, landlords, mechanics, materialmen, laborers or employees, incurred in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith;

         (g) Liens in favor of contractors, mechanics, materialmen, and suppliers, incurred in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith;

         (h) Liens arising by reason of easements, rights-of-way, zoning and similar covenants and restrictions and other similar encumbrances or title defects that do not in the aggregate materially interfere with the ordinary course of business of the Facility Lessee or the Subsidiary Guarantors, taken as a whole;

         (i) Liens arising by operation of law pursuant to any Governmental Approval issued by the FERC or any other Governmental Entity required for the Facility Lessee's or any Subsidiary Guarantor's operation of hydroelectric generation facilities;

         (j) the interests of the Facility Lessee, the Owner Participants, the Owner Lessors and the Indenture Trustees under any of the Operative Documents;


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

         (k) Owner Lessor's Liens and Owner Participant's Liens;

         (l) the reversionary interests of the Facility Lessee in the Facility Sites;

         (m) Liens consisting of (or pursuant to) operating agreements or such other similar arrangements with respect to any property used or useful to the Facility Lessee or the Subsidiary Guarantors (not securing Indebtedness for borrowed money) which could not reasonably be expected to result in a Material Adverse Effect;

         (n) Liens securing purchase money Indebtedness of the Facility Lessee which do not cover property other than that being acquired, (and improvements, accessions, upgrades thereof, related casualty insurance and the proceeds thereof);

         (o) Liens on accounts receivable to secure Indebtedness under a Working Capital Facility up to a maximum of $30 million (as such amount may be Escalated);

         (p) Liens on property of the obligor securing or related to IRB Indebtedness;

         (q) Liens on equity interests in Unrestricted Subsidiaries;

         (r) Liens created or incurred after the Closing Date existing on such assets at the time of acquisition thereof or at the time of acquisition or purchase by the Facility Lessee or any Subsidiary Guarantor of any business entity then owning such assets, so long as such liens were not incurred, extended or renewed in contemplation of such acquisition or purchase; provided that (A) the lien shall attach solely to the assets acquired or purchased, and
(B) if the Indebtedness secured by such lien shall have been assumed by the Facility Lessee or a Subsidiary Guarantor, then and in such event such Indebtedness shall be incurred within the limitations provided in the Lease Indenture and (C) the management committee (or other governing body) of the Facility Lessee determines in their good faith judgment that the assumption of such lien provides a material economic benefit to the Facility Lessee and the Subsidiary Guarantors taken as a whole (which cannot otherwise be obtained by the Facility Lessee without incurring material costs and/or significant delays and without regard to this negative covenant);

         (s) negative pledges;

         (t) other Liens securing Permitted Indebtedness of the Facility Lessee not in excess of, prior to the Debt Covenant Termination Date, 3%, and after the Debt Covenant Termination Date, 15%, of the Consolidated Net Tangible Assets of the Facility Lessee and the Subsidiary Guarantors;

         (u) on and after the Debt Covenant Termination Date, Liens (i) securing Indebtedness of the Facility Lessee or any Subsidiary incurred in connection with the financing of accounts receivable or the financing of inventory; (ii) securing purchase money Indebtedness and sale-leaseback Indebtedness; (iii) securing Indebtedness; and (iv) existing on assets or Subsidiaries when acquired by the Facility Lessee or Subsidiary Guarantors and not created in contemplation of such acquisition, extensions, renewal or refunding of any Permitted Obligor Liens;



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

         (v) any extension, renewal or refunding of any Lien permitted by the preceding clauses (a) through (u) of this Section 5.7 in respect of the same property theretofore subject to such lien in connection with the extension, renewal or refunding of the Indebtedness secured thereby; provided that (A) such extension, renewal or refunding of the Indebtedness to which such lien relates shall be without increase in the principal amount remaining unpaid as of the date of such extension, renewal or refunding, (B) such Lien shall attach solely to the same such property and (C) at the time of the extension, renewal or refunding of such Indebtedness and after giving effect thereto and to the application of the proceeds thereof, no Significant Lease Default or Lease Event of Default would exist.

         Notwithstanding the foregoing exceptions, nothing contained in this
Section 5.7 shall limit the provisions of Section 6 of the Facility Lease.

         Section 5.8. Credit Support. So long as the Certificates are outstanding, the Facility Lessee shall:

         (a) Maintain for the benefit of the Owner Lessor (or its permitted assignee), Qualifying Credit Support (i) issued in favor of the Owner Lessor (or its permitted assignee) by a Qualifying Credit Support Issuer, (ii) with an available amount equal to the greater of (A) the Periodic Lease Rent scheduled to be paid in the next six months and (B) 50% of the Periodic Lease Rent scheduled to be paid in the next twelve months; provided that for the period ending January 2, 2001, the required available amount of such Qualifying Credit Support otherwise required by the above shall be reduced by the Credit Support Adjustment Amount and provided further that (1) the available amount of the Credit Support on any Rent Payment Date shall remain in effect (and not be adjusted as required above) until the earlier of (A) the date upon which the amount due on such Rent Payment Date shall have been paid in full and (B) the tenth (10th) day after such Rent Payment Date and (2) the Facility Lessee shall not be deemed in default of this clause (ii) solely as a result of a reduction in the available amount of the Credit Support resulting from a drawing thereunder so long as the Facility Lessee complies with Section 5.8(e) (as of the Closing Date, the minimum available amount of the Qualifying Credit Support required to be in effect during the term of the Certificates pursuant to this clause (ii) is set forth on Schedule 9 hereto (which Schedule does not give effect to any Adjustment Item pursuant to Section 3.5 of the Facility Lease, or any issuance of Additional Lessor Notes or any Exchange pursuant to Section 14.3 (the Facility Lessee acknowledges that the occurrence of any such event may require an increase in the required minimum available amount)), and (iii) for any Qualifying Credit Support issued after July 12, 2001, with a stated expiration date not earlier than one year after the date of issuance of such Qualifying Credit Support (such Qualifying Credit Support to be assigned by the Owner Lessor to the Lease Indenture Trustee in accordance with the Lease Indenture).

         (b) If Qualifying Credit Support shall have an expiration date prior to the maturity date of the Certificates, the Facility Lessee shall cause such Qualifying Credit Support to be extended or replaced (in compliance with Section 5.8(f)) on or before the date that is at least 30 days prior to such Qualifying Credit Support's expiration date.

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

         (c) If the Facility Lessee or any Qualifying Credit Support Issuer elects to terminate any Qualifying Credit Support prior to the maturity date of the Certificates, the Facility Lessee shall or such Qualifying Credit Support Issuer, as the case may be, shall notify the Owner Lessor and the Lease Indenture Trustee of its intent to terminate the Qualifying Credit Support 60 days prior to the proposed termination date and the Facility Lessee shall replace (in compliance with Section 5.8(f)) such Qualifying Credit Support on or before a date that is 30 days prior to the proposed termination date.

         (d) If at any time subsequent to the issuance of a Qualifying Credit Support, the Qualifying Credit Support Issuer ceases to be a Qualifying Credit Support Issuer, the Facility Lessee shall, within 60 days of receiving Actual Knowledge of such Qualifying Credit Support Issuer's failing to be a Qualifying Credit Support Issuer, replace (in compliance with Section 5.8(f)) such Qualifying Credit Support with a replacement Qualifying Credit Support issued by a Qualifying Credit Support Issuer.

         (e) If at any time a Qualifying Credit Support is drawn upon by Lease Indenture Trustee as assignee of the Owner Lessor to pay Periodic Lease Rent, the Facility Lessee shall have 90 days to reinstate the availability under the drawn Qualifying Credit Support (or provide a new Qualifying Credit Support (in compliance with Section 5.8(f))) in an amount equal to the amount then required by Section 5.8(a)(ii).

         (f) The Facility Lessee shall be permitted, from time to time, to replace any Qualifying Credit Support issued with a replacement Qualifying Credit Support as long as (i) such replacement Qualifying Credit Support complies with the provisions hereof, (ii) the Owner Lessor assigns such replacement Qualifying Credit Support to the Lease Indenture Trustee, (iii) the Facility Lessee delivers (or causes to be delivered) to the Owner Lessor and the Lease Indenture Trustee an opinion of counsel addressed to each of them (in form and substance reasonably satisfactory to the Owner Lessor), to the effect that the obligations of the Qualifying Credit Support Issuer under any replacement Qualifying Credit Support that is not a letter of credit are valid and enforceable and that the Lien of the Lease Indenture in any Qualifying Credit Support constitutes a valid, enforceable and perfected security interest in any Qualifying Credit Support (in each case, subject to customary qualifications) and (iv) there shall be no interruption in the coverage provided by the Qualifying Credit Support in consequence of such optional replacement. Upon any replacement satisfying the conditions of this Section 5.8, the Lease Indenture Trustee shall return any replaced Qualifying Credit Support and execute any discharges or releases reasonably requested by the Facility Lessee.

         Section 5.9. Limitation on Activities. The Facility Lessee shall not, and shall not permit any of the Subsidiary Guarantor to, engage in any business other than a Permitted Business.

         Section 5.10. Limitation on Transactions with Affiliates. The Facility Lessee will not, and will not permit any of the Subsidiary Guarantors to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, to or for the benefit of, any Affiliate (other than transactions



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

contemplated by any agreement entered into between the Facility Lessee or any of the Subsidiary Guarantors and any of their respective Affiliates as the same are in effect on the Closing Date) unless such transaction or series of transactions is on terms that are no less favorable to the Facility Lessee or such Subsidiary Guarantor than would be available in a comparable transaction with an unrelated third party. This covenant will not apply to transactions solely among the Facility Lessee and the Subsidiary Guarantors or to transactions with any Affiliate expressly permitted by the Operative Documents or disclosed in
Schedule 5 hereto.

         Section 5.11. Designation of Unrestricted Subsidiaries.

         (a) At the time of its acquisition or creation, any Subsidiary acquired or created after the Closing Date may be designated by the Facility Lessee as an Unrestricted Subsidiary if such designation would not cause a Lease Default or Lease Event of Default (including, without limitation, under the Restricted Payments covenant). Any acquired or created Subsidiary not so designated at such time shall be and remain thereafter a Subsidiary Guarantor, and the Facility Lessee shall cause such Subsidiary to execute and deliver a guarantee of the obligations of the Facility Lessee under the Operative Documents which shall be substantially in the form of the guarantee supplement which is set forth as Exhibit A to the Subsidiary Guarantee.

         (b) No Subsidiary shall be designated an "Unrestricted Subsidiary" unless such Subsidiary:

                  (i) has no Indebtedness other than Non-Recourse Indebtedness;

                  (ii) is not party to any agreement, contract, arrangement or understanding with the Facility Lessee or any Subsidiary Guarantor unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Facility Lessee or such Subsidiary Guarantor than those that might have been obtained at the time such agreement, contract, arrangement or understanding was entered into from Persons who are not Affiliates of the Facility Lessee; and

                  (iii) is a Person with respect to which neither the Facility Lessee nor any of the Subsidiary Guarantors has any direct or indirect obligation which constitutes Indebtedness of the Facility Lessee or any of the Subsidiary Guarantors (other than a pledge of such entity's interest therein and loans thereto);

         (c) Any designation of a Subsidiary as an Unrestricted Subsidiary shall be evidenced to the Lease Indenture Trustee and the Owner Participant by filing with the Lease Indenture Trustee and the Owner Participant a certified copy of the resolution of the management committee (or other governing body) of the Facility Lessee giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by Section 5.4. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the


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

Lease Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Subsidiary Guarantor as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the Limitations of Indebtedness covenant, then the Facility Lessee shall be in default of such covenant. The Facility Lessee may at any time designate any Unrestricted Subsidiary to be a Subsidiary Guarantor; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Subsidiary Guarantor of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the Limitations of Indebtedness covenant and
(2) no Significant Lease Default or Lease Event of Default would be in existence following such designation and no Lease Default would be created by such designation.

         Section 5.12. Contingent Obligations. The Facility Lessee will not, and will not permit any of the Subsidiary Guarantors to, incur contingent obligations with respect to obligations or liabilities of any other Person other than (i) contingent obligations of Subsidiary Guarantors under any Operative Document (including the Subsidiary Guarantees and the Lease Pledge Agreements),
(ii) a guaranty of Permitted Indebtedness of the Facility Lessee (excluding Permitted Indebtedness which is Subordinated Indebtedness), (iii) contingent obligations incurred in connection with the endorsement of checks and other instruments in the ordinary course of business, (iv) contingent obligations with respect to obligations or liabilities of any Subsidiary Guarantor (other than Indebtedness), (v) contingent obligations under any performance or payment guarantee, and indemnity and contribution or similar arrangements (other than for Indebtedness) entered into by the Facility Lessee in the ordinary course of business and not for speculative purposes in connection with (1) fuel procurement by RES, any of its permitted Affiliates or any other Person directly related to facilities owned or leased by the Facility Lessee or the Subsidiary Guarantors and (2) sales by RES, any of its permitted Affiliates or any other Person of energy, capacity and ancillary services from the facilities owned or leased by the Facility Lessee or the Subsidiary Guarantors, or (vi) contingent obligations existing at law or in equity.

         Section 5.13. Maintenance and Existence of Properties. The Facility Lessee will, and will cause each of the Subsidiary Guarantors to, (i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect the legal existence of the Facility Lessee and the Subsidiary Guarantors; (ii) do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect the rights, Governmental Approvals, and franchises material to the conduct of the business of the Facility Lessee and the Subsidiary Guarantors, (iii) keep and maintain all property material to the conduct of business of the Facility Lessee and the Subsidiary Guarantors in good working order and condition, force majeure and ordinary wear and tear excepted and (iv) operate and maintain the property and assets of the Facility Lessee and the Subsidiary Guarantor in good condition, repair and working order and in any event in all material respects (a) in compliance with all Applicable Law of any Governmental Entity having jurisdiction, including without limitation, all Environmental Laws, unless such noncompliance could not reasonably be expected to result in a Material Adverse Effect, subject to force majeure and ordinary wear and tear, and (b) in accordance with Prudent


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

Industry Practice. The foregoing shall not prohibit any merger consolidation, liquidation, dissolution or other transaction permitted under the Operative Documents.

         Section 5.14. Tax Status. The Facility Lessee will not, and will cause each of the Subsidiary Guarantors not to, voluntarily take any action to cause the Facility Lessee or any Subsidiary Guarantors to be subject to taxation as a separate entity for federal income tax purposes.

         Section 5.15. Compliance with Laws, Contractual Obligations. The Facility Lessee will, and will cause each of its Subsidiaries to, comply with all Applicable Laws, (including Environmental Laws and ERISA), and all contractual obligations applicable to it or its property, such compliance to include the payment, before the same become delinquent, of all taxes, assessments and governmental charges or levies, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         Section 5.16. Insurance The Facility Lessee will maintain or cause to be maintained, and will cause each Subsidiary Guarantor to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and business against such liabilities, casualties, risks and contingencies and in such types and amounts as is maintained by Persons engaged in similar businesses as the Facility Lessee and Subsidiary Guarantors. The Facility Lessee will comply with the terms and conditions, and such insurance will meet the requirements, set forth in Section 11 of the Facility Lease.

         Section 5.17. Restrictive Agreements. The Facility Lessee will not, and will not permit any Subsidiary Guarantor to, enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary Guarantor to (a) make Restricted Payments in respect of any equity interests of such Subsidiary Guarantor held by, or pay any Indebtedness owed to, the Facility Lessee or any other Subsidiary Guarantor, (b) make loans or advances to, or other Investments in, the Facility Lessee or any other Subsidiary Guarantor, (c) transfer any of its assets to the Facility Lessee or any other Subsidiary Guarantor, except for such Liens or restrictions, or (d) create or assume any Lien upon the properties, revenues or assets of the Facility Lessee or any Subsidiary Guarantor, whether now owned or hereafter acquired:

         (i) existing under or by reason of any restrictions existing under the Operative Documents or contained in any agreement relating to any Permitted Indebtedness (other than Subordinated Indebtedness) or any guarantee of any Permitted Indebtedness (other than Subordinated Indebtedness) including with respect to any Qualifying Credit Support;

         (ii) existing on the Closing Date;

         (iii) contained in agreements relating to the transfer of assets pending such transfer; provided such restrictions and conditions apply only to the Subsidiary or its assets that is to be transferred and such transfer is permitted hereunder;

         (iv) applicable solely to Unrestricted Subsidiaries or their assets;

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

         (v) in leases and other agreements restricting the assignment thereof;

         (vi) relating to any assets acquired after the Closing Date, so long as such encumbrance or restriction relates only to the assets so acquired;

         (vii) relating to any Indebtedness of any Subsidiary permitted to be incurred under the Operative Documents and existing at the date on which such Subsidiary was acquired by the Facility Lessee or any Subsidiary Guarantor and not created or incurred in contemplation of such acquisition;

         (viii) effecting a refinancing of Indebtedness incurred pursuant to an agreement referred to in the foregoing clause (vii), so long as the encumbrances and restrictions contained in any such refinancing agreement, taken as a whole, are no more restrictive than the encumbrances and restrictions contained in such agreements;

         (ix) on the sale or other disposition of any property securing Indebtedness or any other obligation as a result of a Permitted Lien on such property;

         (x) on cash, deposits and other assets imposed under contracts entered into in the ordinary course of business;

         (xi) contained in agreements or instruments which prohibit the transfer of all or substantially all of the assets of the obligor thereunder unless the transferee shall assume the obligations of the obligor under such agreement or instrument; or

         (xii) existing under or by reason of applicable law, rules or regulations, or any order or ruling by any governmental authority.

Notwithstanding the foregoing exceptions, nothing contained in this Section 5.17 shall limit the provisions of Section 6 of the Facility Lease.

         Section 5.18. Nondiscrimination Among Leases. The Facility Lessee shall, to the extent Periodic Lease Rent, Renewal Lease Rent or Termination Value is due under more than one of the Related Facility Leases, make, or cause to be made, payments pro rata under all such Related Facility Leases without preference to any Related Facility Lease.

         Section 5.19. Notice of Change in Address or Name. The Facility Lessee shall provide the Owner Participant, the Owner Lessor, the Lessor Manager and, so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustee, prompt written notice of any anticipated change in its, or any of its Subsidiary Guarantors', chief executive office, principal place of business, or name, or the place where it, or such Subsidiary Guarantor maintains its business records concerning the Facility Interest and the Operative Documents, which notice shall, in any event, be provided no later than 30 days prior to such change.

         Section 5.20. Further Assurances. The Facility Lessee, at its own cost, expense and liability, will cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as may be necessary in order to



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

carry out the intent and purposes of this Participation Agreement and the other Operative Documents to which it is a party, and the transactions contemplated hereby and thereby. The Facility Lessee, at its own cost, expense and liability, will cause such financing statements and fixture filings (and continuation statements with respect thereto) as may be necessary and such other documents as the Owner Participant, the Owner Lessor, the Lessor Manager and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustee, shall reasonably request to be recorded or filed at such places and times in such manner, and will take all such other actions or cause such actions to be taken, as may be necessary or advisable in order to establish, preserve, protect and perfect the right, title and interest of the Owner Lessor in and to the Facility Interest, the Ground Interest under the Site Lease and Sublease, or any portion of any thereof or any interest therein and the first priority Lien intended to be created by the Lease Indenture therein.

         Section 5.21. Certain Contracts and Agreements. Without the consent of the Owner Participant, the Facility Lessee agrees that, except as expressly required by the Owners Agreement (and the Facility Lessee agrees to exercise its rights under the Owners Agreement in such a manner to avoid any such requirement) or the Operative Documents, it will not enter into or become bound by any contract or agreement providing for the sale of energy produced by or from the Facility Interest, or the purchase of services to be performed at, for or in connection with, the Facility or any other contract or agreement relating to the Facility Interest that has a term that extends beyond the scheduled Expiration Date or the scheduled expiration of any Renewal Lease Term then in effect or irrevocably elected by the Facility Lessee, unless such contract or agreement may be terminated by the Facility Lessee without material costs or obligation to any Person prior to such Expiration Date or the scheduled expiration of such Renewal Lease Term, as the case may be; provided that nothing in this Section 5.21 shall prevent the Operator from entering agreements to operate the Facility Interest in accordance with the Owners Agreement (subject to the parenthetical above in this Section 5.21), or prevent the Facility Lessee or any other Person from entering into any contract or agreement that relates exclusively to any other undivided interest in the Facility which could not reasonably be expected to result in any costs or expense to the Owner Lessor, as owner of the Facility Interests, or otherwise adversely affect the value, utility or remaining useful life of the Facility.

         Section 5.22. Regulatory Status. The Facility Lessee shall comply, and shall cause each Subsidiary Guarantor that is a public utility under the Federal Power Act to comply, in all material respects, with the applicable requirements of the Federal Energy Regulatory Commission imposed on each as a public utility with market-based rates and with the provisions of 18 C.F.R. Section 365 to the extent necessary to maintain the status of each as an Exempt Wholesale Generator under Section 32 of the Public Utility Holding Company Act.

         Section 5.23. ERISA. The Facility Lessee will not permit the occurrence of any event or condition with respect to an ERISA Plan if such event or condition, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or involve any (i) danger of foreclosure, sale, forfeiture or loss of, or imposition of a Lien



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

on, the Facility Interest or the impairment of the use, operation or maintenance of the Facility or the Facility Site in any material respect, or (ii) risk of criminal liability being incurred by the Equity Investor, the Equity Subsidiary Holding Company, the Equity Subsidiary, the Owner Participant, the Owner Lessor, the Lessor Manager, the Lease Indenture Trustee or the Pass Through Trustee or any of their Affiliates or (iii) material risk of the occurrence of any material adverse effect being incurred by the Equity Investor, the Equity Subsidiary Holding Company, the Equity Subsidiary, the Owner Participant, the Owner Lessor, the Lessor Manager, the Lease Indenture Trustee or the Pass Through Trustee.

         Section 5.24. Maintenance of Cash Equivalents. The Facility Lessee shall maintain Cash Equivalents in an amount at least equal to $50,000,000 until January 2, 2001.

         Section 5.25. Facility Lessee and PCRBs. Notwithstanding any other provision hereof, the Facility Lessee covenants and agrees that, unless such breach is as a result of a breach by the Owner Lessor of its covenant under
Section 4.2 of the Facility Lease, it will during the time period prior to the expiration or earlier termination of the Facility Lease Term and the return of possession of the Facility Interest under Section 5 of the Facility Lease take all action necessary to prevent, and shall prevent, any breach by the Owner Lessor of its covenants under Section 7.8 (other than the fourth sentence thereof unless such transfer is to the Facility Lessee or any Affiliate).

SECTION 6. COVENANTS OF THE PASS THROUGH TRUSTEE

         The Pass Through Trustee agrees that it will not transfer any Note (or any part thereof) to any entity until it receives from such entity a certification which makes a representation and warranty as of the date of transfer that no part of the funds to be used by it for the purchase and holding of such Note (or any part thereof) constitutes assets of any Plan or that such purchase and holding will not constitute or result in a non-exempt prohibited transaction (as defined in Section 4975 of the Code and Section 406 of ERISA).

SECTION 7. COVENANTS OF THE TRUST COMPANY, THE LESSOR MANAGER AND THE OWNER
LESSOR

         Section 7.1. Compliance with the LLC Agreement. The Owner Lessor, the Trust Company and the Lessor Manager each hereby severally covenants and agrees that it will:

         (a) comply with all of the terms of the LLC Agreement applicable to it; and

         (b) not amend, supplement, or otherwise modify Sections 2.8, 3.1(a) and
9.1 of the LLC Agreement without the prior written consent of the Facility Lessee so long as no Significant Lease Default or Lease Event of Default has occurred and is continuing or the applicable Lease Indenture Trustee so long as Lien of the Lease Indenture has not been terminated or discharged.


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

         Section 7.2. Owner Lessors' Liens. The Trust Company, the Lessor Manager and the Owner Lessor each covenants that it will not directly or indirectly create, incur, assume or suffer to exist any Owner Lessor's Lien attributable to it and will promptly notify the Facility Lessee, the Owner Participant and the Lease Indenture Trustee of the imposition of any such Lien of which it has Actual Knowledge and shall promptly, at its own expense, take such action as may be necessary to duly discharge such Owner Lessor's Lien attributable to it.

         Section 7.3. Amendments to Operative Documents. The Lessor Manager and the Trust Company each covenants that it will not unless such action is expressly contemplated by the Operative Documents and unless it is expressly directed by the Owner Participant in writing, (a) through its own action terminate any Operative Document to which it is a party, (b) amend, supplement, waive or modify (or consent to any such amendment, supplement, waiver or modification) any Operative Documents (other than the LLC Agreement, amendments to and modifications of which are governed by Section 7.1 or the Tax Indemnity Agreement) in any manner other than with respect to administrative or ministerial matters or (c) except as provided in Section 12.2 or Section 2 of the Lease Indenture, take any action to issue Additional Notes or prepay or refund the Notes or amend any of the payment terms of the Notes without, in each case, the prior written consent of the Facility Lessee so long as no Significant Lease Default or Lease Event of Default shall have occurred and be continuing or, in the case of clause (a) or (b), the Lease Indenture Trustee so long as the Lien of the Lease Indenture has not been terminated or discharged.

         Section 7.4. Transfer of the Owner Lessor's Interest. Other than as contemplated by the Operative Documents, the Owner Lessor and the Lessor Manager each covenants that it will not assign, pledge, sell, lease, convey or otherwise transfer any of its then existing right, title or interest in and to the Owner Lessor's Interest, the Lessor Estate or the other Operative Documents. Nothing in this Section 7.4 shall limit the ability of the Lessor Manager or the Owner Participant to appoint a successor Lessor Manager pursuant to Section 7 of the LLC Agreement.

         Section 7.5. Owner Lessor; Lessor Estate. The Lessor Manager and the Owner Lessor each covenants that it will not voluntarily take any action to subject the Owner Lessor or the Lessor Estate to the provisions of any applicable bankruptcy or insolvency law (as now or hereafter in effect).

         Section 7.6. Limitation on Indebtedness and Actions. Prior to the Debt Covenant Termination Date, the Lessor Manager and the Owner Lessor each covenants that it will not incur any indebtedness nor enter into any business or activity except as required or expressly permitted or contemplated by any Operative Document (other than the LLC Agreement or the Tax Indemnity Agreement).

         Section 7.7. Change of Location. The Lessor Manager shall use all reasonable efforts to give the Owner Participant, the Lease Indenture Trustee and the Facility Lessee 30 days' written notice of any relocation of the Owner Lessor's chief executive office or the place where documents and records relating to the Lessor Manager, the Owner Lessor


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

or the Lessor Estate are kept from the location set forth in Section 3.2(g) and of any change in its name (or the Owner Lessor's name), but in any event the Lessor Manager and the Owner Lessor shall give such notice within 30 days after such relocation or name change.

         Section 7.8. Pollution Control Facilities. Notwithstanding any other provision hereof, the Owner Lessor covenants and agrees that it will not make any modifications to the Facility Interest or take any action which, in and of itself, results in a loss of the exclusion of interest on the Outstanding PCRBs from gross income for federal income tax purposes under Section 103 of the Code. Actions with respect to the Facility Interest shall not constitute a breach by the Owner Lessor of this Section 7.8 in the following circumstances: (i) the Owner Lessor ceases to use or decommissions any portion of the Facility or subsequently repowers such portion of the Facility that is no longer used or decommissioned (but does not hold such portion of the Facility for sale); (ii) the Owner Lessor acts with respect to the Facility in order to comply with requirements under applicable federal, state or local environmental or other laws or regulations; or (iii) the Owner Lessor acts in a manner that Metropolitan Edison Company (i.e. a reasonable provider of electricity of similar stature as Metropolitan Edison Company) would have acted during the term of the Outstanding PCRBs (including, but not limited to, applying new technology). In the event the Owner Lessor acts or anticipates acting in a manner that will cause a loss of the exclusion of interest on the Outstanding PCRBs from gross income for federal income tax purposes, the Owner Lessor shall give prompt written notice to such effect. The Owner Lessor further covenants and agrees that, in the event that the Owner Lessor transfers any portion of the Facility Interest, the Owner Lessor shall obtain from its transferee a covenant and agreement that is analogous to the Owner Lessor's covenant and agreement pursuant to this Section 7.8, including this sentence. In addition, the Owner Lessor shall not, without at least 60 days' advance written notice to Metropolitan Edison Company, take any action which would result in (x) a change in the PCRB Assets from the use for which such PCRB Assets were originally intended or (y) a sale of such assets separate from the generating assets to which they relate. No notice of the events set forth in clause (i), (ii) or
(iii) above will be required pursuant to this Section 7.8. This covenant shall continue in effect so long as the Outstanding PCRBs remain outstanding.

SECTION 8. COVENANTS OF THE OWNER PARTICIPANT

         Section 8.1. Restrictions on Transfer of Member Interest.

         (a) The Owner Participant covenants and agrees that it shall not during the Facility Lease Term assign, convey or transfer any of its right, title or interest in the Member Interest without the prior written consent of the Facility Lessee and, so long as the Lien of the Lease Indenture has not been terminated or discharged, without the prior written consent of the Lease Indenture Trustee; provided, however, that the Owner Participant may assign, convey or transfer all or part of its interest in the Member Interest without such consent to a Person (the "Transferee") which shall assume the duties and obligations of the Owner Participant under the Operative Documents pursuant to an



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

Assignment and Assumption Agreement, if each of the following conditions shall have been satisfied:

                  (i) the Facility Lessee, and, so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustee, shall have received an opinion of counsel, which opinion and counsel are reasonably satisfactory to the Facility Lessee, to the effect that all material regulatory approvals required in connection with such transfer or necessary to assume the Owner Participant's obligations under the Operative Documents shall have been obtained;

                  (ii) the Transferee shall be a "United States person" within the meaning of Section 7701(a)(30) of the Code;

                  (iii) the Transferee shall be a Person which has, or the payment and performance obligations under the Operative Documents of which are guaranteed (pursuant to an OP Guarantee or in another form reasonably satisfactory to the Facility Lessee) by a Person which has a tangible net worth of at least equal to $75 million calculated in accordance with GAAP; and

                  (iv) unless waived by the Facility Lessee, and so long as no Significant Lease Default or Lease Event of Default shall have occurred and be continuing, neither the Transferee nor the OP Guarantor is a Competitor of, or in material litigation with, the Facility Lessee or any Affiliate thereof;

                  (v) the transferring Owner Participant shall pay, without any right of indemnification from the Facility Lessee or any other Person, all reasonable documented out-of-pocket costs, fees and expenses incurred in connection with any such transfer by (x) the other Transaction Parties, except the Facility Lessee and its Affiliates and
         (y) by the Facility Lessee and its Affiliates so long as no Significant Lease Default or Lease Event of Default shall have occurred and be continuing;

                  (vi) such transfer shall not cause there to be more than three Owner Participants (as defined in this Agreement or in the Operative Documents in any Related Facility Lease) that are not Related Parties with such other Owner Participants; and

                  (vii) the Owner Participant has not previously assumed the Notes pursuant to Section 8.7;

         (b) For purposes of the preceding clause (a), a "Competitor" of the Facility Lessee shall be an entity which, or an Affiliate of which, is significantly involved as a seller or trader of capacity or energy in the electric market, provided that, the foregoing restriction shall not apply in the case of a Transferee that is an Affiliate of such a seller or trader so long as
(i) such Transferee is an entity regularly involved in making passive investments such as the Owner Participant's contemplated investment in the Transaction, (ii) such Transferee has in place procedures which shall be reasonably acceptable to the


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

Facility Lessee to prevent such Affiliate that is a seller or trader of capacity or energy from acquiring confidential information relating to such passive investments and agrees in writing with the Facility Lessee to maintain such procedures, and (iii) neither such Transferee nor any Affiliate thereof is an entity that is (A) actively involved in the selling, trading or generation of electricity in the PJM, ECAR NYPP or VACAR or any successor thereto, or (B) on the List of Competitors, which may, from time to time, but no more often than once per year, be modified by the Facility Lessee, and shall contain a list of entities which the Facility Lessee reasonably believes in its good faith judgment are Competitors of the Facility Lessee; provided that such List of Competitors shall not contain more than 6 entities at any one time. Notwithstanding the foregoing, the restrictions set forth in clauses (i), (iii),
(iv) and (v) of Section 8.1(a) above shall not inure to the benefit of the Facility Lessee if such transfer is in connection with the exercise of remedies during a Lease Event of Default.

         (c) Notwithstanding anything to the contrary contained herein, the provisions of this Section 8.1 (other than Section 8.1(f) which shall only apply to the specific transfers described in clauses (i) and (ii) thereof) shall also apply (modified as appropriate to take into account the interest being transferred) to a transfer of an interest in any direct or indirect parent of the Owner Participant up to but excluding the Equity Investor; provided that, as long as the OP Guarantee remains in full force and effect, the transfer restrictions contained in this Section 8.1(c) shall not apply to any transfers to Persons that are wholly owned, directly or indirectly, by the parent of the OP Guarantor.

         (d) The Owner Participant shall give the Owner Lessor, the Lessor Manager, the Lease Indenture Trustee, and the Facility Lessee 30 days prior written notice of such transfer, or 10 days in the case of a transfer to an Affiliate of the OP Guarantor, specifying the name and address of any proposed Transferee and such additional information as shall be necessary to determine whether the proposed transfer satisfies the requirements of this Section 8.1. If requested by the Owner Participant or the Lease Indenture Trustee, the Facility Lessee will acknowledge qualifying transfers.

         (e) Upon any such transfer in compliance with this Section 8.1, (i) such Transferee shall to the extent of the Member Interest conveyed to the Transferee, (x) be deemed the "Owner Participant" for all purposes, and (y) enjoy the rights and privileges and perform the obligations of the Owner Participant hereunder and under the Assignment and Assumption Agreement, the OP Guarantee and each other Operative Document to which such Owner Participant is a party, and each reference in this Agreement, the Assignment and Assumption Agreement, the OP Guarantee and each other Operative Document to which such Owner Participant is a party, and each reference in this Agreement, the Assignment and Assumption Agreement, the OP Guarantee and each other Operative Document to the "Owner Participant" shall thereafter be deemed to include such Transferee, to the extent of the Member Interest conveyed to the Transferee, for all purposes and (ii) the transferor Owner Participant and the OP Guarantor, if any, of such transferor Owner Participant's obligations shall be released from all obligations hereunder and under each other Operative Document to which such transferor or OP Guarantor is a party or by which such transferor Owner Participant or OP Guarantor is bound to the extent such obligations are expressly assumed by a Transferee; provided,


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

however, that in no event shall any such transfer waive or release the transferor or its OP Guarantor from any liability existing immediately prior to or occurring simultaneously with such transfer.

         (f) So long as the Certificates are outstanding, it shall be a condition precedent to the effectiveness of a transfer by the (i) Owner Participant of the Member Interest (or any portion thereof) or (ii) Equity Subsidiary of its equity interest (or any portion thereof) in the Owner Participant, that S&P shall have received an opinion of counsel substantially to the effect of the nonconsolidation opinion delivered to S&P on the Closing Date pursuant to Section 4.1(r), or if as a consequence of a change in bankruptcy law such opinion cannot be given:

                  (A) in connection with an event described in clause (i) above, a legal opinion to the effect that the risk of bankruptcy consolidation of the Transferee in such transfer with the Transferee's parent immediately after giving effect to the transfer of such equity interest is not materially greater than the risk of bankruptcy consolidation of the transferor with such transferor's parent, immediately prior to giving effect to such transfer; or in connection with an event described in clause (ii) above, a legal opinion to the effect that the risk of bankruptcy consolidation of the Owner Participant with the Transferee in such transfer after giving effect to the transfer of such equity interest is not materially greater than the risk of bankruptcy consolidation of the Owner Participant with the transferor, immediately prior to giving effect to such transfer; and

                  (B) in connection with an event described in clause (i) above, an Officer's Certificate of the Transferee certifying that the organizational documents of the Transferee contain, and will continue to contain after the transfer, provisions substantially equivalent to those contained in the organizational documents of the Owner Participant on the Closing Date with respect to the following provisions: separateness, independent managers, no bankruptcy petition, no dissolution and amendment of such organizational documents.

         Section 8.2. Owner Participant's Liens. The Owner Participant covenants that it will not directly or indirectly create, incur, assume or suffer to exist any Owner Participant's Lien and the Owner Participant shall promptly notify the Facility Lessee and the Lease Indenture Trustee of the imposition of any such Lien of which Owner Participant has Actual Knowledge and shall promptly, at its own expense, take such action as may be necessary to duly discharge such Owner Participant's Lien.

         Section 8.3. Amendments or Revocation of LLC Agreement. The Owner Participant covenants that it will not (a) amend, supplement, or otherwise modify Sections 2.8, 3.1(a) and 9.1 of the LLC Agreement except for amendments required by the Operative Documents or by Applicable Law or which are administrative or ministerial in nature without the prior written consent of the Facility Lessee so long as no Significant Lease Default or Lease Event of Default has occurred and is continuing, or without the prior written consent of the Lease Indenture Trustee so long as the Lien of the Lease Indenture has not been terminated or discharged, or (b) waive compliance with or terminate the LLC Agreement without the prior written consent of the Facility Lessee so



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

long as no Significant Lease Default or Lease Event of Default has occurred and is continuing, or the Lease Indenture Trustee so long as the Lien of the Lease Indenture has not been terminated or discharged.

         Section 8.4. Bankruptcy Filings. The Owner Participant agrees that it will not file a petition, or join in the filing of a petition, seeking reorganization, arrangement, adjustment or composition of, or in respect of, the Owner Lessor under the Bankruptcy Code, or any other applicable Federal or state law or the law of the District of Columbia.

         Section 8.5. Instructions. The Owner Participant agrees that it will not instruct the Owner Lessor to take any action prohibited by this Agreement or any other Operative Document.

         Section 8.6. Appointment of Successor Lessor Manager. Notwithstanding any other provision of this Agreement, a successor Lessor Manager shall not be appointed by the Owner Participant without the consent of the Facility Lessee and, so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee, unless such successor Lessor Manager
(a) meets the requirements of the LLC Agreement, (b) has a combined capital and surplus of at least $150 million, and (c) the Facility Lessee, and so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee shall have received at the expense of the Owner Participant (i) an opinion or opinions of counsel, such counsel and such opinion to be reasonably acceptable to such parties, to the effect that no regulatory consents or approvals are required, or (ii) such other documentation reasonably satisfactory to the Facility Lessee or the Lease Indenture Trustee, as applicable; provided, however, that if the Lessor Manager resigns as lessor manager, is terminated for cause, or shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Lessor Manager or its properties shall be appointed or any public officer shall take charge or control of the Lessor Manager or its property or affairs for the purpose of rehabilitation, conservation or liquidation, the opinion required by clause (c) shall be at the expense of the Facility Lessee.

         Section 8.7. Right of Owner Participant to Assume Notes. Upon the occurrence and during the continuance of a Lease Indenture Event of Default resulting from a Lease Event of Default (but in any event prior to the consummation of any sale by the Lease Indenture Trustee of all or any portion of the Indenture Estate), the Owner Participant shall have the right (but not the obligation) to assume, on a recourse basis as joint obligor, all but not less than all of the obligations of the Owner Lessor then outstanding under the Notes subject to the satisfaction of the following conditions:

                  (i) the Owner Participant shall be at such time the direct or indirect, wholly owned Subsidiary of the Equity Investor;

                  (ii) no Lease Indenture Event of Default, nor any event that with the passage of time or the giving of notice or both would become a Lease Indenture Event of Default, shall then exist other than such resulting from a then existing Lease Event of Default or Lease Default;


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

                  (iii) the Owner Participant shall become jointly and severally liable for all of the obligations of the Owner Lessor under the Notes (and such obligations shall become direct, primary, recourse obligations of the Owner Participant) pursuant to an assumption agreement in form and substance reasonably satisfactory to the Lease Indenture Trustee and the Pass Through Trustee (which assumption agreement shall contain, among other things, representations, warranties and covenants of the Owner Participant substantially the same as the representations, warranties and covenants of the Facility Lessee under the Facility Lease and this Agreement (including, without limitation, covenants with respect to the use, maintenance and operation of the Facility, insurance and indemnification but excluding the Facility Lessee's covenant to pay Rent) and events of default with respect to the Owner Participant substantially the same as events of default under the Facility Lease);

                  (iv) the OP Guarantee shall be in full force and effect (and shall guarantee the obligations of the Owner Participant under such assumption agreement) and the OP Guarantor shall reaffirm its obligations thereunder after giving effect to such assumption;

                  (v) after giving effect to such assumption, the Lien of the Lease Indenture shall be and remain a valid and perfected security interest in the Lease Indenture Estate securing the obligations of the Owner Participant and the Owner Lessor under the Notes and the Owner Participant's obligations under such assumption agreement (and the Lease Indenture Trustee and the Pass Through Trustee and their counsel shall receive evidence satisfactory to each of the same);

                  (vi) the Owner Participant, the Owner Lessor and the Lease Indenture Trustee shall enter into an amendment of the Lease Indenture, in form and substance satisfactory to each of them (and the Pass Through Trustee) and their respective counsel, in order to give effect to such assumption, to delete any cross-default to the Facility Lease or the Facility Lessee and to add a cross-default to such assumption agreement;

                  (vii) the Lease Indenture Trustee and the Pass Through Trustee shall have received an opinion of counsel (which shall contain customary qualifications), which opinion and counsel shall be reasonably satisfactory to each of them and their respective counsel, to the effect that (a) such assumption agreement has been duly authorized, executed and delivered, (b) such assumption agreement, and the Notes, constitute legal, valid, binding obligations of the Owner Participant, enforceable against it in accordance with their respective terms, (c) the OP Guarantee constitutes the legal, valid, binding obligation of the OP Guarantor, enforceable against it in accordance with its terms, (d) the Lease Indenture and the Notes constitute legal, binding obligations of the Owner Lessor, enforceable against it in accordance with their respective terms, and (e) all Governmental Approvals and filings required in connection with such assumption have been obtained, except, with respect to clauses (b), (c) and (d), as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance,

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

         reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity;

                  (viii) the Owner Participant shall have paid all amounts then due and owing (including overdue interest) under the Notes (other than principal thereof then due and owing as a result of any acceleration of the Notes);

                  (ix) after giving effect to such assumption (and the payment in clause (viii) above and the amendment in clause (vi) above), no Lease Indenture Event of Default shall have occurred and be continuing;

                  (x) such assumption shall not result in a downgrade of the then existing credit ratings of the Lease Debt and the Rating Agencies shall have confirmed that after such assumption, the Lease Debt shall be rated at least BBB+ by S&P and Baa1 by Moody's; and

                  (xi) the Owner Participant shall have paid, at no after-tax cost to such parties, all reasonable documented out-of-pocket expenses (including reasonable attorney's fees and expenses) of the Owner Lessor, the Lessor Manager, the Lease Indenture Trustee, the Pass Through Trustee and the Lease Indenture Company in connection with such assumption and other transactions referred to in this Section 8.7.

Upon the foregoing conditions being satisfied and the Owner Participant assuming such obligations as provided above, the Lien of the Lease Indenture shall be terminated solely with respect to the Owner Lessor's right, title and interest to the Facility Lease (and all Rent thereunder), the Credit Support and the Lease Pledge Agreement.

SECTION 9. COVENANTS OF THE LEASE INDENTURE TRUSTEE

         (a) Neither the Lease Indenture Company nor the Lease Indenture Trustee will directly or indirectly create, incur, assume or suffer to exist any such Indenture Trustee's Lien attributable to it and arising out of events or conditions not related to its rights in such Indenture Estate or the administration thereof, and will promptly notify the Owner Participant, the Lessor Manager and the Facility Lessee of the imposition of any such Lien of which it has Actual Knowledge and shall promptly, at its own expense, take such action as may be necessary to duly discharge the Indenture Trustee's Lien.

         (b) The Lease Indenture Trustee shall notify the Pass Through Trustee of all Lease Indenture Events of Default of which a Responsible Officer of the Lease Indenture Trustee has Actual Knowledge within 90 days after the occurrence of such Lease Indenture Event of Default.

         (c) The Lease Indenture Trustee may, without the consent of the Pass Through Trustee, enter into any indenture or indentures supplemental to the Lease Indenture or execute any amendment, modification, supplement, waiver or consent with respect to any other Operative Document related thereto (A) to evidence the succession of another Person as Lessor Manager or the appointment of a co-manager in accordance with the


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

terms of the LLC Agreement or to evidence the succession of a successor as the Lease Indenture Trustee under the Lease Indenture, the removal of the Lease Indenture Trustee or the appointment of any separate or additional trustee or trustees and to define the rights, powers, duties and obligations conferred upon any such separate manager, trustee or trustees or co-manager or co-trustees, (B) to correct, confirm or amplify the description of any property at any time subject to the Lien of the Lease Indenture or to convey, transfer, assign, mortgage or pledge any property to or with the Lease Indenture Trustee, (C) to provide for any evidence of the creation and issuance of any additional Notes related thereto in accordance with the Lease Indenture and to establish the form or terms of such Notes, (D) to cure any ambiguity in, to correct or supplement any incorrect, defective or inconsistent provision of, or to add to or modify any other provisions and agreements in, such Lease Indenture or any other Operative Document related thereto, in any manner that will not, in the judgment of Lease Indenture Trustee, materially adversely affect the interests of the holders of such Notes, (E) to grant or confer upon the Lease Indenture Trustee for the benefit of the holders of such Notes any additional rights, remedies, powers, authority or security which may be lawfully granted or conferred and which are not contrary or inconsistent with the Lease Indenture, (F) to add to or modify the covenants or agreements to be observed by the Facility Lessee or the Owner Lessor and which are not contrary to the Lease Indenture, to add Lease Indenture Events of Default for the benefit of the holders of such Notes or surrender any right or power of the Owner Lessor, (G) to effect the assumption of any or all of the Notes by the Facility Lessee; provided that the supplemental indenture shall contain all of the covenants of the Facility Lessee contained in the Facility Lease and this Agreement for the benefit of the Lease Indenture Trustee or the holders of such Notes, such that the Facility Lessee's obligations contained therein, if applicable in the event that the related Facility Lease is terminated, shall continue to be in full force and effect, (H) to effect the assumption by the Owner Participant of the Notes pursuant to
Section 8.7, (I) subject to Section 3.5 of the Facility Lease, to adjust any Adjustment Item, (J) to comply with requirements of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed, or any regulatory body, (K) to modify, eliminate or add to the provisions of any Operative Documents to such extent as shall be necessary to qualify or continue the qualification of the Lease Indenture or the Pass Through Trust Agreements (including any supplements thereto) under the Trust Indenture Act of 1939, or similar federal statute enacted after the Closing Date, and to add to the Lease Indenture such other provisions as may be expressly permitted by the Trust Indenture Act of 1939 or (L) to effect any other amendment, modification, supplement, waiver or consent with respect to the Lease Indenture or any other Operative Document related thereto provided that such supplemental indenture, amendment, modification, supplement, waiver or consent shall not, in the reasonable judgment of the Lease Indenture Trustee, materially adversely affect the interests of the holders of such Notes, provided, however, that no such amendment, modification, supplement, waiver or consent shall, without the consent of the holders of a majority in interest of such Notes, modify the covenants set forth in Section 5.3 through 5.20, 14.2 or
14.3 (other than any amendment, modification, supplement, waiver or consent having no adverse effect on the interests of the holders of the Notes), provided, further, however, that without the consent of the holders representing 100% of the outstanding principal amount of such Notes, no such



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

supplement to or amendment of the Lease Indenture or the Facility Lease, Site Lease and Sublease, or waiver or modification of or consent to the terms thereof, shall (i) reduce the percentage of holders of such Notes required to take or approve any action thereunder, (ii) change the amount of time of payment of any amount owing or payable with respect to any such Note or change the rate or manner of calculation of interest payable with respect to any such Note,
(iii) alter or modify the provisions with respect to the manner of payment or the order of priorities in which distributions thereunder shall be made as between the holders of such Notes and the Owner Lessor, (iv) except in connection with (H) above, reduce the amount (except to any amount as shall be sufficient to pay the aggregate principal of and interest on all such Notes) or extend the time of payment of Periodic Lease Rent or Termination Value, except as expressly provided in the Facility Lease, or change any of the circumstances under which Periodic Lease Rent or Termination Value is payable, or (v) except in connection with (H) above, consent to any assignment of the Facility Lease if in connection therewith the Facility Lessee will be released from its obligation to pay Periodic Lease Rent and Termination Value, except as expressly provided herein, or otherwise release the Facility Lessee of its obligations in respect of the payment of Periodic Lease Rent or Termination Value or change the absolute and unconditional nature of such obligations.

         (d) Promptly upon (and in any event within three (3) Business Days after) any of the following, (i) the Lease Indenture Trustee obtaining Actual Knowledge (or receipt of notice) of a Lease Default under clause (a) of Section 16 of the Facility Lease, (ii) receipt by the Lease Indenture Trustee of notice of a Lease Event of Default under clause (g) or (h) of Section 16 of the Facility Lease, (iii) acceleration of the Notes after the occurrence and during the continuance of a Lease Event of Default, or (iv) the 30th day prior to the expiration date or early termination date of the Qualifying Credit Support (without such Qualifying Credit Support being extended or replaced in accordance with Section 5.8), the Lease Indenture Trustee shall make an appropriate presentation under the Qualifying Credit Support in accordance with its terms (such presentation to be in an amount equal to, in the case of clause (i) above, the aggregate amount of such past due Periodic Lease Rent or Termination Value (but not in excess of the amount then available thereunder), and in the case of clauses (ii), (iii) and (iv) above, the full amount then available thereunder). The proceeds of any such drawing shall be applied to the Periodic Lease Rent or Termination Value as such amounts become due and payable. The proceeds of any drawing pursuant to Section 9(d)(iv) shall be held by the Lease Indenture Trustee as collateral for the payment of Periodic Lease Rent or Termination Value and applied to Periodic Lease Rent and Termination Value as such amounts become due and payable in accordance with the terms of the Operative Documents; provided that, in the event that no Significant Lease Default or Lease Event of Default has occurred and is continuing and the Facility Lessee provides for the benefit of the Owner Lessor Qualifying Credit Support in the amount required to be maintained pursuant to Section 5.8(a), the Lease Indenture Trustee shall return to the Facility Lessee any unapplied proceeds of such drawing.

         (e) Upon the occurrence of any of the following events, (i) the repayment in full of the Notes and the termination of the Lease Indenture pursuant to Section 9.1(a) of the Lease Indenture, (ii) the payment in full of Termination Value and the termination of the


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

Facility Lease in accordance with Section 13, 14 or 17 of the Facility Lease or
(iii) the assignment of the Facility Lessee's interest in accordance with
Section 14.2, the Lease Indenture Trustee shall, upon the written request of the Owner Lessor, deliver the Qualifying Credit Support (if not previously terminated or cancelled) to the Owner Lessor (or if so directed by the Owner Lessor in such written request, to the Facility Lessee) together with such executed transfer instruments as the Owner Lessor may reasonably request.

SECTION 10. FACILITY LESSEE'S INDEMNIFICATIONS

         Section 10.1. General Indemnity.

         (a) Claims Indemnified. Subject to the exclusions stated in paragraph
(b) below, the Facility Lessee agrees to indemnify, protect, defend and hold harmless, and does hereby indemnify the Owner Participant, the Owner Lessor, the Equity Investor, the Equity Subsidiary Holding Company, the Equity Subsidiary, the Trust Company, the Lessor Manager, the Lease Indenture Company in its individual capacity, the Lease Indenture Trustee, the Pass Through Company in its individual capacity and the Pass Through Trustee, and their respective Affiliates, successors, assigns, agents, members, partners, directors, officers or employees (each an "Indemnitee") against any and all Claims (including Claims under Environmental Laws) (whether or not any of the transactions contemplated by the Operative Documents are consummated) imposed on, incurred or suffered by or asserted against any Indemnitee in any way relating to or resulting from or arising out of or attributable to:

                  (i) the construction, financing, refinancing, acquisition, operation, warranty, ownership, possession, maintenance, repair, lease, condition, alteration, modification, restoration, refurbishing, return, purchase, sale or other disposition, insuring, sublease, or other use or non-use of the Facility or the Facility Site or any Component or any portion of any thereof or any interest therein;

                  (ii) the conduct of the business or affairs of the Facility Lessee;

                  (iii) the manufacture, design, purchase, acceptance, rejection, delivery or condition of, or improvement to, the Facility or the Facility Site or any Component, or any portion of any thereof or any interest therein;

                  (iv) the Owners Agreement, the Facility Lease, or any other Operative Documents, the execution or delivery thereof or the performance, enforcement, or amendment of any terms thereof;

                  (v) any Environmental Condition or related impact of the Facility or the Facility Site or any Component or portion thereof;

                  (vi) the reasonable costs and expenses of each Indemnitee in connection with amendments or supplements to the Operative Documents
         (x) requested by the Facility Lessee, (y) while a Lease Event of Default is continuing, or (z) to which none of the Indemnitee or its Affiliates is a party (unless such


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

         amendment or supplement has been requested by or on behalf of such Indemnitee or its Affiliates);

                  (vii) the offer, issuance, sale, acquisition of the Lessor Notes, the Certificates, any Additional Lessor Notes and additional Certificates or any refinancing thereof;

                  (viii) the imposition of any Lien other than, with respect to a particular Indemnitee, a Lien arising by or through such Indemnitee (or its agents, employees, servants or Affiliates) that is prohibited under the terms of the Operative Documents;

                  (ix) any violation by, or liability relating to, the Facility Lessee or the Facility of, or under, any Applicable Law, whether now or hereafter in effect (including Environmental Laws), or any action of any Governmental Entity or other Person taken with respect to the Facility or the Facility Site, the Operative Documents or the interests of the Owner Participant or the Lease Indenture Trustee under the Operative Documents or the presence, use, storage, transportation, treatment or manufacture of any Hazardous Substance in, at, under or from the Facility or the Facility Site;

                  (x) the non-performance or breach by the Facility Lessee of any obligation contained in any Operative Document or the falsity or inaccuracy of any representation or warranty of the Facility Lessee in any Operative Document;

                  (xi) the continuing fees (if any) and expenses of the Lessor Manager, the independent director of the Owner Participant, the Lease Indenture Trustee and the Pass Through Trustee (including the reasonable fees and expenses of counsel, accountants and other professional persons) arising out of discharge of their respective duties under or in connection with the Operative Documents;

                  (xii) in any other way relating to the transactions contemplated by the Operative Documents or the Owners Agreement; and

                  (xiii) any breach by the Owner Lessor of its covenants under
         Section 7.8 (other than the fourth sentence thereof (unless such transfer is to the Facility Lessee or any Affiliate)) during the time period prior to the expiration or earlier termination of the Facility Lease Term and the return of possession of the Facility Interest under
         Section 5 of the Facility Lease unless such breach is as a result of a breach by the Owner Lessor of its covenant under Section 4.2 of the Facility Lease.

         (b) Claims Excluded. Any Claim, to the extent resulting from or arising out of or attributable to any of the following, is excluded from the Facility Lessee's agreement to indemnify any Indemnitee under this Section 10.1:

                  (i) acts, omissions or events occurring after the expiration or early termination of the Facility Lease and, where required by the Facility Lease,


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

         surrender to the Owner Lessor or its successor of the Facility Interest in compliance with the provisions of the Facility Lease;

                  (ii) with respect to the relevant Indemnitee or a Related Party, any offer, sale, assignment, transfer or other disposition (voluntary or involuntary) by or on behalf of (A) the Owner Participant of any of its interest in the Owner Lessor, (B) the Owner Lessor of all or any of its interest in the Facility Interest or the Facility Site, or (C) the Lease Indenture Trustee of any of its interests in the Notes, unless such transfer is required by the terms of the Operative Documents or occurs in connection with the exercise of remedies during a Lease Event of Default;

                  (iii) the gross negligence or willful misconduct of an Indemnitee seeking indemnification or a Related Party;

                  (iv) the noncompliance with the terms of the Operative Documents by, or the breach of any agreement, covenant, representation or warranty of, the Indemnitee seeking indemnification or a Related Party;

                  (v) any obligation or liability expressly borne, assumed or to be paid in any Operative Document by the Indemnitee seeking indemnification or a Related Party;

                  (vi) with respect to the Indemnitee seeking indemnification, any claim constituting or arising from an Owner Participant's Lien or an Owner Lessor's Lien attributable to such Indemnitee or a Related Party;

                  (vii) any Claim that is a tax, or is a cost of contesting a tax, whether or not the Facility Lessee is required to indemnify therefor under Section 10.2 or the Tax Indemnity Agreement, except as required to make payments on an After-Tax Basis;

                  (viii) any failure by the Lessor Manager to distribute in accordance with the LLC Agreement any amounts received and distributable thereunder;

                  (ix) any amendment other than an amendment to which the Facility Lessee is a party or has been expressly requested by the Facility Lessee in writing;

                  (x) any Claim that constitutes principal or interest on the Notes;

                  (xi) any Claim resulting from any Lease Indenture Event of Default not caused by a Lease Event of Default; and

                  (xii) any Claim or portion of any Claim to the extent properly allocable under the Owners Agreement, Applicable Law, contract contribution, indemnity or otherwise to an interest in the Facility or the Facility Site of the Equity Investor or an Affiliate thereof (other than in respect of the Facility Interest (including the undivided interest in the Facility Site));



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

provided that the terms "omission," "gross negligence" and "willful misconduct," when applied with respect to the Lessor Manager, the Owner Participant, the Equity Investor, the Equity Subsidiary Holding Company, the Equity Subsidiary, the Owner Lessor, the Lease Indenture Trustee or the Pass Through Trustee or any Affiliate of any thereof, shall not include any liability imputed as a matter of law to such Indemnitee solely by reason of such entity's interest in the Facility, the Facility Site or the Facility Interest or such Indemnitee's failure to act in respect of matters which are or were the obligation of the Facility Lessee under this Agreement or any other Operative Document.

         (c) Insured Claims. Subject to the provisions of paragraph (e) of this
Section 10.1, in the case of any Claim indemnified by the Facility Lessee hereunder which is covered by a policy of insurance maintained by the Facility Lessee, each Indemnitee agrees, unless it and each other Indemnitee shall waive its rights to indemnification (for itself and each Related Party thereto) in a manner reasonably acceptable to the Facility Lessee, to cooperate, at the sole cost and expense of the Facility Lessee, with insurers in exercise of their rights to investigate, defend or compromise such Claim.

         (d) After-Tax Basis. The Facility Lessee agrees that any payment or indemnity pursuant to this Section 10.1 in respect of any Claim shall be made on an After-Tax Basis to the Indemnitees.

         (e) Claims Procedure. Each Indemnitee shall promptly after such Indemnitee shall have Actual Knowledge thereof notify the Facility Lessee in writing of any Claim as to which indemnification is sought; provided, that the failure so to notify the Facility Lessee shall not reduce or affect the Facility Lessee's liability which it may have to such Indemnitee under this Section 10.1. Any amount payable to any Indemnitee pursuant to this Section 10.1 shall be paid within fifteen (15) days after receipt of such written demand therefor from such Indemnitee, accompanied by a certificate of such Indemnitee stating in reasonable detail the basis for the indemnification thereby sought and (if such Indemnitee is not a party hereto) an agreement to be bound by the terms hereof as if such Indemnitee were such a party. The foregoing shall not, however, constitute an obligation to disclose confidential information of any kind without the execution of an appropriate confidentiality agreement. Promptly after the Facility Lessee receives notification of such Claim accompanied by a written statement describing in reasonable detail the Claims which are the subject of and basis for such indemnity and the computation of the amount so payable, the Facility Lessee shall notify such Indemnitee whether it intends to pay, object to, compromise or defend any matter involving the asserted liability of such Indemnitee. The Facility Lessee shall have the right to investigate and so long as no Significant Lease Default or Lease Event of Default shall have occurred and be continuing, the Facility Lessee shall have the right in its sole discretion to defend or compromise any Claim for which indemnification is sought under this Section 10.1 which the Facility Lessee acknowledges in writing is subject to indemnification hereunder; provided that no such defense or compromise shall involve any (i) danger of foreclosure, sale, forfeiture or loss of, or imposition of a Lien on any part of the Facility, the Facility Site, the Facility Interest, the Ground Interest, the Lessor Estate or the Indenture Estate or the impairment of the Facility in any material respect or (ii) any risk



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

of criminal liability being incurred by the Equity Investor, the Equity Subsidiary Holding Company, the Equity Subsidiary, the Owner Participant, the Owner Lessor, the Lessor Manager, the Lease Indenture Trustee or the Pass Through Trustee or any of their Affiliates or (iii) material risk of the occurrence of any material adverse effect being incurred by the Equity Investor, the Equity Subsidiary Holding Company, the Equity Subsidiary, the Owner Participant, the Owner Lessor, the Lessor Manager, the Lease Indenture Trustee or the Pass Through Trustee, provided further, that no Claim shall be compromised by the Facility Lessee on a basis that admits any criminal violation or gross negligence or willful misconduct on the part of such Indemnitee without the express written consent of such Indemnitee; and provided, further, that to the extent that other Claims unrelated to the transactions contemplated by the Operative Documents are part of the same proceeding involving such Claim, the Facility Lessee may assume responsibility for the contest or compromise of such Claim only if the same may be and is severed from such other Claims (and each Indemnitee agrees to use reasonable efforts to obtain such a severance). If the Facility Lessee elects, subject to the foregoing, to compromise or defend any such asserted liability, it may do so at its own expense and by counsel selected by it and reasonably satisfactory to such Indemnitee. Upon the Facility Lessee's election to compromise or defend such asserted liability and prompt notification to such Indemnitee of its intent to do so, such Indemnitee shall cooperate at the Facility Lessee's expense with all reasonable requests of the Facility Lessee in connection therewith to minimize the amount of such Claim and the cost and expense to the Facility Lessee of such compromise or defense (provided that such Indemnitee shall not suffer any material economic, legal or regulatory disadvantage as a result of such cooperation) and will provide the Facility Lessee with all information not within the control of the Facility Lessee as is reasonably available to such Indemnitee which the Facility Lessee may reasonably request; provided, however, that such Indemnitee shall not, unless otherwise required by Applicable Law, be obligated to disclose to the Facility Lessee or any other Person, or permit the Facility Lessee or any other Person to examine
(i) any income tax returns of the Owner Participant, the Owner Lessor, the Equity Subsidiary, the Equity Subsidiary Holding Company or the Equity Investor or (ii) any confidential information or pricing information not generally accessible by the public possessed by Owner Participant, the Owner Lessor, the Equity Subsidiary, the Equity Subsidiary Holding Company or the Equity Investor (and, in the event that any such information is made available, the Facility Lessee shall treat such information as confidential and shall take all actions reasonably requested by such Indemnitee for purposes of obtaining a stipulation from all parties to the related proceeding providing for the confidential treatment of such information from all such parties). Where the Facility Lessee, or the insurers under a policy of insurance maintained by the Facility Lessee, undertake the defense of such Indemnitee with respect to a Claim (with counsel reasonably satisfactory to such Indemnitee and without reservation of rights against such Indemnitee), no additional legal fees or expenses of such Indemnitee in connection with the defense of such Claim shall be indemnified hereunder unless such fees or expenses were incurred at the request of the Facility Lessee or such insurers. Notwithstanding the foregoing, an Indemnitee may participate at its own expense in any judicial proceeding controlled by the Facility Lessee pursuant to the preceding provisions, but only to the extent that such party's participation does not in the reasonable opinion of counsel to the Facility Lessee


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

interfere with such control; provided, however, that such party's participation does not constitute a waiver of the indemnification provided in this Section 10.1; provided, further, that if and to the extent that (i) such Indemnitee is advised by counsel that an actual or potential conflict of interest exists where it is advisable for such Indemnitee to be represented by separate counsel or
(ii) there is a risk that such Indemnitee may be indicted or otherwise charged in a criminal complaint and such Indemnitee informs the Facility Lessee that such Indemnitee desires to be represented by separate counsel, such Indemnitee shall have the right to control its own defense of such Claim and the reasonable fees and expenses of such defense (including the reasonable fees and expenses of such separate counsel) shall be borne by the Facility Lessee. So long as no Lease Event of Default shall have occurred and be continuing, no Indemnitee shall enter into any settlement or other compromise with respect to any Claim without the prior written consent of the Facility Lessee unless (i) the Indemnitee waives its rights to indemnification hereunder or (ii) the Facility Lessee has not acknowledged its indemnity obligation with respect thereto and there is a significant risk that a default judgment will be entered against such Indemnitee. Nothing contained in this Section 10.1(e) shall be deemed to require an Indemnitee to contest any Claim or to assume responsibility for or control of any judicial proceeding with respect thereto.

         (f) Subrogation. To the extent that a Claim indemnified by the Facility Lessee under this Section 10.1 is in fact paid in full by the Facility Lessee or an insurer under an insurance policy maintained by the Facility Lessee, the Facility Lessee (so long as no Lease Event of Default shall have occurred and be continuing) or such insurer shall be subrogated to the rights and remedies of the Indemnitee on whose behalf such Claim was paid to the extent of such payment (other than rights of such Indemnitee under insurance policies maintained at its own expense) with respect to the transaction or event giving rise to such Claim. Should an Indemnitee receive any refund, in whole or in part, with respect to any Claim paid by the Facility Lessee hereunder, it shall promptly pay over to the Facility Lessee the lesser of (i) the amount refunded reduced by the amount of any Tax incurred by reason of the receipt or accrual of such refund and increased by the amount of any Tax (but not in excess of the amount of such reduction) saved as a result of such payment or (ii) the amount the Facility Lessee or any of their insurers has paid in respect of such Claim; provided that, so long as a Significant Lease Default or Lease Event of Default shall have occurred and is continuing such amount may be held by the Owner Lessor as security for the Facility Lessee's obligations under the Facility Lease and the other Operative Documents.

         Section 10.2. General Tax Indemnity.

         (a) Indemnity. Except as provided in paragraph (b), the Facility Lessee agrees to indemnify on an After-Tax Basis the Owner Participant, the Owner Lessor, the Equity Investor, the Equity Subsidiary Holding Company, the Equity Subsidiary, the Trust Company, the Lessor Manager, the Lease Indenture Company, the Lease Indenture Trustee, the Pass Through Trustee and the Pass Through Company, their respective successors and assigns, the past and present partners or members of or holders of the ownership interests in, as the case may be, and the Affiliates of each of the foregoing (each a "Tax Indemnitee") and to hold each Tax Indemnitee harmless from and to defend


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


each Tax Indemnitee against all Taxes that are imposed upon or with respect to or borne by or asserted against any Tax Indemnitee, the Facility, the Facility Site, the Ground Interest or any portion or Component thereof or any interest therein, or upon any Owners Agreement, Operative Document or interest therein, or otherwise arising out of, in connection with or relating to, any of the following (provided, however, no Taxes that are being contested in good faith in an appropriate proceeding shall be payable while such proceeding is pending or subject to any appeal pending a final judgment):

                  (i) the construction, financing, refinancing, acquisition, operation, warranty, ownership, possession, use, maintenance, repair, lease, condition, alteration, modification, restoration, refurbishing, return, purchase, sale or other disposition, insuring, subleasing, or other use or non-use of the Facility or the Facility Site, or any portion or component thereof or any interest therein;

                  (ii) the conduct of the business or affairs of the Facility Lessee or any other operator at or in connection with the Facility, or the Facility Site;

                  (iii) the manufacture, design, purchase, acceptance, rejection, delivery, redelivery or condition of, or improvement to, the Facility, the Facility Site, or any portion or Component thereof, or any interest therein or any amendment thereto;

                  (iv) the Facility Lease or any other Operative Document, the Owners Agreement, the execution or delivery thereof, or the performance or enforcement of any terms thereof;

                  (v) the payment or receipt of Periodic Lease Rent, Renewal Lease Rent or any other payment, receipt or earning under the Facility Lease;

                  (vi) otherwise relating to the transactions contemplated by the Operative Documents in respect of the Facility Interest; or

                  (vii) any breach by the Owner Lessor of its covenants under
         Section 7.8 (other than the fourth sentence thereof (unless such transfer is to the Facility Lessee or any Affiliate)) during the time period prior to the expiration or earlier termination of the Facility Lease Term and the return of possession of the Facility Interest under
         Section 5 of the Facility Lease unless such breach is as a result of a breach by the Owner Lessor of its covenant under Section 4.2 of the Facility Lease;

provided, however, that with respect to Pennsylvania foreign franchise tax, an indemnity otherwise provided by this Section 10.2 shall be limited to the amount of one half of the tax liability, excluding any interest or penalty relating thereto, incurred by the Owner Lessor.

         (b) Excluded Taxes. The indemnity provided for in paragraph (a) above shall not extend to any of the following Taxes (the "Excluded Taxes"):

                  (i) Taxes imposed on, based on or measured by gross or net income or receipts or capital or net worth (other than Taxes that are in the nature of sales,


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

         use, rental, license, value added or property taxes or, with respect to the Owner Lessor, Pennsylvania foreign franchise tax);

                  (ii) Taxes attributable to any period after expiration or other termination of the Facility Lease Term and surrender of the Facility Interest to the Owner Lessor or its successors in accordance with the Facility Lease (or, in the case of the Lease Indenture Trustee, after the repayment of the Lease Debt);

                  (iii) Taxes imposed on a Tax Indemnitee attributable to the fraud, gross negligence or willful misconduct of such Tax Indemnitee or any Related Party;

                  (iv) Taxes in the nature of capital gain, accumulated earnings, personal holding company, excess profits, succession or estate, minimum, alternative minimum, preference, franchise, conduct of business and other similar taxes (other than Taxes that are in the nature of sales, use, rental, license, value added or property taxes or, with respect to the Owner Lessor, Pennsylvania foreign franchise tax);

                  (v) Taxes imposed on a Tax Indemnitee that arise out of, or are caused by, any act or omission of such Tax Indemnitee (or any Related Party) that is expressly prohibited by the Operative Documents or by a breach by such Tax Indemnitee (or any Related Party) or the accuracy, of any of its representations, warranties or covenants under any Operative Document;

                  (vi) Taxes arising out of, or caused by, any voluntary assignment, sale, transfer or other voluntary disposition or any involuntary transfer or disposition resulting from a bankruptcy or similar proceeding for relief of debtors in which such Tax Indemnitee is a debtor or a foreclosure by a creditor of (A) the Owner Participant of any of its interest in the Owner Lessor, (B) the Owner Lessor of all or any of its interest in the Facility Interest or the Facility Site, or (C) the Lease Indenture Trustee of any interest in the Loan or any collateral relating thereto, unless such transfer or disposition occurs pursuant to the exercise of remedies during the continuance of a Lease Event of Default;

                  (vii) Taxes arising in connection with any Owner Participant's Liens or Owner Lessor's Liens;

                  (viii) Taxes imposed on any assignee or successor-in-interest to a Tax Indemnitee (including any transfer by merger, consolidation, liquidation, reorganization or otherwise by operation of law) to the extent any such Taxes exceed the Taxes that would have been imposed had no assignment or transfer taken place determined under the law as in effect on the date of transfer; provided that this exclusion (A) shall not apply for purposes of determining gross-up amounts and payments required to be made on an After-Tax Basis, and (B) shall not apply to a transferee, assignee or successor in interest that acquires the interest of a Tax Indemnitee pursuant to a transfer or disposition in connection with the exercise of remedies during the continuance of a Lease Event of Default;


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

                  (ix) Taxes that are included as a part of Transaction Costs or the Purchase Price;

                  (x) Taxes imposed on, based on, or measured by any compensation that Lessor Manager, the Pass Through Trustee or Lease Indenture Trustee receives for its services;

                  (xi) With respect to the Owner Participant, Taxes for which the Facility Lessee is obligated to indemnify such Owner Participant under any Tax Indemnity Agreement (or which are expressly excluded from indemnification thereunder);

                  (xii) Taxes that would not have been imposed but for the Owner Lessor being treated as other than (A) a U.S. Person (as defined in section 7701(a)(30) of the Code) and (B) a disregarded entity or pass through entity for foreign, federal, state or local income tax purposes;

                  (xiii) Taxes attributable to the failure of the Tax Indemnitee to comply on a timely basis with certification, information, documentation, reporting or other similar requirements concerning the taxation, nationality, residence, identity, connection with the jurisdiction imposing such Taxes or other similar matters; provided that the foregoing exclusion shall only apply if (A) such Tax Indemnitee is eligible to comply with such requirement and shall have been given timely written notice of such requirement by the Facility Lessee and (B) the Tax Indemnitee shall have determined in good faith that compliance with any such requirement shall not result in any material adverse effect to its interests or to those of its Related Parties (in instances where such certification, information, documentation, reporting or similar requirement is not otherwise required to be made by the Tax Indemnitee under Applicable Law);

                  (xiv) Taxes imposed on a Tax Indemnitee where the Tax Indemnitee's breach of its contest obligations materially adversely affects the Facility Lessee's ability to contest the Taxes;

                  (xv) Taxes imposed on any Tax Indemnitee resulting from an amendment, modification, supplement or waiver to any Operative Document which was not requested by the Facility Lessee and as to which the Facility Lessee is not a party and the Tax Indemnitee, or any Related Party (or, in the case of an Owner Participant, the Owner Lessor if acting at the direction of such Owner Participant) is a party unless such amendment, modification, supplement or waiver (A) was required by Applicable Law, or the Operative Documents, (B) may be necessary or appropriate to, and is in conformity with, any amendment to any Operative Document requested by the Facility Lessee in writing, or (C) is made while a Lease Event of Default shall have occurred and be continuing;

                  (xvi) Taxes imposed under Section 4975 of the Code or under subtitle B of Title I of ERISA;

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

                  (xvii) Taxes imposed or collected under Section 1441 through 1446 of the Code;

                  (xviii) Taxes that would not have been imposed on an Indemnitee but for its activities in such jurisdiction unrelated to the transactions contemplated by the Operative Documents;

                  (xix) Taxes in the nature of a value-added tax that is imposed in lieu of an income tax;

                  (xx) Taxes resulting from a transfer by the Owner Participant of its interest in the Owner Lessor unless such transfer or disposition occurs pursuant to the exercise of remedies during the continuation of a Lease Event of Default; and

                  (xxi) Taxes or portions of any Taxes to the extent properly allocable under the Owners Agreement, Applicable Law, contract contribution, indemnity or otherwise to an interest in the Facility or the Facility Site of the Equity Investor or any Affiliate (other than in respect of a Facility Interest (including the undivided interest in the Facility Site)).

         (c) Payment. Each payment required to be made by the Facility Lessee to a Tax Indemnitee pursuant to this Section 10.2 shall be paid either (i) when due directly to the applicable taxing authority by the Facility Lessee if it is permitted to do so, or (ii) where direct payment is not permitted and with respect to gross up amounts, in immediately available funds to such Tax Indemnitee by the later of (A) 30 days following the Facility Lessee's receipt of the Tax Indemnitee's written demand for the payment (which demand shall be accompanied by a statement of the Tax Indemnitee describing in reasonable detail the Taxes for which the Tax Indemnitee is demanding indemnity and the computation of such Taxes), (B) subject to paragraph (g) below, in the case of amounts which are being contested pursuant to such paragraph (g), at the time and in accordance with a final determination of such contest or (C) in the case of any indemnity demand for which the Facility Lessee has requested review and determination pursuant to paragraph (d) below, the completion of such review and determination; provided, however, that with respect to a payment pursuant to clause 10.2(g)(iii)(5), in no event later than the date which is three Business Days prior to the date on which such Taxes are required to be paid to the applicable taxing authority. Subject to the terms of paragraphs (e) and (f) below, as applicable, any amount payable to the Facility Lessee pursuant to paragraph (e) or (f) below shall be paid promptly after the Tax Indemnitee actually realizes a Tax Benefit giving rise to a payment under paragraph (e) or receives a refund or credit giving rise to a payment under paragraph (f), as the case may be, and shall be accompanied by a statement of the Tax Indemnitee computing in reasonable detail the amount of such payment. Any amount that would be payable to the Facility Lessee pursuant to paragraph (e) or (f) below but for the fact that such amount would be in excess of the amount of indemnity previously paid to the Tax Indemnitee by the Facility Lessee may be used as an offset against any future general tax indemnity payments owed by the Facility Lessee to such Tax Indemnitee. Upon the final determination of any contest pursuant to paragraph (g) below in respect of any Taxes for which the Facility Lessee has made a Tax

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

Advance (as defined in Section 10.2(g)(iii)(5)), the amount of the Facility Lessee's obligation under paragraph (a) above shall be determined as if such Tax Advance had not been made. Any obligation of the Facility Lessee under this
Section 10.2 and the Tax Indemnitee's obligation to repay the Tax Advance shall be satisfied first by set off against each other, and any difference owing by either party will be paid within 10 days of such final determination.

         (d) Independent Examination. Within 15 days after the Facility Lessee receives any computation from the Tax Indemnitee, the Facility Lessee may request in writing that an independent public accounting firm selected by the Tax Indemnitee and reasonably acceptable to the Facility Lessee review and determine on a confidential basis the amount of any indemnity payment by the Facility Lessee to the Tax Indemnitee pursuant to this Section 10.2 or any payment by a Tax Indemnitee to the Facility Lessee pursuant to paragraph (e) or
(f) below. The Tax Indemnitee shall cooperate with such accounting firm and supply it with all information reasonably necessary for the accounting firm to conduct such review and determination provided, that such accounting firm shall agree in writing in a manner satisfactory to the Tax Indemnitee to maintain the confidentiality of such information. The parties hereto agree that the independent public accounting firm's sole responsibility shall be to verify the computation of any payment pursuant to this Section 10.2 and that matters of interpretation of this Participation Agreement or any other Operative Document are not within the scope of the independent accountant's responsibility. The fees and disbursements of such accounting firm will be paid by the Facility Lessee; provided that such fees and disbursements will be paid by the Tax Indemnitee if the verification results in an adjustment in the Facility Lessee's favor of five percent or more of the indemnity payment or payments computed by the Tax Indemnitee.

         (e) Tax Benefit. If, as the result of any Taxes paid or indemnified against by the Facility Lessee under this Section 10.2, the aggregate Taxes actually paid by the Tax Indemnitee in connection with such payment for any taxable year and not subject to indemnification pursuant to this Section 10.2 are less (whether by reason of a deduction, credit, allocation or apportionment of income or otherwise) than the amount of such Taxes that otherwise would have been payable by such Tax Indemnitee (a "Tax Benefit"); then to the extent such Tax Benefit was not taken into account in determining the amount of indemnification payable by the Facility Lessee under paragraph (a) above and provided no Significant Lease Default or Lease Event of Default shall have occurred and be continuing (in which event the amount of the payment to the Facility Lessee provided under this Section 10.2(e) shall be deferred until the Significant Lease Default or Lease Event of Default has been cured), such Tax Indemnitee shall pay to the Facility Lessee the lesser of (A) (y) the amount of such Tax Benefit, plus (z) an amount equal to any United States federal, state or local income tax benefit resulting to the Tax Indemnitee from the payment under clause (y) above and this clause (z) (determined using the same assumptions as set forth in the second sentence under the definition of After-Tax Basis) and (B) the amount of the indemnity paid pursuant to this
Section 10.2 giving rise to such Tax Benefit. If it is subsequently determined that the Tax Indemnitee was not entitled to such Tax Benefit, the portion of such Tax Benefit that is required to be repaid or recaptured will be treated as Taxes for which the Facility Lessee must


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

indemnify the Tax Indemnitee pursuant to this Section 10.2 without regard to paragraph (b) hereof.

         (f) Refund. If a Tax Indemnitee obtains a refund or credit of all or part of any Taxes paid, indemnified against or advanced by the Facility Lessee pursuant to this Section 10.2, the Tax Indemnitee promptly shall pay to the Facility Lessee (x) the amount of such refund or credit plus (y) an amount equal to any United States federal, state or local income tax benefit realized by such Tax Indemnitee from the payments to the Facility Lessee under clause (x) above and this clause (y) (determined using the same assumptions as set forth in the second sentence under the definition of After-Tax Basis), provided that (A) if at the time such payment is due to the Facility Lessee a Significant Lease Default or Lease Event of Default shall have occurred and be continuing, such amount shall not be payable until any Significant Lease Default or Lease Event of Default has been cured, and (B) in such event, the amount payable to the Facility Lessee pursuant to this sentence shall not exceed the amount of the indemnity payment in respect of such refunded or credited Taxes that was made by the Facility Lessee. If it is subsequently determined that the Tax Indemnitee was not entitled to such refund or credit, the portion of such refund or credit that is required to be repaid or recaptured will be treated as Taxes for which the Facility Lessee must indemnify the Tax Indemnitee pursuant to this Section
10.2 without regard to paragraph (b) hereof. If, in connection with a refund or credit of all or part of any Taxes paid, reimbursed or advanced by the Facility Lessee pursuant to this Section 10.2, a Tax Indemnitee receives an amount representing interest on such refund or credit, the Tax Indemnitee promptly shall pay to the Facility Lessee (1) the amount of such interest that shall be fairly attributable to such Taxes paid, reimbursed or advanced by the Facility Lessee prior to the receipt of such refund or credit (net of Taxes paid or accrued in respect of the receipt or accrual of such interest) and (2) any Tax savings resulting from payments made by the Tax Indemnitee under (1) and (2) (determined using the same assumptions as set forth in the second sentence under the definition of After-Tax Basis).

         (g) Contest.

                  (i) Notice of Contest. If a written claim for payment is made by any taxing authority against a Tax Indemnitee for any Taxes with respect to which the Facility Lessee may be liable for indemnity hereunder (a "Tax Claim"), such Tax Indemnitee shall give the Facility Lessee written notice of such Tax Claim as soon as practicable after its receipt, and shall furnish the Facility Lessee with copies of such Tax Claim and all other writings received from the taxing authority to the extent relating to such claim, provided that failure so to notify the Facility Lessee shall not relieve the Facility Lessee of any obligation to indemnify the Tax Indemnitee hereunder except as provided in clause (xiv) of Section 10.2(b). The Facility Lessee shall be entitled for a period of 30 days from the receipt of such notice (or such shorter period as is reasonably specified by the Tax Indemnitee if any contest of the Tax Claim must be commenced prior to the expiration of 30 days) to request in writing, that such Tax Indemnitee contest the imposition of such Tax Claims at the Facility Lessee's sole cost and expense and the Tax Indemnitee shall not pay such Tax Claim within this period.


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

                  (ii) Control of Contest. Subject to subsection (g)(iii) below, the Facility Lessee will be entitled to contest (acting through counsel selected by the Facility Lessee and reasonably satisfactory to the Tax Indemnitee), and control the contest of, any Tax Claim if (i) the contest of the Tax Claim may be pursued in the name of the Tax Indemnitee; (ii) such Tax Claim may be segregated procedurally from tax claims for which the Facility Lessee are not obligated to indemnify the Tax Indemnitee or (iii) the Tax Indemnitee requests that the Facility Lessee control such contest. In the case of all other Tax Claims requested to be contested by the Facility Lessee, the Tax Indemnitee will contest the Tax Claim, including seeking judicial review of any adverse administrative determination and appealing any adverse judicial determination (except no appeal to the U.S. Supreme Court shall be required of the Tax Indemnitee), and the following rules shall apply with respect to such contest:

                           (1) the Tax Indemnitee will control the contest of
                  such Tax Claim in good faith (acting through counsel selected by the Tax Indemnitee and reasonably satisfactory to the Facility Lessee),

                           (2) at the Facility Lessee's written request, if
                  payment has been made to the applicable taxing authority, the Tax Indemnitee shall use all reasonable efforts to obtain a refund thereof in appropriate administrative or judicial proceedings,

                           (3) the party conducting such contest shall consult
                  in good faith with and keep reasonably informed the other party and its designated counsel (and shall provide the other party with copies of any documents, reports or claims issued by or sent to the relevant auditing agent or taxing authority) with respect to such Tax Claim and shall consider and consult in good faith with the other party regarding any request (a) to resist payment of Taxes if practical and (b) not to pay such Taxes except under protest if protest is necessary and proper.

                           (4) the Tax Indemnitee shall not otherwise settle,
                  compromise or abandon such contest without the Facility Lessee's prior written consent except as provided in paragraph
                  (g)(iv) below.

                  (iii) Conditions of Contest. Notwithstanding the foregoing, in no event shall the Facility Lessee be permitted to contest (nor shall the Tax Indemnitee be required to contest) any Tax Claim:

                           (1) unless within 30 days after notice by the Tax
                  Indemnitee to the Facility Lessee of such Tax Claim, the Facility Lessee shall request in writing to the Tax Indemnitee that such Tax Claim be contested provided that if a shorter period is required for taking action with respect to such Tax Claim and the Tax Indemnitee notifies the Facility Lessee of such requirement, the Facility Lessee shall use reasonable best efforts to request such contest within such shorter period,

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

                           (2) if a Lease Event of Default has occurred and is
                  continuing,

                           (3) if there is a risk of sale, forfeiture or loss
                  of, or the creation of a Lien on the Owner Lessor's or Owner Participant's interest in the Facility, the Facility Site, the Ground Interest or any portion or Component thereof or any interest therein as a result of such Tax Claim (other than a Permitted Lien); provided that this clause (3) shall not apply if the Facility Lessee posts security satisfactory to the Tax Indemnitee, or the Tax is fully paid in either manner specified in clause (5) below,

                           (4) if there is a risk of imposition of any criminal
                  liability or criminal penalties,

                           (5) unless, where such contest involves payment of
                  such Tax, the Facility Lessee shall have either advanced to the Tax Indemnitee on an interest-free basis and with no after-tax cost to such Tax Indemnitee (a "Tax Advance") or paid such Tax Indemnitee the amount payable by the Facility Lessee pursuant to Section 10.2(a) above with respect to such Tax,

                           (6) unless the Facility Lessee shall have agreed to
                  pay and shall pay to such Tax Indemnitee on an after-tax basis to such Tax Indemnitee all reasonable costs, losses and expenses incurred by the Tax Indemnitee in connection with the contest of such claim (including all reasonable legal, accounting and investigatory fees and disbursements),

                           (7) unless the Tax Indemnitee has been provided, at
                  the Facility Lessee's sole expense, with an opinion of counsel selected by the Facility Lessee and reasonably acceptable to the Tax Indemnitee to the effect that a Reasonable Basis exists for contesting such Tax Claim, and

                           (8) unless the Facility Lessee shall have
                  acknowledged in writing its liability to indemnify the Owner Participant in respect of the claim if the contest is not successful; provided, however, that such acknowledgment of liability will not be binding if the contest is resolved on a clearly articulated basis which establishes that the Facility Lessee is not liable to the Owner Participant.

                  (iv) Waiver of Indemnification. Notwithstanding anything to the contrary contained in this Section 10.2, the Tax Indemnitee at any time may elect to decline to take any action or any further action with respect to a Tax Claim and may in its sole discretion settle or compromise any contest with respect to such Tax Claim without the Facility Lessee's consent if the Tax Indemnitee:

                           (1) waives its right to any indemnity payment by the
                  Facility Lessee pursuant to this Section 10.2 in respect of such Tax Claim (and any other claim for Taxes with respect to any other taxable year the contest of


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

                  which is effectively precluded by the Tax Indemnitee's declination to take action with respect to the Tax Claim), and

                           (2) promptly repays to the Facility Lessee any Tax
                  Advance and any amount paid to such Tax Indemnitee under
                  Section 10.2(a) above in respect of such Taxes, but not any costs or expenses with respect to any such contest.

                  Except as provided in the preceding sentence, any such waiver shall be without prejudice to the rights of the Tax Indemnitee with respect to any other Tax Claim.

         (h) Reports.

                  (i) If any report, statement or return is required to be filed by a Tax Indemnitee with respect to any Tax that is subject to indemnification under this Section 10.2, the Facility Lessee shall (1) notify the Tax Indemnitee in writing of such requirement not later than 30 days prior to the date such report, statement or return is required to be filed (determined without regard to extensions) and (2) either
         (y) if permitted by applicable law, prepare such report, statement or return for filing, send a copy of such report, statement or return to the Tax Indemnitee and timely file such report, statement or return with the appropriate taxing authority, or (z) if the Facility Lessee is not permitted by law to file such report, statement or return, or if so directed by the Tax Indemnitee, prepare and furnish to such Tax Indemnitee not later that 30 days prior to the date such report, statement or return is required to be filed (determined without regard to extensions) a proposed form of such report, statement or return for filing by the Tax Indemnitee; provided, however, that if such report, statement or return requires information within the control of the Tax Indemnitee and its Affiliates, and not available to the Facility Lessee or its Affiliates, that is not provided to the Facility Lessee within a reasonable amount of time of the Facility Lessee's request, the Facility Lessee shall prepare (and furnish to Tax Indemnitee within the time frame discussed above) a draft of such report, statement or return by completing those portions of such report, statement or return which can be completed based upon the information then available to the Facility Lessee.

                  (ii) Each of the Tax Indemnitee or the Facility Lessee, as the case may be, shall timely provide the other, at the Facility Lessee's expense, with all information in its possession that the other party may reasonably require and request to satisfy its obligations under this paragraph (h). The Facility Lessee shall hold each Tax Indemnitee harmless on an After-Tax Basis from and against all liabilities arising out of any insufficiency or inaccuracy of any report, statement or return if such insufficiency or inaccuracy results from the insufficiency or inaccuracy of any information to be supplied by the Facility Lessee pursuant to this paragraph (h) in preparing and filing such report, statement or return.


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

         (i) Non-Parties. If a Tax Indemnitee is not a party to this Agreement, the Facility Lessee may require such Tax Indemnitee to agree in writing, in a form reasonably acceptable to the Facility Lessee, to the terms of this Section 10 prior to making any payment to such Tax Indemnitee under this Section. Subject to the preceding sentence, the Facility Lessee's obligations under this
Section 10 shall inure to the benefit of each and every Tax Indemnitee without regard to whether such Tax Indemnitee is a party to this Agreement.

SECTION 11. RIGHT OF QUIET ENJOYMENT

         Each party to this Agreement acknowledges notice of, and consents in all respects to, the terms of the Facility Lease and the Site Lease and Sublease and expressly, severally and as to its own actions only, agrees that, so long as no Lease Event of Default has occurred and is continuing, it shall not take or cause to be taken any action contrary to Facility Lessee's rights under the Facility Lease and Site Lease and Sublease, including the right to possession, use and quiet enjoyment of the Facility Interest and the Ground Interest.

         Without limiting any right or remedy under the Owners Agreement, the Other Facility Owners' right to quiet enjoyment, if any, of the Facility will not be disturbed by the Pass Through Trustee, the Lease Indenture Trustee, the Owner Lessor, the Owner Participant or any party acting by, through or under such Person or its Affiliates.

SECTION 12. SUPPLEMENTAL FINANCING OF MODIFICATIONS; OPTIONAL REFINANCINGS

Section 12.1. Financing Modifications. Upon the written request of the Facility Lessee delivered at least 90 days prior to any proposed financing of the cost of any Required or Nonseverable Modification, the Owner Lessor, the Lease Indenture Trustee and the Pass Through Trustee agree to cooperate with the Facility Lessee to (i) issue Additional Lessor Notes to finance such Modification which will rank pari passu with the Lessor Notes then outstanding; (ii) execute and deliver one or more supplements to the Lease Indenture for the purpose of subjecting any such Modifications to the Liens thereof; and (iii) execute and deliver an amendment to the Facility Lease to reflect the adjustments required by clause
(c) below; provided, however, that (x) the Owner Participant shall have been given the opportunity, but shall have no obligation, to provide all or part of the funds required to finance the Owner Lessor's Percentage of any such Modification by making an Additional Equity Investment in such amount, if any, as it may determine in its sole and absolute discretion, but the Facility Lessee shall have no obligation to accept such Additional Equity Investment; and (y) the conditions set forth below and in Section 2.12 of the Lease Indenture shall have been satisfied. The obligation to finance such Modifications through the issuance of Additional Lessor Notes under Section 2.12 of the Lease Indenture (any financing of Modifications through the issuance of such Additional Lessor Notes under the Lease Indenture being called a "Supplemental Financing") is subject to the limitations on incurrence of additional Indebtedness set forth in
Section 5.3 and to the following additional conditions:



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

         (a) there shall be no more than one such financing in any calendar year; provided, however, that there shall be no limit with respect to Required Improvements;

         (b) the Additional Lessor Notes (i) shall have a final maturity date no later than the later of (x) the date that is two years prior to the last day of the Basic Lease Term and (y) the maturity of the then existing Lease Debt and
(ii) will be fully repaid out of additional Periodic Lease Rent, as adjusted pursuant to the Facility Lease;

         (c) appropriate adjustments to Adjustment Items (determined without regard to any tax benefits associated with such Modifications, unless the Owner Participant is making an Additional Equity Investment) shall be made pursuant to
Section 3.5 of the Facility Lease to protect the Owner Participant's Expected Return;

         (d) the Facility Lessee shall have paid to the Owner Participant on an After Tax Basis an amount equal to all reasonable out-of-pocket costs and expenses incurred by the Owner Participant, the Equity Subsidiary, the Equity Subsidiary Holding Company or the Equity Investor in connection with such financing;

         (e) no Significant Lease Default or Lease Event of Default shall have occurred and be continuing unless the Modifications to be constructed with the proceeds of the Additional Lessor Notes shall cure such Significant Lease Default or Lease Event of Default, and such Modifications shall be made in compliance with the Operative Documents and the Facility Lessee delivers an Officer's Certificate to the Pass Through Trustee to that effect;

         (f) such Additional Lessor Notes (together with all other additional notes issued under the Related Facility Leases in connection with such Modifications) represent an aggregate amount not less than $20 million, nor greater than 100% of the costs of the Modifications being financed; provided that the aggregate balance of the Lease Debt shall not exceed 87% of the projected Fair Market Sales Value of the Facility Interest taking into account such Modifications (such projected Fair Market Sales Value to be determined by the Appraisal Procedures);

         (g) the Owner Participant shall have received either (A) a favorable opinion of its tax counsel satisfactory to the Owner Participant to the effect that such financing creates no unindemnified tax risk (determined based on the indemnification provisions contained in the Operative Documents) to the Owner Participant, (B) an indemnity against such risks in form and substance satisfactory to the Owner Participant from an entity that meets the Minimum Credit Rating, or (C) any other indemnity arrangement satisfactory to the Owner Participant;

         (h) the Qualifying Credit Support shall be amended (or replaced with a replacement Qualifying Credit Support in accordance with Section 5.8(f)) to reflect the revised Periodic Lease Rent payments;

         (i) the Facility Lessee shall have made or delivered such representations, warranties, covenants, opinions or certificates as the Owner Participant may reasonably request; and


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

         (j) the Owner Participant, the Equity Subsidiary, the Equity Subsidiary Holding Company and the Equity Investor shall not suffer any material adverse accounting effect under GAAP as a result of such financing.

         The Facility Lessee shall pay, on an After-Tax Basis, all reasonable costs and expenses of the Transaction Parties, including the reasonable fees and expenses of counsel to the Owner Participant, the Owner Lessor, the Lessor Manager, the Lease Indenture Trustee and Pass Through Trustee, in each case to the extent incurred in connection with any Supplemental Financing whether or not the financing is consummated. Notwithstanding the prior provision dealing with the financing of Modifications through the Facility Lease, the Facility Lessee shall, subject, to the extent then applicable, to the limitations in Section 5.3 at all times have the right to fund Modifications to the Facility other than through the Facility Lease provided that Modifications may only be financed other than through the Facility Lease if such financing would not result in any Lien on the Facility Interest or the Facility Site.

         Section 12.2. Optional Refinancing of Lease Debt. The Facility Lessee will have the right, exercisable on no more than three occasions, for as long as no Significant Lease Default or Lease Event of Default shall have occurred and be continuing, to request the Owner Lessor, and the Owner Lessor shall refund or refinance all or any of the Notes (including reasonable transaction costs with respect to such refinancing) and any related Certificates then outstanding), through the issuance of Additional Lessor Notes either in the public or private market to any Person that is not the Facility Lessee or any Affiliate of the Facility Lessee; provided that all conditions to the issuance of Notes contained in Section 2.12 of the Lease Indenture shall have been satisfied, as well as payment of any applicable Make Whole Premium. Any refinancing under this Section
12.2 shall also be subject to satisfaction of the following additional conditions:

         (a) the Additional Issuer Notes can be issued and sold upon terms and conditions substantially the same terms as those then existing, or on such modified terms and conditions which shall be reasonably acceptable to the Owner Participant), and in an amount adequate to accomplish such refunding or refinancing;

         (b) the Owner Participant shall be entitled to a consent fee of $100,000 for each such refinancing other than the first such refinancing, which fee shall be shared by the Other Owner Participants undertaking a concurrent refinancing in proportion with their respective Purchase Prices;

         (c) appropriate adjustments to the Adjustment Items shall be made in accordance with Section 3.5 of the Facility Lease to protect the Owner Participant's Expected Return and to assure that the Facility Lessee receives the net benefit of such refinancing;

         (d) the Owner Participant shall receive (x) a legal opinion satisfactory to it that the refinancing, including, without limitation, any payments to be made in connection therewith (as opposed to the right to request such refinancing), shall not result in any unindemnified incremental tax risk (determined based on the indemnification provisions contained in the Operative Documents) to the Owner Participant, or (y) an


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

indemnification against such risk in form and substance reasonably satisfactory to the Owner Participant from or guaranteed by an entity that meets the Minimum Credit Rating, or (z) any other indemnity arrangement against such risk satisfactory to the Owner Participant;

         (e) at the time the Facility Lessee requests such refunding or refinancing, it obtains a letter from a nationally recognized investment banking firm selected by the Facility Lessee to the effect that prevailing interest rate and market conditions will permit such refunding or refinancing and that the refinancing is feasible and economically beneficial;

         (f) the refinancing, taken as a whole, shall not result in any other material adverse effect on the Owner Lessor, the Owner Participant, the Equity Investor, the Equity Subsidiary Holding Company or the Equity Subsidiary, taken as a whole;

         (g) all documentation in connection with such refinancing shall be reasonably satisfactory to the Owner Lessor, the Owner Participant, and the conditions set forth therein shall be met;

         (h) all necessary authorizations, approvals and consents in connection with such refinancing shall have been obtained from each Person whose authorization, approval or consent is necessary to consummate such refinancing with respect to the Facility Lessee, the Owner Lessor, the Owner Participant, the Lease Indenture Trustee and the Pass Through Trustee, and such authorizations, approvals and consents shall be in full force and effect on the closing date of such refinancing;

         (i) if (i) the principal amount of the Additional Lessor Notes exceeds that of the Notes existing on the refinancing date or (ii) the final maturity date of the Additional Lessor Notes is different from that of the existing Notes, the consummation of the transactions contemplated by the refinancing shall not cause the Owner Participant to account for the transactions contemplated by the Operative Documents as other than a "leveraged lease" under SFAS 13;

         (j) all payments dates for principal and interest payments on the Additional Lessor Notes shall become Rent Payment Dates;

         (k) on the closing date of such refinancing, each of the Facility Lessee, the Owner Lessor, the Lease Indenture Trustee and the Pass Through Trustee shall have executed and delivered all appropriate supplements to the Operative Documents that are necessary to consummate such refinancing, in form and substance reasonably satisfactory to the Owner Lessor, the Lease Indenture Trustee and the Pass Through Trustee;

         (l) each of the Owner Lessor, the Owner Participant, the Lease Indenture Trustee and the Pass Through Trustee shall have received an opinion of counsel for the Facility Lessee on such matters as they may reasonably request and in form and substance reasonably satisfactory to such Persons;


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

         (m) the Facility Lessee shall have delivered such certificates, reports and other documents and shall have taken all other actions which are required to be delivered or taken by the pursuant to Section 2.12 of the Lease Indenture;

         (n) each of the Owner Lessor, the Owner Participant, the Lease Indenture Trustee and the Pass Through Trustee shall have received from the Facility Lessee an Officer's Certificate dated the date of the issuance of the Additional Lessor Notes stating that all conditions precedent to the issuance of such Additional Lessor Notes have been satisfied or waived;

         (o) the consummation of such refinancing shall not violate any Applicable Law;

         (p) any Notes redeemed in connection with a refinancing under this
Section 12.2 shall be redeemed pro rata among the holders of such Notes and the holders of the Other Notes having the same maturity date as the Notes being redeemed, without preference to any such Note or Other Note; and

         (q) so long as the Certificates remain outstanding, the Qualifying Credit Support shall be amended (or replaced with a replacement Qualifying Credit Support in accordance with Section 5.8(f)) to reflect the revised Periodic Lease Rent payments.

         Section 12.3. Cooperation. The Owner Participant and the Facility Lessee will cooperate in connection with any refinancing of the Lease Debt, so long as such refinancing is in accordance with the terms of the Operative Documents. The Owner Participant will execute such agreements and documents as may be necessary with respect to any such refinancing and will instruct the Owner Lessor to act accordingly.

SECTION 13. CERTAIN ADJUSTMENTS TO PERIODIC LEASE RENT AND TERMINATION VALUE

         Section 13.1. Adjustments. All adjustments to the Adjustment Items shall be made pursuant to Section 3.5 of the Facility Lease.

SECTION 14. SPECIAL LESSEE TRANSFERS; ASSIGNMENTS OF FACILITY LEASES

         Section 14.1. Special Lessee Transfers. In the case of Special Lessee Transfer Event, the Facility Lessee (or its designee), so long as the Facility Lessee shall remain liable under the Facility Lease to pay Periodic Lease Rent or Renewal Lease Rent and all its other payments under the Facility Lease, upon not less than 30 days' written notice to the Owner Participant and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee, on the applicable Termination Date, may purchase the Member Interest, and keep the Facility Lease (and the Loans) in place; provided that (i) the Owner Participant shall have (A) suffered no unindemnified detriment from such purchase (determined based on the indemnification provisions contained in the Operative Documents and as compared to those that would have resulted had the Facility Lessee terminated the Facility Lease), (B) received an indemnity against such risks in form and substance reasonably satisfactory to the Owner Participant from or



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
guaranteed by an entity that meets the Minimum Credit Rating, or (C) received any other indemnity arrangement against such risks satisfactory to the such Owner Participant, and (ii) the Facility Lessee or designee satisfies the requirements contained in Section 8.1 applicable to transfers by the Owner Participant, if applicable. If the Facility Lessee chooses to purchase the Member Interest pursuant to the preceding sentence, on the applicable Termination Date, the Facility Lessee (or its designee) shall pay to the Owner Participant the Special Lessee Transfer Amount determined as of such date, plus all amounts due and payable to the Owner Participant or the Equity Investor on such date under the Operative Documents. Concurrently with the payment of all sums required to be paid pursuant to this Section 14.1 (or on such later date of transfer of the Member Interest in accordance with clause (ii) below) (i) the Facility Lessee shall cease to have any liability to the Owner Participant, the Equity Subsidiary, the Equity Subsidiary Holding Company, the Equity Investor or the OP Guarantor with respect to the Operative Documents, except for obligations (including those contained in Sections 10.1 and 10.2 and in the Tax Indemnity Agreement) surviving pursuant to the express terms of any Operative Document or which have otherwise accrued but not been paid as of such date and (ii) the Owner Participant will transfer (by an appropriate instrument of transfer) the Member Interest to the Facility Lessee (or its designee); provided, however, that if the Lien of the Lease Indenture has not been terminated or discharged, such transfer shall not be made to the Facility Lessee, but shall be made to the Facility Lessee's designee promptly upon the Facility Lessee's designation of such designee and such designee will agree not to transfer the Member Interest to the Facility Lessee until such Lien is terminated or discharged. At the time of any transfer under this Section 14.1 the Owner Participant shall represent and warrant as to the absence of Liens attributable to the Owner Participant on the Member Interest. It is understood and agreed among the parties hereto that the transaction contemplated by this Section 14.1 shall not effect a merger of the Facility Lessee's interest in the Facility and the Facility Site with the Owner Lessor's Interest. The Facility Lessee will pay all reasonable costs and expenses of the parties (including reasonable attorneys' fees and disbursements) in connection with any transfer pursuant to this Section 14.1. Subsequent to such transfer, the Facility Lessee and the Owner Lessor may, without the consent of the Lease Indenture Trustee or the Pass Through Trustee, waive the Regulatory Event of Loss or the Burdensome Termination Event that gave rise to the Special Lessee Transfer Event and the Facility Lease shall continue in full force and effect in accordance with its terms.

         Section 14.2. Assignment of Facility Lease, Related Facility Leases.

         (a) The Facility Lessee covenants and agrees that, except as otherwise provided in this Section 14 and Section 19 of the Facility Lease, it shall not during the Facility Lease Term assign the Facility Lease, any Related Facility Lease (except to the extent expressly permitted in Section 14.2 of the "Participation Agreement" as defined in such Related Facility Lease), or any other Operative Document, or any interest therein without the prior written consent of the Owner Lessor and the Owner Participant, and so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee; provided, however, that the Facility Lessee may, upon satisfaction of the conditions in paragraph (a) and (b) of this Section 14.2, assign all, but not less than all, of its right, title and interest in, to and under the Facility Lease and the other Operative



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

Documents, without the consent of the Owner Lessor, the Owner
Participant, the Lease Indenture Trustee or any other Transaction Party, under the following circumstances:

                  (i) to any Person which has (itself or a party which guarantees such Person's obligations under the Operative Documents) a credit rating from both S&P and Moody's equal to or higher than BBB and Baa2, respectively; in addition unless the Owner Participant has consented to such assignment, such transferee or a party which guarantees such transferee's obligation under the Operative Documents assigned to such transferee (x) shall have tangible a net worth determined in accordance with GAAP of at least $750 million after giving effect to such transfer, and (y) to the extent that the Facility Lessee or any of its Affiliates is then the operator of the Facility and would transfer such operator's role to the transferee, shall have significant experience owning or operating coal-fired electric generating facilities; or

                  (ii) so long as the Facility Lessee (and Subsidiary Guarantors) shall remain secondarily liable to any other Person or entity.

In the case of an assignment pursuant to clause (i) above, the Facility Lessee and the Subsidiary Guarantors shall, upon the transferee's assumption of the Facility Lessee's obligations under the Facility Lease and the other Operative Documents in accordance with the terms of this Section 14.2, have no further liability or obligation thereunder except for obligations (including Sections
10.1 and 10.2 and the Tax Indemnity Agreement) surviving pursuant to the express terms of any Operative Document or which have otherwise accrued but not been paid as of such date. Notwithstanding the foregoing, so long as the Lease Debt is outstanding, no assignment shall be permitted without the consent of the Lease Indenture Trustee unless each of Moody's and S&P shall have confirmed that such assignment and the related assumption shall not result in a downgrade of the then existing credit rating of the Certificates and the Certificates are rated at least BBB by S&P and Baa2 by Moody's (in each case, in the event of an assignment described in the proviso to clause (ix) below, both classes of new Certificates described in clause (ix)(A) below shall be rated at least BBB by S&P and Baa2 by Moody's). In connection with any such assignment, at the sole option of the Facility Lessee, the covenant set forth in Section 5.4 may be reinstated to the extent necessary to allow such assignment to meet the credit ratings requirements of this Section 14.2.

         (b) Any assignment under this Section 14.2 shall also be subject to satisfaction of the following additional conditions:

                  (i) the Owner Lessor, the Owner Participant and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustee shall have received an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to each such recipient, to the effect that all regulatory approvals required in connection with such transfer or necessary to assume the Facility Lessee's obligations under any Operative Document have been obtained;



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

                  (ii) such transfer shall be pursuant to an assignment and assumption agreement in form and substance reasonably satisfactory to the Owner Participant and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, to the Lease Indenture Trustee and the Pass Through Trustee;

                  (iii) the Owner Lessor, the Owner Participant and, so long as the Lease Debt is outstanding, the Lease Indenture Trustee and the Pass Through Trustee shall have received an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to such recipients, as to the validity and enforceability of such assignment and assumption agreement subject to customary qualifications;

                  (iv) the Owner Participant shall have received either (x) an opinion of counsel satisfactory to such Owner Participant, to the effect that such assignment shall not result in any unindemnified tax risk (determined based on the indemnification provisions contained in the Operative Documents) and is not a substantial modification of the Facility Lease under Section 467 of the Code, (y) an indemnification against such risk in form and substance satisfactory to the Owner Participant from or guaranteed by an entity that meets the Minimum Credit Rating, or (z) any other indemnity arrangement satisfactory to the Owner Participant;

                  (v) no Significant Lease Default or Lease Event of Default shall have occurred and be continuing after giving effect to such transfer and no other Lease Default shall have occurred as a result of such transfer;

                  (vi) the transfer shall not result in a Regulatory Event of Loss;

                  (vii) the transferee shall not be involved in material litigation with the Equity Investor or any Affiliate of the Equity Investor;

                  (viii) the Facility Lessee shall pay, on an After-Tax Basis, all reasonable documented out-of-pocket expenses of the Owner Lessor, the Owner Participant, the Equity Investor, the Equity Subsidiary Holding Company, the Equity Subsidiary, the Lease Indenture Trustee and the Pass Through Trustee in connection with such assignment; and

                  (ix) concurrently with such assignment, the Facility Lessee assigns all, but not less than all, of its right, title and interest in, to and under each Related Facility Lease and the "Operative Documents" related thereto in accordance with Section 14.2 of the "Participation Agreement" as defined in such Related Facility Lease; provided, that this clause (ix) shall not apply to an assignment that meets the following conditions:

                           (A) if the Lease Debt is outstanding at such time,
                  concurrently with such assignment, the then existing Certificates must be exchanged for new classes of Certificates, one class of which shall represent undivided interest in Notes relating to the assigned Facility Lease and the other of



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

                  which shall represent undivided interests in Notes relating to the non-assigned Facility Lease,

                           (B) Moody's and S&P both confirm that such assignment
                  shall result in a credit rating for both new classes of Certificates representing the assigned interest being at least one level above the then existing credit rating of the existing Certificates,

                           (C) such assignment shall not result in an Owner
                  Lessor or Owner Participant becoming regulated as a public utility or public utility holding company,

                           (D) the Facility Lessee shall (x) prepare amendments
                  or supplements, as necessary, to the Facility Lessee's existing Facility Lease, Site Lease and Sublease and Assignment and Reassignment of Owners Agreement to reflect such assignment. (y) if necessary, a new Lease Indenture and an appropriate supplement to the existing Lease Indentures and Pass Through Trust Agreements to reflect such changes and (z) deliver, or cause to be delivered, such opinions and certificates as the parties may reasonably request, and

                           (E) from and after the effective date of any such
                  assignment, the leasehold interests assigned to such other party and all documents related thereto shall be separate and distinct from the leasehold interests retained and the related documents, and any reference to any agreement, person, act, omission, default or event in the documents for the assigned leasehold interests shall not relate to any agreement, person, act, omission, default or event for the retained leasehold interests and vice versa and the lessee's rights to exercise any rights under the Facility Lease for the assigned interests in the Facility shall be separate and unaffected by the lessee's rights to exercise their corresponding rights under the Facility Lease for any retained interests in the Facility.

         Section 14.3. Swap of Leasehold Interest. The Facility Lessee may, no more than once, exchange (the "Exchange") (a) its interest in the Facility for a lease of additional undivided interests in the Keystone Facility with the consent of the Owner Participant, which consent shall not be unreasonably withheld or delayed. The Owner Lessor and the Owner Participant shall, if such consent is given, execute any documents and take such other action as may be reasonably requested by the Facility Lessee in connection therewith. In any event, conditions precedent to such Exchange shall include that:

         (a) the Facility Lessee shall have acquired the undivided interests in the Facility being exchanged;

         (b) all agreements, certificates and other documents relating to the Exchange, including the Operative Documents and customary legal opinions, shall reflect the



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

matters contained in this Section 14.3 and the terms of such consent or otherwise be reasonably satisfactory in form and substance to the Owner Participant, the Owner Lessor and the Equity Investor;

         (c) each of the amendments to the Operative Documents contemplated by the Exchange shall have been executed and delivered and shall be in full force and effect;

         (d) all Governmental Approval necessary to consummate the Exchange shall be reasonably satisfactory in form and substance to the Owner Participant, the Equity Investor and the Facility Lessee, and shall be in full force and effect other than those the failure to have had obtained or to maintain would not reasonably be expected to have a Material Adverse Effect;

         (e) the Owner Participant and the Equity Investor shall have received an appraisal and a tax opinion in form and substance satisfactory to the Owner Participant and the Equity Investor in respect of the Exchange and the property substituted in the Exchange shall have not less than the current value, residual value, utility and remaining useful life of the Facility Interest;

         (f) evidence satisfactory to the Owner Participant and the Equity Investor shall have been received to the effect that all required insurance is in full force and effect and certificates (or binders, if certificates are not then available) with respect thereto, shall have been received;

         (g) such other customary closing conditions as the Owner Participant and the Equity Investor may reasonably request (e.g., officers' certificates, opinions of counsel, etc.);

         (h) if the Lease Debt is outstanding, each of the Rating Agencies shall have confirmed that such Exchange shall not result in a downgrade of the then existing rating on the Certificates (and the Certificates are rated by each Rating Agency at or above the level rated on the Closing Date);

         (i) the Equity Investor shall not suffer any material adverse accounting effect under GAAP as a result of such Exchange; and

         (j) so long as the Certificates remain outstanding, the Qualifying Credit Support shall be amended (or replaced with a replacement Qualifying Credit Support in accordance with Section 5.8(f)) to reflect the revised Periodic Lease Rent payments.

SECTION 15. RIGHT OF FIRST REFUSAL; RIGHT OF FIRST OFFER

         Section 15.1. Right of First Offer. In the event the Owner Participant desires to sell, lease, convey or otherwise transfer its Member Interest (other than to any direct or indirect wholly-owned Subsidiary of the ultimate parent of the Owner Participant or in connection with the exercise of remedies following a Lease Event of Default) prior to the expiration or earlier termination of the Facility Lease Term, the Owner Participant must first offer to sell such Member Interest to the Facility Lessee on the terms and conditions



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

set forth in this Section 15.1. Such offer shall be made to the Facility Lessee in the form of a proposed term sheet, which proposed term sheet shall include an outline of the price and reasonably detailed outline of all of the material terms, conditions and provisions upon which the Owner Participant would be willing to transfer its interest in the Member Interest. The Facility Lessee will thereafter have the right within a period of forty-five (45) days from and after the receipt by the Facility Lessee of such proposed term sheet to notify the Owner Participant of its irrevocable intent to exercise its right to purchase hereunder. If the Facility Lessee elects to exercise the right provided in the preceding sentence, it will within forty-five (45) days of such notice execute a contract for such purchase and will within 90 days after such execution purchase the Member Interest. If the Facility Lessee does not give such notice to the Owner Participant within the forty-five (45) day period or does not execute such contract for the purchase of the Member Interest within forty-five (45) days of such notice and cause such sale to occur within ninety
(90) days after such execution, subject to extension for any necessary or appropriate Governmental Approvals in respect thereof, the Owner Participant will be free to sell, lease, convey or otherwise transfer such Member Interest on terms and conditions taken as a whole, that, other than in an immaterial respect, are no less favorable to the Owner Participant than the terms and conditions set forth in the proposed term sheet, unless the failure to execute such contract or consummate such purchase is attributable to acts or omissions of the Owner Participant. In the event that such terms or conditions are revised in any way that materially changes the agreement for sale, lease, conveyance or transfer such that the terms of sale are materially less favorable, taken as a whole, to the Owner Participant (including any reduction in the price or a change in the terms of payment thereof in a manner that is beneficial to the potential purchaser), the Owner Participant must again comply with the notice and acceptance provisions of this Section 15.1.

         Section 15.2. Right of First Refusal. In the event the Owner Participant desires to sell, lease, convey or otherwise transfer the Member Interest or cause the Owner Lessor to sell its Owner Lessor's Interest on or within three years after the expiration or termination of the Facility Lease to any Person other than to a direct or indirect wholly owned Subsidiary of the ultimate parent of the Owner Participant, such Owner Lessor's Interest or Member Interest, as the case may be, shall, unless such sale, lease, conveyance or transfer is in connection with the exercise of remedies upon a Lease Event of Default, be subject to the Facility Lessee's right of first refusal on the terms and conditions set forth in this Section 15.2. provided, that the Owner Participant's right to transfer its Member Interest during the Facility Lease Term pursuant to Section 8.1 shall not be impaired by the provisions of this
Section 15.2 (but shall be subject to the provisions of Section 15.1). The Owner Participant will give the Facility Lessee prompt written notice of all bona fide offers that have been received from any other Person to purchase or acquire its interest in the Owner Lessor's Interest or Member Interest or any part of either during such three year period following the expiration or termination of the Facility Lease, and which offers it wishes to accept, together with a full and complete statement of the price and all of the material terms, conditions and provisions contained in such offers. The Facility Lessee will thereafter have the right within a period of forty-five (45) days from and after the receipt by the Facility Lessee of such notice to notify the Owner Participant of its irrevocable intent to exercise its rights of first refusal. If the Facility



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

Lessee elects to exercise the right provided in the preceding sentence, it will within forty-five (45) days of such notice execute a contract for such purchase and within ninety (90) days after such execution purchase, and the Owner Participant shall sell, such Member Interest or the Owner Lessor's Interest or part of either on the same terms and conditions as the offer giving rise to such right. If the Facility Lessee does not give such notice to the Owner Participant within the forty-five (45) day period or does not execute such a contract for the purchase of the Member Interest within forty-five (45) days after such notice and cause such sale to occur within ninety (90) days after such execution, subject to extension for any necessary or appropriate Governmental Approvals in respect thereof, the Owner Participant will be free to proceed under the terms and conditions as set forth in its notice to the Facility Lessee, unless the failure to execute such contract or consummate such purchase is attributable to acts or omissions of the Owner Participant. In the event that such terms or conditions are materially revised to be less favorable to the Owner Participant, the Facility Lessee will have the right to purchase, lease or otherwise acquire such interest on the new terms and conditions. In connection with the Facility Lessee's exercise of the right of first refusal pursuant to this Section 15.2 with respect to the Owner Lessor's Interest, the Ground Interests shall be conveyed to the Facility Lessee.

         Section 15.3. Member Interest. Sections 15.1 and 15.2 shall apply to a transfer of an interest in any direct or indirect parent of the Owner Participant up to but excluding the OP Guarantor other than a transfer of such interest to any Person that is a directly or indirectly wholly owned subsidiary of the ultimate parent of the Owner Participant.

         Section 15.4. Sale to the Facility Lessee. Notwithstanding anything to the contrary in this Section 15, (a) any transfer to the Facility Lessee pursuant to this Section 15 shall, as to any period ending on the date possession of the Facility Interest is returned under Section 5 of the Facility Lease, be on an "as is", "where is" and "with all faults" basis, without representation or warranty other than a warranty as to the absence of Owner Lessor's Liens and Owner Participant's Liens and (b) the absence of representations and warranties with respect to the Owner Lessor's Interest as set forth in clause (a) shall not be considered in determining whether the terms of another proposed transfer are less favorable to the Owner Participant.



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

SECTION 16. PCRB COVENANTS Notwithstanding anything to the contrary contained in any Operative Document, the parties agree that prior to the expiration or earlier termination of the Facility Lease Term and the return of possession of the Facility Interest, for purposes of any determination pursuant to any Operative Document based on a breach of any provision of any Operative Document by the Owner Lessor or any Affiliate (including, without limitation, a determination of whether a Lease Indenture Event of Default has occurred and a determination of whether an exclusion to any indemnification provision applies), any breach of Section 7.8 (other than the fourth sentence thereof unless such transfer is to the Facility Lessee or any Affiliate) shall not be considered a breach by the Owner Lessor or any Affiliate unless such breach is as a result of a breach by the Owner Lessor of its covenant under Section 4.2 of the Facility Lease.

SECTION 17. MISCELLANEOUS

         Section 17.1. Consents. The Owner Participant covenants and agrees that it shall not unreasonably withhold its consent to any consent requested of the Owner Lessor under the terms of the Operative Documents that by its terms is not to be unreasonably withheld by the Owner Lessor.

         Section 17.2. Successor Owner Lessor. The parties hereto agree that the transfer or assignment pursuant to the terms of the LLC Agreement by the Owner Lessor to a successor Owner Lessor will not violate the terms of any Operative Document.

         Section 17.3. Modification of Equity Structure. The parties agree that the Equity Investor, at its option, may modify the equity structure of the Transaction by inserting one or more additional affiliated entities in the chain of ownership of the Facility Interest, so long as the Equity Investor guarantees the obligations of the Owner Participant pursuant to the OP Guarantee. Subject to transfers permitted pursuant to Section 8.1, such additional entities will at all times be wholly owned, directly or indirectly, by the parent of the Equity Investor.

         Section 17.4. Bankruptcy of Lessor Estate. If (i) all or any part of the Lessor Estate becomes the property of a debtor subject to the reorganization provisions of Bankruptcy Code, (ii) pursuant to such reorganization provisions the Owner Participant is required, by reason of the Owner Participant being held to have recourse liability to the debtor or the trustee of the debtor directly or indirectly, to make payment on account of any amount payable as principal or interest on the Notes, and (iii) the Lease Indenture Trustee actually receives any Excess Amount, as defined below, which reflects any payment by the Owner Participant on account of clause (ii) above, the Lease Indenture Trustee shall promptly refund to the Owner Participant such Excess Amount (and a corresponding amount shall be reinstated as due and owing under the Notes). For purposes of this Section 17.4, "Excess Amount" means the amount by which such payment exceeds the amount which would have been received by the Lease Indenture Trustee if the Owner Participant had not become subject to the recourse liability referred to in clause (ii) above. Nothing contained in this Section 17.4 shall prevent the Lease Indenture Trustee from enforcing any personal recourse obligations (and retaining the



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proceeds thereof) of the Owner Participant as contemplated by this Participation
Agreement (other than referred to in clause (ii)).

         The Lease Indenture Trustee agrees that should the Lessor Estate become a debtor subject to the reorganization provisions of the Bankruptcy Code, it shall upon the request of the Owner Participant, and provided that the making of the election hereinafter referred to is permitted to be made by it under Applicable Law and will not have any adverse impact on any Noteholder, the Lease Indenture Trustee or the Indenture Estate other than as contemplated by the preceding paragraph, makes the election referred to in Section 1111(b)(1)(A)(i) of the Bankruptcy Code or any successor provision if, in the absence of such election, the Lease Indenture Trustee would have recourse against the Owner Participant for the payment of the indebtedness represented by the Notes in circumstance in which such Noteholders or the Lease Indenture Trustee would not have recourse under the Lease Indenture if the Lessor Estate had not become a debtor under the Bankruptcy Code.

         Section 17.5. Amendments and Waivers. No term, covenant, agreement or condition of this Agreement may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by each party hereto.

         Section 17.6. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein shall be in writing or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including by overnight mail or courier service, (b) in the case of notice by such a telecommunications device, upon transmission thereof, provided such transmission is promptly confirmed by either of the methods set forth in clause (a) above, in each case addressed to each party hereto at its address set forth below or, in the case of any such party hereto, at such other address as such party may from time to time designate by written notice to the other parties hereto:

         If to the Facility Lessee:

                  1111 Louisiana Street
                  Houston, Texas 77002
                  Telephone No.: (713) 207-3200
                  Facsimile No.: (713) 207-9916
                  Attention: Treasurer
         If to the Owner Lessor, Lessor Manager or the Trust Company:

                  Wilmington Trust Company
                  Rodney Square North
                  1100 North Market Street
                  Wilmington, Delaware 19890-0001
                  Telephone No.: (302) 651-1000
                  Facsimile No.: (302) 651-8882
                  Attention: Corporate Trust Administration with a copy to the Owner Participant



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

         If to the Owner Participant:

                  PSEGR Conemaugh Generation, LLC
                  c/o PSEG Resources Inc.
                  80 Park Plaza, Suite T-22
                  Newark, NJ 07101
                  Telephone No.: (973) 456-3560
                  Facsimile No.: (973) 456-3569
                  Attention: President

         If to the Lease Indenture Trustee:

                  Bankers Trust Company
                  4 Albany Street
                  New York, NY 10006

                  Telephone No.: (212) 250-1610
                  Facsimile No.: (212) 669-0772
                  Attention: Marion Zinowski

         If to the Pass Through Trustee:

                  Bankers Trust Company
                  4 Albany Street
                  New York, NY 10006

                  Telephone No.: (212) 250-1610
                  Facsimile No.: (212) 669-0772
                  Attention: Marion Zinowski

A copy of all notices provided for herein shall be sent by the party giving such notice to each of the other parties hereto. In addition, the Facility Lessee shall (unless otherwise directed by the applicable Rating Agency) provide to each Rating Agency a copy of any information, report or notice it gives to the Lease Indenture Trustee hereunder or any other Operative Documents.

         Section 17.7. Survival. All warranties, representations, indemnities and covenants made by any party hereto, herein or in any certificate or other instrument delivered by any such party or on the behalf of any such party under this Agreement shall be considered to have been relied upon by each other party hereto and shall survive the consummation of the transactions contemplated hereby and in the other Operative Documents regardless of any investigation made by any such party or on behalf of any such party. In addition, the indemnification by the Facility Lessee under Sections 10.1 and 10.2 of this Agreement shall, subject to Sections 10.1(b) and 10.2(b), respectively, expressly survive the expiration or early termination (in either case, for whatever reason)



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

of the Facility Lease or the transfer or other disposition of the respective interests of the Owner Participant, the Owner Lessor, the Trust Company, the Lessor Manager, the Lease Indenture Company and the Lease Indenture Trustee, the Pass Through Trustee and the Pass Through Company in, to and under this Agreement, the Deed and Bill of Sale, and the other Operative Documents.

         Section 17.8. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and assigns as permitted by and in accordance with the terms hereof, including each successive holder of any Owner Participant's Member Interest permitted under Section 8.1. Except as expressly provided herein or in the other Operative Documents, no party hereto may assign its interests herein without the consent of the other parties hereto.

         Section 17.9. Governing Law. This Agreement has been delivered in the State of New York and shall be in all respects governed by and construed in accordance with the laws of the State of New York including all matters of construction, validity and performance without giving effect to the conflicts of laws provisions thereof except New York General Obligations Law Section 5-1401.

         Section 17.10. Severability. If any provision hereof shall be invalid, illegal or unenforceable under Applicable Law, the validity, legality and enforceability of the remaining provisions hereof shall not be affected or impaired thereby.

         Section 17.11. Counterparts. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

         Section 17.12. Headings and Table of Contents. The headings of the sections of this Agreement and the Table of Contents are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

         Section 17.13. Limitation of Liability.

         (a) None of the Owner Participant, the Owner Lessor, the Equity Subsidiary, the Equity Subsidiary Holding Company, the Equity Investor, the Lessor Manager, the Trust Company, the Lease Indenture Trustee, the Lease Indenture Company, the Pass Through Trustee or the Pass Through Company shall have any obligation or duty to the Facility Lessee or to others with respect to the transactions contemplated hereby, except those obligations or duties expressly set forth in this Agreement and the other Operative Documents, and neither the Owner Principal, the Owner Lessor, the Equity Subsidiary, the Equity Subsidiary Holding Company, the Equity Investor, the Lessor Manager, the Trust Company, the Lease Indenture Trustee, the Lease Indenture Company, the Pass Through Trustee nor the Pass Through Company shall be liable for performance by any other party hereto of such other party's obligations or duties hereunder. Without limitation of the generality of the foregoing, under no circumstances whatsoever shall the



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Owner Participant, the Equity Subsidiary, the Equity Subsidiary Holding Company,
the Equity Investor, be liable to the Facility Lessee for any action or inaction on the part of the Owner Lessor or the Lessor Manager in connection with the transactions contemplated herein, whether or not such action or inaction is caused by willful misconduct or gross negligence of the Owner Lessor, unless such action or inaction is at the direction of such Owner Participant.

         (b) The Trust Company is entering into the Operative Documents to which it is a party solely as manager under the LLC Agreement and not in its individual capacity, except as expressly provided herein or therein, and in no case whatsoever shall the Trust Company be personally liable for, or for any loss in respect of, any of the statements, representations, warranties, agreements or obligations of the Owner Lessor hereunder or under any other Operative Document, as to all of which the other parties hereto agree to look solely to the Lessor Estate; provided, however, that the Trust Company shall be liable hereunder for its own gross negligence or willful misconduct or for a breach of its representations, warranties and covenants made in its individual capacity.

         (c) The Lease Indenture Company and the Pass Through Company are each entering into the Operative Documents to which they are parties solely as trustees under the Lease Indenture and the Pass Through Trust Agreements, respectively, and not in their individual capacities, except as expressly provided herein or therein, and in no case whatsoever shall the Lease Indenture Company and the Pass Through Company be personally liable for, or for any loss in respect of, any of the statements, representations, warranties, agreements or obligations of the Owner Lessor hereunder or under any other Operative Document, as to all of which the other parties hereto agree to look solely to the Indenture Estate and the Lessor Estate, respectively; provided, however, that each such party shall be liable hereunder for its own negligence or willful misconduct or for a breach of its representations, warranties and covenants made in its individual capacity.

         (d) The right of the Lease Indenture Trustee or any Pass Through Trustee to perform any discretionary act enumerated herein or in any other Operative Document (including the right to consent to any action which requires their consent and the right to waive any provision of, or consent to any change or amendment to, any of the Operative Documents) shall not be construed as a duty, and the Lease Indenture Trustee and each Pass Through Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such acts or a breach of its representations, warranties and covenants. In connection with any such discretionary acts, each Lease Indenture Trustee may in its sole discretion (but shall not, except as otherwise provided in the Lease Indenture or as otherwise required by Applicable Law, have any obligation to) request the approval of the Pass Through Trustee as holder of the Notes and each Pass Through Trustee may in its sole discretion (but shall not, except as otherwise provided in the Operative Documents or as otherwise required by Applicable Law, have any obligation to) request the approval of the Certificateholders.

         (e) The Owner Participant will give the Facility Lessee at least 15 days' prior notice of any proposed amendment or supplement to the LLC Agreement (other than an amendment solely effecting a transfer of Owner Participant's interest in a Lessor Estate



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

or with respect to administrative matters) and deliver true, complete and fully executed copies to the Facility Lessee of any amendment or supplement to such LLC Agreement. No amendment or supplement to the LLC Agreement that could materially adversely affect the interests of Lease Indenture Trustee or the Facility Lessee shall become effective without the written consent of such Person.

         (f) None of the Facility Lessee, any Subsidiary Guarantor, the Lessor Manager, the Owner Participant, the Equity Investor, the Equity Subsidiary Holding Company, the Equity Subsidiary or the Lease Indenture Trustee, or any Affiliates thereof, will be personally liable to any holder of a Note or, in the case of any Lessor Manager or Owner Participant, to the Lease Indenture Trustee, for any amounts payable with respect to the Notes. All payments of principal of, premium, if any, and interest on the Notes (other than payments made in connection with an optional redemption or purchase by the Owner Lessor or Owner Participant) will be made only from the leased Facility Interest or the income and proceeds received by the Lease Indenture Trustee therefrom (including Periodic Lease Rent payable by the Facility Lessee pursuant to the Facility Lease).

         Section 17.14. Consent to Jurisdiction; Waiver of Trial by Jury; Process Agent.

         (a) Each of the parties hereto (i) hereby irrevocably submits to the nonexclusive jurisdiction of the Supreme Court of the State of New York, New York County (without prejudice to the right of any party to remove to the United States District Court for the Southern District of New York) and to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this Agreement, the other Operative Documents, or the subject matter hereof or thereof or any of the transactions contemplated hereby or thereby brought by any of the parties hereto or their successors or assigns;
(ii) hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court, or in such federal court; and (iii) to the extent permitted by Applicable Law, hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding any claim that it is not personally subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement, the other Operative Documents, or the subject matter hereof or thereof may not be enforced in or by such court.

         (b) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES THE RIGHT TO DEMAND A TRIAL BY JURY, IN ANY SUCH SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, THE OTHER OPERATIVE DOCUMENTS, OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY BROUGHT BY ANY OF THE PARTIES HERETO OR THEIR SUCCESSORS OR ASSIGNS.



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         (c) By the execution and delivery of this Agreement, the Facility
Lessee designates, appoints and empowers CT Corporation System as its authorized agent to receive for and on its behalf service of any summons, complaint or other legal process in any such action, suit or proceeding in the State of New York for so long as any obligation of the Facility Lessees shall remain outstanding hereunder or under any of the other Operative Documents. The Facility Lessee shall grant an irrevocable power of attorney to CT Corporation System in respect of such appointment and shall maintain such power of attorney in full force and effect for so long as any obligation of the Facility Lessee shall remain outstanding hereunder or under any of the Operative Documents.

         Section 17.15. Further Assurances. Each party hereto will promptly and duly execute and deliver such further documents to make such further assurances for and take such further action reasonably requested by any party to whom such first party is obligated, all as may be reasonably necessary to carry out more effectively the intent and purpose of this Participation Agreement and the other Operative Documents.

         Section 17.16. Measuring Life. If and to the extent that any of the options, rights and privileges granted under this Agreement, would, in the absence of the limitation imposed by this sentence, be invalid or unenforceable as being in violation of the rule against perpetuities or any other rule or law relating to the vesting of interests in property or the suspension of the power of alienation of property, then it is agreed that notwithstanding any other provision of this Agreement, such options, rights and privileges, subject to the respective conditions hereof governing the exercise of such options, rights and privileges, will be exercisable only during (a) the longer of (i) a period which will end twenty-one (21) years after the death of the last survivor of the descendants living on the date of the execution of this Agreement of the following Presidents of the United States: Franklin D. Roosevelt, Harry S. Truman, Dwight D. Eisenhower, John F. Kennedy, Lyndon B. Johnson, Richard M. Nixon, Gerald R. Ford, James E. Carter, Ronald W. Reagan, George H.W. Bush and William J. Clinton or (ii) the period provided under the Uniform Statutory Rule Against Perpetuities or (b) the specific applicable period of time expressed in this Agreement, whichever of (a) and (b) is shorter.

         Section 17.17. No Partnership, Etc. The parties hereto intend that nothing contained in this Participation Agreement or any other Operative Document shall be deemed or construed to create a partnership, joint venture or other co-ownership arrangement by and among any of them.



                       Conemaugh Participation Agreement

         IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be executed and delivered by their respective officers thereunto duly authorized.


                                       RELIANT ENERGY MID-ATLANTIC POWER
                                       HOLDINGS, LLC
                                       as Facility Lessee

                                       By:
                                          --------------------------------------
                                          James E. Hammelman
                                          Treasurer



                   Signature Page for Participation Agreement

                                       CONEMAUGH LESSOR GENCO LLC
                                       as Owner Lessor

                                       By: WILMINGTON TRUST COMPANY, not in its
                                           individual capacity but solely as
                                           Lessor Manager under the LLC
                                           Agreement


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:



                   Signature Page for Participation Agreement

                                       PSEGR CONEMAUGH GENERATION, LLC


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:



                   Signature Page for Participation Agreement

                                       BANKERS TRUST COMPANY, not in its
                                       individual capacity, except to the extent provided herein, but as Lease Indenture Trustee under the Lease Indenture


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:



                   Signature Page for Participation Agreement

                                       BANKERS TRUST COMPANY, not in its
                                       individual capacity, except to the extent provided herein, but as Pass Through Trustee under the Pass Through Trust Agreement


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:



                   Signature Page for Participation Agreement

                                       WILMINGTON TRUST COMPANY, in its
                                       individual capacity


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:



                   Signature Page for Participation Agreement

                                   APPENDIX A





================================================================================



                                   DEFINITIONS


                            -------------------------


                            LEVERAGED LEASE FINANCING

                                       OF

                               CONEMAUGH FACILITY






================================================================================

                            APPENDIX A - DEFINITIONS


GENERAL PROVISIONS

         In this Appendix A and each Operative Document (as hereinafter defined), unless otherwise provided herein or therein:

         (a) the terms set forth in this Appendix A or in any such Operative Document shall have the meanings herein provided for and any term used in an Operative Document and not defined therein or in this Appendix A but in another Operative Document shall have the meaning herein or therein provided for in such other Operative Document;

         (b) any term defined in this Appendix A by reference to another document, instrument or agreement shall continue to have the meaning ascribed thereto whether or not such other document, instrument or agreement remains in effect;

         (c) words importing the singular include the plural and vice versa;

         (d) words importing a gender include any gender;

         (e) a reference to a part, clause, section, paragraph, article, party, annex, appendix, exhibit, schedule or other attachment to or in respect of an Operative Document is a reference to a part, clause, section, paragraph, or article of, or a party, annex, appendix, exhibit, schedule or other attachment to, such Operative Document unless, in any such case, otherwise expressly provided in any such Operative Document;

         (f) a reference to any statute, regulation, proclamation, ordinance or law includes all statutes, regulations, proclamations, ordinances or laws varying, consolidating or replacing the same from time to time, and a reference to a statute includes all regulations, policies, protocols, codes, proclamations and ordinances issued or otherwise applicable under that statute unless, in any such case, otherwise expressly provided in any such statute or in such Operative Document;

         (g) a definition of or reference to any document, instrument or agreement includes an amendment or supplement to, or restatement, replacement, modification or renovation of, any such document, instrument or agreement unless otherwise specified in such definition or in the context in which such reference is used;

         (h) a reference to a particular section, paragraph or other part of a particular statute shall be deemed to be a reference to any other section, paragraph or other part substituted therefor from time to time;

         (i) if a capitalized term describes, or shall be defined by reference to, a document, instrument or agreement that has not as of any particular date been executed and delivered and such document, instrument or agreement is attached as an exhibit to the



                             Conemaugh Definitions

Participation Agreement (as hereinafter defined), such reference shall be deemed to be to such form and, following such execution and delivery and subject to paragraph (g) above, to the document, instrument or agreement as so executed and delivered;

         (j) a reference to any Person (as hereinafter defined) includes such Person's successors and permitted assigns;

         (k) any reference to "days" shall mean calendar days unless "Business Days" (as hereinafter defined) are expressly specified;

         (l) if the date as of which any right, option or election is exercisable, or the date upon which any amount is due and payable, is stated to be on a date or day that is not a Business Day, such right, option or election may be exercised, and such amount shall be deemed due and payable, on the next succeeding Business Day with the same effect as if the same was exercised or made on such date or day (without, in the case of any such payment, the payment or accrual of any interest or other late payment or charge, provided such payment is made on such next succeeding Business Day);

         (m) words such as "hereunder", "hereto", "hereof" and "herein" and other words of similar import shall, unless the context requires otherwise, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof;

         (n) a reference to "including" shall mean including without limiting the generality of any description preceding such term, and for purposes hereof and of each Operative Document the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned;

         (o) all accounting terms not specifically defined herein or in any Operative Document shall be construed in accordance with GAAP; and

         (p) unless the context or the specific provision otherwise requires, whenever in the Operative Documents a provision requires that the rating of a Person or the Lease Debt be confirmed or affirmed, such provisions shall be deemed to mean that both Rating Agencies shall have confirmed the rating of the senior long term unsecured debt of such Person or the Lease Debt, if then rated by both Rating Agencies, or by one such Rating Agency if only rated by one of them, a copy of which confirmation shall be delivered by the Facility Lessee to the Owner Participant, to the Owner Lessor and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, to the Lease Indenture Trustee and shall be without indication that such Person or the Lease Debt, as the case may be, has been placed on credit watch, credit review, or any similar status with negative implications or which does not indicate the direction of the potential ratings change.

DEFINED TERMS

"ACQUIRED ASSETS" shall mean the assets acquired pursuant to the Purchase Agreement.



                             Conemaugh Definitions

"ACQUISITION" shall mean the acquisition by the Facility Lessee of promissory notes issued by, and equity interests in, entities owning certain electric power generating facilities and related assets providing approximately 4,263 net MW of capable generating capacity, pursuant to the Purchase Agreement.

"ACTUAL KNOWLEDGE" shall mean, with respect to any Person, actual knowledge of, or receipt of written notice by, an officer (or other employee whose responsibilities include the administration of the Transaction) of such Transaction Party; provided, however, that in the case of the Lessor Manager or the Trust Company, "Actual Knowledge" shall mean the actual knowledge of an officer in the Corporate Trust Administration Department of the Trust Company.

"ADDITIONAL AMOUNT" shall have the meaning specified in Section 3.5(b) of the Facility Lease.

"ADDITIONAL CERTIFICATES" shall mean any additional certificates issued by any Pass Through Trust in connection with the issuance of Additional Lessor Notes relating thereto.

"ADDITIONAL EQUITY INVESTMENT" shall mean the amount, if any, provided by the Owner Participant (in its sole and absolute discretion) to finance all or a portion of the Owner Lessor's Percentage of the cost of any Required or Nonseverable Modification financed pursuant to Section 12.1 of the Participation Agreement.

"ADDITIONAL LESSOR NOTES" shall have the meaning specified in Section 2.12 of the Lease Indenture.

"ADJUSTMENT ITEMS" shall have the meaning specified in Section 3.5(a) of the Facility Lease.

"AFFILIATE" of a particular Person shall mean any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, "control" when used with respect to any particular Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided, however, that under no circumstances shall the Trust Company be considered to be an Affiliate of the Equity Investor, the Equity Subsidiary, the Equity Subsidiary Holding Company, the Owner Lessor, the Lessor Manager, or the Owner Participant, nor shall the Equity Investor, the Equity Subsidiary, the Equity Subsidiary Holding Company, the Owner Lessor, the Lessor Manager, or the Owner Participant be considered to be an Affiliate of the Trust Company.

"AFFILIATE SUBORDINATED INDEBTEDNESS" shall mean unsecured Indebtedness of a Subsidiary Guarantor issued to (and at all times thereafter held by) Reliant, the Facility Lessee or any of their respective Affiliates that is expressly subordinated to such Subsidiary Guarantor's obligations under its Subsidiary Guaranty and the other Operative Documents pursuant to subordination provisions in the form attached as Exhibit L to the



                             Conemaugh Definitions

Participation Agreement, the terms of which shall include, among other things, that any payments thereunder (whether of principal, interest or otherwise) shall be only made to the extent permitted as a Restricted Payment under the Participation Agreement (and any failure to pay prior to such time shall not constitute a default thereunder).

"AFTER-TAX BASIS" shall mean, with respect to any payment to be received by any Person, the amount of such payment (the base payment) supplemented by a further payment (the additional payment) to that Person so that the sum of the base payment plus the additional payment shall, after deduction of the amount of all Taxes required to be paid (or deemed payable in accordance with the last sentence of this definition) by such Person in respect of the receipt or accrual of the base payment and the additional payment (taking into account any reduction in such Taxes resulting from Tax benefits realized or to be realized by the recipient as a result of the payment), be equal to the amount required to be received. Such calculations shall be made assuming the recipient is subject to the highest marginal Federal income tax rate applicable to corporations for all relevant periods and the highest marginal statutory income tax rates applicable to corporations in the state and local taxing jurisdiction of the Facilities for all relevant periods and shall take into account the deductibility of state and local income taxes for Federal income tax purposes.

"ALLOCATED RENT" shall have the meaning set forth in Section 3.3(b) of the Facility Lease.

"ALTERNATIVE RENT" shall have the meaning specified in Section 3.5(b) of the Facility Lease.

"ALTERNATIVE RENT SCHEDULE" shall have the meaning specified in Section 3.5(b) of the Facility Lease.

"ALTERNATIVE TERMINATION VALUE SCHEDULE" shall have the meaning specified in
Section 3.5(b) of the Facility Lease.

"APPLICABLE LAW" shall mean all applicable laws, including all Environmental Laws, and treaties, judgments, decrees, injunctions, writs and orders of any court, arbitration board or Governmental Entity and rules, regulations, orders, ordinances, licenses and permits of any Governmental Entity.

"APPRAISAL PROCEDURE" shall mean (except with respect to the Closing Appraisal and any appraisal to determine Fair Market Sales Value or Fair Market Rental Value after a Lease Event of Default shall have occurred and be continuing), an appraisal conducted by an appraiser or appraisers in accordance with the procedures set forth in this definition of "Appraisal Procedure." The Owner Participant and the Facility Lessee will consult with the intent of selecting a mutually acceptable Independent Appraiser. If a mutually acceptable Independent Appraiser is selected, the Fair Market Rental Value or Fair Market Sales Value or other determination to be made by such Independent Appraiser shall be determined by such Independent Appraiser. If the Owner Participant and the Facility Lessee are unable to agree upon a single Independent Appraiser within a 15-day period, one shall be appointed by the Owner Participant, and one shall be appointed by



                             Conemaugh Definitions
the Facility Lessee (or its designee), which Independent Appraisers shall attempt to agree upon the value, period, amount or other determination that is the subject of the appraisal. If either the Owner Participant or the Facility Lessee (or its designee) does not appoint its Independent Appraiser, the determination of the other Independent Appraiser shall be conclusive and binding on the Owner Participant and the Facility Lessee. If the Independent Appraisers appointed by the Owner Participant and the Facility Lessee are unable to agree upon the value, period, amount or other determination in question, such Independent Appraisers shall jointly appoint a third Independent Appraiser or, if such appraisers do not appoint a third Independent Appraiser, the Owner Participant and the Facility Lessee shall jointly appoint the third Independent Appraiser. In such case, the average of the determinations of the three Independent Appraisers shall be conclusive and binding on the Owner Participant and the Facility Lessee, unless the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the third determination is disparate from the middle determination, in which case the determination of the most disparate appraiser shall be excluded, and the average of the remaining two determinations shall be conclusive and binding on the Owner Participant and the Facility Lessee.

"APPRAISER" shall mean Deloitte and Touche LLP Valuation Group.

"ASSIGNED DOCUMENTS" shall have the meaning specified in clause (2) of the Granting Clause of the Lease Indenture.

"ASSIGNMENT AND ASSUMPTION AGREEMENT" shall mean an assignment and assumption agreement in form and substance substantially in the form of Exhibit A to the Participation Agreement.

"ASSIGNMENT AND REASSIGNMENT OF OWNERS AGREEMENT" shall mean the Assignment and Reassignment of Owners Agreement, dated as of the Closing Date, between the Facility Lessee and the Owner Lessor, pursuant to which the Facility Lessee will assign to the Owner Lessor and the Owner Lessor will reassign to the Facility Lessee, certain rights under the Owners Agreement.

"AUTHORIZED AGENT" shall have the meaning specified in the Pass Through Trust Agreements.

"BANKRUPTCY CODE" shall mean the United States Bankruptcy Code of 1978, 11 U.S.C. Section 101 et seq.

"BASIC LEASE TERM" shall have the meaning specified in Section 3.2 of the Facility Lease.

"BASIC SITE LEASE TERM" shall have the meaning specified in Section 2.2 of the Site Lease and Sublease.

"BASIC SITE SUBLEASE TERM" shall have the meaning specified in Section 4.2 of the Site Lease and Sublease.



                             Conemaugh Definitions

"BURDENSOME TERMINATION EVENT" shall mean the occurrence of any event which gives the Facility Lessee the right to terminate the Facility Lease pursuant to
Section 13.1 thereof.

"BURDENSOME TERMINATION NOTICE" shall have the meaning specified in Section 13.1 of the Facility Lease.

"BUSINESS DAY" shall mean any day other than a Saturday, a Sunday, or a day on which commercial banking institutions are authorized or required by law, regulation or executive order to be closed in New York, New York, the city and the state in which the Corporate Trust Office of the Lease Indenture Trustee or the Corporate Trust Administration Department of the Lessor Manager is located or the city and state in which the Corporate Trust Office of the Pass Through Trustee is located.

"CAPITAL EXPENDITURES" shall mean expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto that have a useful life of more than one year and are capitalized on the balance sheet of the applicable Person prepared in accordance with GAAP.

"CASH EQUIVALENT" shall mean any of the following: (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof; (ii) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America or any state thereof, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $500 million and has outstanding Indebtedness that is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund having assets in excess of $500 million all of which consist of other obligations described in (i), (ii), (iii), (iv), (v) and (vi) sponsored by a registered broker dealer or mutual fund distributor; (iii) repurchase and reverse repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above; (iv) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a Person (other than an Affiliate of the Facility Lessee) with a rating at the time as of which any investment therein is made of "P-2" (or higher) according to Moody's or "A-2" (or higher) according to S&P; (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America or the OECD or by any political subdivision or taxing authority thereof, and rated at least "A" by Moody's or S&P; and (vi) investments in deposits available for withdrawal on demand with any commercial bank which is organized under the laws of any country in which the Facility Lessee or any Subsidiary Guarantor maintains an office and which has capital, surplus and undivided profits of at least $250 million; provided that the accounts into which such deposits are made are not intended as security.



                             Conemaugh Definitions

"CASH FLOW AVAILABLE FOR FIXED CHARGES" for any period shall mean, without duplication, (i) Consolidated EBITDA for such period, minus (ii) Capital Expenditures made by the Facility Lessee and the Subsidiary Guarantors during such period other than Capital Expenditures financed with the proceeds of Subordinated Indebtedness, contributions to the equity of the Facility Lessee, the proceeds of Permitted Indebtedness described in clause (a) of the definition thereof or IRB Indebtedness or Consolidated EBITDA for an earlier period to the extent (x) such amount of Consolidated EBITDA was specifically reserved during such earlier period for such Capital Expenditure and (y) such Capital Expenditure was at that time treated as being made during such earlier period for purposes of this definition.

"CERTIFICATE PURCHASE AGREEMENT" shall mean the Purchase Agreement, dated August 17, 2000 among the Facility Lessee, the Subsidiary Guarantors and Chase Securities, Inc. for itself and as the representative of the other Initial Purchasers.

"CERTIFICATEHOLDERS" shall mean each of the holders of Certificates, and each of such holder's successors and permitted assigns.

"CERTIFICATES" shall mean the pass through certificates issued on the Closing Date pursuant to the Pass Through Trust Agreements.

"CERTIFICATES REGISTER" shall mean the "Register" specified in Section 3.4 of the Pass Through Trust Agreements.

"CHANGE OF CONTROL" means the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any Person, which for purposes of this definition shall mean and include any "person" or "group" as used in
Section 13(d) and 14(d) of the Exchange Act (other than (A) Reliant or any of its successors into which Reliant has consolidated or merged or any Person to which Reliant has transferred all or substantially all its assets, (B) any Person (as defined above) who comes to be a beneficial owner (as such term is defined in Rule 13(d)(3) under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition) directly or indirectly of more than 50% of the voting power of Reliant or any other Person described in clause (A) above or (C) any direct or indirect subsidiaries of Reliant or any other Person described in clauses (A) or (B) above), becomes the "beneficial owner," directly or indirectly, of more than 50% of the voting power of Reliant Mid-Atlantic, or acquires, by contract or otherwise, the power to direct or cause the direction of the management or policies of Reliant Mid-Atlantic; provided, that a Change of Control shall be deemed not to have occurred if Moody's and S&P confirm that the then existing ratings of the Certificates will not be lowered as a result of any of the foregoing events.

If any event described in this definition of "Change of Control" occurs, but such event is not deemed a Change of Control because Moody's and S&P confirm that the then existing ratings of the Certificates would not be lowered as a result of such event, then



                             Conemaugh Definitions
immediately after such event, the definition of "Reliant" in the Operative Documents shall be amended (without consent of the holders of the Certificates or any other Person) to mean, the entity or entities Moody's and S&P relied upon, if any, in confirming the then existing ratings of the Certificates.

In addition, if (A) any Person (as defined above) becomes a beneficial owner (as defined above) directly or indirectly of more than 50% of the voting power of Reliant, (B) any event that is described in clause (A) of the first paragraph of this definition of "Change of Control" occurs pursuant to which Reliant merges into or consolidates with another entity and Reliant is not the surviving entity or (C) any event that is described in clause (A) of the first paragraph of this definition of "Change of Control" occurs pursuant to which Reliant transfers all or substantially all its asset to another Person, then immediately after such event, the definition of "Reliant" in the Operative Documents shall be amended (without consent of the holders of the Certificates or any other Person) in the case of clause (A) of this paragraph, to refer to the Person so acquiring more than 50% of the voting power of Reliant, in the case of clause (B) of this paragraph, to mean such surviving entity or, in the case of clause (C) of this paragraph, to mean such transferee.

If (A) the unsecured, senior long-term debt of REPG (or any Person that directly or indirectly owns beneficially 100% of the voting stock of REPG (other than Reliant)) is rated at least Baa2 by Moody's and BBB by S&P, (B) the common equity of REPG or of the Person that directly or indirectly owns beneficially 100% of the voting stock of REPG (other than Reliant) is listed for trading on a national securities exchange or quoted on an automated quotation system of a registered securities association, (C) RES (and each other Subsidiary of Reliant party to any Service Agreement) is or becomes a wholly owned subsidiary of REPG or such Person and (D) REPG or such Person directly or indirectly owns beneficially 100% of the voting stock of Reliant Mid-Atlantic, then the definition of "Reliant" in the Operative Documents shall be amended (without the consent of the holders of the Certificates or any other Person) to refer to REPG or such Person.

"CHANGE OF CONTROL PREMIUM" shall mean, with respect to any Lessor Note, 1% of the unpaid principal amount of such Lessor Note.

"CLAIM" shall mean any liability (including in respect of negligence (whether passive or active or other torts), strict or absolute liability in tort or otherwise, warranty, latent or other defects (regardless of whether or not discoverable), statutory liability, property damage, bodily injury or death), obligation, loss, settlement, damage, penalty, claim (including any claim with respect to any Environmental Condition), action, suit, proceeding (whether civil or criminal), judgment, penalty, fine and other legal or administrative sanction, judicial or administrative proceeding, cost, expense or disbursement, including reasonable legal, investigation and expert fees, expenses and reasonable related charges, of whatsoever kind and nature.

"CLOSING" shall have the meaning specified in Section 2.2(a) of the Participation Agreement.



                             Conemaugh Definitions

"CLOSING APPRAISAL" shall mean the appraisal, dated the Closing Date, prepared by the Appraiser with respect to the Facility Interest, which Closing Appraisal shall be prepared by the Appraiser in the context of its lease consulting services.

"CLOSING DATE" shall mean August 24, 2000.

"CODE" shall mean the Internal Revenue Code of 1986.

"COMPETITOR" shall have the meaning specified in Section 8.1(b) of the Participation Agreement.

"COMPONENT" shall mean any appliance, part, instrument, appurtenance, accessory, furnishing, equipment or other property of whatever nature that may from time to time be incorporated in the Facility, except to the extent constituting Modifications.

"CONSOLIDATED EBITDA" shall mean for any period the sum of (i) consolidated net income before interest (including any net payments under interest rate hedging agreements and the interest-component of any payments of Lease Obligations) and provisions for taxes of the Facility Lessee and the Subsidiary Guarantors (without the inclusion of any distributions from or income of the Unrestricted Subsidiaries) during such period, plus (ii) lease rent expense under GAAP, to the extent such expenses reduce net income and to the extent the payments related to such lease are included in clause (y) of the definition of "Fixed Charge Coverage Ratio," plus (iii) all provisions for depreciation and amortization made by such Persons during such period, plus (iv) expenses under the Support Services Agreement and fees under the Marketing and Procurement Agreement during such period to the extent such expenses and fees reduce net income and to the extent not paid during such period in accordance with the terms of their subordination, plus (v) any other non-cash charges and reserves of such Persons made during such period to the extent such non-cash charges or reserves reduce net income, minus (vi) any non-cash charges and reserves of such Persons released during such period to the extent such non-cash charges or reserves increase net income, minus (vii) to the extent recognized in determining such net income, non-recurring gains, extraordinary gains or the cumulative positive effect of changes in accounting principles, in each case for such period and plus (viii) to the extent recognized in determining such net income, non-recurring losses, extraordinary losses or the cumulative negative effect of changes in accounting principles, in each case for such period, all determined on a consolidated basis in accordance with GAAP (other than the inclusion of the interest-component of any payments of Lease Obligations).

"CONSOLIDATED TANGIBLE NET ASSETS" shall mean (at any date of determination) (i) the total net assets of the Facility Lessee and the Subsidiary Guarantors determined in accordance with GAAP, excluding, however, from the determination of total net assets (a) goodwill, organizational expenses, research and product development expenses, trademarks, tradenames, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles,
(b) all deferred charges or unamortized debt discount and expenses, (c) all reserves carried and not deducted from assets, (d) cash held in sinking or other analogous funds established for the purpose of redemption, retirement



                             Conemaugh Definitions
or prepayment of capital stock or other equity interests or Indebtedness, (e) any write-up in the book value of any assets resulting from a revaluation thereof subsequent to August 24, 2000, and (f) any items not included in clauses
(a) through (e) above which are treated as intangibles in conformity with GAAP, plus (ii) the aggregate purchase price set forth on Schedule 2 of the Participation Agreement and the Related Participation Agreements, plus (iii) the aggregate net book value of all asset sales or dispositions made by the Facility Lessee or any of the Subsidiary Guarantors since the original issue date of the Certificates to the extent that the proceeds thereof or other consideration received therefor are not invested in the business of the Facility Lessee or any of the Subsidiary Guarantors in PJM and are not retained by the Facility Lessee or any of the Subsidiary Guarantors.

"CORPORATE TRUST OFFICE" shall have the meaning specified in the Pass Through Trust Agreements.

"CREDIT FACILITIES" shall mean a collective reference to the Credit Support, the Working Capital Facility and the Subordinated Working Capital Facility.

"CREDIT SUPPORT" shall mean a letter of credit, surety bond, guarantee or other facility provided as Qualifying Credit Support.

"CREDIT SUPPORT ADJUSTMENT AMOUNT" shall mean for the period from the Closing Date to and including December 4, 2000, $3,372,384, and for the period from December 5, 2000 to and including January 12, 2000, $3,390,278.

"DEBT COVENANT TERMINATION DATE" shall have the meaning specified in the introductory paragraph of Section 5 of the Participation Agreement.

"DEED AND BILL OF SALE" shall mean the Deed and Bill of Sale, dated as of the Closing Date, between the Facility Lessee and the Owner Lessor, duly completed, executed and delivered on the Closing Date pursuant to which the Owner Lessor will acquire the Facility Interest from the Facility Lessee.

"DEPRECIATION DEDUCTION" shall have the meaning specified in Section 2(a) of the Tax Indemnity Agreement.

"DISCOUNT RATE" shall mean 10.081% (assuming semi-annual compounding).

"DOLLARS" OR THE SIGN "$" shall mean United States dollars or other lawful currency of the United States.

"ECAR" shall mean the East Central Area Reliability Coordination Agreement.

"ENFORCEMENT NOTICE" shall have the meaning specified in Section 5.1 of the Lease Indenture.

"ENGINEERING CONSULTANT" shall mean S&W Consultants, a division of Stone & Webster, Inc.



                             Conemaugh Definitions

"ENGINEERING REPORT" shall mean the report of the Engineering Consultant, dated August 4, 2000, addressed to the Owner Participant.

"ENVIRONMENTAL CONDITION" shall mean any action, omission, event, condition or circumstance, including the presence of any Hazardous Substance, that does or reasonably could (i) require assessment, investigation, abatement, correction, removal or remediation, (ii) give rise to any obligation or liability of any nature (whether civil or criminal, arising under a theory of negligence or strict liability, or otherwise) under any Environmental Law, (iii) create or constitute a public or private nuisance or trespass, or (iv) constitute a violation of or non-compliance with any Environmental Law.

"ENVIRONMENTAL CONSULTANT" shall mean, collectively, URS Greiner Woodward-Clyde Consultants and S&W Consultants, a division of Stone & Webster, Inc.

"ENVIRONMENTAL LAWS" shall mean any federal, state or local laws, ordinances, rules, orders, statutes, decrees, judgments, injunctions, directives, permits, licenses, approvals, codes and regulations relating to the environment, human health, natural resources or toxic, explosive, corrosive, flammable, infectious, radioactive or other Hazardous Substances.

"ENVIRONMENTAL REPORT" shall have the meaning specified in Section 4.1(m) of the Participation Agreement.

"EQUITY COVENANT TERMINATION DATE" shall mean the date when the average Periodic Lease Rent remaining to be paid under the Facility Lease for the balance of the Basic Lease Term shall be below 20% of the average Periodic Lease Rent payable under the Facility Lease over the entire term of the Basic Lease Term.

"EQUITY INVESTMENT" shall mean the amount set forth in Schedule 2 to the Participation Agreement.

"EQUITY INVESTOR" shall mean PSEG Resources Inc., a New Jersey corporation.

"EQUITY PORTION OF PERIODIC LEASE RENT" shall mean for any Rent Payment Date the difference between (i) Periodic Lease Rent scheduled to be paid on such Rent Payment Date and (ii) that portion of the principal and interest scheduled to be paid on the Notes on such Rent Payment Date.

"EQUITY PORTION OF QUALIFYING CASH BID" shall mean, in respect of any Qualifying Cash Bid, an amount equal to the excess, if any, of (i) such Qualifying Cash Bid over (ii) the balance, including scheduled principal of (in accordance with the payment terms of the Notes) and accrued interest on the Notes (in accordance with the payment terms of the Notes) outstanding on the date of such Qualifying Cash Bid.

"EQUITY PORTION OF TERMINATION VALUE" shall mean, in respect of any determination of Termination Value or amount determined by reference to Termination Value payable pursuant to the Operative Documents, an amount equal to the excess, if any, of (i) such Termination Value over (ii) the balance, including scheduled principal of (in accordance



                             Conemaugh Definitions
with the payment terms of the Notes) and accrued interest on the Notes (in accordance with the payment terms of the Notes) outstanding on such date of determination.

"EQUITY SUBSIDIARY" shall mean PSEGR Conemaugh, LLC, a Delaware limited liability company.

"EQUITY SUBSIDIARY HOLDING COMPANY" shall mean PSEGR PJM, LLC, a Delaware limited liability company.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974.

"ERISA AFFILIATE" shall mean any Subsidiary or trade or business (whether or not incorporated) that is a member of a group of which the Facility Lessee is a member and which is under "common control" within the meaning of Section 414 of the Code and the rules and regulations thereunder.

"ERISA PLAN" shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA that is maintained by the Facility Lessee or any ERISA Affiliate.

"ESCALATED" shall mean, with respect to any amount and as at any date of determination, such amount as multiplied by a quotient (a) the numerator of which is the Consumer Price Index for all Urban Consumers -- U.S. City Average (all items) as published by the Bureau of Statistics of the Department of Labor (or if the publication of the Consumer Price Index is discontinued, a comparable index similar in nature to the discontinued index which clearly reflects that diminution (or increase) in the real value of the purchasing power of the U.S. Dollar (hereafter in this definition referred to as the "index") reported for the calendar year immediately preceding such date and (b) the denominator of which is equal to the index reported for August, 2000.

"EVENT OF LOSS" shall mean any of the following events:

         (a) loss of the Facility or use thereof due to destruction or damage to the Facility that is beyond economic repair or that renders the Facility permanently unfit for normal use;

         (b) damage to the Facility that results in an insurance settlement with respect to the Facility on the basis of a total loss, or an agreed constructive or a compromised total loss;

         (c) seizure, condemnation, confiscation or taking of, or requisition of title to or use of, the Facility by any Governmental Entity (a "Requisition") following exhaustion of all permitted appeals or an election by the Facility Lessee not to pursue such appeals (provided that no such contest may be conducted without the consent of the Equity Investor while a Lease Event of Default described in Section 16(g) or (h) of the Facility Lease shall have occurred and be continuing nor shall any such contest extend beyond the earlier of (x) the date which is one year after the loss of such title or (y) the date which is 36 months prior to the end of the Basic Lease Term or any Renewal Lease Term then in effect or elected by the Facility Lessee) but, in any case involving



                             Conemaugh Definitions

Requisition of use but not of title, only if such Requisition of use continues beyond the Basic Lease Term or any Renewal Lease Term then in effect or elected by the Facility Lessee; and

         (d) if elected by the Owner Participant and only in such case as termination of the Facility Lease and transfer of the Facility Interest to the Facility Lessee shall remove the basis of the regulation described below, subjection of the Owner Participant's, the Owner Lessor's, the Equity Subsidiary's, the Equity Subsidiary Holding Company's or the Equity Investor's interest in the Facility Interest, any Operative Document or the Facility Lease to any rate of return regulation by any Governmental Entity, or subjection of the Owner Participant, the Owner Lessor, the Equity Subsidiary, the Equity Subsidiary Holding Company or the Equity Investor to any other public utility regulation of any Governmental Entity or Applicable Law which in the reasonable opinion of the Owner Participant is materially burdensome, in either case by reason of the participation of the Owner Lessor, the Owner Participant, the Equity Subsidiary, the Equity Subsidiary Holding Company or the Equity Investor in the transactions contemplated by the Operative Documents, and not, in any event, as a result of (A) investments, loans or other business activities of the Owner Participant or its Affiliates in respect of equipment or facilities similar in nature to the Facility or any part thereof or in any other electrical, steam, cogeneration or other energy or utility related equipment or facilities or the general business or other activities of the Owner Participant or its Affiliates or the nature of any of the properties or assets from time to time owned, leased, operated, managed or otherwise used or made available for use by the Owner Participant or its Affiliates (other than as contemplated by the Operative Documents or the "operative documents" as defined in each Related Participation Agreement) or (B) a failure of the Owner Participant to perform routine, administrative or ministerial actions, the performance of which would not subject the Owner Participant or any Affiliate to any material adverse consequence (in the reasonable opinion of the Owner Participant or any Affiliate acting in good faith); provided that the Facility Lessee, and the Owner Lessor and the Owner Participant agree to cooperate and to take reasonable measures to alleviate the source or consequence of any regulation constituting an Event of Loss under this paragraph (d) (hereinafter referred to as a "Regulatory Event of Loss"), at the cost and expense of the party requesting such cooperation and so long as there shall be no adverse consequences to the Owner Lessor or the Owner Participant or any Affiliate as a result of such cooperation or the taking of reasonable measures.

"EXCEPTED PAYMENTS" shall mean and include (i)(A) any indemnity (whether or not constituting Supplemental Lease Rent and whether or not a Lease Event of Default exists) payable to either the Trust Company, the Lessor Manager, the Equity Subsidiary, the Equity Investor or the Owner Participant or to their Related Parties (other than the Lease Indenture Trustee) pursuant to Section 2.3, 10.1, 10.2, 12.1 or 12.2 of the Participation Agreement, Section 6.1 of the LLC Agreement, and any payments under the Tax Indemnity Agreement or (B) any amount payable by the Facility Lessee to the Owner Lessor, the Equity Subsidiary, the Equity Subsidiary Holding Company, the Equity Investor or the Owner Participant to reimburse any such Person for its costs and expenses in exercising its rights or complying with its obligations under the Operative Documents, (ii)(A) insurance proceeds, if any, payable to the Owner Lessor or the Owner



                             Conemaugh Definitions

Participant under insurance separately maintained by the Owner Lessor or the Owner Participant with respect to the Facility as permitted by Section 11.5 of the Facility Lease or (B) proceeds of personal injury or property damage liability or other liability insurance maintained under any Operative Document for the benefit of the Trust Company, the Owner Lessor, the Owner Participant, the Equity Subsidiary, the Equity Subsidiary Holding Company or the Equity Investor, (iii) any amount payable to the Owner Participant as the purchase price of the Owner Participant's right and interest in the Member Interest, (iv) any amounts payable to the Owner Participant upon exercise by the Facility Lessee (or its designee) of the Special Lessee Transfer pursuant to Section 14.1 of the Participation Agreement, (v) all other fees expressly payable to the Owner Lessor, the Lessor Manager, the Trust Company, the Owner Participant, the Equity Subsidiary, the Equity Subsidiary Holding Company or the Equity Investor under the Operative Documents, and (vi) any payments in respect of interest, or any payments made on an After-Tax Basis, to the extent attributable to payments referred to in clause (i) through (v) above.

"EXCEPTED RIGHTS" shall mean the rights reserved for the Owner Lessor pursuant to Section 5.6 of the Lease Indenture.

"EXCESS AMOUNT" shall have the meaning specified in Section 17.4 of the Participation Agreement.

"EXCHANGE" shall have the meaning specified in Section 14.3 of the Participation Agreement.

"EXCHANGE ACT" shall mean the Securities Exchange Act of 1934.

"EXCHANGE OFFER" shall mean the exchange of the Certificates contemplated by the Registration Rights Agreement.

"EXCLUDED PROPERTY" shall mean Excepted Payments and Excepted Rights, collectively.

"EXCLUDED TAXES" shall have the meaning specified in Section 10.2(b) of the Participation Agreement.

"EXISTING INDEBTEDNESS" shall mean, with respect to any Person, Indebtedness of such Person in existence at the time of the Closing.

"FACILITY" shall mean that certain 1711 MW coal fired steam turbine generating station located in West Wheatfield Township, Indiana County, Pennsylvania as more particularly set forth on Exhibit A to the Facility Lease.

"FACILITY INTEREST" shall mean a 16.45% undivided interest in the Facility.

"FACILITY LEASE" shall mean the Facility Lease Agreement, dated as of the Closing Date, between the Owner Lessor and the Facility Lessee pursuant to which Owner Lessor will lease the Facility Interest to the Facility Lessee.



                             Conemaugh Definitions

"FACILITY LEASE TERM" shall mean the Basic Lease Term and all Renewal Lease
Terms.

"FACILITY LESSEE" shall mean Reliant Mid-Atlantic.

"FACILITY LESSEE'S INTEREST" shall mean the Facility Lessee's right, title and interest in and to the Facility Interest under the Facility Lease and the Ground Interest under the Site Lease and Sublease.

"FACILITY SITE" shall have the meaning set forth in the Site Lease and Sublease.

"FAIR MARKET RENTAL VALUE" or "FAIR MARKET SALES VALUE" shall mean with respect to any property or service as of any date, the cash rent or cash price obtainable in an arm's-length lease, sale or supply, respectively, between an informed and willing lessee or purchaser under no compulsion to lease or purchase and an informed and willing lessor or seller or supplier under no compulsion to lease or sell or supply the property or service in question, and shall, in the case of the Facility Interest or the Owner Lessor's Interest, be determined (except pursuant to Section 17 of the Facility Lease or as otherwise provided below or in the Operative Documents) on the basis that (i) the conditions contained in Sections 5, 7 and 8 of the Facility Lease shall have been complied with in all respects, (ii) the lessee or buyer shall have rights in, or an assignment of, the Operative Documents to which the Owner Lessor is a party and the obligations relating thereto, (iii) the Facility Interest or the Owner Lessor's Interest, as the case may be, is free and clear of all Liens (other than Owner Lessor's Liens, Owner Participant's Liens and Indenture Trustee's Liens), (iv) taking into account the remaining term of the Site Lease and Sublease, and (v) in the case of the Fair Market Rental Value, taking into account the terms of the Facility Lease and the other Operative Documents. If the Fair Market Sales Value of the Owner Lessor's Interest is to be determined during the continuance of a Lease Event of Default or in connection with the exercise of remedies by the Owner Lessor pursuant to Section 17 of the Facility Lease, such value shall be determined by an appraiser appointed solely by the Owner Lessor on an "as-is", "where-is" and "with all faults" basis and shall take into account all Liens (other than Owner Lessor's Liens, Owner Participant's Liens and Indenture Trustee's Liens); provided, however, in any such case where the Owner Lessor shall be unable to obtain constructive possession sufficient to realize the economic benefit of the Owner Lessor's Interest, Fair Market Sales Value of the Owner Lessor's Interest shall be deemed equal to $0. If in any case other than in the preceding sentence the parties are unable to agree upon a Fair Market Sales Value of the Owner Lessor's Interest within 30 days after a request therefor has been made, the Fair Market Sales Value of the Owner Lessor's Interest shall be determined by appraisal pursuant to the Appraisal Procedure. Any fair market value determination of a Severable Modification shall take into consideration any Liens to which the Severable Modification being appraised is subject and which are being assumed by the transferee.

"FEDERAL POWER ACT" shall mean the Federal Power Act of 1935.

"FERC" shall mean the Federal Energy Regulatory Commission of the United States.



                             Conemaugh Definitions

"FERC EWG (FACILITY LESSEE) ORDER" shall mean the order issued by the FERC at 89 FERC Para. 62,254 (1999), in Docket No. EG00-24-00 granting to the Facility Lessee "exempt wholesale generator" status under the Holding Company Act.

"FERC EWG (OWNER LESSOR) ORDER" shall mean the order issued by the FERC on July 27, 2000, in Docket No. EG00-184-000 granting to the Owner Lessor "exempt wholesale generator" status under the Holding Company Act and disclaiming jurisdiction under Section 201(b) of the Federal Power Act over the Owner Lessor, the Lessor Manager and the Owner Participant.

"FERC ORDERS" shall mean, collectively, the FERC EWG (Facility Lessee) Order, the FERC EWG (Owner Lessor) Order and the FERC Section 203 Order.

"FERC SECTION 203 ORDER" shall mean the order issued by the FERC on July 18, 2000, in Docket Nos. EC00-71-000 and EC00-71-001, granting approval under
Section 203 of the Federal Power Act for the sale of the jurisdictional facilities to the Owner Lessor by the Facility Lessee and leaseback of the jurisdictional facilities to the Facility Lessee.

"FINAL DETERMINATION" shall have the meaning specified in Section 1 of the Tax Indemnity Agreement.

"FIRST WINTERGREEN RENEWAL LEASE TERM" shall have the meaning specified in
Section 15.1 of the Facility Lease.

"FIXED CHARGE COVERAGE RATIO" mean, for any period, on a consolidated basis for the Facility Lessee and the Subsidiary Guarantors, without the inclusion of Unrestricted Subsidiaries and without duplication, the ratio of (x) Cash Flow Available for Fixed Charges for such period to (y) the aggregate amount of scheduled rent payable under the Facility Lease minus the Credit Support Adjustment Amount if this amount includes Rent payable on January 2, 2001 plus the aggregate of principal, interest and fees payable on all other Indebtedness (other than Intercompany Loans and Subordinated Indebtedness and principal payments on any working capital facility; provided that such amounts remain available to be drawn under any working capital facility or are refinanced under a replacement working capital facility plus payments to be made under any interest rate hedging agreements minus payments to be received under any interest rate hedging agreements for such period.

"FMV RENEWAL LEASE TERM" shall have the meaning specified in Section 15.3 of the Facility Lease.

"FUEL CONSULTANT" shall mean PHB Hagler Bailly Consulting, Inc., in its capacity as fuel consultant.

"FUEL REPORT" shall mean the Report of the Fuel Consultant, dated May 5, 2000, addressed to the Initial Purchasers and the Owner Participant.



                             Conemaugh Definitions

"FUNDING AGREEMENT" shall mean the Funding Agreement dated as of the Closing Date between Reliant Energy Resources Corp. and Reliant Energy Northeast Holdings, Inc., and any replacements, refinancings, amendments or modifications thereof.

"GAAP" shall mean generally accepted accounting principles in the United States as in effect from time to time, consistently applied.

"GOVERNMENTAL APPROVAL" shall mean any authorization, consent, approval, acceptance, license, permit, order, certificate, waiver, variance, filing or registration of or with or issued by any Governmental Entity.

"GOVERNMENTAL ENTITY" shall mean and include any national government, any political subdivision of a national government or of any state, county or local jurisdiction therein or any board, commission, department, division, organ, instrumentality, court or agency of any thereof.

"GPU" shall mean GPU, Inc., a Pennsylvania corporation.

"GROUND INTEREST" shall mean a 16.45% undivided interest in and to the Facility Site.

"GROUND LESSEE" shall have the meaning specified in the introductory paragraph of the Site Lease and Sublease.

"GROUND LESSOR" shall have the meaning specified in the introductory paragraph of the Site Lease and Sublease.

"GROUND LESSOR'S RELEASE RIGHTS" shall have the meaning specified in Section 6.2 of the Site Lease and Sublease.

"GROUND SUBLESSEE" shall have the meaning specified in the introductory paragraph of the Site Lease and Sublease.

"GROUND SUBLESSOR" shall have the meaning specified in the introductory paragraph of the Site Lease and Sublease.

"HAZARDOUS SUBSTANCE" shall mean any pollutant, contaminant, hazardous substance, hazardous waste, toxic substance, petroleum or petroleum-derived substance, waste, or additive, asbestos, PCBs, radioactive material, or other compound, element, material or substance in any form whatsoever (including products) regulated, restricted or controlled by or under any Environmental Law.

"HOLDING COMPANY ACT" shall mean the Public Utility Holding Company Act of 1935.

"INDEBTEDNESS" of any Person shall mean (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services (other than trade payables and accrued liabilities arising in the ordinary course of business), (iv) all indebtedness created or arising under



                             Conemaugh Definitions
any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all Lease Obligations of such Person, (vi) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities securing Indebtedness, (vii) all unconditional obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock or other equity interests of such Person or any warrants, rights or options to acquire such capital stock or other equity interests at any time prior to the first anniversary of the final maturity date of the Lessor Notes, (viii) all Indebtedness of any other Person of the type referred to in clauses (i) through (vii) guaranteed by such Person or for which such Person shall otherwise (including pursuant to any keepwell, makewell or similar arrangement) become directly or indirectly liable, and (ix) all third party Indebtedness of the type referred to in clauses (i) through (viii) above secured by any lien or security interest on property (including accounts and contract rights) owned by the Person whose Indebtedness is being measured, even though such Person has not assumed or become liable for the payment of such third party Indebtedness, the amount of such obligation being deemed to be the lesser of the net book value of such property or the amount of the obligation so secured.

"INDEMNIFIED TAX LOSS" shall have the meaning specified in Section 1 of the Tax Indemnity Agreement.

"INDEMNITEE" shall have the meaning specified in Section 10.1(a) of the Participation Agreement.

"INDENTURE ESTATE" shall have the meaning specified in the Granting Clause of the Lease Indenture.

"INDENTURE TRUSTEE'S LIENS" shall mean any Lien on the Lessor Estate or any part thereof arising as a result of: (i) Taxes against or affecting the Lease Indenture Company or the Lease Indenture Trustee, or any Affiliate thereof that is not related to, or that is in violation of, any Operative Document or the transactions contemplated thereby, (ii) Claims against or any act or omission of the Lease Indenture Company or the Lease Indenture Trustee, or any Affiliate thereof that is not related to, or that is in violation of, any Operative Document or the transactions contemplated thereby or that is in breach of any covenant or agreement of the Lease Indenture Company or the Lease Indenture Trustee specified therein, (iii) Taxes imposed upon the Lease Indenture Company or the Lease Indenture Trustee, or any Affiliate thereof that are not indemnified against by the Facility Lessee pursuant to any Operative Document, or (iv) Claims against or affecting the Lease Indenture Company or the Lease Indenture Trustee, or any Affiliate thereof arising out of the voluntary or involuntary transfer by the Lease Indenture Company or the Lease Indenture Trustee of any portion of the interest of the Lease Indenture Company or the Lease Indenture Trustee in the Lessor Estate, other than pursuant to the Operative Documents.

"INDEPENDENT APPRAISER" shall mean a disinterested, licensed professional appraiser of industrial property who (a) meets the personal property qualifications criteria established



                             Conemaugh Definitions
by the Appraisal Foundation; (b) is a Member of the Appraisal Institute or holds the senior accreditation of the American Society of Appraisers; (c) is in the regular employ, or is a principal of, a nationally recognized appraisal firm; and (d) has substantial experience in the business of evaluating facilities similar to the Facility.

"INDEPENDENT ENGINEER" shall mean a disinterested professional engineer who (a) is in the regular employ, or is a principal of, a nationally recognized engineering firm; and (b) has substantial experience with facilities similar to the Facility.

"INDEPENDENT ENGINEER SELECTION PROCEDURE" shall mean that the Owner Lessor and the Facility Lessee will consult with the intent of selecting a mutually acceptable Independent Engineer. If a mutually acceptable Independent Engineer is selected, the capability and functional ability of the Facility or other determination to be made by such engineer shall be determined by such Independent Engineer. If the Owner Lessor and the Facility Lessee are unable to agree upon a single Independent Engineer within a 15-day period, one shall be appointed by the Owner Lessor, and one shall be appointed by the Facility Lessee (or its designee), which Independent Engineers shall attempt to agree upon the capability and functional ability of the Facility or other determination that is the subject of the assessment. If either the Owner Lessor or the Facility Lessee (or its designee) does not appoint its engineer, the determination of the other engineer shall be conclusive and binding on the Owner Lessor and the Facility Lessee. If the engineers appointed by the Owner Lessor and the Facility Lessee are unable to agree upon the capability and functional ability of the Facility or other determination in question, such engineers shall jointly appoint a third Independent Engineer or, if such engineers do not appoint a third Independent Engineer, the Owner Lessor and the Facility Lessee shall jointly appoint a third Independent Engineer. In such case, the determinations of two engineers which agree as to the determination in question shall be conclusive and binding on the Owner Lessor and the Facility Lessee. Notwithstanding the foregoing, if a Lease Event of Default shall have occurred and be continuing, the Owner Lessor shall select an Independent Engineer reasonably acceptable to the Facility Lessee.

"INITIAL PURCHASERS" shall mean Chase Securities Inc., Banc of America Securities LLC, Salomon Smith Barney, Inc., ABN AMRO Incorporated, and Banc One Capital Markets, Inc.

"INSURANCE CONSULTANT" shall mean Marsh USA Inc.

"INTERCOMPANY LOANS" shall mean loans to the Facility Lessee or any Subsidiary Guarantor by the Facility Lessee or any Subsidiary Guarantor (provided that such Indebtedness is at all times thereafter held by the Facility Lessee or a Subsidiary Guarantor).

"INTERCREDITOR AGREEMENT" shall mean the Intercreditor Agreement dated as of the Closing Date among the Owner Lessor and the Owner Lessors under the Related Facility Leases.



                             Conemaugh Definitions

"INVESTMENT" shall mean with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made, and other accounts receivable and accruals arising, in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, equity interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. The acquisition by the Facility Lessee or any Subsidiary Guarantor of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Facility Lessee or such Subsidiary Guarantor in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person.

"IRB INDEBTEDNESS" shall mean Indebtedness of the Facility Lessee or any Subsidiary Guarantor which (i) is in respect of pollution control revenue bonds, industrial revenue bonds or similar instruments, (ii) if the obligor is a Subsidiary Guarantor as determined by the management committee or governing body of the Facility Lessee in their good faith judgment, provides a material economic benefit to the Facility Lessee and the Subsidiary Guarantors, taken as a whole which cannot otherwise be obtained by the Facility Lessee (without incurring material costs and/or significant delays) and (iii) at the time of incurrence thereof, complies with the provisions of the "Permitted Indebtedness" described in clause (a) of the definition thereof; provided that the aggregate outstanding principal amount of all IRB Indebtedness, including (without duplication) the Indebtedness referred to in Section 5.7(p) of the Participation Agreement, shall not exceed $100,000,000 (as such amount may be Escalated) for the Facility Lessee and the Subsidiary Guarantors taken as a whole.

"IRS" shall mean the Internal Revenue Service of the United States Department of the Treasury.

"LEASE A NOTES" shall have the meaning specified in Section 2.2 of the Lease Indenture.

"LEASE B NOTES" shall have the meaning specified in Section 2.2 of the Lease Indenture.

"LEASE C NOTES" shall have the meaning specified in Section 2.2 of the Lease Indenture.

"LEASE DEBT" shall mean the debt evidenced by the Certificates.

"LEASE DEBT RATE" shall mean, as to any Lessor Note, the interest rate under such Lessor Note.

"LEASE DEFAULT" shall mean any event or occurrence, which, with the passage of time or the giving of notice or both, would become a Lease Event of Default.

"LEASE EVENT OF DEFAULT" shall have the meaning specified in Section 16 of the Facility Lease.



                             Conemaugh Definitions

"LEASE EXPIRATION DATE" shall have the meaning specified in Section 3.2 of the Facility Lease.

"LEASE INDENTURE" shall mean the Lease Indenture of Trust, Mortgage and Security Agreement dated as of the Closing Date, between the Owner Lessor and the Lease Indenture Trustee, pursuant to which the Owner Lessor will issue the Notes.

"LEASE INDENTURE BANKRUPTCY DEFAULT" shall mean any event or occurrence, which, with the passage of time or the giving of notice or both, would become a Lease Indenture Event of Default under Section 4.1(e) or (f) of the Lease Indenture.

"LEASE INDENTURE COMPANY" shall mean Bankers Trust Company, in its individual capacity under the Operative Documents, together with its successors and permitted assigns.

"LEASE INDENTURE EVENT OF DEFAULT" shall have the meaning specified in Section
4.1 of the Lease Indenture.

"LEASE INDENTURE PAYMENT DEFAULT" shall mean any event or occurrence, which, with the passage of time or the giving of notice or both, would become a Lease Indenture Event of Default under Section 4.1(b) of the Lease Indenture.

"LEASE INDENTURE TRUSTEE" shall mean Bankers Trust Company, not in its individual capacity, but solely as the Lease Indenture Trustee under the Lease Indenture, and each other Person who may from time to time be acting as the Lease Indenture Trustee in accordance with the provisions of the Lease Indenture.

"LEASE INDENTURE TRUSTEE OFFICE" shall mean the office to be used for notices to the Lease Indenture Trustee from time to time pursuant to Section 9.5 of the Lease Indenture.

"LEASE INDENTURE TRUSTEE'S ACCOUNT" shall mean the account No. 30374 at Bankers Trust Company ABA# 021-001-033, for the account of Conemaugh Lessor Genco LLC,
Attention: Marion Zinowski, or such other account of the Lease Indenture Trustee, as the Lease Indenture Trustee may from time to time specify in a notice to the other parties to the Participation Agreement.

"LEASE OBLIGATIONS" shall mean, without duplication, (i) Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes under GAAP, (ii) with respect to noncapital leases
(A) non-recourse Indebtedness of the lessor in such a lease, or (B) if such amount is indeterminable, then the present value, determined using a discount rate equal to the incremental borrowing rate (as defined in SFAS No. 13) of the lessee under such a lease, of rent obligations under such lease, and (iii) the principal amount of financial obligations under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product, where, in the case of clause (ii) and (iii), such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease under GAAP.



                             Conemaugh Definitions

"LEASE PLEDGE AGREEMENT" shall mean the Pledge and Security Agreement, dated as of the Closing Date among the Facility Lessee and each Subsidiary Guarantor party thereto, as pledgors, and the Owner Lessor, as secured party.

"LESSEE SECTION 467 INTEREST" shall have the meaning set forth in Section 3.3(c) of the Facility Lease.

"LESSEE SECTION 467 LOAN BALANCE" shall have the meaning set forth in Section 3.3(c) of the Facility Lease.

"LESSOR ESTATE" shall mean all the estate, right, title and interest of the Owner Lessor in, to and under the Facility Interest, the Ground Interest, the Operative Documents, and the Owners Agreement, including all funds advanced to the Owner Lessor by the Owner Participant, all installments and other payments of Periodic Lease Rent, Renewal Lease Rent, Supplemental Lease Rent, Termination Value, condemnation awards, purchase price, sale proceeds, insurance proceeds and all other proceeds, rights and interests of any kind for or with respect to the estate, right, title and interest of the Owner Lessor in, to and under the Facility Interest, the Ground Interest, the Operative Documents, and the Owners Agreements, and any of the foregoing.

"LESSOR MANAGER" shall mean Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity, but solely as Lessor Manager under the LLC Agreement and each other Person that may from time to time be acting as the Lessor Manager in accordance with the provisions of the LLC Agreement.

"LESSOR NOTES" shall mean a collective reference to Lease A Notes, the Lease B Notes and the Lease C Notes.

"LESSOR SECTION 467 INTEREST" shall have the meaning set forth in Section 3.3(c) of the Facility Lease.

"LESSOR SECTION 467 LOAN BALANCE" shall have the meaning set forth in Section 3.3(c) of the Facility Lease.

"LIEN" shall mean any mortgage, security deed, security title, pledge, lien, charge, encumbrance, lease, and security interest or title retention arrangement.

"LIST OF COMPETITORS" shall mean the initial list attached to the Participation Agreement as Schedule 8, as amended from time to time pursuant to Section 8.1(b) of the Participation Agreement.

"LLC AGREEMENT" shall mean the Management and Operating Agreement, dated as of August 17, 2000, between the Trust Company and the Owner Participant pursuant to which the Owner Lessor shall be governed.

"LOANS" shall mean the loans evidenced by the Lessor Notes.



                             Conemaugh Definitions
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


"MAJORITY IN INTEREST OF NOTEHOLDERS" as of any date of determination, shall mean Noteholders holding in aggregate more than 50% of the total outstanding principal amount of the Notes; provided, however, that any Note held by the Facility Lessee, the Owner Participant or their respective Affiliates shall not be considered outstanding for purposes of this definition unless the Facility Lessee or the Owner Participant (together with their respective Affiliates) shall hold title to all the Notes outstanding.

"MAKE WHOLE PREMIUM" shall mean an amount equal to the Discounted Present Value of the Lessor Note being redeemed less the unpaid principal amount of such Lessor Note; provided that the Make Whole Premium shall not be less than zero. For purposes of this definition, the "Discounted Present Value" of the principal amount of any Lessor Note subject to redemption pursuant to the Lease Indenture shall be equal to the discounted present value of all principal and interest payments scheduled to become due after the date of such redemption in respect of the principal amount of such Lessor Note being so redeemed, calculated using a discount rate equal to the sum of (i) the yield to maturity on the U.S. Treasury security having an average life equal to the remaining average life of such Lessor Note and trading in the secondary market at the price closest to par and
(ii) fifty (50) basis points; provided, however, that if there is no U.S. Treasury security having an average life equal to the remaining average life of such Lessor Note, such discount rate shall be calculated using a yield to maturity interpolated or extrapolated on a straight-line basis (rounding to the nearest calendar month, if necessary) from the yields to maturity for two U.S. Treasury securities having average lives most closely corresponding to the remaining life of such Lessor Note and trading in the secondary market at the price closest to par.

"MARKET CONSULTANT" shall mean PHB Hagler Bailly Consulting, Inc., in its capacity as marketing consultant.

"MARKET REPORT" shall mean the report of the Market Consultant, dated May 5, 2000, addressed to the Initial Purchasers and the Owner Participant.

"MARKETING AND PROCUREMENT AGREEMENT" shall mean the Marketing and Procurement Agreement, dated as of the Closing Date between the Facility Lessee, the Subsidiary Guarantors and RES.

"MATERIAL ADVERSE EFFECT" shall mean a materially adverse effect on (i) the business, assets, results of operations, or financial condition of the Facility Lessee and Subsidiary Guarantors, taken as a whole, (ii) the ability of the Facility Lessee or the Subsidiary Guarantors to perform their respective obligations under the Operative Documents, (iii) the validity or enforceability of the Operative Documents, the Liens granted thereunder, or the material rights and remedies thereto or (iv) the Facility Interest.

"MATERIAL ADVERSE TAX LAW CHANGE" shall mean, in the written opinion of independent tax counsel selected by the Owner Participant and reasonably acceptable to the Facility Lessee, a proposed or actual amendment, modification, addition or change in or to the provisions of, or the interpretation of U.S. Federal income tax law as in effect on June 22, 2000, the effect of which would or might render invalid any of the Tax Assumptions or



                             Conemaugh Definitions
which might otherwise adversely affect the Owner Participant, which amendment, modification, addition or change shall have been enacted, promulgated, issued or proposed on or after the date that is three Business Days prior to June 22, 2000 and on or before the Closing Date; provided, however, that any proposed amendment, modification, addition or change shall include only those items that are so proposed by the Senate Majority Leader, the Senate Minority Leader, the Speaker of the House, the House Minority Leader or a member of the Senate Finance Committee or the House Ways and Means Committee or the Secretary of the Treasury or Assistant Secretary of the Treasury for Tax Policy or the President or the Treasury Department and that, in the reasonable written opinion of the Owner Participant's independent tax counsel (as described above) has a reasonable possibility of becoming effective, and that would, if enacted with the proposed effective date, adversely impact the Owner Participant's intended income tax position. A proposed change in tax law shall include, among other things, any notice or press release issued by the Internal Revenue Service or the Treasury Department or any other U.S. government official to the effect that income tax regulations or other guidance may be forthcoming and will or may be effective as of (or as of a date preceding) the date of such notice or press release.

"MAXIMUM PROBABLE LOSS" shall mean the largest loss which can occur under normal circumstances and normal plant conditions, as adjusted pursuant to Section 11.3(e) of the Facility Lease.

"MEMBER INTEREST" shall mean the membership interest of the Owner Participant in the Owner Lessor.

"MEMORANDUM OF FACILITY LEASE" shall have the meaning specified in the recitals to the Lease Indenture.

"MEMORANDUM OF SITE LEASE" shall have the meaning specified in the recitals to the Lease Indenture.

"MEMORANDUM OF SITE SUBLEASE" shall have the meaning specified in the recitals to the Lease Indenture.

"MINIMUM CREDIT RATING" shall mean a credit rating from S&P of BBB and Moody's of Baa3 or a credit rating from S&P of BBB and Moody's of Baa2.

"MODIFICATION" shall mean an addition, betterment, improvement or enlargement of the Facility, including any Required Modifications and Optional Modifications.

"MOODY'S" shall mean Moody's Investors Service, Inc.

"NON-RECOURSE INDEBTEDNESS" shall mean Indebtedness of an Unrestricted
Subsidiary:

                  (a) as to which neither the Facility Lessee nor any of its Subsidiary Guarantors (i) provides credit support that constitutes Indebtedness, (ii) is directly or indirectly liable as a guarantor or otherwise that constitutes Indebtedness (other than solely as a result of recourse to stock of an Unrestricted Subsidiary permitted



                             Conemaugh Definitions
         under clause (c) below), or (iii) constitutes the lender (except to the extent such Indebtedness constitutes an Investment as described under clause 6 or 7 of the definition of "Permitted Investments" or a Restricted Investment permitted under the Restricted Payments covenant of Section 5.4 of the Participation Agreement); and

                  (b) which, if in default, would not permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Facility Lessee or any of its Subsidiary Guarantors to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity (including the right of such holders to take enforcement action against an Unrestricted Subsidiary); and

                  (c) that is issued or incurred pursuant to a written agreement or instrument the terms of which expressly provide that the lenders will not have any recourse to the stock or assets (other than stock of an Unrestricted Subsidiary) of the Facility Lessee or any of the Subsidiary Guarantors for payment of such Indebtedness.

"NONSEVERABLE MODIFICATIONS" shall mean any Modification that is not a Severable Modification.

"NOTE REGISTER" shall have the meaning specified in Section 2.8 of the Lease Indenture.

"NOTEHOLDER" shall mean any holder from time to time of an outstanding Note.

"NOTES" shall mean any Lessor Notes or Additional Lessor Notes issued pursuant to the Lease Indenture.

"NYPP" shall mean the New York Power Pool.

"OBSOLESCENCE TERMINATION DATE" shall have the meaning specified in Section 14.1 of the Facility Lease.

"OFFERING CIRCULAR" shall mean the Offering Circular, dated August 17, 2000, with respect to the Certificates.

"OFFICER'S CERTIFICATE" shall mean with respect to any Person, a certificate signed (i) in the case of a corporation, by the Chairman of the Board, the President, or a Vice President of such Person or any Person authorized by or pursuant to the organizational documents, the bylaws or any resolution of the Board of Directors or Executive Committee of such Person (whether general or specific) to execute, deliver and take actions on behalf of such Person in respect of any of the Operative Documents, (ii) in the case of a partnership, by the Chairman of the Board of Directors, the President or any Vice President, the Treasurer or an Assistant Treasurer of a corporate general partner, (iii) in the case of a Trust Company, Pass Through Trustee or Lease Indenture Trustee, a certificate signed by a Responsible Officer of such Trust Company, Pass Through Trustee or Lease Indenture Trustee, and (iv) in the case of a limited liability company, a certificate signed by the manager of such Person or any Person authorized by or pursuant



                             Conemaugh Definitions
to the organizational documents or regulations or any resolution of the governing body of such Person (whether general or specific) to execute, deliver and take actions on behalf of such Person in respect of any of the Operative Documents.

"OP GUARANTOR" shall mean the Equity Investor and any guarantor under the OP Guarantee or any Person that shall guarantee the obligations of a Transferee under the Operative Documents in accordance with Section 8.1(a) of the Participation Agreement.

"OP GUARANTEE" shall mean the OP Guarantee by the Equity Investor as of the Closing Date or any other guarantee in substantially the form set forth in Exhibit B to the Participation Agreement entered into by an OP Guarantor pursuant to Section 8.1 of the Participation Agreement.

"OPERATIVE DOCUMENTS" shall mean the Participation Agreement, the Deed and Bill of Sale, the Facility Lease, the Site Lease and Sublease, the Assignment and Reassignment of Owners Agreement, the Lease Indenture, the Lessor Notes, the Pass Through Trust Agreements, the Certificates, the LLC Agreement, the Tax Indemnity Agreement, the Subsidiary Guaranty, the Qualifying Credit Support (and any transfer letter or other instrument with respect thereto), the Lease Pledge Agreement, the Intercreditor Agreement, and the OP Guarantee.

"OPERATOR" shall mean Reliant Energy Northeast Management Company, a Delaware corporation or any subsequent operator of the Facility appointed pursuant to the Owners Agreement.

"OPTIONAL MODIFICATION" shall have the meaning specified in Section 8.2 of the Facility Leases.

"OTHER FACILITY OWNERS" shall mean the holders of undivided interests in the Facility (not including the Owner Lessor) under the Owners Agreement.

"OTHER LESSOR NOTES" shall mean the "Notes" as defined in the Related Participation Agreements.

"OUTSTANDING PCRB" shall mean the bonds described on Schedule 11 of the Participation Agreement.

"OVERDUE RATE" shall mean the applicable Lease Debt Rate plus 2% per annum.

"OWNER LESSOR" shall mean Conemaugh Lessor Genco LLC, a Delaware limited liability company.

"OWNER LESSOR'S INTEREST" shall mean the Owner Lessor's right, title and interest in and to the Facility Interest and the Ground Interest.

"OWNER LESSOR'S LIEN" shall mean any Lien on the Lessor Estate or any part thereof arising as a result of (i) Claims against or any act or omission of the Trust Company or the Owner Lessor, or an Affiliate of either thereof that is not related to, or that is in



                             Conemaugh Definitions
violation of, any Operative Document or the transactions contemplated thereby or that is in breach of any covenant or agreement of the Trust Company or the Owner Lessor specified therein, (ii) Taxes imposed on the Trust Company or the Owner Lessor, or any Affiliate of either thereof that are not indemnified against by the Facility Lessee pursuant to any Operative Document or are not related to, or that are in violation of any Operative Document or the transactions contemplated thereby, or (iii) Claims against or affecting the Trust Company or the Owner Lessor, or any Affiliate of either thereof arising out of the voluntary or involuntary transfer by the Trust Company or the Lessor Manager or the Owner Lessor (other than transfers contemplated, required or permitted by the Operative Documents) of any portion of the interest of the Trust Company, the Owner Lessor or the Lessor Manager in the Owner Lessor's Interest, other than pursuant to the Operative Documents.

"OWNER LESSOR'S PERCENTAGE" shall mean 16.45%.

"OWNER PARTICIPANT" shall mean PSEGR Conemaugh Generation, LLC, a Delaware limited liability company, together with its successor and permitted assigns.

"OWNER PARTICIPANT'S ACCOUNT" shall mean the account (No. 52466-0) maintained by the Owner Participant with Wilmington Trust Company (ABA# 031-100-092, Attn:
Bill Hines) or such other account of the Owner Participant, as the Owner Participant may from time to time specify in a notice to the Lease Indenture Trustee pursuant to Section 9.5 of the Lease Indenture.

"OWNER PARTICIPANT'S COMMITMENT" shall mean the Owner Participant's investment in the Owner Lessor contemplated by Section 2.1(a) of the Participation Agreement.

"OWNER PARTICIPANT'S EXPECTED RETURN" shall mean, with respect to the Owner Participant's Commitment, the Owner Participant's anticipated (i) net after-tax yield, calculated according to the multiple investment sinking fund method of analysis (as described in SFAS 13) and (ii) aggregate GAAP income and after-tax cash flow (each as calculated on the basis of the Tax Assumptions, the Pricing Assumptions and the Termination Value).

"OWNER PARTICIPANT'S LIEN" shall mean any Lien on the Lessor Estate or any part thereof arising as a result of (i) Claims against or any act or omission of the Owner Participant that is not related to, or that is in violation of, any Operative Document or the transactions contemplated thereby or that is in breach of any covenant or agreement of the Owner Participant specified therein, (ii) Taxes against the Owner Participant that are not indemnified against by the Facility Lessee pursuant to any Operative Document, or (iii) Claims against or affecting the Owner Participant arising out of the voluntary or involuntary transfer by such Owner Participant (other than transfers required or permitted by the Operative Documents) of any portion of the interest of the Owner Lessor in the Member Interest.

"OWNERS AGREEMENT" shall mean, collectively, the Ownership Agreement, dated as of August 1, 1966 and the Operating Agreement dated as of December 1, 1967, relating to



                             Conemaugh Definitions
the ownership and operation of the Facility, as the same have been or may be amended, modified, replaced or supplemented from time to time.

"PARENT GUARANTOR " shall mean any domestic Person owning directly or indirectly all of the membership interests or other voting equity of the Facility Lessee that has as one of its principal businesses the wholesale generation of electricity in the United States and that satisfies the requirements set forth in the last paragraph of Section 5.4 of the Participation Agreement.

"PARENT GUARANTY" shall mean an unconditional guarantee of all obligations of the Facility Lessee under the Operative Documents by the Parent Guarantor in favor of the Owner Lessor, the Owner Participant, the Equity Investor, the Equity Subsidiary, the Equity Subsidiary Holding Company and the Lease Indenture Trustee in the form of Exhibit K to the Participation Agreement.

"PARTICIPATION AGREEMENT" shall mean the Participation Agreement, dated as of the Closing Date, among the Facility Lessee, the Owner Lessor, Wilmington Trust Company, in its individual capacity and as the Lessor Manager, the Owner Participant and Bankers Trust Company, in its individual capacity and as the Lease Indenture Trustee and as the Pass Through Trustee.

"PASS THROUGH TRUST AGREEMENTS" shall mean one or more, as the context may require, of (i) the Series A Pass Through Trust Agreement, (ii) the Series B Pass Through Trust Agreement and (iii) the Series C Pass Through Trust Agreement.

"PASS THROUGH TRUSTEE" shall mean Bankers Trust Company, not in its individual capacity, but solely as Pass Through Trustee under each of the Pass Through Trust Agreements, and each other Person that may from time to time be acting as a Pass Through Trustee in accordance with the provisions of a Pass Through Trust Agreement.

"PASS THROUGH TRUSTS" shall mean each of the three pass through trusts created pursuant to the Pass Through Trust Agreements.

"PAYING AGENT" shall have the meaning specified in Section 2.6 of the Lease Indenture.

"PCRB ASSETS" shall mean Conemaugh - the Solid waste disposal facilities, the undivided interests as tenants-in-common of the owners of the Conemaugh generating station in wet limestone flue gas desulfurization systems, together with certain functionally related facilities, which are being or have been installed at the Conemaugh generating station to abate, reduce or aid in the prevention, control, disposal or monitoring of solid waste or other pollutants or any other facilities required or deemed necessary by the Conemaugh owners for compliance with the Clean Air Act Amendments of 1990.

"PERIODIC LEASE RENT" shall have the meaning specified in Section 3.3(a) of the Facility Lease.



                             Conemaugh Definitions

"PERMITTED BUSINESS" shall mean any of the following:

         (a) the generation and sale of energy, capacity and ancillary services from the Acquired Assets;

         (b) the generation and sale of energy, capacity and ancillary services from non-nuclear generation assets in the United States; and

         (c) all activities related or incidental to those set forth in clauses
(a) and (b).

"PERMITTED CONTRACTS" shall mean power sales contract to which the Facility Lessee or the Subsidiary Guarantors are parties as sellers for the sale of energy, capacity or ancillary services at prices established at a formula, index or other price risk management methodology not based on spot market prices, having a remaining term from such date of calculation of at least two years that are then in full force and effect and not in default in any material respect. The good faith determination by the Facility Lessee that an agreement constitutes a Permitted Contract shall be conclusive in connection with the Restricted Payment for which such determination was made.

"PERMITTED ENCUMBRANCES" shall mean all matters shown as exceptions on Schedule B to the Title Policy as in effect on the Closing Date.

"PERMITTED INDEBTEDNESS" shall mean any of the following items of Indebtedness:

         (a) Indebtedness, if, at the time of the incurrence of such
Indebtedness: (i) each of the Rating Agencies confirms its then current rating on the Certificates; (ii) no Significant Lease Default or Lease Event of Default shall have occurred and be continuing unless the application of the proceeds of such Indebtedness will cure such Significant Lease Default of Lease Event of Default (and the proceeds therefrom are so applied); and (iii) an Officer's Certificate is delivered to the Pass Through Trustee certifying as to clauses
(i) and (ii) above. Each calculation made pursuant to clause (i) above shall be made, as applicable, after giving pro forma effect to any Indebtedness to be incurred in connection therewith, the application of the proceeds resulting therefrom, any assets to be acquired in connection therewith and the consummation of any related transactions.

         (b) Indebtedness in respect of letters of credit, surety bonds, performance bonds or guarantees issued in the ordinary course of business;

         (c) Subordinated Indebtedness;

         (d) additional Indebtedness up to an aggregate amount equal to, at any time outstanding: the greater of (i) the sum of (x) the amount of the Qualifying Credit Support at such time and (y) $50,000,000 (as such amount may be Escalated) and (ii) $125,000,000 (as such amount may be Escalated) and which may include the Working Capital Facility and the Credit Support Facility or other Indebtedness for Qualifying Credit Support; and



                             Conemaugh Definitions

         (e) Indebtedness represented by hedging agreements entered into in the ordinary course of business and not for speculative purposes.

"PERMITTED INVESTMENT" shall mean:

         (1) any Investment in the Facility Lessee or in a Subsidiary Guarantor;

         (2) any Investment in Cash Equivalents;

         (3) any Investment by the Facility Lessee or any Subsidiary Guarantor in a Person, if as a result of such Investment:

                  a)       such Person becomes a Subsidiary Guarantor; or

                  b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Facility Lessee or a Subsidiary Guarantor;

         (4) any acquisition of assets solely in exchange for the issuance of equity interests of the Facility Lessee;

         (5) hedging agreements incurred in the ordinary course of business and not for speculative purposes; and

         (6) Investments in any Person (including any Unrestricted Subsidiary) funded from the proceeds of contributions to the equity of the Facility Lessee received, or the proceeds of Subordinated Indebtedness incurred, since the Closing Date which contribution or incurrence is expressly for the purpose of making such Investments;

         (7) Investments in any Person (including any Unrestricted Subsidiary) which, when taken together with all other Investments made and outstanding at any time pursuant to this clause (7) since the Closing Date, have an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value but giving effect to returns of principal of such Investment actually received) of not more than $10 million (Escalated annually) for the Facility Lessee and the Subsidiary Guarantors on a consolidated basis at any time;

         (8) Investments outstanding on the Closing Date as set forth in
         Schedule 7 to Participation Agreement;

         (9) Investments representing capital stock or obligations issued to, the Facility Lessee or any Subsidiary Guarantor in settlement of claims against any other Person by reason of a composition or readjustment of debt or a reorganization of any debtor of the Facility Lessee or any Subsidiary Guarantor;



                             Conemaugh Definitions

         (10) Investments in the Lessor Notes;

         (11) Investments acquired by the Facility Lessee or any of the Subsidiary Guarantors in connection with any asset sale permitted under
         Section 5.5 or 5.6 of the Participation Agreement to the extent such Investments are non-cash proceeds;

         (12) Investments consisting of security deposits with utilities and other Persons made in the ordinary course of business; and

         (13) Investments in Persons operating and administering the operations of the Facility.

"PERMITTED LIENS" shall mean (i) any Lien created by any Operative Document,
(ii) the Owner Lessor's Liens and the Owner Participant's Liens; (iii) Liens for Taxes, water, sewage, license, permit or inspection fees either not yet due and payable or being contested in good faith by appropriate proceedings so long as such proceedings do not involve a material risk of the sale, forfeiture or loss of the Facility Interest or the Facility; (iv) construction materialmen's, mechanics', workers', repairmen's, employees' or other like Liens arising in the ordinary course of business for amounts either not overdue for a period of not more than 30 days or being contested in good faith by appropriate proceedings so long as such proceedings do not involve a material risk of the sale, forfeiture or loss of the Facility Interest or the Facility or are bonded for the amount required under Applicable Law to release any such Lien; (v) Liens arising out of judgments or awards against the Facility Lessee which at the time are being contested in good faith by appropriate proceedings so long as such proceedings do not involve a material risk of the sale, forfeiture or loss of the Facility Interest or the Facility but in any event not to exceed $1,000,000 in the aggregate at any one time unless the full amount in dispute is bonded in a manner reasonably acceptable to the Owner Lessor; (vi) applicable zoning and building regulations and ordinances from time to time in effect which do not affect the use or operation of the Facility Interest or the Facility except to an insignificant extent; (vii) the interest of a sublessee in the Facility Interest or the Facility under a permitted sublease; (viii) Liens, easements, encumbrances, restrictions, defects or irregularity of title that in the aggregate are not substantial in amount and do not materially detract from the value of the Facility Interest, the Facility or the Facility Site and do not materially impair the use of the Facility Interest, the Facility or the Facility Site in the ordinary course of business and (ix) all Permitted Encumbrances.

"PERMITTED OBLIGOR LIENS" shall mean Permitted Liens and Liens permitted under
Section 5.7 of the Participation Agreement.

"PERSON" shall mean any individual, corporation, cooperative, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

"PJM" shall mean the Pennsylvania, New Jersey and Maryland power markets.



                             Conemaugh Definitions

"PLAN" shall mean any "employee benefit plan" (as defined in Section 3(3) of ERISA) that is subject to ERISA, any "plan" (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code, any trust created under any such plan or any "governmental plan" (as defined in Section 3(32) of ERISA or Section 414(d) of the Code) that is organized in a jurisdiction having prohibitions on transactions with government plans similar to those contained in
Section 406 of ERISA or Section 4975 of the Code.

"PRICING ASSUMPTIONS" shall mean the "Pricing Assumptions" attached as Schedule 2 to the Participation Agreement.

"PRO FORMA COVERAGE RATIO" shall mean a projection of the Fixed Charge Coverage Ratio over the period for the six months (or, initially, the period from the closing date) ending on any Rent Payment Date commencing January 2, 2001, applying the same methodology as the computation of the Projected Fixed Charge Coverage Ratio.

"PROCEEDS" shall mean the proceeds from the sale of the Certificates by the Pass Through Trusts to the Certificateholders on the Closing Date.

"PROJECTED FIXED CHARGE COVERAGE RATIO" shall mean, and any time of determination thereof, a projection of the Fixed Charge Coverage Ratio over the period specified, prepared by the Facility Lessee in good faith based upon assumptions consistent in all material respects with the applicable contracts to which the Facility Lessee or any of the Subsidiary Guarantors is a party, historical operating results, if any, and the Facility Lessee's good faith projections of future revenues and operating expenses of the Facility Lessee and the Subsidiary Guarantors in light of the then existing or reasonably expected regulatory and market environments in the markets in which the Acquired Assets and any other generating assets of the Facility Lessee and the Subsidiary Guarantors are or will be operated and upon the assumption that no early redemption or prepayment of the Certificates will be made prior to the stated maturity of such Certificates, unless such projection is prepared for the purpose of incurring Indebtedness specifically for the purpose of such redemption or payment.

"PRUDENT INDUSTRY PRACTICE" shall mean, at a particular time, either (a) any of the practices, methods and acts engaged in or approved by a significant portion of the competitive electric generating industry operating in the northeast United States at such time or (b) with respect to any matter to which (a) does not apply, any of the practices, methods and acts that, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good competitive electric generation business practices, reliability, safety and expedition. "Prudent Industry Practice" is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts having due regard for, among other things, manufacturers' warranties and the requirements of governmental bodies of competent jurisdiction.



                             Conemaugh Definitions

"PURCHASE AGREEMENT" shall mean that certain Purchase Agreement dated as of February 19, 2000 among Sithe Northeast Generating Company, Inc., Sithe Energies, Inc., REPG and Reliant.

"PURCHASE PRICE" shall mean the Purchase Price set forth on Schedule 2 to the Participation Agreement.

"QUALIFYING CASH BID" shall have the meaning specified in Section 13.2 of the Facility Lease.

"QUALIFYING CREDIT SUPPORT" shall mean an irrevocable unconditional uncollateralized stand by letter of credit, surety bond or guarantee substantially in the form of Exhibit C-1, Exhibit C-2 or Exhibit C-3, respectively, to the Participation Agreement, issued in favor of the Owner Lessor by a Qualifying Credit Support Issuer (and assigned to the Lease Indenture Trustee) securing the Facility Lessee's obligation to pay scheduled Rent under the Facility Lease, provided, that in the case of a surety bond, each of S&P and Moody's must confirm its then current rating on the Certificates prior to the Facility Lessee's first use of a surety bond as Qualifying Credit Support.

"QUALIFYING CREDIT SUPPORT ISSUER" shall mean any bank or other financial institution having a long term unsecured debt rating of at least A- or higher by S&P and A3 or higher by Moody's or REPG or any Affiliate (other than the Facility Lessee or its Subsidiaries) having a long term unsecured debt rating of at least Baa2 by Moody's and BBB by S&P. A Qualifying Credit Support Issuer shall cease to be a Qualifying Credit Support Issuer if such entity shall at any time be rated below the ratings set forth in the immediately preceding sentence.

"RATING AGENCIES" shall mean, collectively S&P and Moody's.

"REASONABLE BASIS" for a position shall exist if tax counsel may properly advise reporting such position on a tax return in accordance with Formal Opinion 85-352 issued by the Standing Committee on Ethics and Professional Responsibility of the American Bar Association (or any successor to such opinion).

"REBUILDING CLOSING DATE" shall have the meaning specified in of Section 10.3(g) of the Facility Lease.

"REDEMPTION DATE" shall mean, when used with respect to any Note to be redeemed, the date fixed for such redemption by or pursuant to the Lease Indenture or the respective Note, which date shall be a Termination Date.

"REGISTRAR" shall have the meaning specified in Section 2.8 of the Lease Indenture.

"REGISTRATION DEFAULT" shall have the meaning specified in Section 3 of the Registration Rights Agreement.

"REGISTRATION DELAY" shall have the meaning specified in Section 3.5(b) of the Facility Lease.



                             Conemaugh Definitions

"REGISTRATION DELAY" shall have the meaning specified in Section 2.8 of the Lease Indenture.

"REGISTRATION RIGHTS AGREEMENT" shall mean that certain Registration Rights Agreement dated as of the Closing Date among the Facility Lessee, the Subsidiary Guarantors and the Initial Purchasers.

"REGISTRATION STATEMENT" shall mean the registration statement contemplated to be filed pursuant to the Registration Rights Agreement.

"REGULATORY EVENT OF LOSS" shall have the meaning specified in clause (d) of the definition of "Event of Loss."

"RELATED FACILITY LEASE" shall mean, with respect to the Transaction, (i) that certain Facility Lease Agreement dated as of the Closing Date between Reliant Mid-Atlantic and Keystone Lessor Genco LLC regarding the lease of a 16.67% undivided interest in the 1711 MW coal fired steam turbine generating station located in Plumcreek Township, Armstrong County and Indiana County, Pennsylvania; and (ii) that certain Facility Lease Agreement dated as of the Closing Date between Reliant Mid-Atlantic and Shawville Lessor Genco LLC regarding the lease of a 100% interest in the 613 MW coal fired steam turbine generating station located in Bradford Township, Clearfield County, Pennsylvania.

"RELATED PARTICIPATION AGREEMENTS" shall mean the "Participation Agreement" as defined in each Related Facility Lease.

"RELATED PARTY" shall mean, with respect to any Person or its successors and assigns, an Affiliate of such Person or its successors and assigns and any director, officer, servant, employee or agent of that Person or any such Affiliate or their respective successors and assigns; provided that the Lessor Manager and the Owner Lessor shall not be treated as Related Parties to each other and neither the Owner Lessor nor the Lessor Manager shall be treated as a Related Party to the Owner Participant except that, for purposes of Section 10 of the Participation Agreement, the Owner Lessor will be treated as a Related Party to the Owner Participant to the extent that the Owner Lessor acts on the express written direction or with the express written consent of the Owner Participant.

"RELEASED INTEREST" shall have the meaning specified in Section 14.6 of the Facility Lease.

"RELEASED INTEREST RELATED RIGHTS" shall have the meaning specified in Section
14.6 of the Facility Lease.

"RELEASED PROPERTY" shall have the meaning specified in Section 6.2 of the Site Lease and Sublease.

"RELIANT" shall mean Reliant Energy, Incorporated, a Texas corporation.



                             Conemaugh Definitions

"RELIANT MID-ATLANTIC" shall mean Reliant Energy Mid-Atlantic Power Holdings, LLC, a Delaware limited liability company (formerly known as Sithe Pennsylvania Holdings, LLC).

"RENEWAL LEASE RENT" shall mean the rent payable during any Wintergreen Renewal Lease Term or FMV Renewal Lease Term, in each case as determined in accordance with Section 15.4 of the Facility Lease.

"RENEWAL LEASE TERM" shall mean any Wintergreen Renewal Lease Term or any FMV Renewal Lease Term.

"RENEWAL SITE LEASE TERM" shall have the meaning specified in Section 2.3(c) of the Site Lease and Sublease.

"RENEWAL SITE SUBLEASE TERM" shall have the meaning specified in Section 4.3 of the Site Lease and Sublease.

"RENT" shall mean Periodic Lease Rent, Supplemental Lease Rent and Renewal Lease Rent.

"RENT PAYMENT DATE" shall mean the dates set forth on Schedules 1-A and 1-C to the Facility Lease, or, during any Renewal Lease Term each January 2 and July 2, of each year during such Renewal Lease Term.

"RENT PAYMENT PERIOD" shall have the periods set forth on Schedule 1-B to the Facility Lease.

"REPG" shall mean Reliant Energy Power Generation, Inc.

"REPLACEMENT COMPONENT" shall have the meaning specified in Section 7.2 of the Facility Lease.

"REQUIRED MODIFICATION" shall have the meaning specified in Section 8.1 of the Facility Lease.

"REQUISITION" shall have the meaning specified in clause (c) of the definition of "Event of Loss."

"RES" shall mean Reliant Energy Services, Inc., a Delaware corporation.

"RESPONSIBLE OFFICER" shall mean, with respect to any Person, (i) its Chairman of the Board, its President, any Senior Vice President, the Chief Financial Officer, any Vice President, the Treasurer or any other management employee (a) that has the power to take the action in question and has been authorized, directly or indirectly, by the Board of Directors, Management Committee or other governing body of such Person, (b) who is working under the direct supervision of such Chairman of the Board, President, Senior Vice President, Chief Financial Officer, Vice President or Treasurer, and (c) whose responsibilities include the administration of the transactions and agreements



                             Conemaugh Definitions
contemplated by the Operative Documents, and (ii) with respect to the Lessor Manager, the Lease Indenture Trustee and the Pass Through Trustee, an officer in their respective corporate trust departments.

"RESTRICTED INVESTMENT" shall mean any Investment other than a Permitted Investment.

"RESTRICTED PAYMENT" shall mean (i) the declaration or payment of any dividend or making of any other payment or distribution on account of any equity interests in the Facility Lessee (in cash, property, securities or obligations other than additional equity interests of the same type); (ii) the payment or distribution on account of payment of interest on, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption or other acquisition or retirement of any portions of, equity interests in the Facility Lessee or such Subsidiary Guarantors or of any warrants, options or other rights to acquire any such equity interest (or to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to fair market or equity value of the Facility Lessee or any Subsidiary Guarantor); (iii) the making of any payment on or with respect to, or the purchase, redemption, defeasance or other acquisition or retirement for value of any Acquisition Subordinated Notes or Subordinated Indebtedness; (iv) the making of any Restricted Investment; or (v) payments to REPG of expenses under the Support Services Agreement and fees to RES under the Marketing and Procurement Agreement provided that, Restricted Payments shall not include: (1) distributions or payments made by the Subsidiary Guarantors to the Facility Lessee, (2) distributions made by the Facility Lessee of distributions or other returns of capital received by it (directly or indirectly) from an Unrestricted Subsidiary (and the Owner Lessor and the Lease Indenture Trustee hereby waive all their rights with respect thereto); (3) the initial distribution or repayment of advances made by the Facility Lessee from the proceeds of the sale of the assets subject to the Facility Lease by the Facility Lessee to the Owner Lessor; (4) any repurchase or redemption of any equity interest of the Facility Lessee or Subordinated Indebtedness out of the net cash proceeds from the prior or concurrent issuance or sale of equity interests of the Facility Lessee (issued expressly for that purpose); and (5) any repurchase or redemption of any equity interest of the Facility Lessee or Subordinated Indebtedness solely in exchange for, or out of the net cash proceeds from the prior or concurrent sale of new Subordinated Indebtedness (incurred expressly for that purpose).

"RESTRICTED PAYMENT REINSTATEMENT DATE" shall mean during such time as the Parent Guaranty is in effect, the occurrence and continuation of any of the following:

         (a) the Parent Guarantor shall (i) commence a voluntary case or other proceeding seeking relief under the Bankruptcy Code or liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or apply for or consent to the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, (ii) consent to, or fail to controvert in a timely manner, any such relief or the appointment of or taking possession by any such official in any voluntary case or other proceeding commenced against it, (iii) file an answer admitting the material



                             Conemaugh Definitions
allegations of a petition filed against it in any such proceeding, or (iv) make a general assignment for the benefit of creditors; or

         (b) an involuntary case or other proceeding shall be commenced against the Parent Guarantor seeking (i) liquidation, reorganization or other relief with respect to it or its debts under the Bankruptcy Code or any bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) the appointment of a trustee, receiver, liquidator, custodian or other similar official with respect to it or any substantial part of its property or (iii) the winding-up or liquidation of the Parent Guarantor; and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or

         (c) Indebtedness for borrowed money owed by the Parent Guarantor in an aggregate principal amount exceeding $50,000,000 (as such amount is Escalated) shall not be paid at maturity (after giving effect to any applicable notice or grace period) or is declared to be due and payable prior to its maturity as a result of a default under any bond, debenture, note or other instrument providing for the issuance of or evidencing such Indebtedness.

"REVENUES" shall have the meaning specified in the Granting Clause of the Lease Indenture.

"REVENUE PROCEDURE" shall mean any revenue procedure issued by the IRS.

"REVENUE RULING" shall mean any revenue ruling issued by the IRS.

"S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

"SCHEDULED TO BE PAID" shall mean, with respect to any liability or expense for any period, the amount of such liability or expense scheduled to be paid during such period or the amount of such liability or expense that would have been scheduled to be paid during such period had the payment schedule with respect to such liability or expense been divided equally into successive periods having a duration equal to the duration of such period.

"SEC" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act.

"SECOND WINTERGREEN RENEWAL LEASE TERM" shall have the meaning specified in
Section 15.2 of the Facility Lease.

"SECTION 467 LOAN" shall have the meaning set forth in Section 3.3(c) of the Facility Lease.

"SECURED INDEBTEDNESS" shall have the meaning specified in the preamble of the Lease Indenture.



                             Conemaugh Definitions

"SECURITIES ACT" shall mean the Securities Act of 1933.

"SECURITY" shall have the same meaning as in Section 2(1) of the Securities Act.

"SERIES A CERTIFICATE" shall mean a Certificate issued on the Closing Date pursuant to the Series A Pass Through Trust Agreement.

"SERIES A PASS THROUGH TRUST AGREEMENT" shall mean that certain Pass Through Trust Agreement A, dated as of the Closing Date between the Facility Lessee and the Pass Through Trustee.

"SERIES B CERTIFICATE" shall mean a Certificate issued on the Closing Date pursuant to the Series B Pass Through Trust Agreement.

"SERIES B PASS THROUGH TRUST AGREEMENT" shall mean that certain Pass Through Trust Agreement B, dated as of the Closing Date between the Facility Lessee and the Pass Through Trustee.

"SERIES C CERTIFICATE" shall mean a Certificate issued on the Closing Date pursuant to the Series C Pass Through Trust Agreement.

"SERIES C PASS THROUGH TRUST AGREEMENT" shall mean that certain Pass Through Trust Agreement C, dated as of the Closing Date between the Facility Lessee and the Pass Through Trustee.

"SERVICE AGREEMENT" shall mean any support service agreement, power marketing agreement or fuel brokering agreement by and between RES, REPG, Reliant Mid-Atlantic or any of their Affiliates.

"SEVERABLE MODIFICATION" shall mean any Modification that is readily removable without damage to the Facility.

"SIGNIFICANT LEASE DEFAULT" shall mean any of: (i) if the Facility Lessee shall fail to make any payment of Periodic Lease Rent, Renewal Lease Rent or Termination Value after the same shall have become due and payable, (ii) if the Facility Lessee shall fail to make any payment of other amounts due under the Operative Documents (other than Excepted Payments) in excess of $250,000 after the same shall have become due and payable, and (iii) an event that is a "Lease Event of Default" under clauses (g) or (h) of Section 16 of the Facility Lease or an event that, with the passage of time or the giving of notice would become, a "Lease Event of Default" under clauses (g) or (h) of Section 16 of the Facility Lease.

"SITE LEASE AND SUBLEASE" shall mean the Site Lease and Sublease Agreement, dated as of the Closing Date, between the Facility Lessee and the Owner Lessor, duly completed, executed and delivered on the Closing Date pursuant to which the Facility Lessee will lease the Ground Interest to, and sublease such Ground Interest from, the Owner Lessor.



                             Conemaugh Definitions

"SITE LEASE TERM" shall have the meaning specified in Section 2.3(c) of the Site Lease and Sublease.

"SITE SUBLEASE TERM" shall have the meaning specified in Section 4.3 of the Site Lease and Sublease.

"SPECIAL LESSEE TRANSFER" shall mean a transfer as contemplated in Section 14.1 of the Participation Agreement.

"SPECIAL LESSEE TRANSFER AMOUNT" shall mean for any date, (a) in the case of a Special Lessee Transfer following a Special Lessee Transfer Event described in clause (i) of the definition thereof, an amount equal to Termination Value as of such date as such amount may be reduced by the outstanding principal amount of and accrued interest on the Notes assumed by the Facility Lessee pursuant to
Section 10.2(c) of the Facility Lease, or (b) in the case of a Special Lessee Transfer following a Special Lessee Transfer Event described in clause (ii) of the definition thereof, an amount equal to the Qualifying Cash Bid, as such amount may be reduced by the outstanding principal amount of and accrued interest on the Notes assumed by the Facility Lessee pursuant to Section 13.4 of the Facility Lease.

"SPECIAL LESSEE TRANSFER EVENT" shall mean the occurrence of either of (i) a Regulatory Event of Loss, and (ii) if the Owner Lessor has agreed to sell, and the Facility Lessee has agreed to buy, the Facility Interest following a Burdensome Termination Event under Section 13.1 of the Facility Lease.

"SUBORDINATED INDEBTEDNESS" shall mean, collectively with Affiliate Subordinated Indebtedness, unsecured Indebtedness that is expressly subordinated to the Facility Lessee's payment obligations under the Facility Lease and the other Operative Documents pursuant to subordination provisions in the form set forth in the Operative Documents, the terms of which shall include, among other things, that any payments thereunder (whether of principal, interest or otherwise) shall be only made to the extent permitted as a Restricted Payment under the Participation Agreement (and any failure to pay prior to such time shall not constitute a default thereunder).

"SUBORDINATED WORKING CAPITAL FACILITY" shall mean that certain subordinated working capital credit facility entered into as of the Closing Date between the Facility Lessee and Reliant Energy Northeast Holdings, Inc. and any replacements, refinancings, amendments or modifications thereof.

"SUBSIDIARY" shall mean, with respect to any Person (the "parent"), any corporation or other entity of which sufficient securities, or other ownership interests, having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions, are at the time directly or indirectly owned by such parent.

"SUBSIDIARY GUARANTOR" shall mean a Subsidiary of the Facility Lessee other than an Unrestricted Subsidiary.



                             Conemaugh Definitions

"SUBSIDIARY GUARANTY" shall mean the Subsidiary Guaranty, dated as of the Closing Date, executed by the Subsidiary Guarantors in favor of the beneficiaries listed therein, any supplement thereto in the form of Exhibit A attached thereto and any other guarantee of the obligations of the Facility Lessee under the Operative Documents entered into by any Subsidiary Guarantor.

"SUPPLEMENTAL FINANCING" shall have the meaning specified in Section 12.1 of the Participation Agreement.

"SUPPLEMENTAL LEASE RENT" shall mean any and all amounts, liabilities and obligations (other than Periodic Lease Rent or Renewal Lease Rent) which the Facility Lessee assumes or agrees to pay under the Operative Documents (whether or not identified as "Supplemental Lease Rent") to the Owner Lessor or any other Person, including Termination Value, Transaction Costs, and any premium due on the Notes.

"SUPPORT ARRANGEMENTS" shall have the meaning specified in Section 5.2 of the Facility Lease.

"SUPPORT SERVICES" shall mean services relating to the operation of the Facility and transmission of electricity to be provided pursuant to Section 5.2 of the Facility Lease.

"SUPPORT SERVICES AGREEMENT" shall mean the Support Services Agreement dated as of the Closing Date among the Facility Lessee, REPG, and the Subsidiary Guarantors.

"SURPLUS RELEASED INTEREST" shall have the meaning specified in Section 14.6 of the Facility Lease.

"TAX" OR "TAXES" shall mean any and all fees, taxes, including gross and net income, gross receipts, rental, franchise, excise, occupational, environmental, capital, sales, use, stamp, value-added, ad valorem and property taxes (personal and real, tangible and intangible), imposts, duties, levies, claims, assessments, license, filing, permit or registration fees, withholdings and any other charges and impositions of any nature, plus all related interest, penalties, fines and additions to tax, now or hereafter imposed by any federal, state, local or foreign government or other taxing authority.

"TAX ADVANCE" shall have the meaning specified in Section 10.2(g)(iii)(5) of the Participation Agreement.

"TAX ASSUMPTIONS" shall have the meaning specified in Section 2 of the Tax Indemnity Agreement.

"TAX BENEFIT" shall have the meaning specified in Section 10.2(e) of the Participation Agreement.

"TAX CLAIM" shall have the meaning specified in Section 10.2(g)(i) of the Participation Agreement.



                             Conemaugh Definitions

"TAX EVENT" shall mean any event or transaction treated, for Federal income tax purposes, as a taxable sale or exchange of the Notes.

"TAX INDEMNITEE" shall have the meaning specified in Section 10.2(a) of the Participation Agreement.

"TAX INDEMNITY AGREEMENT" shall mean the Tax Indemnity Agreement, dated as of the Closing Date, between the Facility Lessee and the Owner Participant, duly completed, executed and delivered on the Closing Date pursuant to which the Facility Lessee agrees to indemnify the Owner Participant against certain adverse tax consequences attributable to it or any of its Affiliates with respect to the Transaction.

"TAX REPRESENTATIONS" shall have the meaning specified in Section 4 of the Tax Indemnity Agreement.

"TERMINATION DATE" shall mean each of the monthly dates during the Facility Lease Term identified as a "Termination Date" on Schedule 2 of the Facility Lease.

"TERMINATION VALUE" shall mean for any Termination Date, the Termination Value set forth on Schedule 2 of the Facility Lease for such Termination Date.

"TITLE POLICY" shall mean the policy of title insurance covering the Facility Site and the Facility Interest issued by Lawyers Title Company as of the Closing Date in favor of the Owner Lessor.

"TRANSACTION" shall have the meaning specified in Section 2.1 of the Participation Agreement.

"TRANSACTION COSTS" shall mean the following costs, to the extent substantiated or otherwise supported in reasonable detail:

         (a) the cost of the Closing Appraisal, the cost of title insurance, filing and recording fees, the fees and expenses of the Engineering Consultant, the Fuel Consultant, the Environmental Consultant, the Market Consultant, the Insurance Consultant, and any other consultants retained by the Equity Investor (excluding any fees or compensation to its advisors) and approved by the Facility Lessee, which approval may not be unreasonably withheld;

         (b) the reasonable legal fees, expenses and disbursements of the Equity Investor, the Equity Subsidiary, the Owner Participant, the Owner Lessor, the Trust Company and the Lessor Manager;

         (c) the reasonable legal fees, expenses and disbursements of each of the Lease Indenture Trustee and the Pass Through Trustee;

         (d) Babcock & Brown LP's fees and its reasonable out-of-pocket costs and expenses as equity placement agent and advisor to the Facility Lessee;



                             Conemaugh Definitions

         (e) Chase Securities Inc.'s fees and its reasonable out-of-pocket costs and expenses as acquisition advisor;

         (f) at the Facility Lessee's option, all or a portion of the Facility Lessee's legal and accounting fees and the reasonable out-of-pocket cost and expenses;

         (g) the reasonable underwriting fees, legal fees, expenses and disbursements of the Initial Purchasers and any discounts or commission in connection with the sale of the Certificates;

         (h) the fees of the Rating Agencies in connection with rating the Facility Lessee and the Lease Debt;

         (i) the fees of the independent director of the Owner Participant; and

         (j) other reasonable, documented out-of-pocket expenses of the Equity Investor, the Equity Subsidiary, the Owner Lessor, the Owner Participant, Cornerstone Financial Advisors Limited Partnership, the Lease Indenture Trustee and the Pass Through Trustee incurred in connection with the Transaction.

"TRANSACTION PARTY" shall mean, individually or collectively, as the context shall require, all or any of the parties to the Operative Documents (including the Trust Company, the Lease Indenture Trustee, and the Pass Through Trustee).

"TRANSFEREE" shall have the meaning specified in Section 8.1(a) of the Participation Agreement.

"TREASURY REGULATIONS" shall mean regulations, including temporary regulations, promulgated under the Code.

"TRUST COMPANY" shall mean Wilmington Trust Company.

"TRUST PROPERTY" shall mean, all monies at any time paid on the Certificates, all monies due and to become due under the Certificates, funds from time to time deposited with the Pass Through Trustee in accounts relating thereto and the security interests granted with respect thereto.

"UNIFORM COMMERCIAL CODE" OR "UCC" shall mean the Uniform Commercial Code as in effect in the applicable jurisdiction.

"UNRELATED MEMBERS" shall mean any members of the Owner Participant that are not Affiliates of the other members of the Owner Participant; provided, however, that for purposes of this definition, if any two or more members are Affiliates, such members, together, shall be considered as one Unrelated Member.

"UNRESTRICTED SUBSIDIARY" shall mean a Subsidiary of the Facility Lessee designated as an "Unrestricted Subsidiary" in accordance with Section 5.11 of the Participation Agreement.



                             Conemaugh Definitions

"U.S. GOVERNMENT OBLIGATIONS" shall mean securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction in the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

"VACAR" shall mean the Virginia and Carolinas Region.

"VERIFIER" shall have the meaning specified in Section 3.5(f) of the Facility Lease.

"WINTERGREEN RENEWAL LEASE TERM" shall have the meaning specified in Section
15.2 of the Facility Lease.

"WORKING CAPITAL FACILITY" shall mean that certain working capital facility entered into as of the Closing Date between the Facility Lessee and Reliant Energy Northeast Holdings, Inc.




                             Conemaugh Definitions
                                       43

                                                                     SCHEDULE 1
                                                                             TO
                                                                  PARTICIPATION
                                                                      AGREEMENT


                             RECORDINGS AND FILINGS


                                  (Conemaugh)


1.       Closing Land Recordings

(A)      (1)      Memorandum of Site Lease, dated as of the Closing Date,
                  between the Lessee and the Owner Lessor

         Places Filed:

                  -        Recorder of Deeds Office, Indiana County,
                           Pennsylvania

         (2) Memorandum of Site Sublease, dated as of the Closing Date, between the Lessee and the Owner Lessor

         Places Filed:

                  -        Recorder of Deeds Office, Indiana County,
                           Pennsylvania

         (3) Deed and Bill of Sale, dated the Closing Date, between the Lessee and the Owner Lessor

         Places Filed:

                  -        Recorder of Deeds Office, Indiana County,
                           Pennsylvania

         (4) Memorandum of Facility Lease, dated as of the Closing Date, between the Owner Lessor and the Lessee

         Places Filed:

                  -        Recorder of Deeds Office, Indiana County,
                           Pennsylvania

(B) Indenture of Trust, Mortgage and Security Agreement, dated the Closing Date, between Owner Lessor and the Lease Indenture Trustee

         Places Filed:

                  -        Recorder of Deeds Office, Indiana County,
                           Pennsylvania




                                   SCHD. 1-1

2.       Closing UCC Filings.

(A)      Lease Primary Filings.

         (1)      Primary UCC Filings Against Owner Lessor

                  1. UCC-1 naming the Owner Lessor, as debtor, and the Lease Indenture Trustee, as secured party

         Places Filed:

                  -        Secretary of State of the State of Delaware

                  -        Secretary of Commonwealth of Pennsylvania

                  -        Recorder of Deeds Office, Indiana County,
                           Pennsylvania

                  -        Prothonotary, Indiana County, Pennsylvania

         (2)      Primary Fixture Filings Against Owner Lessor

                  1. Fixture Filing naming the Owner Lessor, as debtor, and the Lease Indenture Trustee, as secured party

         Places Filed:

                  -        Recorder of Deeds Office, Indiana County,
                           Pennsylvania

                  -        Prothonotary, Indiana County, Pennsylvania

(B)      Lease Precautionary Filings:

         (1)      Precautionary UCC Filings Against the Facility Lessee

                  1. UCC-1 naming Lessee as debtor, the Owner Lessor, as secured party, and the Lease Indenture Trustee, as assignee

         Places Filed:

                  -        Secretary of State of the State of Texas

                  -        Secretary of Commonwealth of Pennsylvania

                  -        Prothonotary, Indiana County, Pennsylvania

                  -        Recorder of Deeds Office, Indiana County,
                           Pennsylvania



                                   SCHD. 1-2

         (2)      Precautionary Fixture Filings Against the Facility Lessee

                  1. Fixture Filing naming Lessee, as debtor, the Owner Lessor, as secured party, and the Lease Indenture Trustee, as assignee

         Places Filed:

                  -        Recorder of Deeds Office, Indiana County,
                           Pennsylvania

                  -        Prothonotary, Indiana County, Pennsylvania

(C)      Pledge and Security Agreement Filings

         (1)      UCC Filings Against the Facility Lessee

         Places Filed:

                  -        Secretary of State of the State of Texas (Primary)

                  -        Secretary of State of the State of Delaware
                           (Precautionary)

         (2)      UCC Filings Against Reliant Energy Maryland Holdings, LLC

         Places Filed:

                  -        Secretary of State of the State of Texas (Primary)

                  -        Secretary of State of the State of Delaware
                           (Precautionary)

         (3)      UCC Filings Against Reliant Energy New Jersey Holdings, LLC

         Places Filed:

                  -        Secretary of State of the State of Texas (Primary)

                  -        Secretary of State of the State of Delaware
                           (Precautionary)

         (4)      UCC Filings Against Reliant Energy Northeast Management
                  Company

         Places Filed:

                  -        Secretary of State of the State of Texas (Primary)

                  - Secretary of State of Commonwealth of Pennsylvania (Precautionary)


                                   SCHD. 1-3

         (5)      UCC Filings Against Reliant Energy Mid-Atlantic Power
                  Services, Inc.

         Places Filed:

                  -        Secretary of State of the State of Texas (Primary)

                  -        Secretary of State of the State of Delaware
                           (Precautionary)

(D) UCC-1 Filings Against the Owner Lessor to Evidence the Assignment to the Lease Indenture Trustee

         (1) UCC Filings Against the Owner Lessor in favor of the Lease Indenture Trustee

         Places Filed:

                  -        Secretary of State of the State of Delaware



                                   SCHD. 1-4

                                                                     SCHEDULE 2
                                                                             TO
                                                                  PARTICIPATION
                                                                      AGREEMENT





                              PRICING ASSUMPTIONS








                             SCHD. 2-1

                                                                      SCHEDULE 2
                                                                              to
                                                                   Participation
                                                                       Agreement


                              Pricing Assumptions


1.   Equity Funding:                         The Owner Participant will advance
                                             (a) its Equity Investment and (b)
                                             amounts necessary to pay all
                                             Transaction Expenses.

2.   Equity Investment (not including
     Transaction Expenses):                  $48,654,674.14

3.   Cost Recovery Deductions:

          Federal Life -                     20 years
          Basis -                            99.78% of Purchase Price
          Federal Depreciation Method -      150 percent, declining balance
                                             switching to straight line - half
                                             year convention
          Federal In-Service Date -          Closing Date

          Federal Life -                     39 years
          Basis -                            .21% of Purchase Price
          Federal Depreciation Method -      Straight line - mid month
                                             convention
          Federal In-Service Method -        Closing Date

          Federal Life -                     15 years
          Basis -                            .01% of Purchase Price
          Federal Depreciation Method -      150 percent, declining balance
                                             switching to straight line - half
                                             year convention
          Federal In-Service Date -          Closing Date

4.   Federal Tax Rate:                       35 percent

     State Tax Rate:                         2.5 percent for purposes of
                                             calculating Termination Values and,
                                             after 2019, Periodic Lease Rent.

5.   Closing Date:                           August 24, 2000

6.   Transaction Expenses:                   2.00% of Purchase Price

7.   Rent Payment Dates:                     November 24, 2000; January 2 and
                                             July 2 of each year.

8.   Basic Lease Commencement Date:          January 2, 2001

9.   Expiration of Basic Lease Term:         May 24, 2034

10.  Purchase Price:                         $300,000,000.00

11.  GAAP Treatment:                         The Facility Lease will meet the
                                             qualifications for operating lease
                                             treatment by the Facility Lessee.

12.  Lease Debt:

          Lease A Note Amount -              $50,000,000.00
          Lease B Note Amount -              $97,382,493.00
          Lease C Note Amount -              $103,962,832.86

          Debt Rate - Lease A Note -              8.554%
          Debt Rate - Lease B Note -              9.237%
          Debt Rate - Lease C Note -              9.681%

13.  Discount Rate for GAAP Rents:                9.931%

14.  Assumed 110% AFR Rate:                       6.740%

15.  Fair Market Value Curve:                Per the Closing Appraisal.


Conemaugh                   Pricing Assumptions , 1                      8/22/00

                                                                     SCHEDULE 3
                                                                             TO
                                                                  PARTICIPATION
                                                                      AGREEMENT





                                  SUBSIDIARIES


                             Subsidiary Guarantors


                     Reliant Energy Maryland Holdings, LLC


                  Reliant Energy Northeast Management Company


                Reliant Energy Mid-Atlantic Power Services, Inc.


                    Reliant Energy New Jersey Holdings, LLC










                                   SCHD. 3-1

                                                                     SCHEDULE 4
                                                                             TO
                                                                  PARTICIPATION
                                                                      AGREEMENT


                     INFORMATION RESPECTING FACILITY LESSEE


1. Factual information or projections and other forward looking information, as the case may be, provided in writing by the Facility Lessee or its Affiliates to:

                  (a) the Engineering Consultant, in connection with the preparation of the Engineering Report and which the Engineering Consultant relied on in the preparation of its final report;

                  (b) the Market Consultant, in connection with the preparation of the Market Report and which the Market Consultant relied on in the preparation of its final report;

                  (c) the Environmental Consultant, in connection with the preparation of the Environmental Report and which the Environmental Consultant relied on in the preparation of its final report;

                  (d) the Fuel Consultant, in connection with the preparation of the Fuel Report and which the Fuel Consultant relied on in the preparation of its final report; and

                  (e) the Appraiser, in connection with the preparation of the Closing Appraisal and described below:

                  i. Electronic mail dated May 4, 2000 to Deloitte & Touche containing an excel spreadsheet, "key con shaw D&T cost flow 050400.xls". The data included general and administration expense to be used for year 2000 through 2044 for Keystone and Conemaugh and 2000 through 2034 for Shawville.

                  ii. Electronic mail dated August 2, 2000 to Deloitte & Touche containing an excel spreadsheet, "o&mcapex d&t rev 4b no controls.xls". The data included Keystone, Conemaugh and Shawville operations and maintenance expenses and capital expenditures, both excluding costs for adding environmental control equipment, beginning year 2000 through 2044 for Keystone and Conemaugh and 2034 for Shawville.

                  iii. Electronic mail dated August 2, 2000 to Deloitte & Touche containing excel spreadsheets, "reliantnox D&T 073000.xls" and "reliantso2 D&T 073000.xls". The data provided Keystone, Conemaugh and Shawville tons of projected NOx and SO2 emissions and capacity factors for each unit at each



                                   SCHD. 4-1

         Facility, for the years 2000 through 2029. The emissions reflected the addition of the addition of environmental control equipment.

                  iv. Electronic mail dated August 2, 2000 to Deloitte & Touche containing an excel spreadsheet, "o&mcapex d&t rev4a shawville adj cashflow.xls". The data included Keystone, Conemaugh and Shawville operations and maintenance expenses and capital expenditures, both including costs for adding environmental control equipment, beginning year 2000 through 2044 for Keystone and Conemaugh and 2034 for Shawville.

                  v. Electronic mail dated July 19, 2000 to Deloitte & Touche containing an excel spreadsheet, "netbook.xls", with updated net book values for plants.

                  vi. Inter-Office Memo dated July 31, 2000 detailing Keystone Unit #1 HP Turbine Failure.

2. Factual information provided in writing by the Facility Lessee or its Affiliates to FERC in connection with the Transaction.





                                   SCHD. 4-2

                                                                     SCHEDULE 5
                                                                             TO
                                                                  PARTICIPATION
                                                                      AGREEMENT

                             AFFILIATE TRANSACTIONS


1) Procurement and Marketing Agreement dated August 24, 2000 among the Facility Lessee, Reliant Energy New Jersey Holdings, LLC, Reliant Energy Maryland Holdings, LLC and RES

2) Support Services Agreement dated August 24, 2000 among the Facility Lessee, the Subsidiary Guarantors and REPG

3) Intercompany notes owed by the Facility Lessee, Reliant Energy New Jersey Holdings, LLC and Reliant Energy Maryland Holdings, LLC to Reliant Energy Northeast Holdings, Inc. (aggregating approximately $1.575 billion as of March 31, 2000 and expected to aggregate approximately $960 million after giving effect to the use of proceeds from the lease transactions)

4) $30 million working capital note issued by the Facility Lessee to Reliant Energy Northeast Holdings, Inc.

5) $120 million subordinated working capital facility and revolving note issued by the Facility Lessee to Reliant Energy Northeast Holdings, Inc.

6) Operating Agreement between Reliant Northeast Generation Management Company and the Facility Lessee for Shawville Station

7)       Transactions among REMA and the Subsidiary Guarantors




                                   SCHD. 5-1

                                  01:587894.2

                                                                     SCHEDULE 6
                                                                             TO
                                                                  PARTICIPATION
                                                                      AGREEMENT

                       EXISTING LIENS

PARTY                       JURISDICTION                        LIEN
-----                       ------------                        ----
Facility Lessee             Indiana County, PA and PA           Financing Statement in favor of
                            Secretary of State                  U.S. Bank Leasing.  Creates
                                                                security interest in one
                                                                remanufactured 1500HP Twin
                                                                Engine Switchgear Locomotive,
                                                                securing $167,000 as of
                                                                June 2000.

Facility Lessee             PA Secretary of State               Lien in favor of PHH Financial
                                                                Services creating security
                                                                interest in 1 tractor located at
                                                                Seward Plant, securing $70,000 as
                                                                of April 15, 2000







                                   SCHD. 6-1

                                                                     SCHEDULE 7
                                                                             TO
                                                                  PARTICIPATION
                                                                      AGREEMENT




                              EXISTING INVESTMENTS


                                      None









                                   SCHD. 7-1

                                                                     SCHEDULE 8
                                                                             TO
                                                                  PARTICIPATION
                                                                      AGREEMENT





                          INITIAL LIST OF COMPETITORS


1.       Allegheny Energy

2.       American Electric Power Company

3.       El Paso Energy Corporation

4.       Enron Corporation

5.       FPL Group Inc.

6.       PG&E Corporation




                                   SCHD. 8-1

                                                               SCHEDULE 9 TO
                                                               PARTICIPATION
                                                                   AGREEMENT



                          MINIMUM AVAILABLE AMOUNT OF
                           QUALIFYING CREDIT SUPPORT

  FACILITY                  PERIOD TO AND INCLUDING    LC AMOUNT
  --------                  -----------------------    ----------
"CONEMAUGH"                     November 4, 2000        7,419,245
                                January 12, 2001        7,398,131
                                 July 12, 2001         24,846,104
                                January 12, 2002       36,412,939
                                 July 12, 2002         26,901,067
                                January 12, 2003        9,841,139
                                 July 12, 2003          9,841,223
                                January 12, 2004       10,980,942
                                 July 12, 2004         12,120,829
                                January 12, 2005       12,243,781
                                 July 12, 2005         14,743,781
                                January 12, 2006       14,943,438
                                 July 12, 2006         20,356,944
                                January 12, 2007        9,228,081
                                 July 12, 2007          9,426,189
                                January 12, 2008       18,049,973
                                 July 12, 2008         27,069,973
                                January 12, 2009       18,406,796
                                 July 12, 2009         28,616,796
                                January 12, 2010       13,288,698
                                 July 12, 2010         19,323,698
                                January 12, 2011       15,004,929
                                 July 12, 2011         23,313,612
                                January 12, 2012       15,633,772
                                 July 12, 2012         25,338,772
                                January 12, 2013        5,032,321
                                 July 12, 2013          5,032,321
                                January 12, 2014        5,032,321
                                 July 12, 2014          5,032,321
                                January 12, 2015        5,032,321
                                 July 12, 2015          5,032,321
                                January 12, 2016        5,032,321
                                 July 12, 2016          5,032,321
                                January 12, 2017        5,032,321
                                 July 12, 2017          5,032,321
                                January 12, 2018       20,808,821



                                   SCHD. 10-2

  FACILITY                  PERIOD TO AND INCLUDING    LC AMOUNT
  --------                  -----------------------    ---------
                                 July 12, 2018         36,585,321
                                January 12, 2019       25,963,498
                                 July 12, 2019         48,421,998
                                January 12, 2020        1,610,331
                                 July 12, 2020          2,175,174
                                January 12, 2021       16,271,348
                                 July 12, 2021         30,082,220
                                January 12, 2022        3,384,598
                                 July 12, 2022          4,129,591



                                   SCHD. 10-3

                                                                    SCHEDULE 10
                                                                             TO
                                                                  PARTICIPATION
                                                                      AGREEMENT

                        POLLUTION CONTROL REVENUE BONDS


                               CONEMAUGH STATION

$13,690,000 5.95% Indiana County Industrial Development Authority
(Pennsylvania) 1997 Series A Pollution Control Revenue Bonds (Metropolitan Edison Company Project) due 2010.




                                  SCHD. 10-4

                                                                      EXHIBIT A
                                                                             TO
                                                                  PARTICIPATION
                                                                      AGREEMENT





                                    FORM OF
                      ASSIGNMENT AND ASSUMPTION AGREEMENT







                                  EXH. A-1

                                                                       EXHIBIT A
                                                  TO THE PARTICIPATION AGREEMENT


                                     FORM OF
                       ASSIGNMENT AND ASSUMPTION AGREEMENT


--------------------------------------------------------------------------------


                       ASSIGNMENT AND ASSUMPTION AGREEMENT


                          Dated as of [_____________]

                                     between

                              [___________________]
                                  as Transferor

                                       and

                      [__________________________________]
                                  as Transferee

              Coal Fired Steam Turbine Electric Generating Station

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


         This ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of [_____________] (this "Agreement"), between [___________], a [___________] (the "Transferor"), and [___________], a [___________] (the "Transferee").


                                   WITNESSETH:

         WHEREAS, the Transferor entered into the Participation Agreement and certain other Operative Documents; and

         WHEREAS, the Transferor desires to sell and assign to the Transferee the [Owner Lessor's Interest] and all of the Transferor's right, title and interest in, to and under the Operative Documents, and the Transferee desires to
(i) purchase the [Owner Lessor's Interest] and accept from the Transferor the assignment of all of the Transferor's right, title and interest in, to and under the Operative Documents [and (ii) assume all of the duties and obligations of the Transferor under the Operative Documents].

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


SECTION 1. DEFINITIONS

         Capitalized terms used in this Agreement, including the recitals, and not otherwise defined herein shall have the respective meanings specified in Appendix A to the Participation Agreement, dated as of August 24,2000 (as such may be amended, supplemented or otherwise modified from time to time, the "Participation Agreement") among (i) Reliant Energy Mid-Atlantic Power Holdings, LLC, as Facility Lessee, (ii) Conemaugh Lessor Genco LLC, as Owner Lessor, (iii) Wilmington Trust Company, not in its individual capacity, except as expressly provided therein, but solely as Manager under the LLC Agreement, (iv) PSEG Conemaugh Generation, LLC, as Owner Participant, (v) Bankers Trust Company, not in its individual capacity, except as expressly provided therein, but solely as trustee under the Lease Indenture, (vi) Bankers Trust Company, not in its individual capacity, except as expressly provided therein, but solely as trustee under the Pass Through Trust Agreement. The general provisions of Appendix A to the Participation Agreement shall apply to terms used in this Agreement and specifically defined herein.

SECTION 2. ASSIGNMENT BY THE TRANSFEROR

         In accordance with Section 8.1 of the Participation Agreement, the Transferor hereby sells, assigns, conveys and transfers to the Transferee as of the date hereof (the "Transfer Date") the [Owner Lessor's Interest] and all of the Transferor's right, title and interest in, to and under each Operative Document, if any, to which it is a party and all other contracts, agreements, documents and instruments relating to the [Owner Lessor's Interest] by which the Transferor is bound, and any proceeds therefrom, together with all other documents and instruments evidencing any of such right, title and interest, except such rights of the Transferor as have accrued to the Transferor prior to the Transfer Date (such excepted rights include the right to receive any amounts due or accrued to the Transferor with respect to the [Owner Lessor's Interest] under the LLC Agreement or other Operative Documents as of the Transfer Date and the right to receive any Excepted Payments pursuant to the Participation Agreement or the Tax Indemnity Agreement as of or in respect of events occurring or arising on or prior to the Transfer Date).

SECTION 3. ASSUMPTION BY THE TRANSFEREE

         The Transferee hereby assumes, and agrees it is unconditionally bound in respect of, as of the date hereof, all duties and obligations of the Transferor pursuant to the LLC Agreement and under each of the other Operative Documents, if any, to which the Transferor is a party and all other contracts, agreements, documents and instruments relating to the [Owner Lessor's Interest] to which the Transferor is a party or by which the Transferor is bound. The Transferee agrees as of the date hereof~, it shall be deemed a party to each of the Operative Documents to which the Transferor is a party, if any, and any other contract, agreement, document or other instrument relating to the [Owner Lessor's Interest] to which the Transferor is a party or by which it is bound and the Transferee agrees that it is liable for all of the duties and obligations of the Transferor under the Operative Documents to which the Transferor is a party, if any, and all other contracts, agreements, documents and instruments relating to the [Owner Lessor's Interest] to which the Transferor is a party, if any, or by which the Transferor is bound as though it were identified as the ["Owner Participant"] therein.


SECTION 4. TRANSFEREE AS OWNER PARTICIPANT

         In consequence of the assumption set forth in Section 3, (a) the Transferee shall be deemed the ["Owner Participant"] for all purposes, and shall enjoy the rights and privileges and perform the obligations of the [Owner Participant] under each Operative Document, and each reference in each other Operative Document to the ["Owner Participant"] shall be deemed to include the Transferee for all purposes, and (b) the Transferor and the guarantor, if any, of the Transferor's obligations shall be released from all obligations under each Operative Document and shall have no further duty, obligation, liability or burden under any Operative Document; provided, however, that in no event shall the assignment and assumption effected by this Agreement waive or release the Transferor from any liability on account of any breach of its obligations thereunder existing immediately prior to or occurring simultaneously with the assignment and assumption effected hereby or of any of its representations, warranties, covenants or obligations set forth in the Operative Documents.

SECTION 5. PAYMENTS

         The Transferor hereby covenants and agrees to pay over to the Transferee, if and when received following the Transfer Date any amounts (including any sums payable as interest in respect thereof) paid to or for the benefit of the Transferor that, under Section 2 hereof; belong to the Transferee, and the Transferee hereby covenants and agrees to pay over to the Transferor, if and when received following the Transfer Date, any amounts (including any sums payable as interest in respect thereof) paid to or for the benefit of the Transferee that, under Section 2 hereof, belong to the Transferor.

SECTION 6. CERTAIN REPRESENTATIONS OF THE TRANSFEREE

         The Transferee represents and warrants that such Transferee, or a guarantor of such Transferee, meets the following criteria: (a) has a tangible net worth of at least $75 million calculated in accordance with GAAP; (b) is "a United States person" within the meaning of section 7701(a)(30) of the Code; and
(c) neither the Transferee nor its guarantor is a Competitor of the Facility Lessee; provided that clauses (a) and (c) shall not apply to any transfer in connection with the exercise of remedies during a Lease Event of Default.

SECTION 7. OPINION OF COUNSEL

        Prior to, or on the date hereof, the Transferor shall have delivered to the Facility Lessee and, so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustee, an opinion of counsel relating to this Agreement. Such opinion and counsel shall be reasonably satisfactory to each recipient thereof, to the effect that all material regulatory approvals required in connection with the transfer contemplated by this Agreement or necessary to assume the Transferor's obligations under the Operative Documents shall have been obtained.

SECTION 8. BENEFICIARIES

         The Facility Lessee and, so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustee, together with their respective successors and permitted assigns, are each third party beneficiaries of this Agreement (each, a "Beneficiary" or, together, the "Beneficiaries").

SECTION 9. MISCELLANEOUS

          Section 9.1. Amendments and Waivers. No term, covenant, agreement or condition of this Agreement may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by each party hereto.

        Section 9.2. Notices. The Transferee hereby designates that copies of all communications and notices to the Transferor pursuant to the Operative Documents shall be sent to the Transferee at its address set forth below. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein shall be in writing or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including by overnight mail or courier service, or (b) in the case of notice by such a telecommunications device, upon transmission thereof, provided such transmission is promptly confirmed by the method set forth in clause (a) above, in each case addressed to each party hereto at its address set forth below or, in the case of either party hereto, at such other address as such party may from time to time designate by written notice to the other party hereto:

If to the Transferor:

                 Facsimile No.:
                 Telephone No.:
                 Attention:

If to the Transferee:

                 Facsimile No.:
                 Telephone No.:
                 Attention:


          Section 9.3. Survival. All warranties, representations, indemnities and covenants made by any party hereto, herein or in any certificate or other instrument delivered by either party or on the behalf of either party under this Agreement, shall be considered to have been relied upon by the other party hereto and shall survive the consummation of the transactions contemplated hereby on the date of execution and delivery of this Agreement regardless of any investigation made by either party or on behalf of such party.

          Section 9.4. Successors and Assigns. The Transferee covenants and agrees that it shall obtain any and all consents required under the Operative Documents if the Transferee assigns its interest under this Agreement. If the Transferee assigns such interest under this Agreement, then this Agreement shall be binding upon and shall inure to the benefit of; and shall be enforceable by, the respective successors and assigns as permitted by and in accordance with the terms hereof

          Section 9.5. Governing Law. This Agreement shall be in all respects governed by and construed in accordance with the laws of the State of New York, including all matters of construction, validity and performance (without giving effect to the conflicts of laws provisions thereof; other than New York General Obligations Law Section 5-1401).

         Section 9.6. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof; and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          Section 9.7. Counterparts. This Agreement may be executed by the parties hereto in separated counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 9.8. Headings. The headings of the sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

          Section 9.9. Further Assurances. Each party hereto will promptly and duly execute and deliver such further documents to make such further assurances for and take such further action reasonably requested by any party to whom such first party is obligated, all as may be reasonably necessary to carry out more effectively the intent and purpose of this Agreement.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized.



                                        [                              ],
                                        as Transferor


                                        By:
                                           -------------------------------------
                                            Name:
                                            Title:
                                            Date:


                                        [                              ],
                                        as Transferor


                                        By:
                                           -------------------------------------
                                            Name:
                                            Title:
                                            Date:

                                                                      EXHIBIT B
                                                                             TO
                                                                  PARTICIPATION
                                                                      AGREEMENT





                                    FORM OF
                                  OP GUARANTEE







                                    EXH. B-1

                       FORM OF OWNER PARTICIPANT GUARANTEE



--------------------------------------------------------------------------------


                           OWNER PARTICIPANT GUARANTEE


                                 Dated as of [-]

                                     made by

                                       [-]
                                  as Guarantor


                               Conemaugh Facility


--------------------------------------------------------------------------------

                           OWNER PARTICIPANT GUARANTEE


         This OWNER PARTICIPANT GUARANTEE (this "Guarantee"), dated as of [-], is issued by [-], a [-] corporation, as guarantor (the "Guarantor") in favor of the Beneficiaries (as defined in Section 4 below).

                                   WITNESSETH:

         WHEREAS, the Guarantor is the parent of [-], a [-] (the "Transferee Owner Participant");

         WHEREAS, simultaneously herewith the Transferee Owner Participant is assuming certain of the obligations of the "Owner Participant" pursuant to a Participation Agreement, dated as of August 24, 2000 (the "Participation Agreement"), among Reliant Energy Mid-Atlantic Power Holdings LLC (the "Facility Lessee"), Conemaugh Lessor Genco LLC (the "Owner Lessor), Wilmington Trust Company, not in its individual capacity but as the Lessor Manager under the LLC Agreement (the "Lessor Manager"), Wilmington Trust Company, in its individual capacity (the "Trust Company"), Bankers Trust Company, not in its individual capacity but as the Lease Indenture Trustee under the Lease Indenture (the "Lease Indenture Trustee") and Bankers Trust Company, not in its individual capacity and but as the Pass Through Trustee under the Pass Through Trust Agreements (the "Pass Through Trustee"), as the same have been amended, modified or supplemented from time to time and certain other Operative Documents;

         WHEREAS, the Guarantor anticipates benefitting directly and indirectly from the Transferee Owner Participant's assumption of certain obligations under the Participation Agreement and certain of the other Operative Documents.

         NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to the Guarantor, the receipt and sufficiency of which are hereby acknowledged, the Guarantor agrees as follows:


                       FORM OF OWNER PARTICIPANT GUARANTEE

SECTION 1. DEFINITIONS

        For purposes of this Guarantee, capitalized terms used but not otherwise defined herein shall have the respective meanings specified in Appendix A to the Participation Agreement. The general provisions of Appendix A shall apply to terms used in this Guarantee and specifically defined herein. Any term defined by reference to an agreement, instrument or other document shall have the meaning so assigned to it whether or not such document is in effect.

SECTION 2. GUARANTEE

        Section 2.1 Subject to the terms hereof, the Guarantor hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as a surety, to each of the Beneficiaries severally (a) the due, complete and punctual performance and observance by the Transferee Owner Participant of each term, provision and condition binding upon the Transferee Owner Participant pursuant to any of the Operative Documents to which the Transferee Owner Participant is or becomes a party (the "Transferee OP Operative Documents") and
(b) the due, punctual and full payment (when and as the same may become due and payable) of each amount that the Transferee Owner Participant is or may become obligated to pay to such Beneficiary under or pursuant to any of the Transferee OP Operative Documents, in accordance with the terms thereof, by acceleration or otherwise without offset or deduction.

        Section 2.2 In the case of any failure by the Transferee Owner Participant to perform and observe any such term, provision or condition after notice thereof by any Beneficiary, the Guarantor agrees, upon notice of any such failure of performance or observance, to cause such performance or observance to be done, and in the case of any failure by the Transferee Owner Participant to make such payment as and when the same shall become due and payable (by acceleration or otherwise), the Guarantor hereby agrees, upon notice of any such failure of payment, to make such payment (and, in addition, such further amounts, if any, as shall be sufficient to cover the costs and expenses of collection hereunder); provided, nothing herein shall expand the aforesaid obligations of the Guarantor beyond those of the Transferee Owner Participant under any of the Transferee OP Operative Documents.

        All such obligations and indebtedness set forth in Section 2.1 hereof and this Section 2.2 are referred to in this Guarantee as the "Obligations."


                       FORM OF OWNER PARTICIPANT GUARANTEE

        The Guarantor hereby acknowledges and agrees that this Guarantee constitutes a continuing guaranty and shall remain in full force and effect until such time as all of the Obligations are finally paid, performed and observed in full and any time period during which any payment of the Obligations would be subject to any right of recoupment or recovery by any trustee in bankruptcy, debtor-in-possession or other Person shall have expired. The Guarantor further acknowledges that this Guarantee constitutes a guaranty of payment and, to the extent permitted by Applicable Law, performance when due and not of collection and waives any right to require that any resort be had by any Beneficiary against any other obligor or any other Person or against any guarantor under any other guarantee covering the Obligations.

        Section 2.3 This Guarantee is a direct, independent and primary obligation of the Guarantor and is an irrevocable, absolute, present, unconditional and continuing obligation and guarantee of payment and performance (and not merely of collection) and the validity and enforceability of this Guarantee shall be absolute and is not conditioned in any way upon (a) the institution of suit or the taking of any other action or any attempt to enforce performance of or compliance with the obligations, covenants or undertakings (including any payment obligations) of the Transferee Owner Participant other than providing notice to the Transferee Owner Participant, (b) the genuineness, validity, legality or enforceability of any of the Transferee OP Operative Documents or the lack of power or authority of the Transferee Owner Participant to enter into any of the Transferee OP Operative Documents or any substitution, release or exchange of any other Guarantee or any other security for any of the Obligations or any other circumstance whatsoever (other than payment or performance) that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, (c) any right of set-off; recoupment or counterclaim, (d) any attempt to collect from the Transferee Owner Participant or any other entity or to perfect or enforce any security or any other condition or contingency or (e) any other action, occurrence or circumstance whatsoever.

        Section 2.4 Without limiting the generality of the foregoing, and subject to Section 6 hereof, the Guarantor shall have no right to terminate this Guarantee, or to be released, relieved or discharged from its obligations hereunder, and such obligations shall be neither affected nor diminished for any reason whatsoever, including:

                (i) any amendment or supplement to or modification of any of the Transferee OP Operative Documents, any extension or renewal of the Owner Participant's obligations under any Transferee OP Operative

                       FORM OF OWNER PARTICIPANT GUARANTEE

                Document, or any subletting, assignment or transfer of the Transferee Owner Participant's or any Beneficiary's interest in the Transferee OP Operative Documents;

                (ii) any bankruptcy, insolvency, readjustment, composition, liquidation or any other change in the legal status of the Transferee Owner Participant or any rejection or modification of the Obligations of the Transferee Owner Participant or any Beneficiary as a result of any bankruptcy, reorganization, insolvency or similar proceeding;

                (iii) any furnishing or acceptance of additional security or any exchange, substitution, surrender or release of any security;

                (iv) any waiver, consent or other action or inaction or any exercise or nonexercise of any right, remedy or power with respect to the Obligations or any of the Transferee OP Operative Documents;

                (v) the unenforceability, lack of genuineness, irregularity or invalidity of the Obligations or any part thereof or the unenforceability, lack of genuineness, irregularity or invalidity of any agreement relating thereto;

                (vi) (A) any merger or consolidation of the Transferee Owner Participant or the Guarantor into or with any other Person, (B) any change in the structure of the Transferee Owner Participant,
                (C) any change in the ownership of the Transferee Owner Participant or the Guarantor or (D) any sale, lease or transfer of any or all of the assets of the Transferee Owner Participant or the Guarantor to any other Person;

                (vii) any default, misrepresentation, negligence, misconduct or other action or inaction of any kind by any Beneficiary under or in connection with any Transferee OP Operative Document or any other agreement relating to this Guarantee, except to the extent that any such default, misrepresentation, negligence, misconduct or other action or inaction would limit the Obligations; or

                (viii) any other circumstance whatsoever (except the complete payment and performance of the Obligations), including, without limitation, any


                       FORM OF OWNER PARTICIPANT GUARANTEE
                act or omission of the Transferee Owner Participant or any Beneficiary which changes the scope of the Guarantor's risk.

        Section 2.5 The Guarantor hereby unconditionally waives and releases, to the extent permitted by law promptness, diligence and notice as to the Obligations guaranteed hereby and acceptance of this Guarantee, and waives any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Guarantor, including, without limitation, suretyship defenses, notice of default or any failure on the part of the Transferee Owner Participant to perform and comply with any Obligation and agrees that, except as otherwise provided herein or in the Operative Documents, it shall not be required to consent to or receive any notice of any amendment or modification of; or waiver, consent or extension with respect to, the Transferee OP Operative Documents. No failure to exercise and no delay in exercising, on the part of any Beneficiary, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof; or the exercise of any other power or right. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

        Section 2.6 The Guarantor agrees to pay any costs and expenses incurred by the other parties to the Participation Agreement in connection with the enforcement of this Guarantee.

SECTION 3. GUARANTOR'S REPRESENTATIONS AND WARRANTIES

                In order to induce the Beneficiaries to enter into the Participation Agreement, the Guarantor represents and warrants unto the Beneficiaries as set forth in this Section 3.

        Section 3.1 The Guarantor (i) has a tangible networth of at least $75 million calculated in accordance with GAAP; and (ii) qualifies as "a United States person" within the meaning of section 7701(a)(30) of the Code.

        Section 3.2 The Guarantor is duly organized, validly existing and in good standing under the laws of the state of incorporation and has full power, authority and legal right to execute, deliver and perform this Guarantee.



                       FORM OF OWNER PARTICIPANT GUARANTEE

        Section 3.3 The execution, delivery and performance by the Guarantor of this Guarantee has been duly authorized by all necessary corporate action. This Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforcement may be affected by applicable bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally.

        Section 3.4 The execution, delivery and performance of this Guarantee will not contravene any provision of law, rule or regulation to which the Guarantor is subject or any judgment, decree or order applicable to the Guarantor nor conflict or be inconsistent with or result in any breach of any terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien or other encumbrance upon any of the property or assets of the Guarantor pursuant to the terms of any agreement or other instrument to which the Guarantor is a party or by which it or its property is bound or to which it or its property may be subject, the violation of which could have a material adverse effect on the financial condition of the Guarantor, nor violate any provision of the articles of incorporation or bylaws of the Guarantor.

        Section 3.5 No pending or, to the knowledge of the Guarantor, threatened action, suit, investigation or proceeding against the Guarantor before any Governmental Entity exists which, if determined adversely to the Guarantor would materially adversely affect the Guarantor's ability to perform its obligations under this Guarantee.

        Section 3.6 No consent from any Person is required for the execution, delivery and performance by the Guarantor of this Guarantee except that which has been given and remains in full force and effect.

SECTION 4. BENEFICIARIES

        Each of the Facility Lessee, the Owner Lessor, the Lessor Manager, the Trust Company, so long as the Lien of the Lease indenture has not been terminated or discharged the Lease Indenture Trustee, the Lease Indenture Company and the Pass Through Trustee (on behalf of itself and as Pass Through Trustee) and, in each case, together with their respective successors and permitted assigns, are each beneficiaries of this Guarantee (each, a "Beneficiary" or, together, the "Beneficiaries").


                      FORM OF OWNER PARTICIPANT GUARANTEE

SECTION 5. SURVIVAL OF GUARANTEE

        Notwithstanding anything to the contrary herein, this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any of the amounts paid to any of the Beneficiaries, in whole or in part, is required to be repaid upon the insolvency, bankruptcy, dissolution, liquidation, or reorganization of the Guarantor, the Transferee Owner Participant or any other Person, or as a result of the appointment of a custodian, interviewer, receiver, trustee, or other officer with similar powers with respect to the Guarantor, the Transferee Owner Participant or any other Person or with respect to any substantial part of the property of the Guarantor, the Transferee Owner Participant or such other Person, all as if such payments had not been made.

SECTION 6. TERMINATION

         This Guarantee and the Guarantor's duties and obligations hereunder shall remain in full force and effect and be binding in accordance with its terms until the earlier of (a) the date on which all Obligations shall have been satisfied by payment and performance in full or (b) such time as the Owner Lessor shall have effected a transfer of all of the Owner Lessor's Interest pursuant to a transfer which complies with the requirements of Section 8.1 of the Participation Agreement or (c) such time as the Guarantor shall cease to have any interest, direct or indirect, in the [member interest] [capital stock] of the Transferee Owner Participant provided that any transfer of any [member interest] [capital stock] in the [-] or Transferee Owner Participant which results in the Guarantor ceasing to have any such interest, direct or indirect, in the Transferee Owner Participant shall have been effected pursuant to a transfer which complies with requirements of Section 8.1 of the Participation Agreement; provided, however, that with respect to clauses (b) and (c) above, in no event shall any transfer referenced in such clauses waive or release the Guarantor from any liability existing under the Guarantee immediately prior to or occurring simultaneously with such transfer.

SECTION 7. REMEDIES; SUBROGATION

         Section 7.1 Remedies. In the event the Guarantor shall fail to pay immediately any amounts due under this Guarantee, or to comply with any other term of this Guarantee, each Beneficiary shall be entitled to all rights and remedies to which it may be entitled hereunder or at law, in equity or by statute.


                      FORM OF OWNER PARTICIPANT GUARANTEE

         Section 7.2 Subrogation. The Guarantor will not exercise any rights that it may acquire by way of subrogation under this Guarantee, by any payment made hereunder or otherwise, until all of the Obligations shall have been paid in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Beneficiary to whom such Obligation is payable and shall forthwith be paid to such Beneficiary to be credited and applied to such Obligation, whether matured or unmatured, in accordance with the terms of the Operative Document under which such Obligation arose. If (i) the Guarantor shall make payment to any Beneficiary of all or any part of the Obligations and (ii) all the Obligations shall be paid in full, such Beneficiary will, at the Guarantor's request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and with representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations resulting from such payment by the Guarantor.

         Section 7.3 Survival of Remedies and Subrogation Rights. The provisions of this Section 7 shall survive the termination of this Guarantee and the payment in full of the Obligations and the termination of the Operative Documents.

         Section 7.4 Failure or Delay. This Guarantee is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Beneficiary in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

SECTION 8. MISCELLANEOUS

         Section 8.1 Amendments and Waivers. No term, covenant, agreement or condition of this Guarantee may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by the Guarantor and consented to by the Beneficiaries.

         Section 8.2 Notices. Unless otherwise specifically provided herein, all notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof shall be in writing and shall be made or given

                       FORM OF OWNER PARTICIPANT GUARANTEE
in accordance with Section 17.6 of the Participation Agreement; provided that notices to the Guarantor shall be addressed to its address set forth on the signature page hereof; or at such other address as the Guarantor may from time to time designate by written notice. to the Beneficiaries.

         Section 8.3 Survival. Except as expressly set forth herein, the warranties and covenants made by the Guarantor shall not survive the expiration or termination of this Guarantee.

         Section 8.4 Assignment and Assumption. This Guarantee may not be assigned by the Guarantor to, or assumed by, any successor to, or assignee of; the Guarantor without the prior written consent of the Beneficiaries except as provided by the terms of the Operative Documents.

         Section 8.5 Governing Law. This Guarantee shall be in all respects governed by and construed in accordance with the laws of the State of New York, including all matters of construction, validity and performance (without giving effect to the conflicts of laws provisions, other than New York General Obligations Law Section 5-1401).

         Section 8.6 Severability. Any provision of this Guarantee that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 8.7 Merger. This Guarantee constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral between or among the Guarantor, the Transferee Owner Participant, and `each Beneficiary with respect to the subject matter hereof.

         Section 8.8 Headings. The headings of the sections of this Guarantee are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

         Section 8.9 Further Assurances. The Guarantor will promptly and duly execute and deliver such further documents to make such further assurances for and

                       FORM OF OWNER PARTICIPANT GUARANTEE
take such further action reasonably requested by any of the Beneficiaries referred to in Section 4 hereof to whom the Guarantor is obligated, all as may be reasonably necessary to carry out more effectively the intent and purpose of this Guarantee.

         Section 8.10 Effectiveness of Guarantee. This Guarantee shall be effective on the date of execution and delivery by the Guarantor.












                       FORM OF OWNER PARTICIPANT GUARANTEE

        IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed and delivered by its officer thereunto duly authorized.

                                        [-],
                                        as an OP Guarantor



                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        Notice Address:


                                        ---------------------------
                                        ---------------------------
                                        ---------------------------
                                        Telephone No.:
                                        Facsimile No.:
                                        Attention:




                      FORM OF OWNER PARTICIPANT GUARANTEE

                                                                    EXHIBIT C-1
                                                                             TO
                                                                  PARTICIPATION
                                                                      AGREEMENT





                             FORM OF CREDIT SUPPORT
                                LETTER OF CREDIT







                                  EXH. C-1-1

                                  01:587894.2

                                                                    EXHIBIT C-2
                                                                             TO
                                                                  PARTICIPATION
                                                                      AGREEMENT




                             FORM OF CREDIT SUPPORT
                                  SURETY BOND








                                   EXH. C-2-1

                                  01:587868.1

                                                                    EXHIBIT C-3
                                                                             TO
                                                                  PARTICIPATION
                                                                      AGREEMENT





                             FORM OF CREDIT SUPPORT
                              AFFILIATE GUARANTEE






                                   EXH. C-3-1

                                  01:587897.1

                                                                    EXHIBIT D-1
                                                                             TO
                                                                  PARTICIPATION
                                                                      AGREEMENT





                                    FORM OF
                         OPINION OF BAKER BOTTS L.L.P.
              (COUNSEL TO THE FACILITY LESSEE - CORPORATE OPINION)




                                   EXH. D-1-1

                                 AUS01:216193.8

                                                                      Schedule A
                                                                      to Opinion

Reliant Energy Mid-Atlantic Power Holdings, LLC
1111 Louisiana
Houston, Texas 77002

Conemaugh Lessor Genco LLC
c/o Wilmington Trust Company
     as Manager of Conemaugh Lessor Genco LLC
     Rodney Square North
     1100 North Market Street
     Wilmington, DE 19892-0001

PSEGR Conemaugh Generation, LLC
c/o PSEG Resources Inc.
80 Park Plaza, Suite T-22
Newark, NJ 07101

PSEG Resources, Inc.
80 Park Plaza, Suite T-22
Newark, NJ 07101

Bankers Trust Company,
     individually, as Indenture Lease Trustee and as Pass Through Trustee
4 Albany St., 7th Floor, MS 50701
New York, NY 10006

Chase Securities Inc.
Bank of America Securities LLC
Salomon Smith Barney Inc.
ABN AMRO Incorporated
Bank One Capital Markets, Inc.
      c/o Chase Securities Inc.
      270 Park Ave.
      New York, New York 10017

Standard & Poor's Ratings Services
26 Broadway
15th Floor
New York, NY 10004-1010

Moody's Investors Service, Inc.
99 Church Street
New York, New York 10007

===============================================================  THIS SPACE FOR
---------------------------------------------------------------      USE OF
---------------------------------------------------------------  FILING OFFICER
===============================================================

FINANCING STATEMENT -- FOLLOW INSTRUCTIONS CAREFULLY
This Financing Statement is presented for filing pursuant to the Uniform Commercial Code and will remain effective, with certain exceptions, for 5 years from date of filing.

===============================================================
A. NAME & TEL. # OF CONTACT AT FILER (optional)

---------------------------------------------------------------
B. FILING OFFICE ACCT. # (optional)

---------------------------------------------------------------
C. RETURN COPY TO: (Name and Mailing Address)
   _ _ _                                     _ _ _
  |                                               |
  |                                               |





  |                                               |
  |                                               |
   _ _ _                                     _ _ _

---------------------------------------------------------------
D. OPTIONAL DESIGNATION [if applicable]:
   [ ] LESSOR/LESSEE [ ] CONSIGNOR/CONSIGNEE [ ] NON-UCC FILING

================================================================================
1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b)
   -----------------------------------------------------------------------------
   1a. ENTITY'S NAME

   Reliant Energy Mid-Atlantic Power Services, Inc.
OR -----------------------------------------------------------------------------
   1b. INDIVIDUAL'S      |                  |                   |
       LAST NAME         |    FIRST NAME    |     MIDDLE NAME   |     SUFFIX
                         |                  |                   |
   -----------------------------------------------------------------------------
   1c. MAILING ADDRESS              |   CITY     | STATE | COUNTRY | POSTAL CODE
       1111 Louisiana Street        |  Houston   |   TX  |         |  77002
                                    |            |       |         |
                                    |            |       |         |
   -----------------------------------------------------------------------------
   1d. S.S. OR TAX I.D. #     |         OPTIONAL       |    1e. TYPE OF ENTITY
                              |      ADD'NL INFO RE    |
                              |      ENTITY DEBTOR     |
   -----------------------------------------------------------------------------
   1f. ENTITY'S STATE               | 1g. ENTITY'S ORGANIZATIONAL I.D. #, if any
       OR COUNTRY OF                |
       ORGANIZATION                 |                                  [ ] NONE
================================================================================
2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name
                                                          (2a or 2b)
   -----------------------------------------------------------------------------
   2a. ENTITY'S NAME

OR -----------------------------------------------------------------------------
   2b. INDIVIDUAL'S      |                  |                   |
       LAST NAME         |    FIRST NAME    |     MIDDLE NAME   |     SUFFIX
                         |                  |                   |
   -----------------------------------------------------------------------------
   2c. MAILING ADDRESS        |   CITY     |  STATE  |  COUNTRY  |   POSTAL CODE
                              |            |         |           |
                              |            |         |           |
   -----------------------------------------------------------------------------
   2d. S.S. OR TAX I.D. #     |        OPTIONAL       |    2e. TYPE OF ENTITY
                              |     ADD'NL INFO RE    |
                              |     ENTITY DEBTOR     |
   -----------------------------------------------------------------------------
   2f. ENTITY'S STATE               | 2g. ENTITY'S ORGANIZATIONAL I.D. #, if any
       OR COUNTRY OF                |
       ORGANIZATION                 |                                  [ ] NONE
================================================================================
3. SECURED PARTY'S (ORIGINAL S/P or ITS TOTAL ASSIGNEE) EXACT FULL LEGAL NAME
   - insert only one secured party name (3a or 3b)
   -----------------------------------------------------------------------------
   3a. ENTITY'S NAME

   Conemaugh Lessor Genco, LLC
OR -----------------------------------------------------------------------------
   3b. INDIVIDUAL'S      |                  |                   |
       LAST NAME         |    FIRST NAME    |     MIDDLE NAME   |     SUFFIX
                         |                  |                   |
   -----------------------------------------------------------------------------
   3c. MAILING ADDRESS              |  CITY      | STATE | COUNTRY | POSTAL CODE
       c/o Wilmington Trust Company | Wilmington | DE    |         |   19890
       Rodney Square North,         |            |       |         |
       1100 N. Market Street        |            |       |         |
 ===============================================================================
4. This FINANCING STATEMENT covers the following types or items of property:
   All of the Debtor's right, title and interest in and to chattel paper, general intangibles, documents, instruments, investment property, contract rights, inventory, books, records and other property whether now owned and existing or hereafter acquired or arising, and all proceeds and products of the foregoing, in each case as more specifically described on Exhibit A attached hereto and made a part hereof.

   FILED WITH: SECRETARY OF STATE OF TEXAS







================================================================================
5. CHECK         [ ] This FINANCING STATEMENT is signed by the Secured Party
   BOX (if           instead of the Debtor to perfect a security interest
   applicable)       (a) in collateral already subject to a security interest in another jurisdiction when it was brought into this state,
                     or when the debtor's location was changed to this state, or
                     (b) in accordance with other statutory provisions
                     (additional data may be required)
================================================================================
6. REQUIRED SIGNATURE(S) Reliant Energy Mid-Atlantic Power Services, Inc.

--------------------------------------------------------------------------------

================================================================================
7. If filed in Florida (check one)
   [ ] Documentary stamp tax paid       [ ] Documentary stamp tax not applicable
================================================================================
8. This FINANCING STATEMENT is to be filed (for record) (or recorded) in the REAL ESTATE RECORDS
   ATTACH ADDENDUM                                              (if applicable)
================================================================================
9. Check to REQUEST SEARCH CERTIFICATE(S) on Debtor(s)
   [ADDITIONAL FEE] (optional)     [ ] All Debtors   [ ] Debtor 1   [ ] Debtor 2
================================================================================
(1) FILING OFFICER COPY -- NATIONAL FINANCING STATEMENT
    (FORM UCC1) (TRANS) (REV. 12/18/95)        NATUCCI - 7/1/99 CT System Online

                                  EXHIBIT A TO
                           UCC-1 FINANCING STATEMENT

DEBTOR:                                             SECURED PARTY:
Reliant Energy Mid-Atlantic Power Services, Inc.    Conemaugh Lessor Genco LLC
1111 Louisiana Street                               c/o Wilmington Trust Company
Houston, Texas 77002                                Rodney Square North
                                                    1100 North Market Street
                                                    Wilmington, Delaware 19890

                                                    ASSIGNEE:
                                                    Bankers Trust Company
                                                    not in its individual
                                                    capacity but as
                                                    Lease Indenture Trustee
                                                    Four Albany Street
                                                    New York, New York 10006

                           DESCRIPTION OF COLLATERAL

     This financing statement covers all of Debtor's right, title and interest (now owned or hereafter acquired) in and to the following described chattel paper, general intangibles, documents, investment property, instruments and other property in which a security interest has been or from time to time hereafter may be granted by Debtor to Secured Party pursuant to that certain Pledge and Security Agreement dated as of August 24, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Pledge Agreement") to which Debtor and Secured Party are parties, as more particularly described as follows (collectively the "Collateral"):

     (a) the shares of capital stock and limited liability company interests owned by Debtor and listed on Schedule I hereto and any shares of capital stock and limited liability company interests of any Subsidiary Guarantor obtained in the future by Debtor and the certificates representing all such shares (the "Pledged Stock"); provided, that to the extent that Applicable Law required that a Subsidiary Guarantor issue directors' qualifying shares, the Pledged Stock shall not include such qualifying shares;

     (b) (i) the debt securities listed on Schedule I hereto, (ii) any debt securities of Reliant or any Subsidiary Guarantor in the future issued to Debtor, and (iii) promissory notes and any other instruments evidencing any such debt (the "Pledged Debt Securities");

     (c) all other property that may be delivered to and held by the Secured Party pursuant to the terms of the pledge Agreement;

     (d) all payments of principal or interest, dividends, cash instruments and other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the securities referred to in paragraphs (a) and (b) above;

     (e) all rights and privileges of Debtor with respect to the securities and other property referred to in preceding paragraphs (a), (b), (c) and (d); and

     (f)  any and all proceeds and products of any of the foregoing.

          If the Pledge Agreement is characterized as a sale of accounts or (which characterization is not intended by Debtor or Secured Party) chattel paper, this financing statement shall be filed in accordance with Section 9-102(1)(b) of the Uniform Commercial Code as in effect in the jurisdictions in which this financing statement is filed.

          As used herein, the following terms shall have the following meanings:

          "Applicable Law" means all applicable laws, including all Environmental Laws, and treaties, judgments, decrees, injunctions, writs and others of any court, arbitration board or Governmental Entity and rules, regulations, orders, ordinances, licenses and permits of any Governmental Entity.

          "Environmental Law" means any federal, state or local laws, ordinances, rules, orders, statutes, decrees, judgments, injunctions, directives, permits, licenses, approvals, codes and regulations relating to the environment, human health, natural resources or toxic, explosive, corrosive, flammable, infectious, radioactive or other hazardous substances.

          "Governmental Entity" means and includes any national government, any political subdivision of a national government or of any state, county or local jurisdiction therein or any board, commission, department, division, organ, instrumentality, court or agency of any thereof.

          "Subsidiary Guarantor" means any and all of Reliant Energy Maryland Holdings, LLC, Reliant Energy New Jersey Holdings, LLC, Reliant Energy Northeast Management Company and Reliant Energy Mid-Atlantic Power Services, Inc., as the context required, and any entity which becomes a Subsidiary Guarantor.

                                   SCHEDULE I

                   PLEDGED STOCK AND PLEDGED DEBT SECURITIES


                                     None.

===============================================================  THIS SPACE FOR
---------------------------------------------------------------      USE OF
---------------------------------------------------------------  FILING OFFICER
===============================================================

FINANCING STATEMENT -- FOLLOW INSTRUCTIONS CAREFULLY
This Financing Statement is presented for filing pursuant to the Uniform Commercial Code and will remain effective, with certain exceptions, for 5 years from date of filing.

===============================================================
A. NAME & TEL. # OF CONTACT AT FILER (optional)

---------------------------------------------------------------
B. FILING OFFICE ACCT. # (optional)

---------------------------------------------------------------
C. RETURN COPY TO: (Name and Mailing Address)
   _ _ _                                     _ _ _
  |                                               |
  |                                               |





  |                                               |
  |                                               |
   _ _ _                                     _ _ _

---------------------------------------------------------------
D. OPTIONAL DESIGNATION [if applicable]:
   [ ] LESSOR/LESSEE [ ] CONSIGNOR/CONSIGNEE [ ] NON-UCC FILING

================================================================================
1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b)
   -----------------------------------------------------------------------------
   1a. ENTITY'S NAME

   Reliant Energy Northeast Management Company
OR -----------------------------------------------------------------------------
   1b. INDIVIDUAL'S      |                  |                   |
       LAST NAME         |    FIRST NAME    |     MIDDLE NAME   |     SUFFIX
                         |                  |                   |
   -----------------------------------------------------------------------------
   1c. MAILING ADDRESS              |   CITY     | STATE | COUNTRY | POSTAL CODE
       1111 Louisiana Street        |  Houston   |   TX  |         |  77002
                                    |            |       |         |
                                    |            |       |         |
   -----------------------------------------------------------------------------
   1d. S.S. OR TAX I.D. #     |         OPTIONAL       |    1e. TYPE OF ENTITY
                              |      ADD'NL INFO RE    |
                              |      ENTITY DEBTOR     |
   -----------------------------------------------------------------------------
   1f. ENTITY'S STATE               | 1g. ENTITY'S ORGANIZATIONAL I.D. #, if any
       OR COUNTRY OF                |
       ORGANIZATION                 |                                  [ ] NONE
================================================================================
2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name
                                                          (2a or 2b)
   -----------------------------------------------------------------------------
   2a. ENTITY'S NAME

OR -----------------------------------------------------------------------------
   2b. INDIVIDUAL'S      |                  |                   |
       LAST NAME         |    FIRST NAME    |     MIDDLE NAME   |     SUFFIX
                         |                  |                   |
   -----------------------------------------------------------------------------
   2c. MAILING ADDRESS        |   CITY     |  STATE  |  COUNTRY  |   POSTAL CODE
                              |            |         |           |
                              |            |         |           |
   -----------------------------------------------------------------------------
   2d. S.S. OR TAX I.D. #     |        OPTIONAL       |    2e. TYPE OF ENTITY
                              |     ADD'NL INFO RE    |
                              |     ENTITY DEBTOR     |
   -----------------------------------------------------------------------------
   2f. ENTITY'S STATE               | 2g. ENTITY'S ORGANIZATIONAL I.D. #, if any
       OR COUNTRY OF                |
       ORGANIZATION                 |                                  [ ] NONE
================================================================================
3. SECURED PARTY'S (ORIGINAL S/P or ITS TOTAL ASSIGNEE) EXACT FULL LEGAL NAME
   - insert only one secured party name (3a or 3b)
   -----------------------------------------------------------------------------
   3a. ENTITY'S NAME

   Conemaugh Lessor Genco, LLC
OR -----------------------------------------------------------------------------
   3b. INDIVIDUAL'S      |                  |                   |
       LAST NAME         |    FIRST NAME    |     MIDDLE NAME   |     SUFFIX
                         |                  |                   |
   -----------------------------------------------------------------------------
   3c. MAILING ADDRESS              |  CITY      | STATE | COUNTRY | POSTAL CODE
       c/o Wilmington Trust Company | Wilmington | DE    |         |   19890
       Rodney Square North,         |            |       |         |
       1100 N. Market Street        |            |       |         |
 ===============================================================================
4. This FINANCING STATEMENT covers the following types or items of property:
   All of the Debtor's right, title and interest in and to chattel paper, general intangibles, documents, instruments, investment property, contract rights, inventory, books, records and other property whether now owned and existing or hereafter acquired or arising, and all proceeds and products of the foregoing, in each case as more specifically described on Exhibit A attached hereto and made a part hereof.

   FILED WITH: SECRETARY OF STATE OF TEXAS







================================================================================
5. CHECK         [ ] This FINANCING STATEMENT is signed by the Secured Party
   BOX (if           instead of the Debtor to perfect a security interest
   applicable)       (a) in collateral already subject to a security interest in another jurisdiction when it was brought into this state,
                     or when the debtor's location was changed to this state, or
                     (b) in accordance with other statutory provisions
                     (additional data may be required)
================================================================================
6. REQUIRED SIGNATURE(S) Reliant Energy Northeast Management Company

--------------------------------------------------------------------------------

================================================================================
7. If filed in Florida (check one)
   [ ] Documentary stamp tax paid       [ ] Documentary stamp tax not applicable
================================================================================
8. This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS
   Attach Addendum                                              [if applicable]
================================================================================
9. Check to REQUEST SEARCH CERTIFICATE(S) on Debtor(s)
   [ADDITIONAL FEE] (optional)     [ ] All Debtors   [ ] Debtor 1   [ ] Debtor 2
================================================================================
(1) FILING OFFICER COPY -- NATIONAL FINANCING STATEMENT
    (FORM UCC1) (TRANS) (REV. 12/18/95)        NATUCCI - 7/1/99 CT System Online

                                  EXHIBIT A TO
                           UCC-1 FINANCING STATEMENT

DEBTOR:                                             SECURED PARTY:
Reliant Energy Mid-Atlantic Power Services, Inc.    Conemaugh Lessor Genco LLC
1111 Louisiana Street                               c/o Wilmington Trust Company
Houston, Texas 77002                                Rodney Square North
                                                    1100 North Market Street
                                                    Wilmington, Delaware 19890

                                                    ASSIGNEE:
                                                    Bankers Trust Company
                                                    not in its individual
                                                    capacity but as
                                                    Lease Indenture Trustee
                                                    Four Albany Street
                                                    New York, New York 10006

                           DESCRIPTION OF COLLATERAL

     This financing statement covers all of Debtor's right, title and interest (now owned or hereafter acquired) in and to the following described chattel paper, general intangibles, documents, investment property, instruments and other property in which a security interest has been or from time to time hereafter may be granted by Debtor to Secured Party pursuant to that certain Pledge and Security Agreement dated as of August 24, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Pledge Agreement") to which Debtor and Secured Party are parties, as more particularly described as follows (collectively the "Collateral"):

     (a) the shares of capital stock and limited liability company interests owned by Debtor and listed on Schedule I hereto and any shares of capital stock and limited liability company interests of any Subsidiary Guarantor obtained in the future by Debtor and the certificates representing all such shares (the "Pledged Stock"); provided, that to the extent that Applicable Law required that a Subsidiary Guarantor issue directors' qualifying shares, the Pledged Stock shall not include such qualifying shares;

     (b) (i) the debt securities listed on Schedule I hereto, (ii) any debt securities of Reliant or any Subsidiary Guarantor in the future issued to Debtor, and (iii) promissory notes and any other instruments evidencing any such debt (the "Pledged Debt Securities");

     (c) all other property that may be delivered to and held by the Secured Party pursuant to the terms of the pledge Agreement;

     (d) all payments of principal or interest, dividends, cash instruments and other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the securities referred to in paragraphs (a) and (b) above;

     (e) all rights and privileges of Debtor with respect to the securities and other property referred to in preceding paragraphs (a), (b), (c) and (d); and

     (f)  any and all proceeds and products of any of the foregoing.

          If the Pledge Agreement is characterized as a sale of accounts or (which characterization is not intended by Debtor or Secured Party) chattel paper, this financing statement shall be filed in accordance with Section 9-102(1)(b) of the Uniform Commercial Code as in effect in the jurisdictions in which this financing statement is filed.

          As used herein, the following terms shall have the following meanings:

          "Applicable Law" means all applicable laws, including all Environmental Laws, and treaties, judgments, decrees, injunctions, writs and others of any court, arbitration board or Governmental Entity and rules, regulations, orders, ordinances, licenses and permits of any Governmental Entity.

          "Environmental Law" means any federal, state or local laws, ordinances, rules, orders, statutes, decrees, judgments, injunctions, directives, permits, licenses, approvals, codes and regulations relating to the environment, human health, natural resources or toxic, explosive, corrosive, flammable, infectious, radioactive or other hazardous substances.

          "Governmental Entity" means and includes any national government, any political subdivision of a national government or of any state, county or local jurisdiction therein or any board, commission, department, division, organ, instrumentality, court or agency of any thereof.

          "Subsidiary Guarantor" means any and all of Reliant Energy Maryland Holdings, LLC, Reliant Energy New Jersey Holdings, LLC, Reliant Energy Northeast Management Company and Reliant Energy Mid-Atlantic Power Services, Inc., as the context required, and any entity which becomes a Subsidiary Guarantor.

                                   SCHEDULE I

                   PLEDGED STOCK AND PLEDGED DEBT SECURITIES


                                     None.

===============================================================  THIS SPACE FOR
---------------------------------------------------------------      USE OF
---------------------------------------------------------------  FILING OFFICER
===============================================================

FINANCING STATEMENT -- FOLLOW INSTRUCTIONS CAREFULLY
This Financing Statement is presented for filing pursuant to the Uniform Commercial Code and will remain effective, with certain exceptions, for 5 years from date of filing.

===============================================================
A. NAME & TEL. # OF CONTACT AT FILER (optional)

---------------------------------------------------------------
B. FILING OFFICE ACCT. # (optional)

---------------------------------------------------------------
C. RETURN COPY TO: (Name and Mailing Address)
   _ _ _                                     _ _ _
  |                                               |
  |                                               |





  |                                               |
  |                                               |
   _ _ _                                     _ _ _

---------------------------------------------------------------
D. OPTIONAL DESIGNATION [if applicable]:
   [ ] LESSOR/LESSEE [ ] CONSIGNOR/CONSIGNEE [ ] NON-UCC FILING

================================================================================
1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b)
   -----------------------------------------------------------------------------
   1a. ENTITY'S NAME

   Reliant Energy New Jersey Holdings, LLC
OR -----------------------------------------------------------------------------
   1b. INDIVIDUAL'S      |                  |                   |
       LAST NAME         |    FIRST NAME    |     MIDDLE NAME   |     SUFFIX
                         |                  |                   |
   -----------------------------------------------------------------------------
   1c. MAILING ADDRESS              |   CITY     | STATE | COUNTRY | POSTAL CODE
       1111 Louisiana Street        |  Houston   |   TX  |         |  77002
                                    |            |       |         |
                                    |            |       |         |
   -----------------------------------------------------------------------------
   1d. S.S. OR TAX I.D. #     |         OPTIONAL       |    1e. TYPE OF ENTITY
                              |      ADD'NL INFO RE    |
                              |      ENTITY DEBTOR     |
   -----------------------------------------------------------------------------
   1f. ENTITY'S STATE               | 1g. ENTITY'S ORGANIZATIONAL I.D. #, if any
       OR COUNTRY OF                |
       ORGANIZATION                 |                                  [ ] NONE
================================================================================
2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name
                                                          (2a or 2b)
   -----------------------------------------------------------------------------
   2a. ENTITY'S NAME

OR -----------------------------------------------------------------------------
   2b. INDIVIDUAL'S      |                  |                   |
       LAST NAME         |    FIRST NAME    |     MIDDLE NAME   |     SUFFIX
                         |                  |                   |
   -----------------------------------------------------------------------------
   2c. MAILING ADDRESS        |   CITY     |  STATE  |  COUNTRY  |   POSTAL CODE
                              |            |         |           |
                              |            |         |           |
   -----------------------------------------------------------------------------
   2d. S.S. OR TAX I.D. #     |        OPTIONAL       |    2e. TYPE OF ENTITY
                              |     ADD'NL INFO RE    |
                              |     ENTITY DEBTOR     |
   -----------------------------------------------------------------------------
   2f. ENTITY'S STATE               | 2g. ENTITY'S ORGANIZATIONAL I.D. #, if any
       OR COUNTRY OF                |
       ORGANIZATION                 |                                  [ ] NONE
================================================================================
3. SECURED PARTY'S (ORIGINAL S/P or ITS TOTAL ASSIGNEE) EXACT FULL LEGAL NAME
   - insert only one secured party name (3a or 3b)
   -----------------------------------------------------------------------------
   3a. ENTITY'S NAME

   Conemaugh Lessor Genco, LLC
OR -----------------------------------------------------------------------------
   3b. INDIVIDUAL'S      |                  |                   |
       LAST NAME         |    FIRST NAME    |     MIDDLE NAME   |     SUFFIX
                         |                  |                   |
   -----------------------------------------------------------------------------
   3c. MAILING ADDRESS              |  CITY      | STATE | COUNTRY | POSTAL CODE
       c/o Wilmington Trust Company | Wilmington | DE    |         |   19890
       Rodney Square North,         |            |       |         |
       1100 N. Market Street        |            |       |         |
 ===============================================================================
4. This FINANCING STATEMENT covers the following types or items of property:
   All of the Debtor's right, title and interest in and to chattel paper, general intangibles, documents, instruments, investment property, contract rights, inventory, books, records and other property whether now owned and existing or hereafter acquired or arising, and all proceeds and products of the foregoing, in each case as more specifically described on Exhibit A attached hereto and made a part hereof.

   FILED WITH: SECRETARY OF STATE OF TEXAS







================================================================================
5. CHECK         [ ] This FINANCING STATEMENT is signed by the Secured Party
   BOX (if           instead of the Debtor to perfect a security interest
   applicable)       (a) in collateral already subject to a security interest in another jurisdiction when it was brought into this state,
                     or when the debtor's location was changed to this state, or
                     (b) in accordance with other statutory provisions
                     [additional data may be required]
================================================================================
6. REQUIRED SIGNATURE(S) Reliant Energy New Jersey Holdings, LLC

--------------------------------------------------------------------------------

================================================================================
7. If filed in Florida (check one)
   [ ] Documentary stamp tax paid       [ ] Documentary stamp tax not applicable
================================================================================
8. This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS
   Attach Addendum                                              [if applicable]
================================================================================
9. Check to REQUEST SEARCH CERTIFICATE(S) on Debtor(s)
   [ADDITIONAL FEE] (optional)     [ ] All Debtors   [ ] Debtor 1   [ ] Debtor 2
================================================================================
(1) FILING OFFICER COPY -- NATIONAL FINANCING STATEMENT
    (FORM UCC1) (TRANS) (REV. 12/18/95)        NATUCCI - 7/1/99 CT System Online

                                  EXHIBIT A TO
                           UCC-1 FINANCING STATEMENT

DEBTOR:                                             SECURED PARTY:
Reliant Energy Mid-Atlantic Power Services, Inc.    Conemaugh Lessor Genco LLC
1111 Louisiana Street                               c/o Wilmington Trust Company
Houston, Texas 77002                                Rodney Square North
                                                    1100 North Market Street
                                                    Wilmington, Delaware 19890

                                                    ASSIGNEE:
                                                    Bankers Trust Company
                                                    not in its individual
                                                    capacity but as
                                                    Lease Indenture Trustee
                                                    Four Albany Street
                                                    New York, New York 10006

                           DESCRIPTION OF COLLATERAL

     This financing statement covers all of Debtor's right, title and interest (now owned or hereafter acquired) in and to the following described chattel paper, general intangibles, documents, investment property, instruments and other property in which a security interest has been or from time to time hereafter may be granted by Debtor to Secured Party pursuant to that certain Pledge and Security Agreement dated as of August 24, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Pledge Agreement") to which Debtor and Secured Party are parties, as more particularly described as follows (collectively the "Collateral"):

     (a) the shares of capital stock and limited liability company interests owned by Debtor and listed on Schedule I hereto and any shares of capital stock and limited liability company interests of any Subsidiary Guarantor obtained in the future by Debtor and the certificates representing all such shares (the "Pledged Stock"); provided, that to the extent that Applicable Law required that a Subsidiary Guarantor issue directors' qualifying shares, the Pledged Stock shall not include such qualifying shares;

     (b) (i) the debt securities listed on Schedule I hereto, (ii) any debt securities of Reliant or any Subsidiary Guarantor in the future issued to Debtor, and (iii) promissory notes and any other instruments evidencing any such debt (the "Pledged Debt Securities");

     (c) all other property that may be delivered to and held by the Secured Party pursuant to the terms of the pledge Agreement;

     (d) all payments of principal or interest, dividends, cash instruments and other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the securities referred to in paragraphs (a) and (b) above;

     (e) all rights and privileges of Debtor with respect to the securities and other property referred to in preceding paragraphs (a), (b), (c) and (d); and

     (f)  any and all proceeds and products of any of the foregoing.

          If the Pledge Agreement is characterized as a sale of accounts or (which characterization is not intended by Debtor or Secured Party) chattel paper, this financing statement shall be filed in accordance with Section 9-102(1)(b) of the Uniform Commercial Code as in effect in the jurisdictions in which this financing statement is filed.

          As used herein, the following terms shall have the following meanings:

          "Applicable Law" means all applicable laws, including all Environmental Laws, and treaties, judgments, decrees, injunctions, writs and others of any court, arbitration board or Governmental Entity and rules, regulations, orders, ordinances, licenses and permits of any Governmental Entity.

          "Environmental Law" means any federal, state or local laws, ordinances, rules, orders, statutes, decrees, judgments, injunctions, directives, permits, licenses, approvals, codes and regulations relating to the environment, human health, natural resources or toxic, explosive, corrosive, flammable, infectious, radioactive or other hazardous substances.

          "Governmental Entity" means and includes any national government, any political subdivision of a national government or of any state, county or local jurisdiction therein or any board, commission, department, division, organ, instrumentality, court or agency of any thereof.

          "Subsidiary Guarantor" means any and all of Reliant Energy Maryland Holdings, LLC, Reliant Energy New Jersey Holdings, LLC, Reliant Energy Northeast Management Company and Reliant Energy Mid-Atlantic Power Services, Inc., as the context required, and any entity which becomes a Subsidiary Guarantor.

                                   SCHEDULE I

                   PLEDGED STOCK AND PLEDGED DEBT SECURITIES


                                     None.

===============================================================  THIS SPACE FOR
---------------------------------------------------------------      USE OF
---------------------------------------------------------------  FILING OFFICER
===============================================================

FINANCING STATEMENT -- FOLLOW INSTRUCTIONS CAREFULLY
This Financing Statement is presented for filing pursuant to the Uniform Commercial Code and will remain effective, with certain exceptions, for 5 years from date of filing.

===============================================================
A. NAME & TEL. # OF CONTACT AT FILER (optional)

---------------------------------------------------------------
B. FILING OFFICE ACCT. # (optional)

---------------------------------------------------------------
C. RETURN COPY TO: (Name and Mailing Address)
   _ _ _                                     _ _ _
  |                                               |
  |                                               |





  |                                               |
  |                                               |
   _ _ _                                     _ _ _

---------------------------------------------------------------
D. OPTIONAL DESIGNATION [if applicable]:
   [ ] LESSOR/LESSEE [ ] CONSIGNOR/CONSIGNEE [ ] NON-UCC FILING

================================================================================
1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b)
   -----------------------------------------------------------------------------
   1a. ENTITY'S NAME

   Reliant Energy Mid-Atlantic Power Holdings, LLC
OR -----------------------------------------------------------------------------
   1b. INDIVIDUAL'S      |                  |                   |
       LAST NAME         |    FIRST NAME    |     MIDDLE NAME   |     SUFFIX
                         |                  |                   |
   -----------------------------------------------------------------------------
   1c. MAILING ADDRESS              |   CITY     | STATE | COUNTRY | POSTAL CODE
       1111 Louisiana Street        |  Houston   |   TX  |         |  77002
                                    |            |       |         |
                                    |            |       |         |
   -----------------------------------------------------------------------------
   1d. S.S. OR TAX I.D. #     |         OPTIONAL       |    1e. TYPE OF ENTITY
                              |      ADD'NL INFO RE    |
                              |      ENTITY DEBTOR     |
   -----------------------------------------------------------------------------
   1f. ENTITY'S STATE               | 1g. ENTITY'S ORGANIZATIONAL I.D. #, if any
       OR COUNTRY OF                |
       ORGANIZATION                 |                                  [ ] NONE
================================================================================
2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name
                                                          (2a or 2b)
   -----------------------------------------------------------------------------
   2a. ENTITY'S NAME

OR -----------------------------------------------------------------------------
   2b. INDIVIDUAL'S      |                  |                   |
       LAST NAME         |    FIRST NAME    |     MIDDLE NAME   |     SUFFIX
                         |                  |                   |
   -----------------------------------------------------------------------------
   2c. MAILING ADDRESS        |   CITY     |  STATE  |  COUNTRY  |   POSTAL CODE
                              |            |         |           |
                              |            |         |           |
   -----------------------------------------------------------------------------
   2d. S.S. OR TAX I.D. #     |        OPTIONAL       |    2e. TYPE OF ENTITY
                              |     ADD'NL INFO RE    |
                              |     ENTITY DEBTOR     |
   -----------------------------------------------------------------------------
   2f. ENTITY'S STATE               | 2g. ENTITY'S ORGANIZATIONAL I.D. #, if any
       OR COUNTRY OF                |
       ORGANIZATION                 |                                  [ ] NONE
================================================================================
3. SECURED PARTY'S (ORIGINAL S/P or ITS TOTAL ASSIGNEE) EXACT FULL LEGAL NAME
   - insert only one secured party name (3a or 3b)
   -----------------------------------------------------------------------------
   3a. ENTITY'S NAME

   Conemaugh Lessor Genco, LLC
OR -----------------------------------------------------------------------------
   3b. INDIVIDUAL'S      |                  |                   |
       LAST NAME         |    FIRST NAME    |     MIDDLE NAME   |     SUFFIX
                         |                  |                   |
   -----------------------------------------------------------------------------
   3c. MAILING ADDRESS              |  CITY      | STATE | COUNTRY | POSTAL CODE
       c/o Wilmington Trust Company | Wilmington | DE    |         |   19890
       Rodney Square North,         |            |       |         |
       1100 N. Market Street        |            |       |         |
 ===============================================================================
4. This FINANCING STATEMENT covers the following types or items of property:
   All of the Debtor's right, title and interest in and to chattel paper, general intangibles, documents, instruments, investment property, contract rights, inventory, books, records and other property whether now owned and existing or hereafter acquired or arising, and all proceeds and products of the foregoing, in each case as more specifically described on Exhibit A attached hereto and made a part hereof.

   FILED WITH: SECRETARY OF STATE OF TEXAS







================================================================================
5. CHECK         [ ] This FINANCING STATEMENT is signed by the Secured Party
   BOX (if           instead of the Debtor to perfect a security interest
   applicable)       (a) in collateral already subject to a security interest in another jurisdiction when it was brought into this state,
                     or when the debtor's location was changed to this state, or
                     (b) in accordance with other statutory provisions
                     [additional data may be required]
================================================================================
6. REQUIRED SIGNATURE(S) Reliant Energy Mid-Atlantic Power Holdings, LLC

--------------------------------------------------------------------------------

================================================================================
7. If filed in Florida (check one)
   [ ] Documentary stamp tax paid       [ ] Documentary stamp tax not applicable
================================================================================
8. This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS
   Attach Addendum                                              [if applicable]
================================================================================
9. Check to REQUEST SEARCH CERTIFICATE(S) on Debtor(s)
   [ADDITIONAL FEE] (optional)     [ ] All Debtors   [ ] Debtor 1   [ ] Debtor 2
================================================================================
(1) FILING OFFICER COPY -- NATIONAL FINANCING STATEMENT
    (FORM UCC1) (TRANS) (REV. 12/18/95)        NATUCCI - 7/1/99 CT System Online

                                  EXHIBIT A TO
                           UCC-1 FINANCING STATEMENT

DEBTOR:                                             SECURED PARTY:
Reliant Energy Mid-Atlantic Power Services, Inc.    Conemaugh Lessor Genco LLC
1111 Louisiana Street                               c/o Wilmington Trust Company
Houston, Texas 77002                                Rodney Square North
                                                    1100 North Market Street
                                                    Wilmington, Delaware 19890

                                                    ASSIGNEE:
                                                    Bankers Trust Company
                                                    not in its individual
                                                    capacity but as
                                                    Lease Indenture Trustee
                                                    Four Albany Street
                                                    New York, New York 10006

                           DESCRIPTION OF COLLATERAL

     This financing statement covers all of Debtor's right, title and interest (now owned or hereafter acquired) in and to the following described chattel paper, general intangibles, documents, investment property, instruments and other property in which a security interest has been or from time to time hereafter may be granted by Debtor to Secured Party pursuant to that certain Pledge and Security Agreement dated as of August 24, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Pledge Agreement") to which Debtor and Secured Party are parties, as more particularly described as follows (collectively the "Collateral"):

     (a) the shares of capital stock and limited liability company interests owned by Debtor and listed on Schedule I hereto and any shares of capital stock and limited liability company interests of any Subsidiary Guarantor obtained in the future by Debtor and the certificates representing all such shares (the "Pledged Stock"); provided, that to the extent that Applicable Law required that a Subsidiary Guarantor issue directors' qualifying shares, the Pledged Stock shall not include such qualifying shares;

     (b) (i) the debt securities listed on Schedule I hereto, (ii) any debt securities of Reliant or any Subsidiary Guarantor in the future issued to Debtor, and (iii) promissory notes and any other instruments evidencing any such debt (the "Pledged Debt Securities");

     (c) all other property that may be delivered to and held by the Secured Party pursuant to the terms of the pledge Agreement;

     (d) all payments of principal or interest, dividends, cash instruments and other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the securities referred to in paragraphs (a) and (b) above;

     (e) all rights and privileges of Debtor with respect to the securities and other property referred to in preceding paragraphs (a), (b), (c) and (d); and

     (f)  any and all proceeds and products of any of the foregoing.

          If the Pledge Agreement is characterized as a sale of accounts or (which characterization is not intended by Debtor or Secured Party) chattel paper, this financing statement shall be filed in accordance with Section 9-102(1)(b) of the Uniform Commercial Code as in effect in the jurisdictions in which this financing statement is filed.

          As used herein, the following terms shall have the following meanings:

          "Applicable Law" means all applicable laws, including all Environmental Laws, and treaties, judgments, decrees, injunctions, writs and others of any court, arbitration board or Governmental Entity and rules, regulations, orders, ordinances, licenses and permits of any Governmental Entity.

          "Environmental Law" means any federal, state or local laws, ordinances, rules, orders, statutes, decrees, judgments, injunctions, directives, permits, licenses, approvals, codes and regulations relating to the environment, human health, natural resources or toxic, explosive, corrosive, flammable, infectious, radioactive or other hazardous substances.

          "Governmental Entity" means and includes any national government, any political subdivision of a national government or of any state, county or local jurisdiction therein or any board, commission, department, division, organ, instrumentality, court or agency of any thereof.

          "Subsidiary Guarantor" means any and all of Reliant Energy Maryland Holdings, LLC, Reliant Energy New Jersey Holdings, LLC, Reliant Energy Northeast Management Company and Reliant Energy Mid-Atlantic Power Services, Inc., as the context required, and any entity which becomes a Subsidiary Guarantor.

                                   SCHEDULE I

                   PLEDGED STOCK AND PLEDGED DEBT SECURITIES


A.  CAPITAL STOCK/MEMBERSHIP INTERESTS

                            Number of                  Registered                     Number and                Percentages
     Issuer                Certificate                    Owner                    Class of Shares               of Shares
     ------                -----------                 ----------                  ---------------              -----------

Reliant Energy Maryland          1           Reliant Energy Mid-Atlantic           1,000 shares of                  100%
  Holdings, LLC                                Power Holdings, LLC                  common stock


Reliant Energy Mid-Atlantic      5           Reliant Energy Mid-Atlantic           100 shares of                    100%
  Power Services, Inc.                         Power Holdings, LLC                 Common Stock


Reliant Energy                   1           Reliant Energy Mid-Atlantic           1,000 shares of                  100%
  New Jersey Holdings, LLC                     Power Holdings, LLC                  common stock


Reliant Northeast                            Reliant Energy Mid-Atlantic           2,500 shares of                  100%
  Management Company                           Power Holdings, LLC                 Common Stock

B.  PROMISSORY NOTES AND OTHER INSTRUMENTS

                                                         Principal                      Date of
     Lender                   Borrower                    Amount                      Instrument              Maturity Date
     ------                   --------                   ---------                    ----------              -------------


                                                          None.

===============================================================  THIS SPACE FOR
---------------------------------------------------------------      USE OF
---------------------------------------------------------------  FILING OFFICER
===============================================================

FINANCING STATEMENT -- FOLLOW INSTRUCTIONS CAREFULLY
This Financing Statement is presented for filing pursuant to the Uniform Commercial Code and will remain effective, with certain exceptions, for 5 years from date of filing.

===============================================================
A. NAME & TEL. # OF CONTACT AT FILER (optional)

---------------------------------------------------------------
B. FILING OFFICE ACCT. # (optional)

---------------------------------------------------------------
C. RETURN COPY TO: (Name and Mailing Address)
   _ _ _                                     _ _ _
  |                                               |
  |                                               |





  |                                               |
  |                                               |
   _ _ _                                     _ _ _

---------------------------------------------------------------
D. OPTIONAL DESIGNATION [if applicable]:
   [ ] LESSOR/LESSEE [ ] CONSIGNOR/CONSIGNEE [ ] NON-UCC FILING

================================================================================
1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b)
   -----------------------------------------------------------------------------
   1a. ENTITY'S NAME

   Reliant Energy Maryland Holdings, LLC
OR -----------------------------------------------------------------------------
   1b. INDIVIDUAL'S      |                  |                   |
       LAST NAME         |    FIRST NAME    |     MIDDLE NAME   |     SUFFIX
                         |                  |                   |
   -----------------------------------------------------------------------------
   1c. MAILING ADDRESS              |   CITY     | STATE | COUNTRY | POSTAL CODE
       1111 Louisiana Street        |  Houston   |   TX  |         |  77002
                                    |            |       |         |
                                    |            |       |         |
   -----------------------------------------------------------------------------
   1d. S.S. OR TAX I.D. #     |         OPTIONAL       |    1e. TYPE OF ENTITY
                              |      ADD'NL INFO RE    |
                              |      ENTITY DEBTOR     |
   -----------------------------------------------------------------------------
   1f. ENTITY'S STATE               | 1g. ENTITY'S ORGANIZATIONAL I.D. #, if any
       OR COUNTRY OF                |
       ORGANIZATION                 |                                  [ ] NONE
================================================================================
2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name
                                                          (2a or 2b)
   -----------------------------------------------------------------------------
   2a. ENTITY'S NAME

OR -----------------------------------------------------------------------------
   2b. INDIVIDUAL'S      |                  |                   |
       LAST NAME         |    FIRST NAME    |     MIDDLE NAME   |     SUFFIX
                         |                  |                   |
   -----------------------------------------------------------------------------
   2c. MAILING ADDRESS        |   CITY     |  STATE  |  COUNTRY  |   POSTAL CODE
                              |            |         |           |
                              |            |         |           |
   -----------------------------------------------------------------------------
   2d. S.S. OR TAX I.D. #     |        OPTIONAL       |    2e. TYPE OF ENTITY
                              |     ADD'NL INFO RE    |
                              |     ENTITY DEBTOR     |
   -----------------------------------------------------------------------------
   2f. ENTITY'S STATE               | 2g. ENTITY'S ORGANIZATIONAL I.D. #, if any
       OR COUNTRY OF                |
       ORGANIZATION                 |                                  [ ] NONE
================================================================================
3. SECURED PARTY'S (ORIGINAL S/P or ITS TOTAL ASSIGNEE) EXACT FULL LEGAL NAME
   - insert only one secured party name (3a or 3b)
   -----------------------------------------------------------------------------
   3a. ENTITY'S NAME

   Conemaugh Lessor Genco, LLC
OR -----------------------------------------------------------------------------
   3b. INDIVIDUAL'S      |                  |                   |
       LAST NAME         |    FIRST NAME    |     MIDDLE NAME   |     SUFFIX
                         |                  |                   |
   -----------------------------------------------------------------------------
   3c. MAILING ADDRESS              |  CITY      | STATE | COUNTRY | POSTAL CODE
       c/o Wilmington Trust Company | Wilmington | DE    |         |   19890
       Rodney Square North,         |            |       |         |
       1100 N. Market Street        |            |       |         |
 ===============================================================================
4. This FINANCING STATEMENT covers the following types or items of property:
   All of the Debtor's right, title and interest in and to chattel paper, general intangibles, documents, instruments, investment property, contract rights, inventory, books, records and other property whether now owned and existing or hereafter acquired or arising, and all proceeds and products of the foregoing, in each case as more specifically described on Exhibit A attached hereto and made a part hereof.

   FILED WITH: SECRETARY OF STATE OF TEXAS







================================================================================
5. CHECK         [ ] This FINANCING STATEMENT is signed by the Secured Party
   BOX (if           instead of the Debtor to perfect a security interest
   applicable)       (a) in collateral already subject to a security interest in another jurisdiction when it was brought into this state,
                     or when the debtor's location was changed to this state, or
                     (b) in accordance with other statutory provisions
                     [additional data may be required]
================================================================================
6. REQUIRED SIGNATURE(S) Reliant Energy Maryland Holdings, LLC

--------------------------------------------------------------------------------

================================================================================
7. If filed in Florida (check one)
   [ ] Documentary stamp tax paid       [ ] Documentary stamp tax not applicable
================================================================================
8. This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS
   Attach Addendum                                              [if applicable]
================================================================================
9. Check to REQUEST SEARCH CERTIFICATE(S) on Debtor(s)
   [ADDITIONAL FEE] (optional)     [ ] All Debtors   [ ] Debtor 1   [ ] Debtor 2
================================================================================
(1) FILING OFFICER COPY -- NATIONAL FINANCING STATEMENT
    (FORM UCC1) (TRANS) (REV. 12/18/95)        NATUCCI - 7/1/99 CT System Online

                                  EXHIBIT A TO
                           UCC-1 FINANCING STATEMENT

DEBTOR:                                             SECURED PARTY:
Reliant Energy Mid-Atlantic Power Services, Inc.    Conemaugh Lessor Genco LLC
1111 Louisiana Street                               c/o Wilmington Trust Company
Houston, Texas 77002                                Rodney Square North
                                                    1100 North Market Street
                                                    Wilmington, Delaware 19890

                                                    ASSIGNEE:
                                                    Bankers Trust Company
                                                    not in its individual
                                                    capacity but as
                                                    Lease Indenture Trustee
                                                    Four Albany Street
                                                    New York, New York 10006

                           DESCRIPTION OF COLLATERAL

     This financing statement covers all of Debtor's right, title and interest (now owned or hereafter acquired) in and to the following described chattel paper, general intangibles, documents, investment property, instruments and other property in which a security interest has been or from time to time hereafter may be granted by Debtor to Secured Party pursuant to that certain Pledge and Security Agreement dated as of August 24, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Pledge Agreement") to which Debtor and Secured Party are parties, as more particularly described as follows (collectively the "Collateral"):

     (a) the shares of capital stock and limited liability company interests owned by Debtor and listed on Schedule I hereto and any shares of capital stock and limited liability company interests of any Subsidiary Guarantor obtained in the future by Debtor and the certificates representing all such shares (the "Pledged Stock"); provided, that to the extent that Applicable Law required that a Subsidiary Guarantor issue directors' qualifying shares, the Pledged Stock shall not include such qualifying shares;

     (b) (i) the debt securities listed on Schedule I hereto, (ii) any debt securities of Reliant or any Subsidiary Guarantor in the future issued to Debtor, and (iii) promissory notes and any other instruments evidencing any such debt (the "Pledged Debt Securities");

     (c) all other property that may be delivered to and held by the Secured Party pursuant to the terms of the pledge Agreement;

     (d) all payments of principal or interest, dividends, cash instruments and other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the securities referred to in paragraphs (a) and (b) above;

     (e) all rights and privileges of Debtor with respect to the securities and other property referred to in preceding paragraphs (a), (b), (c) and (d); and

     (f)  any and all proceeds and products of any of the foregoing.

          If the Pledge Agreement is characterized as a sale of accounts or (which characterization is not intended by Debtor or Secured Party) chattel paper, this financing statement shall be filed in accordance with Section 9-102(1)(b) of the Uniform Commercial Code as in effect in the jurisdictions in which this financing statement is filed.

          As used herein, the following terms shall have the following meanings:

          "Applicable Law" means all applicable laws, including all Environmental Laws, and treaties, judgments, decrees, injunctions, writs and others of any court, arbitration board or Governmental Entity and rules, regulations, orders, ordinances, licenses and permits of any Governmental Entity.

          "Environmental Law" means any federal, state or local laws, ordinances, rules, orders, statutes, decrees, judgments, injunctions, directives, permits, licenses, approvals, codes and regulations relating to the environment, human health, natural resources or toxic, explosive, corrosive, flammable, infectious, radioactive or other hazardous substances.

          "Governmental Entity" means and includes any national government, any political subdivision of a national government or of any state, county or local jurisdiction therein or any board, commission, department, division, organ, instrumentality, court or agency of any thereof.

          "Subsidiary Guarantor" means any and all of Reliant Energy Maryland Holdings, LLC, Reliant Energy New Jersey Holdings, LLC, Reliant Energy Northeast Management Company and Reliant Energy Mid-Atlantic Power Services, Inc., as the context required, and any entity which becomes a Subsidiary Guarantor.

                                   SCHEDULE I

                   PLEDGED STOCK AND PLEDGED DEBT SECURITIES


                                     None.

                                                                    EXHIBIT D-2
                                                                             TO
                                                                  PARTICIPATION
                                                                      AGREEMENT





                                    FORM OF
                         OPINION OF BAKER BOTTS L.L.P.
             (COUNSEL TO THE FACILITY LESSEE - REGULATORY OPINION)





                                   EXH. D-2-1

                                 DC01:270997.5

                                                                      EXHIBIT E
                                                                             TO
                                                                  PARTICIPATION
                                                                      AGREEMENT



                                    FORM OF
               OPINION OF LE BOEUF, LAMB, GREENE & MACRAE, L.L.P.
                     (LOCAL COUNSEL TO THE FACILITY LESSEE)









                                    EXH. E-1

               [LEBOEUF, LAMB, GREENE & MACRAE L.L.P. LETTERHEAD]

                                August 24, 2000

To Each of the Parties
Listed on Schedule A
Attached Hereto

     Re:  Leveraged Lease Financing for
          Reliant Energy Mid-Atlantic Power Holdings, LLC


Ladies and Gentlemen:

     We have acted as special Pennsylvania and New Jersey counsel to Reliant Energy Mid-Atlantic Power Holdings, LLC, a Delaware limited liability company ("REMA"), in connection with the transactions contemplated by the Participation Agreement, dated as of August 24, 2000 (the "Participation Agreement"), among REMA, as facility lessee, Conemaugh Lessor Genco LLC, as owner lessor (the "Owner Lessor"), Wilmington Trust Company, as manager of the Owner Lessor (the "Lessor Manager"), PSEGR Conemaugh Generation, LLC, as owner participant (the "Owner Participant"), and Bankers Trust Company, as pass through trustee (the "Pass Through Trustee") and as lease indenture trustee (the "Lease Indenture Trustee"). Also, we have acted as special Pennsylvania counsel to the Owner Lessor for the sole purpose of expressing opinions 5, 11, and 12 concerning the Owner Lessor.

     Capitalized terms used in this opinion and not otherwise defined herein shall have the meanings specified in Appendix A to the Participation Agreement. This opinion is furnished to you pursuant to Section 4.1(r) of the Participation Agreement.

     In connection with the rendering of this opinion, we have examined executed originals or copies of the following documents (collectively, the "Operative Documents"):

     (1)  the Participation Agreement;

     (2)  the Facility Lease;

     (2)   the Facility Lease;

     (3)   the Deed and Bill of Sale;

     (4)   the Site Lease and Sublease;

     (5)   the Pass Through Trust Agreements;

     (6)   the Lease Indenture;

     (7)   the Lessor Notes;

     (8)   the Certificates;

     (9) the subsidiary guaranty (the "Subsidiary Guaranty") executed by Reliant Energy Northeast Management Company ("Reliant Energy Northeast");

     (10)  the Memorandum of Facility Lease;

     (11)  the Memorandum of Site Lease; and,

     (12)  the Memorandum of Sublease.

           In addition, we have examined the originals, or copies certified or otherwise identified to our satisfaction, of the following:

     (13) the certificate of formation and the limited liability company agreement of REMA;

     (14)  the articles of incorporation and by-laws of Reliant Energy
           Northeast;

     (15)  certain corporate records of REMA and Reliant Energy Northeast;

     (16) certificates of public officials and of representatives of REMA and Reliant Energy Northeast; and,

     (17)  such other instruments and documents as we have deemed necessary.

           (The Deed and Bill of Sale, the Facility Lease, the Lease Indenture, the Site Lease and Sublease, the Memorandum of Facility Lease, the Memorandum of Site Lease and the Memorandum of Sublease are sometimes hereinafter collectively referred to as the "Pennsylvania Documents".)

           (REMA, Reliant Energy Northeast, Reliant Energy Maryland Holdings, LLC, a Delaware limited liability company ("Reliant Maryland"), Reliant Energy Mid-Atlantic Power Services, Inc., a Delaware corporation (Reliant Power Services"), and Reliant Energy New Jersey Holdings, LLC, a Delaware limited liability company ("Reliant New Jersey") are sometimes collectively referred to as the "Offerors".)

     (Holders of the Certificates issued pursuant to the Pass Through Trust Agreements, the Initial Purchasers, the Lessor Manager, the Owner Lessor, the Owner Participant, the Lease Indenture Trustee and the Pass Through Trustee are referred to herein collectively as the "Passive Participants".)

     In expressing such opinions, we have relied upon certificates, statements or other representations of officers or authorized agents of the Offerors and upon the representations and warranties of the Offerors contained in the Operative Documents with respect to the accuracy of the factual matters contained in or covered by such certificates, statements or representations.

     We have assumed that (i) all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic and complete, that all documents submitted as copies are true and correct copies of authentic originals and that all information submitted to us was accurate and complete; (ii) the Offerors have not used, and are not now using, the assets owned and leased under the Pennsylvania Documents to provide electric distribution service or Electric Generation Supplier service to Retail Electric Customers in Pennsylvania as those terms are defined in Section 2803 of the Pennsylvania Public Utility Code, 66 Pa. C.S. Section 2803; (iii) the Passive Participants will not use the assets owned and leased under the Pennsylvania Documents to provide electric distribution service or Electric Generation Supplier service to Retail Electric Customers in Pennsylvania as those terms are defined in Section 2803 of the Pennsylvania Public Utility Code, 66 Pa. C.S.
Section 2803; and (iv) Reliant New Jersey has used the assets owned and leased under the Pennsylvania Documents solely to make wholesale sales of electricity consistent with their status as an Exempt Wholesale Generator under Section 32 of the Public Utility Holding Company Act of 1935 ("PUHCA") and Reliant New Jersey has not and is not now using such assets to make retail sales of electricity within the State of New Jersey.

     We have also assumed (i) the due incorporation and valid existence of the Passive Participants, (ii) that the Passive Participants have the requisite power and authority to execute and deliver the Operative Documents and (iii) the Operative Documents have been duly authorized, executed and delivered by each of the Passive Participants. We have also assumed that each party to any of the Operative Documents (other than Reliant Energy Northeast) has the requisite power and authority to execute and deliver the Operative Documents and to perform its obligations thereunder and that the Operative Documents were duly executed and delivered by each such party and are the valid and binding obligations of each such party enforceable against it in accordance with their terms. We have also assumed, without limitation to opinions given in paragraphs 15, 16 and 17 that all necessary regulatory approvals have been obtained by the Passive Participants.

     Based upon the foregoing, and subject to the assumptions, limitations, qualifications and exceptions hereinabove or hereinafter set forth, we are of the opinion that:

     1. REMA is duly qualified to transact business as a foreign limited liability company in the Commonwealth of Pennsylvania.

         2. Reliant Energy Northeast is a corporation, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

         3. Reliant Energy Northeast has all requisite corporate power to execute and deliver the Subsidiary Guaranty and to perform its obligations thereunder. The execution, delivery and performance of the Subsidiary Guaranty by Reliant Energy Northeast and the consummation by Reliant Energy Northeast of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Reliant Energy Northeast.

         4. The Subsidiary Guaranty has been duly executed by Reliant Energy Northeast.

         5. Assuming a court of the Commonwealth of Pennsylvania or a federal court sitting in the Commonwealth of Pennsylvania (a "Pennsylvania Court") applies Pennsylvania law exclusively to each of the Pennsylvania Documents to which REMA is a party which by its express terms purports to be governed at least in part by Pennsylvania law, each of such Pennsylvania Documents constitutes the legal, valid and binding obligation of REMA, enforceable against REMA in accordance with its terms and each of the Facility Lease, the Site Lease and Sublease and the Lease Indenture constitutes the legal, valid and binding obligation of the Owner Lessor, enforceable against the Owner Lessor in accordance with its terms.

         6. The Facility Lease creates a valid leasehold interest in favor of REMA in any real property sufficiently described therein and leases to REMA any personal property sufficiently described therein. The Memorandum of Facility Lease is in a form adequate to permit it to be filed for record in the Recorder of Deeds Office for Indiana County, Pennsylvania, and such filing will constitute record of notice of the real property interest conveyed and created thereby sufficient to establish the priority thereof from the time of filing without the necessity of any other or further filing.

         7. The Site Lease creates a valid leasehold interest in favor of the Owner Lessor in the real property described therein. The Memorandum of Site Lease is in a form adequate to permit it to be filed for record in the Recorder of Deeds Office for Indiana County, Pennsylvania, and such filing will constitute record of notice of the real property interest conveyed and created thereby sufficient to establish the priority thereof from the time of filing without the necessity of any other or further filing.

         8. The Sublease creates a valid subleasehold interest in favor of REMA in any real property sufficiently described therein. The Memorandum of Sublease is in a form adequate to permit it to be filed for record in the Recorder of Deeds Office for Indiana County, Pennsylvania, and such filing will constitute record of notice of the real property interest conveyed and created thereby sufficient to establish the priority thereof from the time of filing without the necessity of any other or further filing.

         9. The Facility Interest is sufficiently described in the Facility Lease and the Ground Interest is sufficiently described in the Site Lease and Sublease to provide a means of identification of such property for the purpose of conveying or creating a leasehold, or sublease hold interest therein, assuming the accuracy of such descriptions.

       10. The Facility Interest is sufficiently described in the Deed and Bill of Sale to provide a means of identification of such property for the purposes of conveying title to the property, assuming the accuracy of such descriptions.

       11. The Lease Indenture conveys a valid mortgage from the owner Lessor to the Lease Indenture Trustee in the Owner Lessor's interest in any real property sufficiently described therein and creates a valid security interest in such of the Owner Lessor's interest in the property sufficiently described therein as constitutes personal property in which a security interest may be created pursuant to Article 9 of the Pennsylvania Uniform Commercial Code ("U.C.C."). The Lease Indenture is in a form adequate to permit it to be filed for record in the real property records of the Recorder of Deeds Office of Indiana County, Pennsylvania, and upon such filing will constitute record notice of the real property interest conveyed or created thereby sufficient to establish the priority thereof from the time of filing without the necessity of any other or further filing. The real property described in the Lease Indenture is sufficiently described therein to provide a means of identification of such property for the purpose of conveying security title to such right, title and interest as the Owner Lessor may have in such property, assuming the accuracy of such descriptions.

       12. The filing of the financing statements listed on Schedule 1 to the Participation Agreement in the Pennsylvania filing offices listed on
Schedule 1 is effective to perfect the security interest in the personal property and fixtures in which the Lease Indenture creates a security interest to the extent such security interest may be created under Article 9 of the U.C.C. and perfected by filing in Pennsylvania a financing statement and notice filing under the U.C.C., provided that a U.C.C. Continuation Statement must be filed at appropriate intervals. No filings or recordings, other than those described in paragraphs 11 and 12, are necessary or appropriate under the laws of the Commonwealth of Pennsylvania in order to create, to give notice of or to establish, protect or continue the priority of the real and personal property interest conveyed or created by each Lease Indenture or to establish or continue perfection of the security interest except for the filing of continuation statements required under the U.C.C.

       13. Except for nominal recording fees, no recording, filing, documentary, intangible, privilege or other similar tax must be paid in connection with the execution, delivery or recordation of the Lease Indenture in the Recorder of Deeds Office of Indiana County, Pennsylvania or the financing statements in the Pennsylvania filing offices listed on Schedule 1 to the Participation Agreement.

       14. With respect to sales and use taxes that may be payable to the Commonwealth of Pennsylvania on account of execution, delivery or performance of the Participation Agreement, the Facility Lease, the Site Least and Sublease (the "Documents") and the consummation of the lease financing contemplated by the Transaction (the "Lease Financing"), the application of the Pennsylvania Sales and Use Tax to the transaction is described in the Pennsylvania Sales and Use Tax Private Letter Ruling NO. SUT-00-104, dated

August 3, 2000, and attached hereto as Attachment 1. Some Pennsylvania realty transfer taxes may be payable upon the execution and delivery of the Documents and the consummation of the Lease Financing. No other similar taxes are payable with respect to the execution and delivery of the Documents and the consummation of the Lease Financing. We express no opinion, however, with respect to any income, capital stock, franchise, withholding, real or personal property, corporate loans, business license, bulk sales or other tax that may result from the execution, delivery or performance of the Documents and the consummation of the Lease Financing.

     15. No holder or owner of an interest in either the Owner Lessor or the Owner Participant (whether or not such interest is held directly or indirectly and whether or not the ownership or holding of such interest permits such owners or holders to vote in the direction or management of the affairs of the Owner Lessor or the Owner Participant) will, solely by virtue of such ownership or holding, be subject to regulation as a "public utility" under Pennsylvania law.

     16. None of the other Passive Participants nor any of their respective Affiliates will, solely as a result of the participation by the Passive Participant in the Lease Financing and without regard to any other activities or transactions that any Passive Participant is engaged in or is a party to, be subject to regulation as a "public utility" under Pennsylvania law.

     17. No declaration, filing or registration with, or notice to, or authorization, consent or approval of the Pennsylvania Public Utility Commission or the New Jersey Board of Public Utilities is necessary for the execution and delivery of the Operative Documents or the issuance of the Lessor Notes or the Certificates.

     18. All necessary declaration, filings or registrations with, or notices to, or authorizations, consents or approvals of all governmental entities of the Commonwealth of Pennsylvania and the State of New Jersey necessary for the consummation of the REMA, Reliant New Jersey and Reliant Maryland of the Closing of the Lease Financing have been duly obtained or made except
(i) for any filing or recording for any security interests, mortgages, deeds, indentures, leases or memoranda thereof, (ii) as may be required under the state securities or "blue-sky" laws of the Commonwealth of Pennsylvania or the State of New Jersey as to which we express no option; or (iii) bulk sales notices.

     19. Assuming that the choice of New York law to govern the Operative Documents is appropriate and permissible under the laws of the State of New York, in an action or proceeding arising out of or relating to the Operative Documents in any Pennsylvania court, subject to considerations of public policy applicable to the circumstances presented, such court, if properly presented with the questions, should recognize and give effect to the choice of law provisions contained in the Operative Documents which, by their terms, are governed by the laws of the State of New York, and would, accordingly, apply New York law thereto.

     The opinions set forth above are subject to the following additional assumptions, limitations and qualifications:

     (A) The opinion set forth in paragraph 1 above as to the qualification of REMA to transact business in the Commonwealth of Pennsylvania is based solely on a review of certificates of public officials of the Commonwealth of Pennsylvania.

     (B) The opinion set forth in paragraph 2 above as to the good standing of Reliant Energy Northeast is based solely on a review of certificates of public officials of the Commonwealth of Pennsylvania.

     (C) We express no opinion as to the enforceability of (i) any severability or indemnity provisions contained in the Operative Documents or in instruments described in the Operative Documents, (ii) provisions of such documents and instruments to the effect that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of such rights or remedies, (iii) any provision of the Operative Documents purporting to waive rights to notice, to waive statutes of limitations, to establish any evidentiary standard, to waive legal defenses to the performance of contract obligations or to waive any other benefit that cannot, as a matter of law, be effectively waived, and (iv) requirements of reasonableness, good faith and fair dealing. In addition, the enforceability of provisions of such documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

     (D) We also express no opinion as to the title to the Facility or the Facility Site. We further express no opinion as to the priority of any security or leasehold interests.


     (E) The opinions set forth above are limited in all respects to matters governed by the contract and energy laws of the Commonwealth of Pennsylvania and with respect to opinions 17 and 18 only, the State of New Jersey. Further, we express no opinion as to the securities or "blue sky" laws of the Commonwealth of Pennsylvania or the State of New Jersey.

          We understand that you will look to Baker Botts, L.L.P. as to all matters relating to the federal laws of the United States of America, the Delaware Limited Liability Company Act, the Delaware General Corporation Law, and the contract law of the State of New York.

     (F) The opinions set forth above are given as of the date hereof, and we do not undertake to advise you of any events occurring subsequent to the date hereof that might affect any of the matters covered by any of such opinions.

     (G) The opinions set forth in the numbered paragraphs above as to the validity, binding effect or enforceability of any provision of any of the Operative Documents, or any rights granted pursuant thereto, or to any obligations incurred thereunder, are subject to: (i) applicable bankruptcy, receivership, rehabilitation, insolvency, reorganization, moratorium, or other laws affecting the enforcement of the rights and remedies of creditors and secured parties generally (including, without limitation, such laws as may deny giving effect to waivers of rights of debtors or guarantors or as may relate to the imposition of penalties); and such duties and standards as are, or as may be, imposed on creditors, including without limitation, materiality, good faith, reasonableness and fair dealing, under any applicable law or judicial decision; (ii) general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and the exercise of equitable powers by a court of competent jurisdiction (and no opinion is expressed herein as to any specific or equitable relief of any kind or as to the availability of equitable remedies); and (iii) applicable laws relating to fraudulent conveyances or transfers.

     This opinion is solely for the benefit of those persons listed on the attached schedule, in connection with the transaction covered by the first paragraph of this letter and may not relied upon or used by any other person or for any other purpose without our prior written consent.


                                                  Very truly yours,

                                         /s/ LeBoeuf, Lamb, Greene & Mac Roe LLP

                                                                      SCHEDULE A

Reliant Energy Mid-Atlantic Power Holdings, LLC
1111 Louisiana
Houston, Texas 77002

Conemaugh Lessor Genco LLC
c/o Wilmington Trust Company
     as Manager of Conemaugh Lessor Genco LLC
     Rodney Square North
     1100 North Market Street
     Wilmington, DE 19892-0001

PSEGR Conemaugh Generation, LLC
c/o PSEGR Resources, Inc.
80 Park Plaza, Suite T-22
Newark, NJ 07101

Bankers Trust Company,
     individually, as Indenture Lease Trustee and as Pass Through Trustee
4 Albany St., 7th Floor, MS 50701
New York, NY 10006

Chase Securities Inc.
Bank of America Securities LLC
Salomon Smith Barney Inc.
ABN AMRO Incorporated
Bank One Capital Market, Inc.
c/o Chase Securities Inc.
270 Park Ave.
New York, New York 10017

Standard & Poor's Ratings Services
26 Broadway
15th Floor
New York, NY 10004-1010

Moody's Investors Service, Inc.
99 Church Street
New York, New York 10007

PSEGR Resources, Inc.
80 Park Plaza, Suite T-22
Newark, NJ 07101

                                                                  ATTACHMENT 1



               Pennsylvania Sale and Use Tax Private Letter Ruling
                     No. SUT-00-104, dated August 3, 2000

                                                                      EXHIBIT F
                                                                             TO
                                                                  PARTICIPATION
                                                                      AGREEMENT






                                    FORM OF
           OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)


                     (SPECIAL COUNSEL TO OWNER PARTICIPANT,
                      THE OP MEMBER, AND THE OP GUARANTOR)




                                    EXH. F-1

               [SKADDEN, ARPS, SLATE, MEAGHER & FLOM LETTERHEAD]


                                               August 24, 2000


To the Addressees Listed
 on Schedule I hereto

         Re: Conemaugh Facility

Ladies and Gentlemen:

         We have acted as special counsel to PSEG Resources Inc., a New Jersey corporation (the "Company"), and PSEGR Conemaugh Generation, LLC, a Delaware limited liability company (the "Owner Participant"), in connection with the preparation, execution and delivery of the Participation Agreement, dated as of August 24, 2000 (the "Participation Agreement"), among Reliant Energy Mid-Atlantic Power Holdings, LLC, as Facility Lessee, Conemaugh Lessor Genco LLC, as Owner Lessor, the Owner Participant, Wilmington Trust Company, as Lessor Manager and in its individual capacity, and Bankers Trust Company, as Lease Indenture Trustee, Pass Through Trustee and in its individual capacity, and certain other agreements, instruments and documents related to the Participation Agreement. This opinion is being delivered pursuant to Section 4.1(r) of the Participation Agreement. Capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as ascribed thereto in the Participation Agreement.

         In our examination we have assumed the genuineness of all signatures including endorsements, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of the Company and the Owner Participant and their respective officers and other representatives and of public officials.

To the Addressees Listed
 on Schedule I hereto
August 24, 2000
Page 2

         In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

         (a) the Participation Agreement;

         (b) the Tax Indemnity Agreement;

         (c) the OP Guarantee;

         (d) the LLC Agreement;

         (e) a certified copy of the Certificate of Formation of the Owner Participant;

         (f) a certified copy of the Limited Liability Company Agreement for the Owner Participant dated as of August 17, 2000 (the "Owner Participant's Limited Liability Company Agreement");

         (g) a certified copy of certain resolutions of the Board of Managers of the Owner Participant adopted on August 18, 2000;

         (h) a certificate of good standing for the Owner Participant issued by the Secretary of State of the State of Delaware on August 18, 2000; and

         (i) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

         We call to your attention that we have not generally represented the Company in any of its business activities and are not familiar with the nature and extent of such activities, and that our engagement has been limited to such specific matters as to which we have been consulted by the Company. Accordingly, we are not generally familiar with the Company's respective legal affairs. In addition, we have assumed that neither the Company nor the Owner Participant conducts any business in the State of New York or the United States of America of such a nature as to cause either the

To the Addressees Listed
 on Schedule I hereto
August 24, 2000
Page 3


Company or the Owner Participant to be bound by laws, rules or regulations not applicable to business corporations generally. We have further assumed that none of the other parties to the Transaction Agreements conducts any business in the State of New York or the United States of America of such a nature as to cause any of such parties, the Company or the Owner Participant to be bound by laws, rules or regulations not applicable to business corporations generally.

         We express no opinion as to the laws of any jurisdiction other than (i) the Applicable Laws of the State of New York, (ii) the Applicable Laws of the United States of America and (iii) the Limited Liability Company Act as in effect in the State of Delaware. No opinion is expressed as to the Public Utility Holding Company Act of 1935, as amended, or as to any securities laws, including state securities and blue sky laws, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Trust Indenture Act of 1939, as amended, and the Investment Company Act of 1940, as amended, or as to the effect of any such statutes on the opinions expressed herein. We have relied, with your consent, as to matters of New York law and the Limited Liability Company Act of the State of Delaware on the opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

         The Participation Agreement, the Tax Indemnity Agreement and the Guaranty shall hereinafter be referred to collectively as the "Transaction Agreements." "Applicable Laws" shall mean those laws, rules and regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Agreements, without our having made any special investigation as to the applicability of any specific law, rule or regulation, and which are not the subject of a specific opinion herein referring expressly to a particular law or laws. "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority pursuant to the Applicable Laws of the State of New York and of the United States of America.

         Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

To the Addressees Listed
 on Schedule I hereto
August 24, 2000
Page 4


         1. Based solely upon our review of the good standing certificate referred to in item (h) above, the Owner Participant is organized, validly existing and in good standing under the laws of the State of Delaware.

         2. The Owner Participant has the requisite limited liability company power and authority to execute, deliver and perform all of its obligations under the LLC Agreement and each of the Transaction Agreements to which it is a party under the laws of the State of Delaware. The execution and delivery of the LLC Agreement and each Transaction Agreement to which the Owner Participant is a party and the consummation by the Owner Participant of the transactions contemplated thereby have been duly authorized by all requisite limited liability company action on the part of the Owner Participant under the laws of the State of Delaware. Each of the LLC Agreement and each Transaction Agreement to which the Owner Participant is a party has been duly executed and delivered by the Owner Participant under the laws of the State of Delaware.

         3. Each of the Participation Agreement and the Tax Indemnity Agreement constitutes the valid and binding obligation of the Owner Participant enforceable against the Owner Participant in accordance with its terms under the laws of the State of New York.

         4. The Guaranty constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms under the laws of the State of New York.

         5. The execution and delivery by the Owner Participant of the LLC Agreement and each of the Transaction Agreements to which it is a party and the performance by the Owner Participant of its obligations under the LLC Agreement and each such Transaction Agreement, each in accordance with its terms, do not conflict with the Certificate of Formation or the Owner Participant's Limited Liability Company Agreement.

         6. Neither the execution, delivery or performance by the Owner Participant of the LLC Agreement or the Transaction Agreements to which the Owner

To the Addressees Listed
 on Schedule I hereto
August 24, 2000
Page 5


Participant is a party nor the compliance by the Owner Participant with the terms and provisions thereof will contravene any provision of any Applicable Law of the State of New York or any Applicable Law of the United States of America.

         7. No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution or delivery of the LLC Agreement or any of the Transaction Agreements (to which the Owner Participant is a party) by the Owner Participant or the enforceability of the LLC Agreement or any of the Transaction Agreements (to which the Owner Participant is a party) against the Owner Participant.

         Our opinions are subject to the following assumptions and qualifications:

         (a) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

         (b) we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement (other than the Company and the Owner Participant) enforceable against such other party in accordance with its terms;

         (c) we express no opinion as to the effect on the opinions expressed herein of (i) the compliance or non-compliance of any party (other than the Owner Participant to the extent expressly set forth herein) to the Transaction Agreements with any state, federal or other laws or regulations applicable to them or (ii) the legal or regulatory status or the nature of the business of any party (other than the Owner Participant to the extent expressly set forth herein);

         (d) we express no opinion as to the enforceability of any rights to contribution or indemnification provided for in the Transaction Agreements which are violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation);

To the Addressees Listed
 on Schedule I hereto
August 24, 2000
Page 6


         (e) we express no opinion with respect to the enforceability of the choice of law provision in the Participation Agreement and our opinion with respect to the enforceability of the choice of New York law and choice of New York forum provisions contained or incorporated in the other Transaction Agreements is rendered in reliance upon the Act of July 19, 1984, ch. 421, 1984 McKinney's Sess. Laws of N.Y. 1406 (codified at N.Y. Gen. Oblig. Law Sections 5-1401,5-1402 (McKinney 1989) and N.Y. CPLR 327(b) (McKinney 1990)) (the "Act")
and is subject to the qualifications that such enforceability (i) may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought and (ii) as specified in the Act, does not apply to the extent provided to the contrary in subsection two of Section 1-105 of the New York Uniform Commercial Code; and

         (f) certain of the remedial provisions, including waivers, with respect to the Guaranty may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Guaranty, taken as a whole, and the Guaranty, taken as a whole, together with applicable law, contain adequate provisions for the practical realization of the principle benefits created thereby.

         In rendering the foregoing opinions, we have assumed, with your consent, that:

         (a) the Company is validly existing and in good standing as a corporation under the laws of the State of New Jersey;

         (b) the Company has the power and authority to execute, deliver and perform all of its obligations under the Guaranty and the execution and delivery of the Guaranty and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of the Company and the Guaranty has been duly authorized, executed and delivered by the Company;

         (c) the execution, delivery and performance by the Company of any of its obligations under the Guaranty does not and will not conflict with, contravene,

To the Addressees Listed
 on Schedule I hereto
August 24,2000
Page 7

violate or constitute a default under (i) the Certificate of Incorporation or the By-laws of the Company, (ii) any lease, indenture, instrument or other agreement to which the Company is subject, (iii) any rule, law or regulation to which the Company is subject or (iv) any judicial or administrative order or decree of any governmental authority;

         (d) the execution, delivery and performance by the Owner Participant of any of its obligations under any of the Transaction Agreements to which it is a party does not and will not conflict with, contravene, violate or constitute a default under (i) any lease, indenture, instrument or other agreement to which the Owner Participant is subject, (ii) any rule, law or regulation to which the Owner Participant is subject (other than Applicable Laws of the State of New York or Applicable Laws of the United States of America as to which we express our opinion in paragraph 6 herein) or (iii) any judicial or administrative order or decree of any governmental authority; and

         (e) no authorization, consent or other approval of, notice to or filing with any court, governmental authority or regulatory body (other than Governmental Approvals as to which we express our opinion in paragraph 7 herein) is required to authorize or is required in connection with the execution, delivery or performance by the Company of the Guaranty or the execution, delivery or performance by the Owner Participant of any Transaction Agreement to which the Owner Participant is a party or the transactions contemplated thereby.

         We understand that you are separately receiving opinions with respect to the foregoing assumptions from William K. Barbour, Assistant General Counsel to the Company and General Counsel to the Owner Participant, Baker Botts L.L.P., special counsel to the Facility Lessee and the Subsidiary Guarantors, LeBoeuf, Lamb, Greene & MacRae, L.L P., special Pennsylvania counsel to the Facility Lessee, White & Case, counsel to the Pass Through Trustee and the Lease Indenture Trustee and Morris, James, Hitchens & Williams, counsel to the Trust Company, the Owner Lessor and the Lessor Manager, and we are advised that such opinions contain qualifications. Our opinions herein stated are based on the assumptions specified above and we express no opinion as to the effect on the opinions herein stated of the qualifications contained in such other opinions.

To the Addressees Listed
 on Schedule 1 hereto
August 24, 2000
Page 8

         This opinion is being furnished only to you in connection with the Transaction Agreements and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other Person for any purpose without our prior written consent.

                                        Very truly yours,

                                        SKADDEN, ARPS, SLATE, MEAGHER & FLOM
                                        (Illinois)

                                                                      Schedule I

                                   Addressees

Conemaugh Lessor Genco LLC
Reliant Energy Mid-Atlantic Power Holdings LLC
Wilmington Trust Company
PSEGR Conemaugh Generation, LLC
Bankers Trust Company
Chase Securities Inc.
Bank of America Securities LLC
Salomon Smith Barney Inc.
ABN AMRO Incorporated
Bank One Capital Markets, Inc.
Standard & Poor's Ratings Services
Moody's Investors Service, Inc.

                                                                      EXHIBIT G
                                                                             TO
                                                                  PARTICIPATION
                                                                      AGREEMENT



                                    FORM OF
                      OPINION OF WILLIAM R. BARBOUR, ESQ.
                         (COUNSEL TO OWNER PARTICIPANT,
             THE OP MEMBER, AND THE OP GUARANTOR CORPORATE OPINION)






                                    EXH. G-1

                          [PSEG RESOURCES LETTERHEAD]


                                 August 24,2000


To Each of the Persons listed on
Schedule I Attached Hereto


     LEVERAGED LEASE FINANCING OF THE CONEMAUGH ELECTRIC GENERATING FACILITY


Ladies and Gentlemen:

         I am Assistant General Counsel to PSEG Resources Inc., a New Jersey corporation (the "Company"), in connection with the transactions contemplated by that certain Participation Agreement, dated as of August 24, 2000 (the "Participation Agreement"), among Conemaugh Lessor Genco LLC, as Owner Lessor, Reliant Energy Mid-Atlantic Power Holdings LLC, as Facility Lessee, Wilmington Trust Company, as Lessor Manager and in its individual capacity, PSEGR Conemaugh Generation, LLC, as Owner Participant, and Bankers Trust Company, as Lease Indenture Trustee and Pass Through Trustee. Capitalized terms used but not defined herein have the respective meanings set forth in the Participation Agreement.

         This opinion is furnished to you pursuant to Section 4.1(r) of the Participation Agreement.

         In connection with this opinion, I have examined originals, or copies certified or otherwise identified to my satisfaction, of the (i) Owner Participant Guaranty, dated as of August 24, 2000, issued by the Company in favor of the beneficiaries listed therein (the "Guaranty") and (ii) the Participation Agreement, and such other documents, records and instruments as in my judgment are necessary or appropriate to enable me to render the opinions expressed below. In rendering such opinions, I have relied upon the representations and warranties contained in or made pursuant to the Guaranty, the Participation Agreement and the Tax Indemnity Agreement.

         Based on the foregoing and subject to the qualifications and matters of reliance set forth herein, I am of the opinion that:

         1. The Company is duly organized, validly existing and in good standing under the laws of the State of New Jersey and has the full corporate power and authority to conduct its business as presently conducted, to own, lease, sublease or hold under lease or sublease, its properties and to execute and deliver, and to perform its obligations under, the Guaranty.

         2. The execution and delivery of the Guaranty and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company and does not require further approval or consent of, or notice to the shareholders of the Company, any trustee or holders of any indebtedness or obligations of the Company, or any lessor under any lease to the Company, and the Guaranty has been duly executed and delivered by the Company.

         3. No consent or approval of, the giving notice to, the registration with, or the taking of any other action in respect of, any United States federal, state or other governmental authority or agency, including any judicial body, is required under the laws of any state or the federal laws of the United States of America in connection with the due execution and delivery, and the performance by the Company of its obligations under the Guaranty, and neither the execution and delivery nor the performance by (a) the Company of its obligations under the Guaranty or (b) the Owner Participant of its obligations under the Participation Agreement or the Tax Indemnity Agreement violates any (i) law, governmental rule or regulation of any state or (ii) judicial or administrative order or decree of any governmental authority.

         4. To my knowledge, after reasonable inquiry, there are no pending or threatened actions, suits or proceedings by or before any court or administrative agency or arbitrator that, either individually or in the aggregate, are reasonably likely to materially and adversely affect the ability of (a) the Company to perform its obligations under the Guaranty or (b) the Owner Participant to perform its obligations under the Participation Agreement, the LLC Agreement or the Tax Indemnity Agreement.

         5. Neither the execution and delivery, the performance by the Company of its obligations under the Guaranty, nor the consummation by the Company of the transactions contemplated thereby conflicts with or results in any violation of, constitutes a default under, or results in the creation of any Lien upon any property of the Company under any term of the constitutive documents of the Company or any material agreement, mortgage, contract, indenture, lease or other instrument, by which the Company or its properties or assets may be bound.

         6. Neither the execution and delivery, the performance by the Owner Participant of its obligations under the Participation Agreement, the LLC Agreement or the Tax Indemnity Agreement, nor the consummation by the Owner Participant of the transactions contemplated thereby conflicts with or results in any violation of, constitutes a default under, or results in the creation of any Lien upon any property of the Owner Participant under any material agreement, mortgage, contract, indenture, lease or other instrument, by which the Owner Participant or its properties or assets may be bound except as provided by the Operative Documents.

         I am a member of the bar of the State of New Jersey, and I do not purport to be conversant with, or to express any opinion herein concerning, the laws of any jurisdiction other than those of the State of New Jersey and the federal laws of the United States of America. In addition, I express no opinion concerning the laws of the State of New Jersey, the United States of America or any other jurisdiction applicable to the offering or sale of securities.

         This opinion is solely for the benefit of the addressees hereof and their respective permitted successors and assigns for use in connection with the transactions contemplated by the Participation Agreement and may not be relied upon by any other person for any other purpose without my express written consent.

                                 Very truly yours,


                                 /s/ WILLIAM R. BURL

                                   SCHEDULE I

Conemaugh Lessor Genco LLC
Reliant Energy Mid-Atlantic Power Holdings LLC
Wilmington Trust Company
PSEGR Conemaugh Generation, LLC
Bankers Trust Company
Chase Securities Inc.
Bank of America Securities LLC
Salomon Smith Barney Inc.
ABN AMRO Incorporated
Bank One Capital Markets, Inc.
Standard & Poor's Ratings Services
Moody's Investors Service, Inc.

                                                                      EXHIBIT H
                                                                             TO
                                                                  PARTICIPATION
                                                                      AGREEMENT



                                    FORM OF
             OPINION OF MORRIS, JAMES, HITCHENS & WILLIAMS, L.L.P.


                  (COUNSEL TO LESSOR MANAGER AND OWNER LESSOR)






                                    EXH. H-1

              [MORRIS, JAMES, HITCHENS & WILLIAMS LLP LETTERHEAD]



                                August 24, 2000


To Each of the Parties
Listed on Schedule A
Attached Hereto


         Re:  Leverage Lease Financing for
              Reliant Energy Mid-Atlantic Power Holdings, LLC

Ladies and Gentlemen:

              We have acted as special Delaware counsel to each of Conemaugh Lessor Genco LLC (the "Owner Lessor") and Wilmington Trust Company, a Delaware banking corporation (the "Trust Company") as manager of the Owner Lessor (in such capacity, the "Lessor Manager") in connection with the transactions contemplated by the Participation Agreement, dated as of August 24, 2000 (the "Participation Agreement"), among Reliant Energy Mid-Atlantic Power Holdings, LLC, as facility lessee ("REMA"), the Owner Lessor, the Lessor Manager, PSEGR Conemaugh Generation LLC, as owner participant (the "Owner Participant"), and Bankers Trust Company, as pass through trustee (the "Pass Through Trustee") and as lease indenture trustee (the "Lease Indenture Trustee").

              Capitalized terms used in this opinion and not otherwise defined herein shall have the meanings specified in Appendix A to the Participation Agreement. This opinion is furnished to you pursuant to Section 4.1(r) of the Participation Agreement.

              In connection with the rendering of this opinion, we have examined executed originals, forms or copies furnished to us of the following documents:

     (i)      the Participation Agreement;

     (ii)     the LLC Agreement;

     (iii)    the Facility Lease;

                                          MORRIS, JAMES, HITCHENS & WILLIAMS LLP

To Each of the Parties
Listed on Schedule A
August 24, 2000
Page 2


     (iv)    the Site Lease and Sublease;

     (v)     the Assignment and Reassignment of Owners Agreement;

     (vi)    the Deed and Bill of Sale;

     (vii)   the Lease Indenture;

     (viii) the Lessor Notes being issued today (each of the documents identified in paragraphs (a) through (viii) above being collectively referred to herein as the "Operative Documents");

     (ix) a Certificate of Good Standing for the Owner Lessor, dated the date hereof, obtained from the Secretary of State of the State of Delaware (the "Secretary of State");

     (x) the Certificate of Formation of the Owner Lessor (the "LLC Certificate") filed with the Secretary of State;

     (xi) a Certificate of Good Standing for the Trust Company dated the date hereof, obtained from the Secretary of State;

     (xii) certain certificates, resolutions and/or direction letters executed or adopted by the Owner Lessor, the Owner Participant and/or the members thereof;

     (xiii) the UCC-1 financing statement naming the Owner Lessor as debtor and the Lease Indenture Trustee as secured party to be filed in the Office of the Secretary of State (the "Loan Financing Statement"); and

     (xiv) a Certificate of the Secretary of State, dated August 21, 2000, listing the results of a search conducted by the Secretary of State for records on file with the Secretary of State naming the Owner Lessor as debtor (the "Search Results"), and certifying that such listing is a record of all presently effective financing statements, statements of assignment, amendments, continuations and partial releases, federal tax liens and utility security instruments which name the

                                          MORRIS, JAMES, HITCHENS & WILLIAMS LLP

To Each of the Parties
Listed on Schedule A
August 24, 2000
Page 3

              Owner Lessor as debtor on file in the Secretary of State as of August 14, 2000, at 11:59 p.m. (the "Effective Time").

              For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (i) through (xiv) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (i) through (xiv) above) that is referred to in or incorporated by reference into any document reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

              With respect to all documents examined by us, we have assumed that
(i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies conform with the originals of those documents.

              For purposes of this opinion, we have assumed (i) except to the extent provided in paragraphs 1 and 2 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation and the legal capacity of natural persons who are signatories to the documents examined by us, (ii) except to the extent provided in paragraphs 1 and 3 below, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (iii) except to the extent provided in paragraphs 4 and 5 below, the due authorization, execution and delivery by all parties thereto of all documents examined by us, (iv) that the LLC Agreement constitutes the entire "limited liability company agreement" (as defined in Section 18-101(7) of the Delaware Act) as to the affairs of the Owner Lessor and the conduct of its business, and (v) that each of the LLC Agreement and the LLC Certificate is in full force and effect and has not been amended. We have not participated in the preparation of any offering material relating to the Owner Lessor, the Owner Participant or the Pass Through Trusts and assume no responsibility for the contents of any such material.

                                          MORRIS, JAMES, HITCHENS & WILLIAMS LLP

To Each of the Parties
Listed on Schedule A
August 24, 2000
Page 4



              This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws (including federal bankruptcy law) and rules and regulations relating thereto, except to the extent provided in paragraph 4 below. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect. In rendering the opinions set forth herein, we express no opinion concerning (i) except to the extent provided in paragraph 12 below, the creation, attachment, perfection or priority of any security interest, lien or other encumbrance, or (ii) the nature or validity of title to property.

              Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

               1. The Trust Company is a Delaware banking corporation, duly organized and validly existing in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to enter into, execute, deliver and perform its obligations under the LLC Agreement and to act as the Lessor Manager and, as Lessor Manager on behalf of the Owner Lessor, to enter into, execute deliver and perform its obligations under each of the Operative Documents to which the Owner Lessor is a party and to perform the obligations of the Lessor Manager thereunder.

               2. The Owner Lessor has been duly formed and is validly existing in good standing as a "limited liability company" within the meaning of the Delaware Limited Liability Company Act, 6 Del.C. Section 18-101 et seq. (the "Delaware Act").

               3. Under the Delaware Act and the LLC Agreement, the Owner Lessor has all necessary limited liability power and authority to execute and deliver the Operative Documents, and to perform its obligations thereunder.

               4. The execution, delivery and performance of each Operative Document to which the Trust Company, the Lessor Manager or the Owner Lessor, as the case may be, is a party, has been duly authorized by all necessary action on the part of each of the Trust Company, the Lessor Manager or the Owner Lessor, as the case may be, and neither the authorization, execution and delivery thereof, nor the consummation of the transactions

                                          MORRIS, JAMES, HITCHENS & WILLIAMS LLP

To Each of the Parties
Listed on Schedule A
August 24, 2000
Page 5


     contemplated thereby, nor compliance by each of the Trust Company, the Lessor Manager or the Owner Lessor, as the case may be, with any of the terms and provisions thereof (i) does or will require, to our knowledge, any approval or consent of its stockholders or managers or approval or consent of any holders of any of its indebtedness or obligations, (ii) does or will contravene any current Applicable Law of the State of Delaware or any United States federal law relating to the Trust Company's banking or trust powers, (iii) does or will contravene or result in any breach of or constitute any default under, or result in the creation of any Lien upon any of its property under, its charter or by-laws, or to our knowledge, any agreement, mortgage, contract, indenture, lease or other instrument to which it is a party or by which it or its properties are bound or affected (except as provided by the Operative Documents) or (iv) does or will require the consent or approval of, the giving of notice to, the registration or filing with, or the taking of any other action in respect of any State of Delaware Governmental Entity or any United States Governmental Entity regulating the Trust Company's banking or trust powers.

          5. Each of the Operative Documents to which the Trust Company, the Lessor Manager or the Owner Lessor is a party being delivered on or prior to the Closing Date has been duly executed and delivered by the Trust Company, the Lessor Manager and/or the Owner Lessor, as the case may be, and constitutes the legal, valid and binding obligation of the Trust Company, the Lessor Manager and/or the Owner Lessor, as the case may be, enforceable against the Trust Company, the Lessor Manager or the Owner Lessor, as the case may be, in accordance with its respective terms.

          6. The LLC Agreement constitutes a legal, valid and binding obligation of the Owner Participant enforceable against the Owner Participant in accordance with its terms.

          7. To our knowledge, there are no actions, suits or proceedings pending or threatened against or affecting the Trust Company, the Lessor Manager or the Owner Lessor, as the case may be, in or before any court or before any governmental authority or arbitration board or tribunal which, if adversely determined, might, individually or in the aggregate, materially and adversely affect the ability of the Trust Company, the Lessor Manager or the Owner Lessor, as the case may be, to perform its obligations under the Operative Documents.

                                          MORRIS, JAMES, HITCHENS & WILLIAMS LLP

To Each of the Parties
Listed on Schedule A
August 24, 2000
Page 6

          8. To our knowledge neither the Trust Company, the Lessor Manager nor the Owner Lessor, nor any person authorized by the Owner Lessor to act on its behalf has offered or sold any interest in respect of the Lessor Notes, the Certificates, the Owner Lessor's Interest or in any similar security or interest relating thereto to, or solicited any offer to acquire any of the same from, or otherwise approached or negotiated with respect to any of the same with, any Person except as contemplated by the terms of the Operative Documents.

          9. There is no fee, tax or other governmental charge under the laws of the State of Delaware or any political subdivision thereof in existence on the date hereof on, based on or measured by any payments under the Facility Lease or the beneficial interests in the Owner Lessor's Interest, solely by reason of the creation of the Owner Lessor pursuant to the laws of the State of Delaware or the Lessor Manager's performance of its duties under the LLC Agreement within the State of Delaware, which would not have been imposed if the Trust Company did not have its principal place of business and the Lessor Manager did not perform its obligations under the LLC Agreement in the State of Delaware.

          10. If the matter were properly presented to a Delaware court in a proceeding in which the following matters under Section 2.8 of the LLC Agreement were contested, such Delaware court applying Delaware law would conclude that (i) in order for a Person to duly file a voluntary petition that commences a case under Title 11 of the United States Code (the "Bankruptcy Code") with respect to the Owner Lessor, the prior unanimous written consent of the Owner Participant and the Lessor Manager, as provided for in Section 2.8 of the LLC Agreement, is required, and (ii) such provision, that requires the prior unanimous written consent of the Owner Participant and the Lessor Manager in order for a Person to be properly authorized to file a voluntary petition that commences a case under the Bankruptcy Code with respect to the Owner Lessor, constitutes a legal, valid and binding agreement of the Owner Participant, enforceable against the Owner Participant in accordance with its terms.

          11.  Under Section 18-801(b) of the Delaware Act and Sections 9.1 and
     11.3 of the LLC Agreement, the bankruptcy of the Owner Participant will not, by itself, cause the Owner Lessor to be dissolved or its affairs to be wound up.

                                          MORRIS, JAMES, HITCHENS & WILLIAMS LLP


To Each of the Parties
Listed on Schedule A
August 24, 2000
Page 7


          12. Insofar as Article 9 of the Uniform Commercial Code as in effect in the State of Delaware (the "Delaware UCC") is applicable (without regard to conflicts of laws principles), and assuming that the security interest in that part of the Indenture Estate that is perfected under the Delaware UCC solely by the filing of a financing statement with the Secretary of State (the "Collateral"), has been duly created under the Lease Indenture in favor of the Lease Indenture Trustee and has attached, upon the filing of the Loan Financing Statement with the Secretary of State, the Lease Indenture Trustee will have a first perfected security interest in all right, title and interest of the Lease Indenture Trustee in the Collateral identified in the Loan Financing Statement, excluding purchase money security interests under Section 9-312 of the Delaware UCC and temporarily perfected security interests in proceeds under Section 9-306 of the Delaware UCC.

               The opinions expressed in paragraphs 5 and 6 above regarding the enforceability of the LLC Agreement are subject to the effect upon the LLC Agreement of (i) bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, moratorium, receivership, reorganization, liquidation and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law) (iii) standards of good faith, fair dealing, course of dealing, course of performance, materiality, and reasonableness that may be applied by a court, considerations of public policy, and the exercise of judicial discretion, and (iv) applicable public policy with respect to the enforceability of provisions relating to indemnification or contribution. In rendering the opinions expressed in paragraphs 5 and 6 above with respect to the enforceability of the LLC Agreement, we express no opinion (i) concerning the right or power of a member of the Owner Lessor to apply to or petition a court to decree a dissolution of the Owner Lessor pursuant to Section 18-802 of the LLC Act, or (ii) with respect to provisions of the LLC Agreement that apply to a Person that is not a party to the LLC Agreement.

               The opinions expressed in paragraphs 10 and 11 above are subject to the effect upon the LLC Agreement of principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), but the opinion regarding enforceability expressed in paragraph 10 above is not subject to the matters set forth in the first clause (i) of the preceding paragraph.

                                          MORRIS, JAMES, HITCHENS & WILLIAMS LLP


To Each of the Parties
Listed on Schedule A
August 24, 2000
Page 8


              We have assumed that (i) the Collateral is reasonably identified (within the meaning of Section 9-110 of the Delaware UCC) in both the Lease Indenture and the Loan Financing Statement such that the identity thereof is objectively determinable; (ii) none of the Collateral is of a type described in
Section 9-401(1)(a) of the Delaware UCC; (iii) none of the Collateral is goods that are to become fixtures (within the meaning of Section 9-313 of the Delaware
UCC); (iv) the Lease Indenture Trustee's name and address are accurately stated in the Financing Statement and the stated address is an address of the Lease Indenture Trustee from which information concerning the security interest to be perfected thereby may be obtained; and (v) the name and address of the Owner Lessor are accurately stated in the Loan Financing Statement and the stated address is a valid and current mailing address for the Owner Lessor.

              The opinion in paragraph 12 above regarding priority of the Lease Indenture Trustee's security interest in the Collateral (i) is based solely on the Search Results, and (ii) is subject to (a) bankruptcy, insolvency, moratorium, reorganization, receivership, fraudulent conveyance, preferential transfer, liquidation, and similar laws relating to or affecting rights and remedies of creditors generally, and (b) principles of equity, including, without limitation, applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law). We have assumed the completeness and accuracy of the Search Results and that no financing statement, amendment, or termination statement, other than the Financing Statement, listing the Owner Lessor as debtor and describing any portion of the Collateral, has been filed with the Secretary of State at or since the Effective Time. We have further assumed that there exists no lien or security interest in the Collateral that is not disclosed in the Search Results.

              We express no opinion as to the perfection of any security interest in (i) collateral other than Collateral, and (ii) proceeds except for identifiable proceeds, subject, however, to the limitations of Section 9-306 of the Delaware UCC, and we express no opinion as to the priority of any security interest in (i) Collateral other than Collateral owned by the Owner Lessor on the date hereof, and (ii) proceeds expect for identifiable proceeds subject, however, to the limitation of Section 9-306 of the Delaware UCC.

              We understand that you will rely as to matters of Delaware law upon this opinion in connection with the formation of the Owner Lessor and the transactions contemplated by the Operative Documents. In addition, any permitted successors and assigns of the parties to the Operative Documents and any rating agency may rely as to matters of

                                          MORRIS, JAMES, HITCHENS & WILLIAMS LLP


To Each of the Parties
Listed on Schedule A
August 24, 2000
Page 9


Delaware law upon this opinion in connection with the matters set forth herein, subject to the understanding that the opinions rendered herein are given on and as of the date hereof and such opinions are rendered only with respect to facts existing on the date hereof and laws, rules and regulations thereunder in effect as of such date. In connection with the foregoing, we hereby consent to your, your permitted successors and assigns and any rating agency relying as to matters of Delaware law upon this opinion. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, and other person or entity for any purpose.


                                      Very truly yours,

                                      /s/ MORRIS, JAMES, HITCHENS & WILLIAMS LLP

MML/pab

                                          MORRIS, JAMES, HITCHENS & WILLIAMS LLP


                                   SCHEDULE A


Reliant Energy Mid-Atlantic Power Holdings, LLC
1111 Louisiana
Houston, Texas 77002

Conemaugh Lessor Genco LLC
c/o Wilmington Trust Company
     as Manager of Conemaugh Lessor Genco LLC
     Rodney Square North
     1100 North Market Street
     Wilmington, DE 19890-0001
     Attention: Corporate Trust Administration

Wilmington Trust Company
     individually and
     as Lessor Manager
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-0001
Attention: Corporate Trust Administration

PSEGR Conemaugh Generation, LLC
c/o PSEG Resources Inc.
80 Park Plaza, Suite T-22
Newark, NJ 07101

PSEG Resources Inc.
80 Park Plaza, Suite T-22
Newark, NJ 07101

Bankers Trust Company,
     individually, as Indenture Lease Trustee and as Pass Through Trustee
4 Albany St., 7th Floor, MS 50701
New York, NY 10006

Chase Securities Inc.
Bank of America Securities LLC
Salomon Smith Barney Inc.
ABN AMRO Incorporated
Bank One Capital Markets, Inc.
     c/o Chase Securities Inc.
     270 Park Ave.
     New York, NY 10017

                                          MORRIS, JAMES, HITCHENS & WILLIAMS LLP

To Each of the Parties
Listed on Schedule A
August 24, 2000
Page 11


Standard & Poor's Ratings Services
26 Broadway
15th Floor
New York, NY 10004-1010

Moody's Investors Service, Inc.
99 Church Street
New York, NY 10007

              [MORRIS, JAMES, HITCHENS & WILLIAMS LLP LETTERHEAD]


                                August 24, 2000




To Each of the Parties Listed
  On Schedule A Attached Hereto

               Re: Conemaugh Lessor Genco LLC

Ladies and Gentlemen:

          We have acted as special Delaware counsel to Conemaugh Lessor Genco LLC, a Delaware limited liability company (the "Company"), solely for the purpose of delivering this opinion letter in connection with the matters set forth herein. This opinion letter is being furnished to you at the request of the Company. Reference in this letter to any document means such document as in effect on the date hereof.

          For purposes of this letter, our review of documents has been limited to the review of originals or copies furnished to us of the following documents:

          (a) The Certificate of Formation of the Company, dated and filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on June 7, 2000;

          (b) The Management and Operating Agreement of the Company, dated as of August 17, 2000 (the "Agreement"), entered into by and between PSEGR Conemaugh Generation, LLC, as the sole member of the Company, and Wilmington Trust Company, as Lessor Manager; and

          (c) A Certificate of Good Standing for the Company, dated the date hereof, obtained from the Secretary of State.

          Capitalized terms used herein and not otherwise defined are used as defined in the Agreement.

                                          MORRIS, JAMES, HITCHENS & WILLIAMS LLP

To Each of the Parties Listed
On Schedule A Attached Hereto
August 24, 2000
Page 2


          You have requested our opinion as to whether a federal bankruptcy court would hold that Delaware law, and not federal law, would govern the determination of what persons or entities have authority to file a voluntary bankruptcy petition on behalf of the Company.

          You have agreed that this opinion relates solely to the law governing the determination of what persons or entities have authority to file a voluntary bankruptcy petition on behalf of the Company. You have also agreed that we are expressing no other opinion herein with respect to the transactions involving the Company or the characterization of any of the transactions contemplated by the parties to such transactions or any other matter.

          With respect to the opinion set forth herein, we note that the questions raised thereby ordinarily would be determined only through a litigated proceeding. The outcome of any such court proceeding depends in large part upon the facts and circumstances, as they would be developed in such proceeding.

          For purposes of this opinion, we have not reviewed any documents other than the documents listed above, and we have assumed that there exists no provision in any document not reviewed by us that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

          With respect to all documents examined by us, we have assumed that
(i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies conform with the original of those documents.

          For purposes of this opinion, we have assumed (i) the due creation, due formation or due organization, as the case may be, and valid existence in good standing of the Company and of each party to the documents examined by us under the laws of the jurisdiction governing its creation, formation or organization and the legal capacity of natural persons who are signatories to the documents examined by us, (ii) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (iii) that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents, and (iv) that each of the documents examined by us is enforceable against the parties who are signatories thereto in accordance with their respective terms. In addition, we have assumed, for all times relevant to the opinion expressed herein, that neither the Agreement nor the Company shall have been terminated or dissolved and the Certificate shall not have been cancelled pursuant to Article IX of the Agreement.

          Based upon the foregoing and upon our examination of such questions of law and statutes as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that a federal

To Each of the Parties Listed             MORRIS, JAMES, HITCHENS & WILLIAMS LLP
  On Schedule A Attached Hereto
August 24, 2000
Page 3


bankruptcy court would hold that Delaware law, and not federal law, governs the determination of what persons or entities have authority to file a voluntary bankruptcy petition on behalf of the Company. Our opinion is based on the assumption that in any case in which this question is considered, the question will be competently briefed and argued. Our opinion is reasoned and also presumes that any decision rendered will be based on existing legal precedents, including those discussed below.

          We are not aware of any case directly deciding the issue of what persons or entities have authority to file a voluntary bankruptcy petition for a limited liability company (an "LLC"). However, one court, in dicta, has stated that this issue is governed by state law and a limited liability company agreement (an "LLC Agreement").(1) Due to the lack of definitive authority addressing the issue, we have considered authorities ruling on the appropriate authority to file a voluntary bankruptcy petition on behalf of a corporation and a partnership.

          Courts have noted that LLCs share certain common characteristics of corporations and partnerships.(2) We believe, however, that drawing an analogy between an LLC and a corporation, for purposes of determining the authority to file a voluntary bankruptcy petition, is more appropriate that an LLC/partnership analogy. We believe this because, inter alia, the following characteristics of an LLC are similar to corporate characteristics: (i) like a corporation's shareholders, officers, and directors, LLC members and managers do not have liability for an LLC's debts, and (ii) like a corporation with perpetual existence, an LLC's existence under Delaware law as applicable to the Company does not terminate upon the bankruptcy or insolvency of any member.(3) Due to these similarities, the rules of law concerning the authority to file a voluntary bankruptcy petition on behalf of a corporation should be persuasive in determining the authority to file a voluntary bankruptcy petition for an LLC.

          The proposition that applicable state law, and not federal law, governs the determination of what persons or entities have authority to file a voluntary bankruptcy petition on

------------
     (1) See In re DeLuca, 194 B.R. 79, 87 n.12 (Bankr. E.D. Va. 1996) ("DeLuca II" (stating that the manager of the LLC had no authority to file a voluntary bankruptcy petition for the LLC because "it is clear that the decision to file a chapter 11 petition was a 'major decision' [as defined in the LLC's operating agreement] that required the vote of the members....") (citing In re Old Grind
Co., 99 B.R. 317 (Bankr. W.D. Va. 1989), which held that state law gave no authority to a president to file Chapter 11 on behalf of a corporation); see also In re DeLuca, 194 B.R. 65, 79 (Bankr. E.D. Va. 1996) ("DeLuca I").

     (2) See, e.g., DeLuca I, at 74; DeLuca II, at 86; In re Daugherty Constr., Inc., 188 B.R. 607, 610 (Bankr. D. Neb. 1995).

     (3) See Opinion of Morris, James, Hitchens & Williams LLP, dated the date hereof, regarding the enforceability of the Agreement.

                                          MORRIS, JAMES, HITCHENS & WILLIAMS LLP
To Each of the Parties Listed
 On Schedule A Attached Hereto
August 24, 2000
Page 4


behalf of a corporation is well settled.(4) Due to the similarities between a corporation and an LLC and the rule of law established in the above-cited cases, the authority to file a voluntary petition for bankruptcy on behalf of an LLC should be determined in accordance with state law.

          Moreover, the Chancery Court of Delaware has, in dicta, made statements in a corporate context that provide useful insight by analogy into the enforceability of an LLC Agreement's voting provisions concerning the LLC's ability to voluntarily file a bankruptcy petition.(5) The dicta statements in Prosser v. Betty Brooks, Inc. suggest that, at least in the corporate context, a provision in the organizational documents that requires prior approval by certain persons in order to initiate a bankruptcy or similar proceeding is binding.(6) Due to the similarities discussed above between an LLC and a corporation, voting provisions in an LLC Agreement concerning the authority to file for bankruptcy on behalf of an LLC can be viewed as analogous to agreements among shareholders embodied in shareholders' agreements. Thus, such voting provisions in an LLC Agreement should be binding on an LLC.

------------

     (4) See Price v. Gurney, 324 U.S. 100, 106-07 (1945)("The District Court in passing on petitions filed by corporations under Chapter X must of course determine whether they are filed by those who have authority so to act. In absence of federal incorporation, that authority finds its source in local law." Also, "nowhere is there any indication that Congress bestowed on the bankruptcy court jurisdiction to determine that those who in fact do not have the authority to speak for the corporation as a matter of local law are entitled to be given such authority and therefore should be empowered to file a petition on behalf of the corporation.")(emphasis added). See also Keenihan v. Heritage Press, Inc., 19 F.3d 1255, 1258 (8th Cir. 1994); In re Quarter Moon Livestock Co., 116 B.R. 775, 778 (Bankr. D. Idaho 1990); In re Bel-Aire Invs., Inc., 97 B.R. 88, 89 (Bankr. M.D. Fla. 1989); In re Giggles Restaurant, Inc., 103 B.R. 549, 553 (Bankr. D.N.J. 1989); In re Nyack Autopartstores Holding Co., 98 B.R. 659, 663 (Bankr. S.D.N.Y. 1989); In re Markus Enters., Inc., 91 B.R. 459, 460 (M.D. Tenn. 1988); In re Minor Emergency Ctr. of Tamarac, Inc., 45 B.R. 310, 311 (Bankr. S.D. Fla. 1985); In re The Hawaii Times Ltd., 53 B.R. 560, 561 (Bankr. D. Haw. 1985); In re Crescent Beach Inn, Inc., 22 B.R. 155, 157 (Bankr. D. Me. 1982); In re Autumn Press, Inc., 20 B.R. 60, 61 (Bankr. D. Mass. 1982).

     (5) See Prosser v. Betty Brooks, Inc., C.A. No. 7938, 1985 WL 11577, at *2 (Del. Ch. July 25, 1985) ("[I]n passing on a voluntary petition for bankruptcy of a corporation the Federal Court must determine whether the petition was filed by those who had authority to act and has no alternative but to dismiss the petition if they are found to have been without authority . . . . The
Bankruptcy Court . . . . undoubtedly could grant a request by plaintiffs to dismiss the bankruptcy petition if it found that the action had not been properly authorized on behalf of the corporation because the directors failed to abstain from consideration of the matter if they were required to do so by the [shareholder agreement].").

     (6) Id.

                                          MORRIS, JAMES, HITCHENS & WILLIAMS LLP

To Each of the Parties Listed
 On Schedule A Attached Hereto
August 24, 2000
Page 5

          There is also a body of partnership law governing the determination of what persons or entities have authority to file a voluntary bankruptcy petition on behalf of a partnership. This body of law includes the following: (1) Federal Rule of Bankruptcy Procedure 1004(a), which provides that a "voluntary petition may be filed on behalf of the partnership by one or more general partners if all general partners consent to [the filing of] the petition," and (2) case law.(7)

          Although bankruptcy courts look to state law to evaluate the authority of the individual or entity filing a voluntary petition on behalf of a partnership, Bankruptcy Rule 1004(a) would allow the bankruptcy court to override any state law provisions, or, in particular, provisions in a partnership agreement, that may be in conflict with, and undermine the express language and

------------

          (7) See In re Phillips, 966 F.2d 926, 930 (5th Cir. 1992) ("[W]e must consider whether [the general partner] who files a voluntary petition for Chapter 11 protection is 'bankrupt' within the meaning of Texas partnership law," thereby depriving that general partner of the right to act on behalf of the subject partnership); Id. at 934 ("Without further direction from Congress, we will continue to look to state law to determine which people have authority to seek federal bankruptcy protection on behalf of state-created business entities."); In re Hunters Horn Assocs., 158 B.R. 729, 730 (Bankr. M.D. Tenn.
1993); Jolly v. Pittore, 170 B.R., 793, 797 (S.D.N.Y. 1994); In re Cloverleaf Properties, 78 B.R. 242, 244 (9th Cir. 1987) ("Although a general partner may ordinarily bind a partnership without the consent of the other general partners, in bankruptcy this rule is reversed.") (citation omitted); see also In re Memphis-Friday's Assocs., 88 B.R. 821, 824 (Bankr. W.D. Tenn. 1988) (managing general partner alone cannot file voluntary petition for bankruptcy on behalf of partnership); In re Bel Air Assocs., Ltd., 4 B.R. 168, 171 (Bankr. W.D. Okla.
1980) (general partner can file petition for voluntary bankruptcy for partnership where he was the sole general partner). Rule 1004(a) should be interpreted as a specific restriction governing the authority to file a voluntary petition for bankruptcy on behalf of a partnership. However, the broad grant of authority to file a voluntary petition for bankruptcy on behalf of a partnership is still governed by state law. See In re Phillips, 966 F.2d at 933-34 ("[W]hen rule 1004(a) employs the term 'general partner,' it...imports all authority limitations with the definition of 'general partner' from state law...rule 1004(a), by itself, cannot augment the authority of what states define as 'general partners.'"); In re Monterey Equities-Hillside; 73 B.R. 749, 752 (Bankr. N.D. Cal. 1987) (state-appointed receiver of the partnership had authority under state law to commence a bankruptcy case, but such authority was restricted by Rule 1004(a), which required the consent of all general partners before a voluntary petition was allowed). Furthermore, some courts have held that a pre-petition agreement which has all partners granting an entity or person the authority to file a voluntary bankruptcy petition on behalf of a partnership is binding. In re Channel 64 Joint Venture, 61 B.R. 255, 257 (Bankr. S.D. Ohio 1986) (a "management committee" had authority to file a voluntary bankruptcy petition on behalf of a partnership because all partners granted the committee such authority in a pre-petition agreement); In re Brookhollow Assocs., 575 F.2d 1003, 1007-8 (1st Cir. 1978) (partner with 80 percent voting share had authority to file voluntary bankruptcy petition on behalf of partnership because partnership agreement provided that all decisions related to dissolutions of the partnership could be made by a majority voting interest).

                                          MORRIS, JAMES, HITCHENS & WILLIAMS LLP

To Each of the Parties
Listed on Schedule A Attached Hereto
August 24, 2000
Page 6

objective of, Bankruptcy Rule 1004(a). For example, a partnership agreement that requires the consent of the limited partners of a partnership to the filing of a voluntary petition on behalf of the partnership might be disregarded if a petition was filed by all general partners of the partnership pursuant to Bankruptcy Rule 1004(a). See, e.g., In re Phillips, 966 F.2d at 933-34; In re Map 1978 Drilling Partnership, 95 B.R. 432 (Bankr. N.D. Tex. 1989); In re Bel Air Assocs., Ltd., 4 B.R. 168, 171 (Bankr. W.D. Okla. 1980)(although the subject partnership agreement provided for the dissolution for the subject partnership at the sole discretion of the general partner, "even if this were not the case, there is adequate legal basis for the proposition that a petition in bankruptcy need not be approved by the [partnership's] Limited Partners," citing Bankruptcy Rule 1004(a)'s predecessor Rule 105).

          If an LLC is treated by a bankruptcy court as a partnership and an entity or individual were to seek to file a voluntary petition on behalf of the LLC pursuant to Bankruptcy Rule 1004(a), a bankruptcy court might disregard provisions in the LLC Agreements that run counter to Bankruptcy Rule 1004(a). In this instance, however, a bankruptcy court nevertheless should look to applicable non-bankruptcy law to ascertain if the entity or individual seeking to file a petition under 1004(a) is the legal equivalent of a general partner under applicable non-bankruptcy law. Recognizing the absence of general liability in an LLC setting raises a question concerning whether in an LLC context anyone is the legal equivalent of a general partner and serves to highlight the more likely relevancy of corporate, as opposed to partnership, analogies in connection with the question under discussion.

          We have considered whether issues concerning preemption should be relevant to our analysis in determining the appropriate authority to file a voluntary bankruptcy petition on behalf of an LLC, and have concluded, for the reasons discussed below, that preemption issues should not affect the foregoing analysis.

          In general, the Supremacy Clause of the United States Constitution provides that all federal laws "shall be the supreme law of the land" and shall preempt enforcement of any conflicting sate law. The Supreme Court of the United States has held that state law may be preempted by federal law in several different ways. First, federal law may preempt state law when Congress has expressly stated its intention to preempt state law in statutes.(8) Second, federal law may preempt state law when the scheme of federal regulation is sufficiently comprehensive to make reasonable the inference that Congress "left no room" for supplementary state law.(9) Third, in circumstances where Congress has not completely displaced state regulation, federal law may preempt state law when state law actually conflicts with federal law.(10) Such a conflict occurs either because (i)

------------

     (8) See California Fed. Sav. and Loan Ass'n. v. Guerra, 479 u.S. 272, 280
         (1987).

     (9) Id. At 280-81.

                                          MORRIS, JAMES, HITCHENS & WILLIAMS LLP

To Each of the Parties Listed
On Schedule A Attached Hereto
August 24, 2000
Page 7


compliance with both the federal and state regulations is impossible or (ii) the state law stands as an obstacle to the accomplishment and execution of the purposes and objectives of Congress.(11)

          Applying these standards to the issue covered by this opinion letter, we believe that federal law should not preempt state law concerning the authority to file a voluntary bankruptcy petition on behalf of an LLC. First, Congress has not expressly stated its intention to preempt state law on the issue of the authority to file a voluntary bankruptcy petition on behalf of an LLC. Indeed, Title 11 of the United States Code, 11 U.S.C. sections 101, et seq. (the "Bankruptcy Code"), is silent on who might be granted such authority on behalf of an LLC.

          Second, federal law is not so comprehensive as to infer that Congress intended to preempt state law concerning the authority to file voluntary bankruptcy petitions. As the above cases pertaining to corporations and partnerships indicate, federal law has "left room" for state law to govern on the appropriate authority to file voluntary bankruptcy petitions.

          Third, compliance with both federal and state law should not be impossible and state law should not stand as an obstacle to the accomplishment of the purposes and objectives of Congress. Compliance with federal and state law may be impossible when "ipso facto" clauses within the state limited liability company statute and an LLC Agreement conflict with the Bankruptcy Code and, thus, make those clauses unenforceable.(12) Furthermore, the court in In re Map 1978 Drilling Partnership determined that a partnership agreement, valid under state law, created a conflict with the Bankruptcy Code and, therefore, provisions in the partnership agreement in conflict with the Bankruptcy Code were invalid.(13) In that case, the court decided that the federal standard, requiring that two-thirds of those persons actually voting allowed interests for a Chapter 11 reorganization plan involving the sale of substantially all the assets of the partnership agree for the plan to be approved, conflicted with the partnership agreement, which required an outright majority

--------------------------------------------------------------------------------

     (10) Id. See also CTS Corp. v. Dynamics Corp. of Am., 481 U.S. 69, 79
(1987); Silkwood v. Kerr-McGee Corp., 464 U.S. 238, 248 (1984); In re Phillips, 966 F.2d at 933 (quoting Guerra, 479 U.S. at 280-81 (1987)).

     (11) Id.

     (12) See Daugherty, 188 B.R. at 614; see also Summit Inv. and Dev. Corp v. LeRoux, C.A. Nos. 94-11251-DPW & 94-11252-DPW, 1995 WL 447800, at *12 (D. Mass.
1994), aff'd, 69 F.3d 608 (1st Cir. 1995) ("ipso facto" provisions within state partnership law and partnership agreement were preempted by the Bankruptcy Code, which invalidates such laws). Cf, DeLuca I, 194 B.R. at 77-78 ("ipso facto" provisions within limited liability company operating agreement were enforceable); DeLuca II, 194 B.R. at 91-92 (same).

     (13) In re Map 1978 Drilling Partnership, 95 B.R. 432.

                                          MORRIS, JAMES, HITCHENS & WILLIAMS LLP

To Each of the Parties
Listed on Schedule A Hereto
August 24, 2000
Page 8


of limited partners approval to effect such a sale.(14) In reaching this conclusion, the court explained that "federal law pre-empts state law in determining how votes will be counted for the approval of a plan."(15)

          State law would stand as an obstacle to the accomplishment of the purposes and objectives of Congress to the extent, for example, that the state law imposed restrictions on the filing of bankruptcy petitions and enforced waivers on the benefits guaranteed to debtors under the Bankruptcy Code.(16)

          This third instance of preemption should not be relevant in the context of this opinion letter. With respect to the appropriate authority to file a voluntary bankruptcy petition on behalf of an LLC, we do not perceive a conflict between the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq. (the "Act"), or the Agreement and federal law. The voting provision of the Agreement dealing with who has authority to file a voluntary bankruptcy petition on behalf of the Company is not an "ipso facto" type provision and does not specify voting percentages that are at odds with specific provisions of the Bankruptcy Code.

          We do not perceive a conflict between the Act or provisions of the Agreement and the Bankruptcy Code pertaining to the authority to file a voluntary bankruptcy petition on behalf of the Company such that enforcing the Act or the Agreement would be an obstacle to executing the purposes and objectives of the Bankruptcy Code. One objective of the Bankruptcy Code is to protect creditors from a debtor's filing an "abusive" bankruptcy petition. The Agreement requires that the Lessor Manager consent to any voluntary bankruptcy petition on behalf of the Company. The filing provisions within the Agreement guard against an "abusive" filing by the Company, and therefore are in harmony with the Bankruptcy Code.

          Accordingly, we believe that a federal bankruptcy court would hold that Delaware law, and not federal law, governs the determination of what persons or entities have authority to file a voluntary bankruptcy petition on behalf of the Company.

------------

     (14) Id. at 435.

     (15) Id. at 436.

     (16) See e.g. Perez v. Campbell, 402 U.S. 637, 648-49 (1971) (state law was preempted because state statute stood as obstacle in effecting purposes of Bankruptcy Code to provide debtor "'a new opportunity in life and a clear field for future effort, unhampered by the pressure and discouragement of pre-existing debt'") (citations omitted); In re Tru Block Concrete Prods., Inc. 27 B.R. 486, 492 (Bankr. S.D. Cal. 1983) (provisions in pre-petition agreement providing for automatic dismissal of debtor's petition for bankruptcy under Bankruptcy Code was void); In re George, 15 B.R. 247, 248 (Bankr. N.D. Ohio
1981) (clause in pre-petition agreement waiving debtor's rights to discharge under the Bankruptcy Code was unenforceable).

                                          MORRIS, JAMES, HITCHENS & WILLIAMS LLP

To Each of the Parties Listed
 On Schedule A Attached Hereto
August 24, 2000
Page 9


          We are attorneys admitted to practice in the State of Delaware. The opinion expressed here is not a guaranty as to what any particular federal bankruptcy court would actually hold, but a reasoned opinion as to the decision a federal bankruptcy court would reach if the issues are properly presented to it and the federal bankruptcy court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In this regard, we note that legal opinions on bankruptcy law matters unavoidably have inherent limitations that generally do not exist in respect of other issues on which opinions to third parties are typically given. These inherent limitations exist primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. The recipients of this opinion should take these limitations into account in analyzing the bankruptcy risks associated with the transactions described herein. We do not assume any continuing obligation or responsibility to advise you of any changes in law, or any change in circumstances of which we become aware, which may affect the opinion contained herein or to update, revise or supplement this opinion for any other reason.

          We understand that you will rely as to matters of federal law upon this opinion in connection with the formation of the Company. In connection with the foregoing, we hereby also consent to your successors' and assigns' relying as to matters of federal law upon this opinion. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.


                                      Very truly yours,


                                      /s/ Morris, James, Hitchens & Williams LLP


MML/SMM

                                          MORRIS, JAMES, HITCHENS & WILLIAMS LLP


                                   SCHEDULE A

Moody's Investors Service, Inc.

Standard & Poor's Ratings Services, a division of the McGraw Hill Companies

                                                                      EXHIBIT I
                                                                             TO
                                                                  PARTICIPATION
                                                                      AGREEMENT




                                    FORM OF
                            OPINION OF WHITE & CASE
                    (COUNSEL TO THE LEASE INDENTURE TRUSTEE)










                                    EXH. I-1

            [WHITE & CASE LIMITED LIABILITY PARTNERSHIP LETTERHEAD]


August 24, 2000


To Each of the Parties Listed on
Schedule A Attached Hereto


Re:  Leveraged Lease Financing for Reliant Energy Mid-Atlantic Power Holdings
     LLC
--------------------------------------------------------------------------------

Ladies and Gentlemen:

            We have acted as counsel to Bankers Trust Company, a New York banking corporation a lease indenture trustee (the "Lease Indenture Trustee") in connection with the transactions contemplated by the Participation Agreement, dated as of August 24, 2000 (the "Participation Agreement"), among Reliant Energy Mid-Atlantic Power Holdings, LLC, as facility lessee ("REMA"), Conemaugh Lessor Genco LLC, as owner lessor (the "Owner Lessor"), Wilmington Trust Company, as manager of the owner lessor (the "Lessor Manager"), PSEGR Conemaugh Generation, LLC, as owner participant (the "Owner Participant"), Bankers Trust Company, as pass through trustee (the "Pass Through Trustee") and the Lease Indenture Trustee.

            Capitalized terms used in this opinion and not otherwise defined herein shall have the meaning specified in Appendix A to the participation Agreement. This opinion is furnished to you pursuant to Section 4.1(r) of the Participation Agreement.

            In connection with the rendering of this opinion, we have examined executed originals or copies of the following (collectively, the "Operative Documents"):

     (i)    the Participation Agreement

     (ii) Lease Indenture of Trust, Mortgage and Security Agreement dated as of August 24, 2000 between the Owner lessor and the Lease Indenture Trustee (the "Lease Indenture");

     (iii)  the Lease A Notes;

     (iv)   the Lease B Notes; and

[WHITE & CASE LETTERHEAD]

To Each of the Parties Listed on
Schedule A Attached hereto
Page 2

     (v) Lease C Notes; (together with the Lease A Notes and the Lease B Notes, the "Lessor Notes").

            In rendering this opinion letter, we have examined the documents described above and such other documents as we have deemed necessary including where we have deemed appropriate, representations or certifications of officers or parties thereto or public officials.

            Based on the foregoing, and subject to the qualification set forth herein, and with due regard to legal considerations we deem relevant, we are of the opinion that:

            1. The Lease Indenture Trustee has been duly incorporated and is validly existing and in good standing as a banking corporation under the law of the State of New York, with full power and authority to execute and deliver the Lease Indenture and the Participation Agreement; authenticate the Lessor Notes and perform its respective obligations thereunder.

            2. No consent, approval, authorization or order of or filing, registration or qualification with, giving of notice to or other taking of the action by or in respect of any federal or New York state Governmental Entity is required for the execution, delivery or performance by the Lease Indenture Trustee of the Lease Indenture and the Participation Agreement or the execution, issuance and authentication by the Lease Indenture Trustee of the Lessor Notes, except such as have been given, achieved or accomplished or are in full force and effect.

            3. The execution and delivery of the Lease Indenture and the Participation Agreement and the authentication of the Lessor Notes by the Lease Indenture Trustee and the performance by the Lease Indenture Trustee of the terms thereof do not conflict with or result in a violation of (A) any federal or State of New York Applicable Law governing the banking or trust powers of the Lease Indenture Trustee or (B) the charter documents or by-laws of the Lease Indenture Trustee.

            4. The Lease Indenture and the Participation Agreement have been duly authorized, executed and delivered by the Lease Indenture Trustee and constitute the legal, valid and binding agreement of the Lease Indenture Trustee, enforceable against the Lease Indenture Trustee in accordance with their terms.


            5. The Lessor Notes have been duly authenticated by the Lease Indenture Trustee in accordance with the Lease Indenture.

            Our opinion that any document is valid, binding or enforceable in accordance with its terms is subject to: (a) limitations imposed by bankruptcy, insolvency, receivership, conservatorship, reorganization, fraudulent conveyance, arrangement, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally; (b) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

WHITE & CASE
LIMITED LIABILITY PARTNERSHIP

To Each of the Parties Listed on
Schedule A Attached Hereto
Page 3


and (c) rights to indemnification which may be limited by applicable law or equitable principles or otherwise unenforceable as against public policy.

            We are members of the Bar of the State of New York and, for purposes of this opinion, do not hold ourselves out as experts on the laws of any jurisdictions other than the State of New York and the United States; and this opinion is limited to the law of the State of New York and the federal law of the United States.

            This opinion is solely for the benefit of those persons listed on the attached schedule and their successors and permitted assignees in connection with the transaction covered by the first paragraph of this letter and may not be relied upon or used by any other person or for any other purpose without our prior written consent.


                                             Very truly yours,



                                             White & Case LLP


RLC:ew

                                   SCHEDULE A


Reliant Energy Mid-Atlantic Power Holdings, LLC
1111 Louisiana
Houston, Texas 77002

Conemaugh Lessor Genco LLC
     c/o Wilmington Trust Company
     as Manager of Conemaugh Lessor Genco LLC
     Rodney Square North
     1100 North Market Street
     Wilmington, DE 19892-0001

PSEG Resources Inc. and
PSEGR Conemaugh Generation, LLC
     c/o PSEG Resources Inc.
     80 Park Plaza, Suite T-22
     Newark, New Jersey 07101

Bankers Trust Company
     individually, as Indenture Lease Trustee and as Pass Through Trustee
     4 Albany St., 7th Floor, MS 50701
     New York, NY 10006

Chase Securities Inc.
Bank of America Securities LLC
Salomon Smith Barney Inc.
ABN AMRO Incorporated
Bank One Capital Markets, Inc.
     c/o Chase Securities Inc.
     270 Park Ave.
     New York, New York 10017

Standard & Poor's Ratings Services
26 Broadway
15th Floor
New York, NY 10004-1010

Moody's Investors Service, Inc.
99 Church Street
New York, New York 10007

                                                                      EXHIBIT J
                                                                             TO
                                                                  PARTICIPATION
                                                                      AGREEMENT




                                    FORM OF
                            OPINION OF WHITE & CASE
                     (COUNSEL TO THE PASS THROUGH TRUSTEE)




                                    EXH. J-1

            [WHITE & CASE LIMITED LIABILITY PARTNERSHIP LETTERHEAD]


August 24, 2000


To Each of the Parties Listed
on Schedule A Attached Hereto

Re: Leveraged Lease Financing for Reliant Energy Mid-Atlantic Power
     Holdings, LLC
--------------------------------------------------------------------------------

Ladies and Gentlemen:

            We have acted as counsel to Bankers Trust Company, a New York banking corporation, as pass through trustee (the "Pass Through Trustee") in connection with the transactions contemplated by the Participation Agreement, dated as of August 24, 2000 (the "Participation Agreement"), among Reliant Energy Mid-Atlantic Power Holdings, LLC, as facility lessee ("REMA"), Conemaugh Lessor Genco LLC, as owner lessor (the "Owner Lessor"), Wilmington Trust Company as manager of the Owner Lessor (the "Lessor Manager"), PSEGR Conemaugh Generation, LLC, as owner participant (the "Owner Participant"), the Pass Through Trustee and Bankers Trust Company as lease indenture trustee (the "Lease Indenture Trustee").

            Capitalized terms used in this opinion and not otherwise defined herein shall have the meanings specified in Appendix A to the Participation Agreement. This opinion is furnished to you pursuant to Section 4.1(r) of the Participation Agreement.

            In connection with the rendering of this opinion, we have examined executed originals or copies of the following documents (collectively, the "Operative Documents"):

     (i)    the Participation Agreement;

     (ii)   the Series A Pass Through Agreement;

     (iii)  the Series B Pass Through Agreement;

WHITE & CASE
LIMITED LIABILITY PARTNERSHIP
To Each of the Parties Listed on
Schedule A Attached Hereto
Page 2


     (iv) the Series C Pass Through Agreement (together with the Series A Pass Through Trust Agreement and the Series B Pass Through Trust Agreement, the "Trust Agreements");


     (v) $210,000,000 aggregate principal amount of Series A Pass Through Trust Agreement Certificates due 2005, issued pursuant to the Series A Pass Through Trust Agreement (the "Series A Certificates");

     (vi) $421,000,000 aggregate principal amount of Series B Pass Through Certificates due 2017 issued pursuant to the Series B Pass Through
Trust Agreement (the "Series B Certificates");

     (vii) $220,000,000 aggregate principal amount of Series C Pass Through Certificates due 2026, issued pursuant to the Series C Pass Through Trust Agreement (the "Series C Certificates" and together with the Series A Pass Through Trust Certificates and the Series B Pass Through Trust Certificates, the "Certificates").

           In rendering this opinion letter, we have examined the documents described above and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials.

           Based on the foregoing, and subject to the qualification set forth herein, and with due regard to legal considerations we deem relevant, we are of the opinion that:

           1. The Pass Through Trustee has been duly incorporated and is validly existing and in good standing as a banking corporation under the law of the State of New York, with full power and authority to execute and deliver the Trust Agreements and the Participation Agreement; execute, issue and authenticate the Certificates and perform its respective obligations thereunder.

           2. No consent, approval, authorization or order of or any filing, registration or qualification with, giving of notice to or the taking of other action by or in respect of any federal or New York state Governmental Entity is required for the execution, delivery or performance by the Pass Through Trustee of the Trust Agreements and the Participation Agreement or the execution, issuance and authentication by the Pass Through Trustee of the Certificates, except such consents, approvals, authorizations, orders, filings, registrations, qualifications, notices and other actions as have been given, achieved or accomplished and are in full force and effect.

           3. The execution and delivery of the Trust Agreements and the Participation Agreement and the execution, issuance and authentication of the Certificates by the Pass Through Trustee and the performance by the Pass Through Trustee of the terms thereof do not conflict with or result in a violation of (A) any federal or State of New York Applicable Law governing the banking or trust powers of the Pass Through Trustee or (B) the charter documents or by-laws of the Pass Through Trustee.

WHITE & CASE
LIMITED LIABILITY PARTNERSHIP
To Each of the Parties Listed on
Schedule A Attached Hereto
Page 3

            4. Each of the Trust Agreements and the Participation Agreement has been duly authorized, executed and delivered by the Pass Through Trustee and constitutes the legal, valid and binding agreement of the Pass Through Trustee, enforceable against the Pass Through Trustee in accordance with its terms.

            5. The pass through trusts have been duly created under the Trust Agreements and are validly existing under the laws of the State of New York.

            6. The Certificates have been duly authorized, executed, issued and authenticated by the Pass Through Trustee in accordance with the Trust Agreements and constitute valid and undivided beneficial interests in the pass through trusts created under the Trust Agreements and will be entitled to the benefits provided by the Trust Agreements.

            Our opinion that any document is valid, binding or enforceable in accordance with its terms is subject to: (a) limitations imposed by bankruptcy, insolvency, receivership, conservatorship, reorganization, fraudulent conveyance, arrangement, moratorioum or other laws relating to or affecting the enforcement of creditors' rights generally; (b) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law; and (c) rights to indemnification which may be limited by applicable law or equitable principles or otherwise unenforceable as against public policy.

            We are members of the Bar of the State of New York and, for purposes of this opinion, do not hold ourselves out as experts on the laws of any jurisdictions other than the State of New York and the United States; and this opinion is limited to the law of the State of New York and the federal law of the United States.

            This opinion is solely for the benefit of those persons listed on the attached schedule and their successors and permitted assignees in connection with the transaction covered by the first paragraph of this letter and may not be relied upon or used by any other person or for any other purpose without our prior written consent.

                                        Very truly yours,

                                        White & Case LLP

                                   SCHEDULE A


Reliant Energy Mid-Atlantic Power Holdings, LLC
1111 Louisiana
Houston, Texas 77002


Conemaugh Lessor Genco LLC
     c/o Wilmington Trust Company
     as Manager of Conemaugh Lessor Genco LLC
     Rodney Square North
     1100 North Market Street
     Wilmington, DE 19892-0001


PSEG Resources Inc. and
PSEGR Conemaugh Generation, LLC
     c/o PSEG Resources Inc.
     80 Park Plaza, Suite T-22
     Newark, New Jersey 07101


Bankers Trust Company,
     individually, as Indenture Lease Trustee and as Pass Through Trustee
     4 Albany St., 7th Floor, MS 50701
     New York, NY 10006


Chase Securities Inc.
Bank of America Securities LLC
Salomon Smith Barney Inc.
ABN AMRO Incorporated
Bank One Capital Markets, Inc.
     c/o Chase Securities Inc.
     270 Park Ave.
     New York, New York 10017


Standard & Poor's Ratings Services
26 Broadway
15th Floor
New York, NY 10004-1010

Moody's Investors Service, Inc.
99 Church Street
New York, New York 10007

                                                                      EXHIBIT K
                                                                             TO
                                                                  PARTICIPATION
                                                                      AGREEMENT



                                    FORM OF
                                PARENT GUARANTEE







                                    EXH. K-1

                                  01:588153.1

                                                                      EXHIBIT L
                                                                             TO
                                                                  PARTICIPATION
                                                                      AGREEMENT


                                    FORM OF
                            SUBORDINATION PROVISIONS





                                    EXH. L-1

Subordination.

a) The indebtedness evidenced by this Note and the other obligations described in the definition of "Subordinated Indebtedness" is subordinated and subject in right of payment to the prior payment in full of all Senior Obligations of Facility Lessee. Each holder of this Note, by its acceptance hereof, agrees to and shall be bound by all the provisions hereof.

b) No payment on account of rent, principal, premium or interest on the Subordinated Indebtedness shall be made unless (a) full payment of all amounts then due and payable with respect to Senior Obligations has been made, (b) such payment would be permitted under the Senior Obligations and by the Participation Agreements, (c) each of the applicable conditions, if any, set forth in Section 5.4 of the Participation Agreements has been satisfied and (d) immediately after giving effect to such payment, there shall not exist any Significant Lease Default or Lease Event of Default. Any such payment permitted pursuant to this paragraph is hereinafter referred to as a "Permitted Payment". For the purposes of these provisions, no Senior Obligation shall be deemed to have been paid in full until the obligee of such Senior Obligation shall have indefeasibly received payment in full in cash. Any cash payment on the Senior Obligations made by a Person which is solvent at the time of and after giving effect to such payment shall be presumed to have been indefeasibly paid in full in cash absent actual knowledge by the payor to the contrary.

c) Upon any payment or distribution of assets of Facility Lessee of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of Facility Lessee, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, then and in any such event all amounts (including interest, indemnities and fees) due or to become due upon all Senior Obligations shall first be paid in full before the holders of the Subordinated Indebtedness shall be entitled to retain any assets so paid or distributed in respect of the Subordinated Indebtedness (for principal, premium, interest or otherwise) and upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets of Facility Lessee of any kind or character, whether in cash, property or securities, to which the holders of the Subordinated Indebtedness would be entitled, except as otherwise provided herein, shall be paid by Facility Lessee or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the holders of the Subordinated Indebtedness if received by them, directly to the holders of the Senior Obligations or their representatives for application to such Senior Obligations in accordance with their terms. So long as any Senior Obligation is outstanding, the holder of this Note shall not commence, or join with any



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     creditor other than any Person to whom Senior Obligations are owed, in commencing, or directly or indirectly causing Facility Lessee to commence, or assist Facility Lessee in commencing, any proceeding referred to in the preceding sentence.

d) The holder of this Note hereby irrevocably authorizes and empowers (without imposing any obligation on) each Person to whom any Senior Obligation is owed and such Person's representatives, under the circumstances set forth in the immediately preceding paragraph, to demand, sue for, collect and receive every such payment or distribution described therein and give acquittance therefor, to file claims and proofs of claims in any statutory or nonstatutory proceeding, to vote such Person's ratable share of the full amount of the Subordinated Indebtedness evidenced by this Note in its sole discretion in connection with any resolution, arrangement, plan of reorganization, compromise, settlement or extension and to take all such other action (including the right to participate in any composition of creditors and the right to vote such Person's ratable share of the Subordinated Indebtedness, evidenced by this Note, at creditors' meetings for the election of trustees, acceptances of plans and otherwise), in the name of the holder of the Subordinated Indebtedness evidenced by this Note or otherwise, as such Person's representatives may deem necessary or desirable for the enforcement of the subordination provisions of this Note. The holder of this Note shall execute and deliver to each Person to whom any Senior Obligation is owed and such Person's representatives all such further instruments confirming the foregoing authorization, and all such powers of attorney, proofs of claim, assignments of claim and other instruments, and shall take all such other action as may be reasonably requested by such Person or such Person's representatives in order to enable such holder to enforce all claims upon or in respect of such Person's ratable share of the Subordinated Indebtedness evidenced by this Note; provided, however, that nothing herein shall obligate the holder of this Note to pay or incur any cost, expense or liability or to take any action that may result in the imposition of any cost, expense or liability.

e) The holder of this Note shall not, without the prior written consent of the various Owner Lessors and, so long as the Lien of the various Lease Indentures shall not have been discharged or terminated in accordance with the terms thereof, the Lease Indenture Trustee, have any right to accelerate payment of, or institute any proceedings to enforce, the Subordinated Indebtedness (other than a Permitted Payment) so long as any Senior Obligation is outstanding.


f) If any payment (other than a Permitted Payment) or distribution of assets of Facility Lessee of any kind or character, whether in cash, property or securities, shall be received by the holder of the Subordinated Indebtedness before all Senior Obligations are paid in full, such payment or distribution will be held in trust for the benefit of, and shall be immediately paid over to, the



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     holders of the Senior Obligations or their representatives for application to such Senior Obligations in accordance with their terms.

g) Nothing contained in this Note is intended to or shall impair as between Facility Lessee, its creditors (other than the holders of Senior Obligations) and the holders of the Subordinated Indebtedness, the obligations of Facility Lessee, to pay to the holders of the Subordinated Indebtedness, as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the holders of the Subordinated Indebtedness and creditors of Facility Lessee (other than holders of Senior Obligations).


h) The Persons to whom Senior Obligations are due shall not be prejudiced in their rights to enforce the subordination contained herein in accordance with the terms hereof by any act or failure to act on the part of Facility Lessee.


i) The holder of this Note agrees to execute and deliver such further documents and to do such other acts and things as the Transaction Parties may reasonably request in order fully to effect the purposes of these subordination provisions. Each holder of this Note by its acceptance hereof authorizes and directs the Transaction Parties on its behalf to take such further action as may be necessary to effectuate the subordination as provided herein and appoints the various Lease Indenture Trustees, so long as the Lien of the Lease Indentures shall not have been terminated or discharged in accordance with the terms thereof and thereafter the various Owner Lessors, as its attorney-in-fact for any and all such purposes.


j) The subordination effected by these provisions, and the rights of the Persons to whom Senior Obligations are owed, shall not be affected by (i) any amendment of, or addition or supplement to any Operative Document, or any other document evidencing or securing any Senior Obligation, (ii) any exercise or nonexercise of any right, power or remedy under or in respect of any Operative Document, or any other document evidencing or securing any Senior Obligation or (iii) any waiver, consent, release, indulgence, extension, renewal, modification, delay, or other action, inaction or omission, in respect of, any Operative Document, or any other document evidencing or securing any Senior Obligation, whether or not any holder of any Subordinated Indebtedness shall have had notice or knowledge of any of the foregoing. No failure on the part of any holder of a Senior Obligation to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.


k) The holder of this Note and Facility Lessee each hereby waive promptness, diligence, notice of acceptance and any other notice with respect to any Senior Obligation and these terms of subordination and any



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


     requirement that any Transaction Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right to take any action against Facility Lessee any other Person or any collateral.


l) These terms of subordination shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Senior Obligation is rescinded or must otherwise be returned by the Person to whom such Senior Obligation is owed upon the insolvency, bankruptcy or reorganization of Facility Lessee or otherwise, all as though such payment had not been made.

m) The provisions of these terms of subordination constitute a continuing agreement and shall (i) remain in full force and effect until each of the Facility Leases has been terminated and all amounts owed thereunder have been paid and the Lien of the Lease Indentures has been terminated or discharged in accordance with their terms, (ii) be binding upon the holder of this Note and Facility Lessee and their respective successors, transferees and assignees and (iii) inure to the benefit of, and be enforceable by, the Transaction Parties. Without limiting the generality of the foregoing clause (iii), the Transaction Parties may assign or otherwise transfer all or any portion of their rights and obligations under all or any of the Operative Documents to any other Person (to the extent permitted by the Operative Documents), and such other Person shall thereupon become vested with all the rights in respect thereof granted to the Transaction Parties herein or otherwise.







                                    EXH. L-5